UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Talkspace, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Talkspace, Inc.

622 Third Avenue

New York, New York 10017

April 20, 2026

To Our Stockholders:

You are cordially invited to attend a special meeting of stockholders (such meeting, including any adjournment or postponement thereof, we refer to as the “special meeting”) of Talkspace, Inc., a Delaware corporation (which we refer to as the “Company”, “we”, “us” or “our”), to be held on May 29, 2026 at 9:00 a.m., Eastern time (unless the special meeting is adjourned or postponed). The special meeting will be completely virtual. You will be able to virtually attend and vote at the special meeting by visiting www.proxydocs.com/TALK and using the 12-digit control number included in the proxy materials. For purposes of attendance at the special meeting, all references in the enclosed proxy statement to “present” shall mean virtually present or represented by proxy at the special meeting.

As previously announced, on March 9, 2026, the Company entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) with Universal Health Services, Inc., a Delaware corporation (which we refer to as “UHS”), and UHS Merger Subsidiary, Inc., a Delaware corporation and an indirect wholly owned subsidiary of UHS (which we refer to as “Merger Sub”). Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into the Company (which we refer to as the “merger”), with the Company surviving the merger as an indirect wholly owned subsidiary of UHS (which we refer to as the “surviving corporation”).

If the merger agreement is adopted and the merger is consummated, at the time the merger is consummated (which we refer to as the “effective time”), you will be entitled to receive an amount in cash equal to $5.25 per share, without interest and subject to any required withholding taxes (which we refer to as the “merger consideration”), for each share of common stock, par value $0.0001, of the Company (which we refer to as the “Company common stock”) that you own as of immediately prior to the effective time (other than any shares of Company common stock as to which you properly and validly demand and perfect and have not validly withdrawn appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”) or any shares of Company common stock bearing a legend that such share is subject to forfeiture). If the merger agreement is adopted and the merger is consummated, the Company will become an indirect wholly owned subsidiary of UHS and you will not own shares in the surviving corporation.

In addition, at the effective time, each Company warrant (which we refer to as the “Company warrant”) that is issued and outstanding as of immediately prior to the effective time shall, immediately following the effective time, continue to be outstanding according to its terms; provided that, following the effective time, each Company warrant shall, automatically and without any required action on the part of the holder thereof or any other person, cease to become exercisable for Company common stock and become exercisable solely in exchange for the receipt of the merger consideration with respect to the aggregate number of shares of Company common stock for which such Company warrant was exercisable for immediately prior to the effective time. Pursuant to the Warrant Agreement between Hudson Executive Investment Corp. and Continental Stock Transfer & Trust Company, dated June 8, 2020 (which we refer to as the “warrant agreement”), if a holder properly exercises a Company warrant within 30 days following the Company’s public disclosure of the consummation of the merger in a Current Report on Form 8-K, then the exercise price per share under such Company warrant (which we refer to as the “warrant price”) with respect to such exercise shall be reduced by an amount (in dollars, and in no event less than zero) equal to the difference of (i) the warrant price in effect immediately prior to such reduction minus (ii) (A) the merger consideration minus (B) the Black-Scholes Warrant Value (as defined and determined in accordance with the warrant agreement).

The board of directors of the Company (which we refer to as the “Board”) has carefully reviewed and considered the terms and conditions of the merger agreement, and the transactions contemplated by the merger agreement, including the merger. The Board has unanimously (i) approved (including for the purposes of Section 203 of the DGCL) and declared advisable the merger agreement, the execution, delivery and performance thereof and the consummation of the transactions contemplated thereby, including the merger, (ii) determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, the Company and the Company stockholders, and (iii) directed that the merger agreement be submitted to the Company stockholders entitled to vote thereon and recommended that the Company stockholders vote their shares of Company common stock in favor of the adoption of the merger agreement at the special meeting.

At the special meeting, you will be asked to consider and vote on (i) a proposal to adopt the merger agreement (which we refer to as the “merger agreement proposal”), (ii) a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of the Company in connection with the consummation of the merger (which we refer to as the “advisory compensation proposal”) and (iii) a proposal to approve any adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to adopt the merger agreement (which we refer to as the “adjournment proposal”). The Board recommends you vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, and the transactions contemplated by the merger agreement, including the merger. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the merger agreement, and the other transactions contemplated by the merger agreement, including the merger. We encourage you to carefully read the accompanying proxy statement and copy of the merger agreement attached as Annex A thereto, as they contain important information about, among other things, the merger and how it affects you.

Your vote is important regardless of the number of shares of Company common stock that you own. We cannot complete the merger unless the merger agreement proposal is approved by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon at the special meeting. Whether or not you plan to virtually attend the special meeting, we want to make sure your shares are represented at the special meeting. Please follow the voting instructions provided on the enclosed proxy card to submit your vote by the deadline provided therein. The failure to vote your shares of Company common stock on the merger agreement proposal or abstaining from the merger agreement proposal will have the same effect as a vote “AGAINST” the merger agreement proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares will have the same effect as a vote “AGAINST” the merger agreement proposal.

After reading the accompanying proxy statement, please authorize a proxy to vote your shares of Company common stock by completing, dating, signing and returning your proxy card, grant your proxy electronically over the internet or telephonically as described in the accompanying proxy statement or vote your shares by virtually attending and voting at the special meeting. Instructions regarding the methods of authorizing your proxy are detailed in the section of the accompanying proxy statement entitled “The Special Meeting—Voting Procedures” beginning on page 34. If you virtually attend the special meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold Company common stock through an account with a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares of Company common stock. Your broker, bank or other nominee cannot vote on any of the proposals, including the merger agreement proposal, without your instructions. If you have any questions or need assistance voting, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free: +1 (877) 750-5837 (U.S. and Canada)

               +1 (412) 232-3651 (all other countries)

Brokers and banks may call: +1 (212) 750-5833

On behalf of the Board, thank you for your support.

By Order of the Board of Directors

Sincerely,

Douglas Braunstein

Chairman of the Board

April 20, 2026

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated April 20, 2026, and, together with the enclosed form of proxy card, is first being mailed to the Company stockholders on or about April 20, 2026.

Talkspace, Inc.

622 Third Avenue

New York, New York 10017

April 20, 2026

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2026

Notice is hereby given that a special meeting of stockholders (which meeting, including any adjournment or postponement thereof, we refer to as the “special meeting”) of Talkspace, Inc., a Delaware corporation (which we refer to as the “Company”, “we”, “us” or “our”), will be held on May 29, 2026 at 9:00 a.m., Eastern time (unless the special meeting is adjourned or postponed). The special meeting will be completely virtual. Company stockholders will be able to virtually attend and vote at the special meeting by visiting www.proxydocs.com/TALK. Whether or not you expect to virtually attend the special meeting, please complete, date, sign and return the proxy card, grant your proxy electronically over the internet or telephonically as described in the accompanying proxy statement, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the special meeting. Even if you have voted by proxy, you may still vote if you virtually attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote online during the special meeting, you must obtain a 12-digit control number from such organization (typically found on their voting instruction form). For purposes of attendance at the special meeting, all references in the enclosed proxy statement to “present” shall mean virtually present or represented by proxy at the special meeting. The special meeting will be held for the following purposes:

Items of Business:

1.  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 9, 2026 (which we refer to as the “merger agreement”), by and among the Company, Universal Health Services, Inc., a Delaware corporation (which we refer to as “UHS”), UHS Merger Subsidiary, Inc., a Delaware corporation and an indirect wholly owned subsidiary of UHS (which we refer to as “Merger Sub”), pursuant to which and subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (which we refer to as the “merger”), with the Company continuing as the surviving corporation in the merger as an indirect wholly owned subsidiary of UHS. We refer to this proposal as the “merger agreement proposal”.

2.  To consider and vote on a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger, which proposal we refer to as the “advisory compensation proposal”.

3.  To consider and vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement, which proposal we refer to as the “adjournment proposal”.

Record Date:	Only the Company stockholders of record at the close of business on April 13, 2026, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. At the special meeting and for 10 days prior to the special meeting, the names of Company stockholders entitled to vote at the special meeting will be available for inspection by any Company stockholder, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., Eastern time, at the Company’s principal executive offices located at 622 Third Avenue, New York, New York 10017, by contacting the Corporate Secretary of the Company. In addition, participating Company stockholders who log on to the special meeting using their 12-digit control number will be able to examine the stockholder list during the special meeting by following the instructions provided on the meeting website at www.proxydocs.com/TALK.

General:	The merger agreement proposal must be approved by the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote on the matter. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, fail to instruct your broker, bank or other nominee on how to vote, or abstain from the merger agreement proposal, it will have the same effect as a vote “AGAINST” the merger agreement proposal. Accordingly, your vote is very important regardless of the number of shares of Company common stock that you own. Whether or not you plan to virtually attend the special meeting, we request that you vote your shares of Company common stock. If you virtually attend the special meeting and you are a Company stockholder of record at the close of business on the record date, you may continue to have your shares of Company common stock voted as instructed in your proxy or you may withdraw your proxy and vote your shares of Company common stock at the special meeting. If you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger agreement proposal.

The approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote (in person or by proxy) of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such proposal. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of these proposals. Abstentions will not be considered votes cast and therefore will have no effect on the outcome of the advisory compensation proposal or the adjournment proposal. If a quorum is not present or represented at the special meeting, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the special meeting, present in person, or by remote communication, or represented by proxy, shall have the power to adjourn the special meeting from time to time until a quorum is present or represented. If a quorum is present and represented at the special meeting, the special meeting may be adjourned to another time and place to permit further solicitation of proxies, if necessary, to obtain additional votes to approve the merger agreement proposal.

For Company stockholders of record, any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by authorizing your proxy or voting instructions electronically over the internet or telephonically at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our Corporate Secretary, or by voting at the special meeting. For Company stockholders that hold their shares in “street name”, you will need to revoke or resubmit your proxy in accordance with the instructions provided by your broker, bank or other nominee. Virtual attendance at the special meeting, in and of itself, will not be sufficient to revoke a previously authorized proxy.

For more information concerning the special meeting, the merger agreement, and the transactions contemplated by the merger agreement, including the merger, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.

The board of directors of the Company (which we refer to as the “Board”) has carefully reviewed and considered the terms and conditions of the merger agreement, and the transactions contemplated by the merger agreement, including the merger. The Board has unanimously (i) approved (including for the purposes of Section 203 of the DGCL) and declared advisable the merger agreement, the execution, delivery and performance thereof and the consummation of the transactions contemplated thereby, including the merger, (ii) determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, the Company and the Company stockholders, and (iii) directed that the merger agreement be submitted to the Company stockholders entitled to vote thereon and recommended that the Company stockholders vote their shares of Company common stock in favor of the adoption of the merger agreement at the special meeting.

Accordingly, the Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Whether or not you plan to virtually attend the special meeting, we want to make sure your shares are represented at the meeting. You may cast your vote by authorizing your proxy in advance of the special meeting by internet, telephone or mail. Please sign, date and return, as promptly as possible, the enclosed proxy card in the reply envelope provided or grant your proxy electronically over the internet or telephonically (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting—Voting Procedures” beginning on page 34). If you virtually attend the special meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name”, you should instruct your broker, bank or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank or other nominee. Your broker, bank or other nominee cannot vote on any of the proposals, including the merger agreement proposal, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Before voting your shares, we urge you to read the accompanying proxy statement carefully, including its annexes and the documents incorporated by reference in the document. Your prompt attention is greatly appreciated.

By Order of the Board of Directors

Sincerely,

John C. Reilly

Chief Legal Officer, EVP Government Relations, and Corporate Secretary

Dated: April 20, 2026

i

ii

VOTING AGREEMENTS	118

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS	120

MARKET PRICE AND DIVIDEND INFORMATION	123

HOUSEHOLDING	124

FUTURE STOCKHOLDER PROPOSALS	125

WHERE YOU CAN FIND ADDITIONAL INFORMATION	126

iii

Talkspace, Inc.

622 Third Avenue

New York, New York 10017

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2026

PROXY STATEMENT

This proxy statement contains information relating to a virtual special meeting of stockholders (which meeting, including any adjournment or postponement thereof, we refer to as the “special meeting”) of Talkspace, Inc., a Delaware corporation (which we refer to as the “Company”, “we”, “us” or “our”). All references to “UHS” refer to Universal Health Services, Inc., a Delaware corporation; and all references to “Merger Sub” refer to UHS Merger Subsidiary, Inc., a Delaware corporation and an indirect wholly owned subsidiary of UHS. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of March 9, 2026, by and among the Company, UHS and Merger Sub, as the “merger agreement”.

The special meeting will be held on May 29, 2026, at 9:00 a.m., Eastern time (unless the special meeting is postponed or adjourned), in a virtual-only meeting format. The Company stockholders will be able to virtually attend and vote at the special meeting by visiting www.proxydocs.com/TALK and using the 12-digit control number included in the proxy materials. We are furnishing this proxy statement to holders (which we refer to as the “Company stockholders”) of common stock, par value $0.0001 per share, of the Company (which we refer to as “Company common stock”) as part of the solicitation of proxies by the Company’s board of directors (which we refer to as the “Board”), for exercise at the special meeting and at any adjournments or postponements thereof. This proxy statement is dated April 20, 2026, and is first being mailed to Company stockholders on or about April 20, 2026.

SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information about the merger agreement, the merger or the other transactions contemplated by the merger agreement that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting, including, without limitation, the merger agreement, attached as Annex A to this proxy statement, which we incorporate by reference into this proxy statement. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 126.

The Parties

(page 30)

Talkspace, Inc.

The Company is a leading virtual behavioral healthcare provider committed to helping people lead healthier, happier lives through access to high-quality mental healthcare. The Company pioneered the ability to text with a licensed therapist from anywhere and now offers a comprehensive suite of mental health services, including therapy for individuals, teens, and couples, as well as psychiatric treatment and medication management (18+). With the Company’s core therapy offerings, members are matched with one of thousands of licensed therapists within days and can engage in live video, audio, or chat sessions, and/or unlimited asynchronous text messaging sessions. All care offered at the Company is delivered through an easy-to-use, fully encrypted web and mobile platform that meets HIPAA, federal, and state regulatory requirements. Most Americans have access to the Company’s services through their health insurance plans, employee assistance programs, their partnerships with leading healthcare companies, or as a free benefit through their employer, school, or government agency. The Company’s principal executive offices are located at 622 Third Avenue, New York, New York 10017 and its telephone number is (212) 284-7206. Shares of Company common stock are listed on the NASDAQ Global Select Market (which we refer to as “NASDAQ”) under the trading symbol “TALK” and warrants to purchase Company common stock are listed on NASDAQ under the trading symbol “TALKW”.

Universal Health Services, Inc.

UHS is one of the nation’s largest and most respected providers of hospital and healthcare services. UHS’s principal business is owning and operating, through their subsidiaries, acute care hospitals and outpatient facilities and behavioral health care facilities. UHS’s services provided by their hospitals include general and specialty surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, pediatric services, pharmacy services and/or behavioral health services. UHS, through its wholly owned subsidiary UHS of Delaware, Inc., provides capital resources as well as a variety of administrative services to their facilities, including central purchasing, information services, finance and control systems, facilities planning, physician recruitment services, administrative personnel management, marketing and public relations. As of February 25, 2026, UHS owned and/or operated 346 inpatient behavioral health facilities and 168 outpatient and other facilities and various other related services located in 40 states, Washington, D.C., the United Kingdom and Puerto Rico. UHS’s principal executive offices are located at Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, Pennsylvania 19406 and its telephone number is (610) 768-3300. Shares of UHS’s common stock are listed on NYSE under the trading symbol “UHS”.

UHS Merger Subsidiary, Inc.

Merger Sub was formed on March 2, 2026 as a Delaware corporation, solely for the purpose of entering into the merger agreement and related agreements and consummating the transactions contemplated by the merger agreement. Merger Sub has not conducted any business other than in connection with its formation and the transactions contemplated by the merger agreement. Merger Sub is an indirect, wholly owned subsidiary of UHS. Upon consummation of the merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, Pennsylvania 19406 and its telephone number is (610) 768-3300.

Certain Effects of the Merger; Consideration To Be Received in the Merger

(page 70 and page 92)

On March 9, 2026, the Company entered into the merger agreement with UHS and Merger Sub. Subject to the terms and conditions of the merger agreement, at the time the merger is consummated (which we refer to as the “effective time”), Merger Sub will be merged with and into the Company (which we refer to as the “merger”), with the Company surviving the merger as an indirect wholly owned subsidiary (which we refer to as the “surviving corporation”) of UHS. A copy of the merger agreement is attached to this proxy statement as Annex A. If the merger is consummated, at the effective time, each holder of issued and outstanding shares of Company common stock (other than canceled shares and appraisal shares, each as defined below) will be entitled to receive, for each share of Company common stock that they own as of the effective time, an amount in cash equal to $5.25 per share, without interest and subject to any required withholding taxes (which we refer to as the “merger consideration”).

At the effective time, each issued and outstanding share of Company common stock as of immediately prior to the effective time, other than shares of Company common stock that (x) are owned by the Company as a treasury share immediately prior to the effective time or then held by UHS or Merger Sub or any of their respective direct or indirect wholly owned subsidiaries as of immediately prior to the effective time, which will be canceled and will cease to exist, and no consideration will be delivered or deliverable in exchange therefor, (y) bear a legend that such shares are subject to forfeiture that are, or have been, forfeited pursuant to Section 1.9(c) of that certain Sponsor Support Agreement, dated as of January 12, 2021, by and among HEC Sponsor LLC, the persons set forth on Schedule I thereto, Hudson Executive Investment Corp., and Groop Internet Platform, Inc. (which we refer to as the “sponsor support agreement”), which will automatically be canceled and will cease to exist, and no consideration will be delivered or deliverable in exchange therefor (which shares in clauses (x) and (y) we refer to as the “canceled shares”) or (z) held by Company stockholders who have properly and validly demanded and perfected and not validly withdrawn appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”) (which shares we refer to as the “appraisal shares”), will be converted automatically into, and will thereafter represent only, the right to receive the merger consideration.

If the merger is consummated, UHS will use reasonable best efforts (and the Company will reasonably cooperate with UHS) to cause the Company common stock to be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), as soon as reasonably practicable following the effective time, and, accordingly, the Company common stock will no longer be publicly traded, and the Company will no longer be subject to the reporting requirements under the Exchange Act.

The Special Meeting

(page 31)

The special meeting of Company stockholders will be held on May 29, 2026, at 9:00 a.m., Eastern time (unless the special meeting is adjourned or postponed). The special meeting will be completely virtual. Company stockholders will be able to virtually attend and vote at the special meeting by visiting www.proxydocs.com/TALK and using the 12-digit control number included in the proxy materials. All Company stockholders are entitled to virtually attend the special meeting; however, you will only be entitled to vote at the special meeting if you were a stockholder of record at the close of business on April 13, 2026, the record date for the special meeting (which we refer to as the “record date”), or if you were a beneficial owner of Company common stock as of the record date. At the special meeting, holders of Company common stock will be asked to, among other things, vote on the adoption of the merger agreement. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting. Please see the section of this proxy statement entitled “The Special Meeting” for additional information on the special meeting, including how to vote your shares of Company common stock.

Record Date and Stockholders Entitled to Vote; Vote Required to Approve Each Proposal

(page 32 and page 33)

Only Company stockholders of record at the close of business on April 13, 2026, the record date, will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. As of the close of business on the record date, there were 167,512,566 shares of Company common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.

A quorum of Company stockholders is necessary to hold the special meeting. The presence, in person, or by remote communication, or represented by proxy, at the special meeting of the holders of a majority in voting power of the shares of the Company common stock issued and outstanding and entitled to vote in person, or by remote communication, or represented by proxy, constitutes a quorum for the transaction of business at the special meeting. Virtual attendance at the special meeting constitutes presence in person for quorum purposes at the special meeting. Abstentions and broker non-votes will be counted toward the quorum requirement.

The approval of the proposal of the Company stockholders to adopt the merger agreement (which we refer to as the “merger agreement proposal”) requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter (which we refer to as the “Company stockholder approval”). Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. The approval of the proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger (which we refer to as the “advisory compensation proposal”) requires the affirmative vote (in person or by proxy) of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such proposal at the special meeting. The approval of the proposal to approve any adjournment or postponement of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement (which we refer to as the “adjournment proposal”) requires the affirmative vote (in person or by proxy) of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such proposal at the special meeting (whether or not a quorum is present). Approval of the advisory compensation proposal and the adjournment proposal is not a condition to the consummation of the merger. The vote on each of the advisory compensation proposal and the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or the adjournment proposal and vice versa.

If you fail to (i) return your proxy card, (ii) grant your proxy electronically over the internet or by telephone, or (iii) vote by virtual ballot in person at the special meeting, it will have the same effect as if you voted “AGAINST” the merger agreement proposal, but it will have no effect on the advisory compensation proposal or the adjournment proposal.

If you abstain from voting, it will have the same effect as if you voted “AGAINST” the merger agreement proposal, but will not be considered to be a vote “for or against”, and therefore will have no effect on, the advisory compensation proposal or the adjournment proposal.

Voting by Company Directors, Executive Officers and Principal Securityholders

(page 36)

As of April 13, 2026, the directors and executive officers of the Company beneficially owned in the aggregate 42,265,090 shares of Company common stock, or approximately 23.32% of the outstanding shares of Company common stock.

As described in the section of this proxy statement entitled “Voting Agreements” beginning on page 118, Mr. Douglas L. Braunstein, Chairman of the Board, and certain affiliates of Mr. Braunstein that are Company stockholders (which we refer to, collectively, as “Mr. Braunstein and his stockholder affiliates”) and Mr. Erez Shachar, director of the Board, and certain affiliates of Mr. Shachar that are Company stockholders (which we refer to, collectively, as “Mr. Shachar and his stockholder affiliates” and, collectively, with Mr. Braunstein and his stockholder affiliates, the “voting agreement stockholders”) have committed to vote in favor of the approval of the merger agreement proposal. Although none of the other directors or executive officers are obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares of Company common stock “FOR” each of the proposals to be presented at the special meeting.

Voting Agreements

(page 118)

As a condition to UHS entering into the merger agreement, the voting agreement stockholders have each executed and delivered to UHS a voting agreement, dated March 9, 2026 (which we refer to, collectively, as the “voting agreements”). At the close of business on April 13, 2026, the record date of the special meeting, (i) Mr. Braunstein and his stockholder affiliates collectively beneficially owned and held voting power over 15,650,295 shares of Company common stock (which we refer to as “Mr. Braunstein’s subject shares”), which represented approximately 9.34% of the total outstanding voting power of the Company common stock as of the record date and (ii) Mr. Shachar and his stockholder affiliates collectively beneficially owned and held voting power over 8,937,495 shares of Company common stock (which we refer to as “Mr. Shachar’s subject shares”), which represented approximately 5.33% of the total outstanding voting power of the Company common stock as of the record date. Pursuant to the voting agreements, the voting agreement stockholders agreed, among other things, to vote or cause to vote all of Mr. Braunstein’s subject shares and Mr. Shachar’s subject shares, as applicable, (i) in favor of adopting the merger agreement; (ii) against any alternative takeover proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”) from a third party; and (iii) against any action, proposal, transaction or agreement involving the Company or any of its subsidiaries or any of the entities that provide professional medical, psychology, or other therapy services and to which the Company or any of its subsidiaries provides comprehensive administrative and back office support services under a management or administrative services agreement (which we refer to as “affiliated professional entities”) that would reasonably likely be intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone, affect in an adverse manner or prevent the consummation of the merger or the other transactions contemplated by the merger agreement. The voting agreements are attached to this proxy statement as Annex B and Annex C.

Background of the Merger

(page 42)

A description of the process we undertook that led to the proposed merger, including our discussions with the representatives of UHS, is included in the section of this proxy statement entitled “The Merger—Background of the Merger”.

Recommendation of the Board

(page 55)

The Board has carefully reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Board has unanimously (i) approved (including for the purposes of Section 203 of the DGCL) and declared advisable the merger agreement, the execution, delivery and performance thereof and the consummation of the transactions contemplated thereby, including the merger, (ii) determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, the Company and the Company stockholders, and (iii) directed that the merger agreement be submitted to the Company stockholders entitled to vote at the special meeting and recommended that the Company stockholders vote in favor of the adoption of the merger agreement at the special meeting. Accordingly, the Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal. For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger—Reasons for the Merger” beginning on page 55.

Prior to the approval of the merger agreement proposal by the Company stockholders, under certain circumstances, and in compliance with certain obligations contained in the merger agreement, the Board (or any duly authorized committee thereof) may effect an adverse recommendation change (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”), including by withdrawing or withholding the foregoing recommendation, in response to an intervening event (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”) or in response to a superior proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”), if the Board complies with certain procedures in the merger agreement.

The Opinion of Wells Fargo Securities, LLC (Annex D)

Opinion of Wells Fargo

(page 63)

The Company engaged Wells Fargo Securities, LLC (which we refer to as “Wells Fargo”) as its financial advisor in connection with the merger. On March 6, 2026, Wells Fargo rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Wells Fargo’s written opinion addressed to the Board dated the same date) to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Wells Fargo in preparing the opinion, the merger consideration to be paid to the holders of Company common stock (other than canceled shares and appraisal shares) in the merger was fair, from a financial point of view, to such holders.

The full text of Wells Fargo’s written opinion, which describes, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken, is attached as Annex D to this proxy statement. The summary of Wells Fargo’s opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

Wells Fargo’s opinion was for the information and use of the Board (in its capacity as such) in connection with its evaluation of the merger and addressed only the fairness, from a financial point of view, of the merger consideration to be paid to the holders of Company common stock (other than canceled shares and appraisal shares) in the proposed merger. Wells Fargo’s opinion did not address any other aspect or implication of the merger (financial or otherwise). Wells Fargo’s opinion did not address the relative merits of the merger as compared to any alternative transactions or strategies that might be available to the Company, nor did it address the underlying business decision of the Board or the Company to proceed with or effect the merger. Wells Fargo’s opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company or any other person as to how to vote or act on any matter relating to the merger or any other matter.

For more information, see Annex D to the proxy statement and the section of this proxy statement entitled “The Merger—Opinion of Wells Fargo”.

Effects on the Company if the Merger is not Consummated

(page 71)

In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on NASDAQ, the Company common stock will continue to be registered under the Exchange Act, the Company will continue to file periodic reports with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) and Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock, including, among other things, general industry, economic and market conditions.

Under certain circumstances, if the merger agreement is terminated, the Company may be obligated to pay to UHS a $32,394,000 termination fee, as described in the section of this proxy statement entitled “The Merger Agreement—Company Termination Fee” beginning on page 115.

Financing of the Merger

(page 71)

There is no financing condition to the consummation of the merger. UHS has represented in the merger agreement that it has the funds sufficient to enable Merger Sub and the surviving corporation to pay the merger consideration and any other amounts required to be paid in connection with the consummation of the transactions contemplated by the merger agreement and to pay all related fees and expenses and that there is no restriction on the use of cash for such purpose and to perform its obligations under the merger agreement. UHS has also represented it has the financial resources and capabilities to fully perform all of its obligations under the merger agreement.

Interests of the Company’s Directors and Executive Officers in the Merger

(page 77)

The Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Company stockholders generally. The members of the Board were aware of and considered these interests in reaching the determination to approve and declare advisable the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, and to recommend that Company stockholders approve the merger agreement proposal. These interests may include:

•	the treatment of Company equity awards as provided under the merger agreement (as described in the section of this proxy statement entitled “The Merger Agreement—Treatment of Company Equity Awards”);

•	severance and other benefits payable in the case of certain qualifying terminations of employment under the terms of individual agreements and the Company’s Executive Severance Plan;

•	grants of cash retention or sign-on bonuses;

•

for certain members of the Company’s senior management, entry into new employment offer term sheets with UHS, providing for the terms and conditions of continued employment with the Company following the effective time, or other individual arrangements with UHS;

•

for Mr. Ian Harris, a tax reimbursement for any excise tax incurred by Mr. Harris under Section 4999 of the Internal Revenue Code of 1986 (which we refer to as the “Code”) in accordance with the terms of an agreement entered into between Mr. Harris and UHS prior to the execution of the merger agreement;

•

for non-employee directors of the Company, eligibility to receive any unpaid cash retainers for the calendar quarter in which the effective time occurs (without proration) and acceleration of unpaid equity awards; and

•

continued indemnification and insurance coverage under the merger agreement, the organizational documents of the Company and its subsidiaries and indemnification agreements the Company and any of its subsidiaries have entered into with each of their directors and executive officers.

These interests are described in more detail, and certain of them are quantified, in the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 77.

Treatment of Company Equity Awards

(page 93)

At the effective time, each restricted stock unit in respect of Company common stock (each of which we refer to as a “Company RSU”) outstanding as of immediately prior to the effective time and that is or becomes vested as of the effective time will be canceled and converted into the right to receive an amount in cash (without interest) equal to the product (rounded up to the nearest cent) of (i) the aggregate number of shares of Company common stock underlying such vested Company RSU and (ii) the merger consideration.

At the effective time, each option to acquire Company common stock (each of which we refer to as a “Company option” and together with the Company RSUs, “Company equity awards”) outstanding and unexercised as of immediately prior to the effective time and that is or becomes vested as of the effective time will be canceled and converted into the right to receive an amount in cash (without interest) equal to the product (rounded up to the nearest cent) of (i) the aggregate number of shares of Company common stock subject to such vested Company option, and (ii) the excess, if any, of (A) the merger consideration over (B) the per share exercise price of such vested Company option; provided, however, that any such vested Company option with a per share exercise price that is equal to or greater than the merger consideration shall be canceled for no consideration.

Company RSUs and Company options that are unvested (and in the case of Company options, unexercised) at the effective time will generally be canceled and converted into equivalent UHS equity awards, with the same terms and conditions that applied to such award immediately prior to the effective time (including with respect to vesting, effect of termination of employment and, in the case of Company RSUs, dividend equivalents). The number of shares of Class B common stock, par value $0.01 per share, of UHS (which we refer to as the “UHS Class B shares”) subject to each converted equity award will be equal to the exchange ratio multiplied by the number of shares of Company common stock subject to such award immediately prior to the effective time, with the exercise price of each converted Company option equal to the exercise price of the applicable Company option divided by the exchange ratio. The “exchange ratio” is determined by dividing (i) the closing price of Company common stock on the last day on which Company common stock is traded that is immediately prior to the date of the effective time by (ii) the closing price of a UHS Class B share on the last day on which Company common stock is traded that is immediately prior to the date of the effective time.

Immediately prior to the effective time, the Company may fully accelerate the vesting of any Company RSUs and Company options held by non-employee directors of the Company.

With respect to the vested Company equity awards, the payment of the merger consideration will be made, subject to any applicable withholding taxes, as promptly as reasonably practicable following the effective time (and in no event later than the first regularly scheduled payroll date that occurs more than five business days following the effective time).

Finally, the Company 2021 Employee Stock Purchase Plan (which we refer to as the “Company ESPP”) will be terminated and all accumulated contributions of each participant thereunder will be used to purchase shares of Company common stock immediately following the conclusion of any ongoing purchase period or, if earlier, two business days prior to the effective time.

For more information, please see the section of this proxy statement entitled “The Merger Agreement—Treatment of Company Equity Awards” beginning on page 93.

Material U.S. Federal Income Tax Consequences of the Merger

(page 86)

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, if you are a holder of Company common stock who is a U.S. holder (as defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), you will recognize capital gain or loss equal to the difference between the amount of cash you receive in the merger and your adjusted tax basis in your shares of Company common stock converted into cash in the merger. If you are a holder of Company common stock who is a non-U.S. holder (as defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the merger will generally not be taxable to you under U.S. federal income tax laws unless you have certain connections to the United States or the Company common stock constitutes a USRPI (as defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) and certain other conditions are met.

You should read the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 86 for a more complete discussion of the material U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.

Litigation Relating to the Merger

(page 88)

As of the date of this proxy statement, the Company has received two demand letters (which we refer to as the “demand letters”) from purported stockholders of the Company alleging disclosure deficiencies in the preliminary proxy statement filed by the Company with the SEC on April 7, 2026. The demand letters demand that the Company and the Board issue certain corrective or supplemental disclosures. The Company believes that the disclosures set forth in the preliminary proxy statement comply with applicable law and that the allegations asserted in the demand letters are without merit.

As of the date of this proxy statement, the Company is not aware of the filing of lawsuits challenging the merger or the preliminary proxy statement; however, such lawsuits or additional demand letters relating to the merger or the preliminary proxy statement may be filed or received in the future. For a further description of litigation relating to the merger, see the section of this proxy statement entitled “The Merger—Litigation Relating to the Merger” beginning on page 88.

Regulatory Approvals in Connection with the Merger

(page 89)

The parties to the merger agreement intend to, and are obligated to, coordinate and cooperate with each other and use reasonable best efforts to, as promptly as reasonably practicable, among other things, (i) obtain all approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any governmental authority necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the transactions contemplated by the merger agreement and (ii) defend or contest in good faith any action or judgment that would otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the merger agreement, in each case, as described in the section of this proxy statement entitled “The Merger Agreement—Reasonable Best Efforts” beginning on page 107. The Company and UHS currently believe that the necessary regulatory approvals can be obtained during the third quarter of 2026; however, there can be no assurances that such approvals will be obtained in accordance with this timing or at all.

Consummation of the merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (which we refer to as the “HSR Act”) and the rules promulgated by the Federal Trade Commission (which we refer to as the “FTC”), which prevent transactions such as the merger from being consummated until (i) certain information and materials are furnished to the Department of Justice (which we refer to as the “DOJ”) and FTC and (ii) the applicable waiting period under the HSR Act has expired or been terminated. The Company and UHS filed their respective Notification and Report Forms with the FTC and the Antitrust Division of the DOJ on March 27, 2026. The required 30-day waiting period under the HSR Act will expire at 11:59 p.m. Eastern time on April 27, 2026.

Consummation of the merger is also subject to the approval, termination or expiration of any waiting periods and any required approvals or authorizations applicable to the consummation of the merger under certain state healthcare laws as set forth in the confidential disclosure schedules to the merger agreement delivered to UHS and Merger Sub. The parties have filed and will file notices, applications and other statements, as required by any applicable healthcare laws and regulations of each applicable state. State regulatory and governmental authorities may take actions under the laws of their jurisdictions, which could include seeking to enjoin the consummation of the merger. For more information about regulatory approvals relating to the merger, see the section of this proxy statement entitled “The Merger Agreement—Conditions of the Merger” beginning on page 112.

Appraisal Rights

(page 72)

If the merger is consummated, holders of record and beneficial owners of shares of Company common stock who do not vote in favor of the merger agreement proposal and who do not wish to accept the merger consideration will have the right to demand an appraisal of their shares of Company common stock under Section 262 of the DGCL (which we refer to as “Section 262”) and, if all procedures described in Section 262 are strictly complied with, to receive an amount in cash equal to the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery (which we refer to as the “Delaware Court”), together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value in lieu of receiving the merger consideration. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Company stockholders who properly demand, and do not otherwise lose, withdraw or waive, appraisal rights under Section 262 will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Instead, they will receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Company stockholders considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, Company stockholders wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record or a beneficial owner of shares of Company common stock who (i) continuously holds such shares on and from the date of the making of the demand through the effective time, (ii) properly submits a written demand for appraisal of their applicable shares of Company common stock to the Company before the vote is taken on the merger agreement proposal at the special meeting, (iii) has not consented to or otherwise voted in favor of the merger (including by executing and returning a proxy) or otherwise withdrawn, lost or waived appraisal rights, (iv) strictly complies with all other procedures for exercising appraisal rights under Section 262, (v) does not thereafter fail to perfect or effectively withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (vi) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined in the section of this proxy statement entitled “The Merger—Appraisal Rights”), will be entitled to have their shares of Company common stock appraised by the Delaware Court and to receive payment in cash of the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value from the effective time of the merger through the date of payment of the judgment. The summary included herein does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The summary included herein is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. For more information, please see the section of this proxy statement entitled “The Merger—Appraisal Rights” beginning on page 72.

No Solicitation; Change in Board Recommendation

(page 103)

The merger agreement generally restricts the Company’s ability to directly or indirectly solicit takeover proposals (as defined below under the section entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”) from third parties (including by furnishing non-public information), participate in discussions or negotiations with third parties regarding any takeover proposal, approve, adopt, endorse or recommend or enter into any agreement providing for or relating to or reasonably expected to lead to a takeover proposal or waive, release or amend any standstill or other similar obligation. Under certain circumstances, however, and in compliance with certain obligations contained in the merger agreement, the Company is permitted to engage in negotiations with, and provide information to, third parties that have made an unsolicited written bona fide takeover proposal upon the Board’s (or any duly authorized Board committee’s) determination in good faith, after consultation with its financial advisors and outside legal counsel, that such takeover proposal constitutes, or would reasonably be expected to result in, a superior proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”) and that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law. See “The Merger Agreement—No Solicitation; Change in Board Recommendation.”

The Board (or any duly authorized committee thereof) generally is not permitted under the merger agreement to change the Board’s recommendation that the Company stockholders adopt the merger agreement or enter into a Company acquisition agreement (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”). However, prior to receipt of the Company stockholder approval, under certain circumstances and in compliance with certain obligations contained in the merger agreement, the Board (or any duly authorized committee thereof) may (i) make an adverse recommendation change (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”) in response to an intervening event (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”) or in response to a superior proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”), which such superior proposal did not result from a material breach of the non-solicitation restrictions under the merger agreement, or (ii) cause the Company to enter into a Company acquisition agreement with respect to a takeover proposal (where such takeover proposal constitutes a superior proposal, which such superior proposal did not result from a material breach of the non-solicitation restrictions under the merger agreement) and terminate the merger agreement in accordance with the terms thereof, in either case, if the Board (or any duly authorized committee) thereof has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, in each case, subject to certain notice and matching rights in favor of UHS.

Conditions of the Merger

(page 112)

Mutual Closing Conditions

Each party’s obligations to effect the merger are subject to the satisfaction (or written waiver by each party to the merger agreement, if permissible under applicable law), at or prior to the closing date of the merger, of certain conditions, including:

•

no applicable law or judgment enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction (which we refer to, collectively, as “restraints”) in the U.S. will be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the merger;

•	the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act will have expired or been terminated;

•	the Company stockholder approval will have been obtained; and

•

the waiting periods (and any extension thereof) and any required approvals or authorizations applicable to the consummation of the merger under state healthcare laws set forth in the confidential disclosure schedules to the merger agreement delivered to UHS and Merger Sub will have expired or been terminated or been obtained, respectively.

Conditions of UHS and Merger Sub to Closing

The obligations of UHS and Merger Sub to effect the merger are subject to the satisfaction (or written waiver by UHS, if permissible under applicable law) on or prior to the closing date of the merger of certain additional conditions, including:

•	subject to certain materiality qualifiers, the truthfulness and correctness of representations and warranties of the Company to the extent specified in the merger agreement;

•	the Company having complied with or performed in all material respects its obligations required to be complied with or performed by it at or prior to the effective time under the merger agreement; and

•	the absence of any Material Adverse Effect (as defined in the section of this proxy statement entitled “The Merger Agreement—Representations and Warranties”) having occurred and being continuing.

Conditions of the Company to Closing

The obligations of the Company to effect the merger are subject to the satisfaction (or written waiver by the Company, if permissible under applicable law) on or prior to the closing date of the merger of certain additional conditions, including:

•	subject to certain materiality qualifiers, the truthfulness and correctness of representations and warranties of UHS and Merger Sub to the extent specified in the merger agreement; and

•

UHS and Merger Sub having complied with or performed in all material respects their obligations required to be complied with or performed by them at or prior to the effective time under the merger agreement.

The consummation of the merger and the transactions is not conditioned upon UHS’s receipt of financing. Each party may waive any of the conditions to its obligations to consummate the merger except where waiver is not permitted by law.

Termination of the Merger Agreement

(page 113)

The merger agreement may be terminated, and the transactions abandoned, at any time prior to the effective time (except as otherwise provided in the merger agreement), by the mutual written consent of the Company and UHS.

Termination by Either the Company or UHS

In addition, the Company, on the one hand, or UHS, on the other hand, may terminate the merger agreement and abandon the merger at any time prior to the effective time (except as otherwise provided in the merger agreement), if:

•

the effective time has not occurred on or before the outside date (as defined in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or UHS”); provided that this right to terminate the merger agreement will not be available to any party if the failure to consummate the merger by the outside date was principally caused by or is the result of a material breach of the merger agreement by such party (treating UHS and Merger Sub as one party);

•

any restraint having the effect described under the first bullet point described in the section of this proxy statement entitled “The Merger Agreement—Conditions of the Merger—Mutual Closing Conditions” has become final and non-appealable; provided that the party seeking to terminate the merger agreement pursuant to this bullet point has used the required efforts to prevent the entry of and to remove such restraint in accordance with its obligations under the merger agreement, has not breached in any material respect its respective obligations under the regulatory efforts covenant under the merger agreement and has not been the primary cause of such restraint due to a failure to perform any such obligations; or

•	the special meeting (including any adjournments or postponements thereof) was concluded and Company stockholder approval was not obtained.

Termination by UHS

UHS may also terminate the merger agreement and abandon the transactions by written notice to the Company at any time prior to the effective time (except as otherwise provided in the merger agreement):

•

if the Company has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth under the first and second bullet points described in the section of this proxy statement entitled “The Merger Agreement—Conditions of the Merger—Conditions of UHS and Merger Sub to Closing” and (ii) is incapable of being cured or, if capable of being cured by the outside date, has not been cured by the Company prior to the earlier of the outside date or the thirtieth calendar day following receipt by the Company of written notice of such breach or failure to perform from UHS describing such breach or failure to perform and stating UHS’s intention to terminate the merger agreement pursuant to this bullet point; provided that UHS will not have the right to terminate the merger agreement pursuant to this bullet point if UHS or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement (which breach has not been cured); or

•	prior to the special meeting (including any adjournments or postponements thereof), if the Board has made or effected an adverse recommendation change.

Termination by the Company

The Company may also terminate the merger agreement and abandon the transactions by written notice to UHS at any time prior to the effective time (except as otherwise provided in the merger agreement):

•

if either of UHS or Merger Sub has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth under the first and second bullet points described in the section of this proxy statement entitled “The Merger Agreement—Conditions of the Merger—Conditions of the Company to Closing” and (ii) is incapable of being cured or, if capable of being cured by the outside date, has not been cured by UHS prior to the earlier of the outside date or the thirtieth calendar day following receipt by UHS of written notice of such breach or failure to perform from the Company describing such breach or failure to perform and stating the Company’s intention to terminate the merger agreement pursuant to this bullet point; provided that the Company will not have the right to terminate the merger agreement pursuant to this bullet point if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement, which breach has not been cured; or

•

prior to receipt of the Company stockholder approval, in connection with entering into a Company acquisition agreement (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”) providing for a superior proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”) in accordance with the terms of the merger agreement, including the non-solicitation restrictions of the merger agreement, which Company acquisition agreement is entered into immediately following such termination; provided that prior to or concurrently with such termination the Company pays or causes to be paid the termination fee of $32,394,000 to the extent due and payable under the merger agreement.

Company Termination Fee

(page 115)

The Company will be required to pay to UHS a termination fee of $32,394,000 if:

•

the merger agreement is terminated by the Company or UHS pursuant to the provisions described in the first or third bullet point described above in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or UHS” or the merger agreement is terminated by UHS pursuant to the provision described in the first bullet point described above in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by UHS”; provided that (i) a bona fide takeover proposal has been publicly made, proposed or communicated by a third-party (or such takeover proposal has otherwise been made known to the Board and has become publicly known) (x) in the case of a termination pursuant to the provisions described in the first or third bullet point described above in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or UHS”, after the date of the merger agreement, or (y) in the case of a termination pursuant to the provision described in the first bullet point described in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by UHS”, prior to the date of the applicable breach and, in the case of a termination pursuant to provision described in the third bullet point described in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or UHS”, such takeover proposal has not been publicly withdrawn prior to the time the merger agreement is terminated and (ii) within 12 months of the date the merger agreement is terminated, the Company consummates a takeover proposal (or enters into a definitive written agreement with respect to any transaction included within the definition of takeover proposal and such transaction is subsequently consummated at any time with the person or persons that made the takeover proposal referred to in clause (i); provided that, for purposes of clause (ii) of this bullet point, the references to “25%” in the definition of takeover proposal are deemed to be references to “50%”; or

•

the merger agreement is terminated (i) by UHS pursuant to the provision described in the second bullet point described in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by UHS” or (ii) by the Company pursuant to the provision described in the second bullet point described in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company”.

Current Price of Common Stock

On April 17, 2026, the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of Company common stock on NASDAQ was $5.18. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your Company common stock.

Additional Information

(page 126)

You can find more information about the Company in the periodic reports and other information we file with the SEC. Our SEC filings are available over the internet through the SEC’s website at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting, the merger, and the merger agreement. These questions and answers may not address all questions that may be important to you as a stockholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 126.

Q:	Why am I receiving this proxy statement?

A:

On March 9, 2026, the Company entered into the merger agreement with UHS and Merger Sub. Pursuant to the merger agreement, Merger Sub will be merged with and into the Company with the Company surviving the merger as an indirect wholly owned subsidiary of UHS.

You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the merger agreement proposal and the other matters to be voted on at the special meeting described below under “What proposals will be considered at the special meeting?” beginning on page 19.

Q:	What is a proxy?

A:

A proxy is a Company stockholder’s legal designation of another person to vote shares owned by such Company stockholder on their behalf. If you hold your shares of Company common stock as a stockholder of record, you can vote by proxy over the internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you hold shares of Company common stock beneficially in “street name”, you should follow the voting instructions provided by your broker, bank or other nominee. Jon Cohen, Ian Harris and John Reilly, each of them with full power of substitution, have been designated as proxies for the special meeting.

Q:	As a holder of Company common stock, what will I receive if the merger is completed?

A:

If the merger is consummated, for each share of Company common stock that you own as of immediately prior to the effective time, you will be entitled to receive the merger consideration of $5.25 in cash, without interest and subject to any applicable withholding taxes, unless you have properly exercised, perfected and not validly withdrawn or otherwise lost your appraisal rights under the DGCL with respect to such shares of Company common stock, and certain other conditions under the DGCL are satisfied (as described in more detail in the section of this proxy statement entitled “The Merger—Appraisal Rights” beginning on page 72). If the merger is consummated, you will not own shares in the surviving corporation.

The receipt of the merger consideration pursuant to the merger agreement will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 86 for a more detailed description of the U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state and local and/or non-U.S. taxes.

Q:	When and where is the special meeting of our stockholders?

A:

The special meeting of Company stockholders will be held on May 29, 2026 at 9:00 a.m., Eastern time (unless the special meeting is adjourned or postponed). The special meeting will be completely virtual. Company stockholders will be able to virtually attend and vote at the special meeting by visiting www.proxydocs.com/TALK and using the 12-digit control number included in the notice, proxy card or instructions that accompanied the proxy materials. We encourage you to access the special meeting before the start time of 9:00 a.m., Eastern time. Please allow ample time to log into the special meeting and test your computer systems.

Q:	Who is entitled to virtually attend and vote at the special meeting?

A:

Only Company stockholders of record at the close of business on April 13, 2026, the record date for the special meeting, or those with a valid proxy from a broker that held shares of Company common stock on the record date, will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. As of the close of business on the record date, there were 167,512,566 shares of Company common stock issued and outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.

•

If at the close of business on April 13, 2026, you were a “record” holder of Company common stock (in other words, if your shares were registered directly in your name with the transfer agent, Vinyl Equity, Inc.), you may vote at the special meeting or vote by proxy. Whether or not you plan to virtually attend the special meeting, we encourage you to vote by proxy over the telephone or on the internet as instructed below or, if applicable, complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.

•

If at the close of business on April 13, 2026, you were the beneficial owner of Company common stock held in “street name” (in other words, if your Company common stock is held in the name of your broker, bank or other nominee), the proxy materials should be forwarded to you by your broker, bank or other nominee. The broker, bank or other nominee is considered the stockholder of record for purposes of voting your shares at the special meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to virtually attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares at the special meeting unless you request and obtain, and present at the special meeting, a legal proxy from your broker, bank or other nominee.

For additional information on how to vote at the special meeting, please see the section of this proxy statement entitled “The Special Meeting—Voting Procedures” beginning on page 34.

At the special meeting and for 10 days prior to the special meeting, the names of Company stockholders entitled to vote at the special meeting will be available for inspection by any Company stockholder, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., Eastern time, at the Company’s principal executive offices located at 622 Third Avenue, New York, New York 10017, by contacting the Corporate Secretary of the Company. Participating Company stockholders who log on to the special meeting using their 12-digit control number will be able to examine the stockholder list during the special meeting by following the instructions provided on the meeting website at www.proxydocs.com/TALK.

Q:	How do I virtually attend the special meeting?

A:

The special meeting will be a completely virtual meeting of stockholders and will be conducted via live webcast. You are entitled to virtually attend the special meeting only if you were a stockholder of record or were the beneficial owner of Company common stock held in “street name” at the close of business on April 13, 2026, the record date for the special meeting. Company stockholders of record will be able to virtually attend and vote at the special meeting by visiting www.proxydocs.com/TALK and using the 12-digit control number included in the notice, proxy card or instructions that accompanied the proxy materials. Beneficial owners of Company common stock held in “street name” may virtually attend the special meeting, but may vote online at the special meeting only if they obtain a 12-digit control number from their broker (typically found on their voting instruction form). If you hold your shares in street name and want to participate in the special meeting but did not receive a 12-digit control number, you must contact your broker for instructions to access the special meeting.

The special meeting webcast will begin promptly at 9:00 a.m., Eastern time on May 29, 2026. Online access will begin at 8:45 a.m., Eastern time, and we encourage you to access the special meeting prior to the start time. The virtual meeting platform is fully supported across browsers and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. We will have technicians ready to assist you with any technical difficulties you may have. You will have the ability to test the systems before the special meeting starts, and a technical support phone number will be provided when the meeting opens.

Q:	What proposals will be considered at the special meeting?

A:	At the special meeting, Company stockholders will be asked to consider and vote on the following proposals:

•	the merger agreement proposal;

•	the advisory compensation proposal; and

•	the adjournment proposal.

For additional information on the proposals, please see the sections of this proxy statement that describe each proposal beginning on page 39.

Q:	What constitutes a quorum for purposes of the special meeting?

A:

The presence at the special meeting of the holders of a majority in voting power of the shares of the capital stock of the Company issued and outstanding and entitled to vote in person, or by remote communication, or represented by proxy, constitutes a quorum for the transaction of business at the special meeting. Virtual attendance at the special meeting constitutes presence in person for quorum purposes at the special meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If a quorum is not present or represented by proxy at the special meeting, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the special meeting, present in person, or by remote communication or represented by proxy, shall have the power to adjourn the special meeting from time to time until a quorum is present or represented. At such adjourned special meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the special meeting as originally noticed.

Q:	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:

If you encounter technical difficulties accessing the special meeting during the check-in time or during the special meeting, a support line will be available on the login page of the virtual meeting website.

Q:	What vote of Company stockholders is required to approve each of the proposals?

A:

The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter. Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or adjournment proposal and vice versa. Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes will have the same effect as a vote “AGAINST” the merger agreement proposal.

The approval of the advisory compensation proposal requires the affirmative vote (in person or by proxy) of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such proposal at the special meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes will have no effect on the outcome of the advisory compensation proposal.

The approval of the adjournment proposal requires the affirmative vote (in person or by proxy) of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such proposal at the special meeting (whether or not a quorum is present). Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes will have no effect on the outcome of the adjournment proposal. The Company does not intend to call a vote on this proposal if the merger agreement proposal is approved at the special meeting.

A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other “routine” items and submits votes for those matters. Because none of the proposals to be voted on at the special meeting is a routine matter for which nominees may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting. As a result, no bank, broker or other nominee will be permitted to vote your shares of Company common stock at the special meeting without receiving instructions. You should consult your bank, broker or other nominee holder if you have questions about this. If there are any broker non-votes, they would have the effect of a vote “AGAINST” the merger agreement proposal and have no effect on the advisory compensation proposal and the adjournment proposal.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that Company stockholders vote:

•	“FOR” the merger agreement proposal;

•	“FOR” the advisory compensation proposal; and

•	“FOR” the adjournment proposal.

For a discussion of the factors that the Board considered in determining to recommend “FOR” the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger—Reasons for the Merger” beginning on page 55.

In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company stockholders generally. Please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 77.

Q:	How do the Company’s directors and executive officers intend to vote?

A:

As of April 13, 2026, the directors and executive officers of the Company beneficially owned in the aggregate 42,265,090 shares of Company common stock, or approximately 23.32% of the outstanding shares of Company common stock.

As described in the section of this proxy statement entitled “Voting Agreements” beginning on page 118, the voting agreement stockholders have committed to vote in favor of the approval of the merger agreement proposal. Although none of the other directors or executive officers are obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares of Company common stock “FOR” each of the proposals to be presented at the special meeting.

Subject to certain termination rights as described in the section of this proxy statement entitled “Voting Agreements”, the voting agreement stockholders entered into voting agreements with UHS pursuant to which the voting agreement stockholders agreed, among other things, to vote or cause to be voted all of Mr. Braunstein’s subject shares and Mr. Shachar’s subject shares, as applicable, (i) in favor of adopting the merger agreement and any other actions contemplated by the merger agreement in respect of which the approval of the Company stockholders is requested; (ii) against any alternative takeover proposal from a third party, whether or not constituting a superior proposal; and (iii) against any action, proposal, transaction or agreement involving the Company or any of its subsidiaries or any of the affiliated professional entities that would reasonably likely be intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone, affect in an adverse manner or prevent the consummation of the merger or the other transactions contemplated by the merger agreement. The voting agreements will terminate automatically, without any notice or other action by any person, upon the earliest of: (A) the effective time; (B) the valid termination of the merger agreement in accordance with its terms; (C) the entry, without the prior written consent of the voting agreement stockholders, into any material modification or amendment to the merger agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to any of the voting agreement stockholders pursuant to the merger agreement as in effect on March 9, 2026; and (D) the mutual written agreement of all of the parties to the voting agreement. At the close of business on April 13, 2026, the record date of the special meeting, (i) Mr. Braunstein’s subject shares consisted of 15,650,295 shares of Company common stock, which represented approximately 9.34% of the total outstanding voting power of the Company common stock as of the record date and (ii) Mr. Shachar’s subject shares consisted of 8,924,653 shares of Company common stock, which represented approximately 5.33% of the total outstanding voting power of the Company common stock as of the record date. For additional information on the voting agreement, please see the section of this proxy statement entitled “Voting Agreements” beginning on page 118.

Q:	Do any of the Company’s directors or executive officers have any interests in the merger that are different from, or in addition to, my interests as a Company stockholder?

A:

In considering the proposals to be voted on at the special meeting, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a Company stockholder. The members of the Board were aware of and considered these interests in reaching the determination to approve and declare advisable the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, and to recommend that Company stockholders approve the merger agreement proposal. These interests are described in more detail, and certain of them are quantified, in the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 77.

Q:	What happens if I transfer or sell my Company common stock before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting. If you own Company common stock on the record date and transfer your shares after the record date but prior to the special meeting, you will retain your right to vote such shares of Company common stock at the special meeting. However, the right to receive the merger consideration will pass to the person to whom you transferred or sold your shares of Company common stock.

Q:	What happens if I sell my shares of Company common stock before the completion of the merger?

A:

In order to receive the merger consideration, you must hold your shares of Company common stock through the completion of the merger. Consequently, if you transfer your shares of Company common stock before the completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of Company common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting but not the right to receive the merger consideration in the merger.

Q:	How do I vote if I am a Company stockholder of record or hold my shares in “street name”?

A:

If you are a Company stockholder of record, you may vote electronically during the special meeting, vote by proxy over the telephone, vote by proxy via the internet or vote by proxy card by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. You may still virtually attend the special meeting and vote online during the special meeting even if you have already voted by proxy, but your previous vote by proxy will not be counted.

If your shares of Company common stock are held in a stock brokerage account by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and you should have received a notice or voting instruction card with these proxy materials from that organization rather than from the Company. In order to vote, complete and mail the voting instruction card received from your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as indicated on the Notice and instructed by your broker, bank or other nominee. “Street name” holders may vote electronically at the special meeting if they obtain a legal proxy from their broker, bank or other nominee. They must follow the instructions from their broker, bank or other nominee included with these proxy materials, or contact their broker, bank or other nominee to request a legal proxy form. Without following the voting instructions provided by your broker, bank or other nominee, your Company common stock held in “street name” will not be voted, which will have the same effect as a vote “AGAINST” the merger agreement proposal, assuming a quorum is present, and will not have any effect on the advisory compensation proposal and adjournment proposal.

For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The Special Meeting—Voting Procedures” beginning on page 34.

Whether or not you plan to virtually attend the special meeting, we urge you to vote now to ensure your vote is counted. You may still attend the special meeting and vote during the live webcast if you have already voted by proxy, but your previous vote by proxy will not be counted.

Q:	What will happen if I abstain from voting or fail to vote on any of the proposals?

A:

The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter. If you abstain from voting, fail to authorize a proxy to vote your shares or fail to vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company common stock that you own will not be counted and will have the same effect as a vote “AGAINST” the merger agreement proposal.

The approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote (in person or by proxy) of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such proposal at the special meeting. Assuming a quorum is present at the special meeting, if you fail to authorize a proxy to vote your shares or vote at the special meeting, or fail to instruct your broker, bank, or other nominee on how to vote, it will have no effect on the outcome of these proposals. Abstentions will not be considered votes cast and therefore will have no effect on the outcome of the advisory compensation proposal or the adjournment proposal.

Q:	What if I return a proxy card or otherwise vote but do not make specific choices?

A:

Stockholder of Record: If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares of Company common stock will be voted in accordance with the recommendation of the Board: “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Beneficial Owner: If you are a beneficial owner of shares held in “street name”, under applicable stock exchange rules the broker, bank or other nominee that holds your shares may generally vote on routine proposals but cannot vote without instructions on non-routine matters unless they have discretionary authority. None of the proposals to be voted on at the special meeting are considered routine proposals. As a result, if the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares, a broker non-vote will occur. Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will not be counted as present or represented by proxy in determining whether there is a quorum and will be ignored for purposes of determining the outcome of the non-binding advisory vote on merger-related compensation arrangements so long as a quorum is otherwise present. A broker non-vote will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. For the Company stockholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:

•

you may submit another properly completed proxy card bearing a later date (which automatically revokes the earlier proxy or voting instructions) in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting—Voting Procedures”;

•	you may submit a written notice of revocation to the Company’s Corporate Secretary at 622 Third Avenue, New York, New York 10017; or

•	you may virtually attend the special meeting and vote during the live webcast. Attendance at the special meeting will not, in and of itself, constitute revocation of a previously granted proxy.

Please note that if you want to revoke your proxy by sending a new proxy card or a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company prior to the special meeting.

If you hold your shares in “street name”, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy. If your shares are held of record by your broker, bank or other nominee you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with their procedures. For more information, please see the section of this proxy statement entitled “The Special Meeting—Voting Procedures” beginning on page 34.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Company common stock. Please submit each proxy and voting instruction card that you receive in accordance with the instructions provided in this proxy statement to ensure that all of your shares of Company common stock are voted.

Q:	If I hold my Company common stock in certificated form, should I send in my stock certificates now?

A:

No. If you hold stock certificates representing shares of Company common stock, you should not send in such certificates at this time. If and when the merger is consummated, each holder of Company common stock, who holds share certificates or book-entry shares not held through the Depository Trust Corporation (which we refer to as “DTC”), entitled to the merger consideration will receive a letter of transmittal and instructions advising such Company stockholder how to surrender its Company common stock in exchange for the merger consideration. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Payment for Stock” beginning on page 94.

Q:	Am I entitled to exercise appraisal or dissenters’ rights under Delaware law instead of receiving the merger consideration for my Company common stock?

A:

Yes. Company stockholders are entitled to exercise appraisal or dissenters’ rights under Section 262 so long as they take certain actions and meet certain conditions, including that they do not vote (in person or by proxy) in favor of the merger agreement proposal. For more information regarding appraisal rights, please see the section of this proxy statement entitled “The Merger—Appraisal Rights” beginning on page 72. Failure to strictly comply with Section 262 may result in your loss or waiver of, or inability to exercise, appraisal rights. You are urged to consult your legal and financial advisors before attempting to exercise such rights.

Q:	When is the merger expected to be consummated?

A:

We are working towards completing the merger as soon as possible, and currently expect to consummate the merger during the third quarter of 2026, subject to receipt of the Company stockholder approval and the required regulatory approvals and the satisfaction or waiver of the other conditions to the merger described in the merger agreement. See the section of this proxy statement entitled “The Merger Agreement—Conditions of the Merger” beginning on page 112 for additional information.

Q:	What effect will the merger have on the Company?

A:

If the merger is consummated, at the effective time, Merger Sub will be merged with and into the Company, with the Company surviving the merger as the surviving corporation and as an indirect wholly owned subsidiary of UHS. If the merger is consummated, UHS will use reasonable best efforts (and the Company will reasonably cooperate with UHS) to cause the Company common stock to be delisted from NASDAQ and deregistered under the Exchange Act as soon as reasonably practicable following the effective time, and, accordingly, the Company common stock will no longer be publicly traded, and the Company will no longer be subject to the reporting requirements under the Exchange Act. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

Q:	What are the material U.S. federal income tax consequences of the merger?

A:

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 86 for a more detailed description of the U.S. federal income tax consequences of the merger. We urge you to consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.

Q:	What will happen to outstanding Company equity awards in the merger?

A:

At the effective time, Company RSUs that are outstanding as of immediately prior to the effective time and that are or become vested as of the effective time will be canceled and converted into the right to receive an amount in cash (without interest) equal to the product (rounded up to the nearest cent) of (i) the aggregate number of shares of Company common stock underlying each such vested Company RSU and (ii) the merger consideration.

At the effective time, Company options outstanding and unexercised as of immediately prior to the effective time and that are or become vested as of the effective time will be canceled and converted into the right to receive an amount in cash (without interest) equal to the product (rounded up to the nearest cent) of (i) the aggregate number of shares of Company common stock subject to such vested Company option, and (ii) the excess, if any, of (A) the merger consideration over (B) the per share exercise price of such vested Company option; provided, however, that any such vested Company option with a per share exercise price that is equal to or greater than the merger consideration shall be canceled for no consideration.

Company RSUs and Company options that are unvested (and in the case of Company options, unexercised) at the effective time will generally be canceled and converted into equivalent UHS equity awards, with the same terms and conditions that applied to such award immediately prior to the effective time (including with respect to vesting, effect of termination of employment and, in the case of Company RSUs, dividend equivalents). The number of UHS Class B shares subject to each converted equity award will be equal to the exchange ratio multiplied by the number of shares of Company common stock subject to such award immediately prior to the effective time, with the exercise price of each converted Company option equal to the exercise price of the applicable Company option divided by the exchange ratio.

For more information, please see the section of this proxy statement entitled “The Merger Agreement—Treatment of Company Equity Awards” beginning on page 93.

Q:	Is the closing of the merger subject to any conditions?

A:

Yes. The obligations of each of the Company, UHS and Merger Sub to effect the merger are subject to the satisfaction or waiver, at or prior to the closing date, of certain conditions, including each of the following:

•	no restraints will be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the merger;

•

(i) any waiting period (and any extension thereof) under the HSR Act applicable to the consummation of the merger will have expired or been terminated and (ii) any waiting periods (and any extension thereof) and any required approvals or authorizations applicable to the consummation of the merger under the applicable state healthcare laws as set forth in the confidential disclosure schedules to the merger agreement delivered to UHS and Merger Sub will have expired or been terminated or been obtained, respectively; and

•	the receipt of the Company stockholder approval will have been obtained.

In addition, each party’s obligation to effect the merger is subject to, among other things, the accuracy, truthfulness and correctness of certain representations and warranties of the other party, subject to certain materiality qualifications, and the compliance or performance by such other party in all material respects with its obligations required to be complied with or performed at or prior to the effective time. The obligations of UHS and Merger Sub to effect the merger are further subject to the absence of any Material Adverse Effect (as defined in the section of this proxy statement entitled “The Merger Agreement—Representations and Warranties”) having occurred and being continuing.

For more information, please see the section of this proxy statement entitled “The Merger Agreement—Conditions of the Merger” beginning on page 112.

Q:	What happens if the merger is not consummated?

A:

In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger and holders of Company RSUs and Company options will not receive any payment for their vested equity awards and will not have their unvested equity awards converted to equivalent UHS equity awards in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on NASDAQ, the Company common stock will continue to be registered under the Exchange Act, the Company will continue to file periodic reports with the SEC, Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock and holders of Company RSUs and Company options will continue to hold their Company equity awards and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company equity awards.

Under certain circumstances, if the merger agreement is terminated, the Company may be required to pay UHS a termination fee equal to $32,394,000. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Company Termination Fee” beginning on page 115.

Q:

What will happen if Company stockholders do not approve the advisory compensation proposal on certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger?

A:

The inclusion of this proposal is required by the SEC rules; however, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote by Company stockholders and is not binding on the Company, UHS or Merger Sub. If the merger agreement is adopted by the Company stockholders and the merger is completed, the merger-related compensation will be paid to the Company’s named executive officers in accordance with the terms of the applicable compensation agreements and arrangements even if the Company stockholders do not approve of this proposal.

Q:	Does the Company participate in householding?

A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more Company stockholders sharing the same address and Company stockholders that maintain more than one stockholder account on the books of our transfer agent by delivering a single proxy statement addressed to those Company stockholders. This procedure, which is commonly referred to as “householding”, potentially means extra convenience for Company stockholders and cost savings for companies.

Brokers with account holders who are Company stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple Company stockholders sharing an address unless contrary instructions have been received from the affected Company stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding”.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, you may (i) notify your broker or (ii) contact Innisfree M&A Incorporated at +1 (877) 750-5837 (U.S. and Canada) or +1 (412) 232-3651 (all other countries) or in writing at 501 Madison Avenue, 20th Floor, New York, New York 10022. Company stockholders who currently receive multiple copies of this proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Q:	Should I send evidence of ownership now?

A:

No. If your shares of Company common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration.

Q:	Where can I find the voting results of the special meeting?

A:

The preliminary voting results for the special meeting are expected to be announced at the special meeting. In addition, within four business days following certification of the final voting results, the Company will file the final voting results of the special meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

The Company has engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for the special meeting. The Company expects to pay Innisfree M&A Incorporated a fee of up to $45,000, plus certain costs associated with additional services, as necessary, and Innisfree M&A Incorporated will be reimbursed for certain out-of-pocket fees and expenses. The Company has agreed to indemnify Innisfree M&A Incorporated against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). The Company also may reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Company common stock. Directors, officers and employees of the Company also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	What should I do now?

A:

You should read this proxy statement carefully and in its entirety, including the merger agreement along with the annexes of this proxy statement and all other documents that we refer to in this proxy statement, as they contain important information about, among other things, the merger and how it affects you. Then, return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope or submit your voting instructions by telephone or over the internet as soon as possible so that your shares will be voted in accordance with your instructions.

Q:	Who can help answer my questions?

A:	If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free: +1 (877) 750-5837 (U.S. and Canada)

    +1 (412) 232-3651 (all other countries)

Brokers and banks may call: +1 (212) 750-5833

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this proxy statement may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, statements regarding the proposed merger and related matters; the expected timetable for completing the proposed merger; prospective performance and opportunities; general business outlook; filings and approvals relating to the proposed merger; the ability to complete the proposed merger considering the various closing conditions; and any assumptions underlying any of the foregoing.

The forward-looking statements in this proxy statement and other such statements we publicly make from time to time are only predictions. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks and uncertainties include, among other things, (i) risks related to the satisfaction of the conditions to closing the merger (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to whether the Company stockholders will approve the merger and the possibility that the merger does not close; (ii) risks related to the possibility that competing offers or acquisition proposals for the Company will be made; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including in circumstances which would require the Company to pay a termination fee; (iv) risks related to the ability to realize the anticipated benefits of the merger, including the possibility that the expected benefits from the merger will not be realized or will not be realized within the expected time period; (v) the risk that the businesses will not be integrated successfully; (vi) disruption from the merger making it more difficult to maintain business and operational relationships, including with customers, vendors, service providers and other business counterparties, and the Company’s ability to attract, motivate or retain key executives, employees and other associates; (vii) risk related to the merger diverting the Company’s management’s attention from ongoing business operations; (viii) negative effects of the announcement or the consummation of the merger on the market price of the Company common stock and on the Company’s operating results; (ix) the risk of litigation, including stockholder litigation, and/or regulatory actions, including any conditions, limitations or restrictions placed on approvals by any applicable governmental entities, related to the merger; and (x) (A) other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2025 (in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in such Annual Report) and (B) other risk factors identified from time to time in other filings with the SEC. Filings with the SEC are available on the SEC’s website at www.sec.gov. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 126. The forward-looking statements in this proxy statement are based upon information available to us as of the date of this proxy statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This proxy statement and the documents that we reference herein and have filed as exhibits to this proxy statement should be read with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this proxy statement. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this proxy statement or any forward-looking statements we may publicly make from time to time, whether as a result of any new information, future events or otherwise.

All information contained in this proxy statement exclusively concerning UHS, Merger Sub and their affiliates has been supplied by UHS and Merger Sub and has not been independently verified by us.

THE PARTIES

Talkspace, Inc.

The Company is a leading virtual behavioral healthcare provider committed to helping people lead healthier, happier lives through access to high-quality mental healthcare. The Company pioneered the ability to text with a licensed therapist from anywhere and now offers a comprehensive suite of mental health services, including therapy for individuals, teens, and couples, as well as psychiatric treatment and medication management (18+). With the Company’s core therapy offerings, members are matched with one of thousands of licensed therapists within days and can engage in live video, audio, or chat sessions, and/or unlimited asynchronous text messaging sessions. All care offered at the Company is delivered through an easy-to-use, fully encrypted web and mobile platform that meets HIPAA, federal, and state regulatory requirements. Most Americans have access to the Company’s services through their health insurance plans, employee assistance programs, their partnerships with leading healthcare companies, or as a free benefit through their employer, school, or government agency. The Company’s principal executive offices are located at 622 Third Avenue, New York, New York 10017 and its telephone number is (212) 284-7206. Shares of Company common stock are listed on NASDAQ under the trading symbol “TALK” and warrants to purchase Company common stock are listed on NASDAQ under the trading symbol “TALKW”.

Universal Health Services, Inc.

UHS is one of the nation’s largest and most respected providers of hospital and healthcare services. UHS’s principal business is owning and operating, through their subsidiaries, acute care hospitals and outpatient facilities and behavioral health care facilities. UHS’s services provided by their hospitals include general and specialty surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, pediatric services, pharmacy services and/or behavioral health services. UHS, through its wholly owned subsidiary UHS of Delaware, Inc., provides capital resources as well as a variety of administrative services to their facilities, including central purchasing, information services, finance and control systems, facilities planning, physician recruitment services, administrative personnel management, marketing and public relations. As of February 25, 2026, UHS owned and/or operated 346 inpatient behavioral health facilities and 168 outpatient and other facilities and various other related services located in 40 states, Washington, D.C., the United Kingdom and Puerto Rico. UHS’s principal executive offices are located at Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, Pennsylvania 19406 and its telephone number is (610) 768-3300. Shares of UHS’s common stock are listed on NYSE under the trading symbol “UHS”.

UHS Merger Subsidiary, Inc.

Merger Sub was formed on March 2, 2026 as a Delaware corporation, solely for the purpose of entering into the merger agreement and related agreements and consummating the transactions contemplated by the merger agreement. Merger Sub has not conducted any business other than in connection with its formation and the transactions contemplated by the merger agreement. Merger Sub is an indirect, wholly owned subsidiary of UHS. Upon consummation of the merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, Pennsylvania 19406 and its telephone number is (610) 768-3300.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company stockholders as part of the solicitation of proxies by the Board for exercise at the special meeting and at any adjournments or postponements thereof.

Date, Time and Place

The special meeting of Company stockholders will be held on May 29, 2026, at 9:00 a.m., Eastern time (unless the special meeting is adjourned or postponed). The special meeting will be completely virtual. Company stockholders will be able to virtually attend and vote at the special meeting by visiting www.proxydocs.com/TALK and using the 12-digit control number included in the proxy materials. Company stockholders are entitled to virtually attend the special meeting; however, you will only be entitled to vote at the special meeting if you were a stockholder of record at the close of business on April 13, 2026, the record date for the special meeting, or if you were a beneficial owner of Company common stock as of the record date.

Purpose of the Special Meeting

The special meeting is being held for the following purposes:

•	to consider and vote on the merger agreement proposal;

•	to consider and vote on the advisory compensation proposal; and

•	to consider and vote on the adjournment proposal.

A copy of the merger agreement is attached as Annex A to this proxy statement and which we incorporate by reference into this proxy statement.

Recommendation of the Board

The Board has carefully reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Board has unanimously (i) approved (including for the purposes of Section 203 of the DGCL) and declared advisable the merger agreement, the execution, delivery and performance thereof and the consummation of the transactions contemplated thereby, including the merger, (ii) determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, the Company and the Company stockholders, and (iii) directed that the merger agreement be submitted to the Company stockholders entitled to vote thereon and recommended that the Company stockholders vote their shares of Company common stock in favor of the adoption of the merger agreement at the special meeting.

Accordingly, the Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger—Reasons for the Merger” beginning on page 55.

Registering for the Special Meeting

Stockholders of Record

If, at the close of business on April 13, 2026, you were a record holder of Company common stock (in other words, if your Company common stock was registered directly in your name with the transfer agent, Vinyl Equity, Inc.), you may vote at the special meeting or vote by proxy. You do not need to register to virtually attend and participate in the special meeting. You may virtually attend and participate by accessing www.proxydocs.com/TALK. Enter the 12-digit control number shown on your proxy card.

Beneficial (“Street Name”) Stockholders

If at the close of business on April 13, 2026, you were the beneficial owner of Company common stock held in “street name” (in other words, if your Company common stock is held in the name of your broker, bank or other nominee), the proxy materials should be forwarded to you by your broker, bank or other nominee. The broker, bank or other nominee is considered the stockholder of record for purposes of voting your shares at the special meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of Company common stock by following their instructions for voting. You are also invited to virtually attend the special meeting. “Street name” holders may vote online at the special meeting only if they obtain a 12-digit control number from their broker, bank, or other nominee (typically found on their voting instruction form). If you hold your shares in street name and want to participate in the special meeting but did not receive a 12-digit control number, you must contact your broker, bank or other nominee for instructions to access the meeting.

Record Date and Stockholders Entitled to Vote

Only Company stockholders of record at the close of business on April 13, 2026, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. As of the close of business on the record date, there were 167,512,566 shares of Company common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.

At the special meeting and for 10 days prior to the special meeting, the names of Company stockholders entitled to vote at the special meeting will be available for inspection by any Company stockholder for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., Eastern time, at the Company’s principal executive offices located at 622 Third Avenue, New York, New York 10017, by contacting the Corporate Secretary of the Company. Participating Company stockholders who log on to the special meeting using their 12-digit control number will be able to examine the stockholder list during the special meeting by following the instructions provided on the meeting website at www.proxydocs.com/TALK.

Quorum

The presence, in person, or by remote communication, or represented by proxy, at the special meeting of the holders of a majority in voting power of the shares of the capital stock of the Company issued and outstanding and entitled to vote in person, or by remote communication, or represented by proxy, constitutes a quorum for the transaction of business at the special meeting. Virtual attendance at the special meeting constitutes presence in person for quorum purposes at the special meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If a quorum is not present or represented by proxy at the special meeting, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the special meeting, present in person, or by remote communication, or represented by proxy, shall have the power to adjourn the special meeting from time to time until a quorum is present or represented. At such adjourned special meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the special meeting as originally noticed. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each Company stockholder of record entitled to vote at the special meeting. If after the adjournment a new record date for determination of Company stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining Company stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Company stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each Company stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, we expect that the special meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

Approval of the Merger Agreement Proposal

The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter. Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or adjournment proposal and vice versa.

Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes will have the same effect as a vote “AGAINST” the merger agreement proposal.

Approval of the Advisory Compensation Proposal

The approval of the advisory compensation proposal requires the affirmative vote (in person or by proxy) of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such proposal at the special meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes will have no effect on the outcome of the advisory compensation proposal.

The vote on the advisory compensation proposal is a vote separate and apart from the vote to approve the merger agreement proposal, and approval of the advisory compensation proposal is not a condition to the consummation of the merger. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal and vice versa. The inclusion of the advisory compensation proposal is required by the SEC rules and is advisory only. Because the vote on the advisory compensation proposal is advisory only, it will not be binding on the Company, the Board, UHS or the surviving corporation. Therefore, because the Company is contractually obligated to pay the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger, if the merger is approved by our stockholders, such compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the advisory compensation proposal.

Approval of the Adjournment Proposal

The approval of the adjournment proposal requires the affirmative vote (in person or by proxy) of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such proposal at the special meeting (whether or not a quorum is present). Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes will have no effect on the outcome of the adjournment proposal. The Company does not intend to call a vote on this proposal if the merger agreement proposal is approved at the special meeting.

The vote on the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal, and approval of the adjournment proposal is not a condition to the consummation of the merger. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa.

A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other “routine” items and submits votes for those matters. Because none of the proposals to be voted on at the special meeting is a routine matter for which nominees may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting. As a result, no bank, broker or other nominee will be permitted to vote your shares of Company common stock at the special meeting without receiving instructions. You should consult your bank, broker or other nominee holder if you have questions about this. If there are any broker non-votes, they would have the effect of a vote “AGAINST” the merger agreement proposal and have no effect on the advisory compensation proposal and the adjournment proposal.

Voting Procedures

Whether or not you plan to virtually attend the special meeting and regardless of the number of shares of Company common stock you own, your careful consideration of, and vote on, the merger agreement is important and we encourage you to vote promptly.

If, at the close of business on April 13, 2026, you were a record holder of Company common stock (in other words, you held Company common stock in your own name in the stock register maintained by our transfer agent, Vinyl Equity, Inc.) and to ensure that your shares of Company common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to virtually attend the special meeting, using one of the following three methods.

•

Voting by Mail: To vote by mail using a proxy card, please complete, sign, date and mail the enclosed proxy card in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct. For your mailed proxy card to be counted, we must receive it before the start of the special meeting on May 29, 2026.

•

Voting by Telephone: To vote by telephone, dial the toll-free number on the enclosed proxy card or voting instruction form using a touch-tone phone and follow the recorded instructions. Have your proxy available when you call. You will be asked to provide the 12-digit control number from the enclosed proxy card or voting instruction form. Your telephone vote must be received by 11:59 p.m. Eastern time on May 28, 2026, the day before the special meeting, to be counted.

•

Voting via the Internet: To vote via the internet, go to the website listed on the enclosed proxy card or voting instruction form and follow the on-screen instructions. Your internet vote must be received by 11:59 p.m. Eastern time on May 28, 2026, the day before the special meeting, to be counted.

You may also vote by virtually attending the special meeting and voting during the live webcast.

If, at the close of business on April 13, 2026, you were the beneficial owner of Company common stock held in “street name” (in other words, if your Company common stock is held in the name of your broker, bank or other nominee), you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. In order to vote, complete and mail the proxy card received from your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker. “Street name” holders may vote online at the special meeting only if they obtain a 12-digit control number from their broker, bank or other nominee (typically found on their voting instruction form). If you hold your shares in street name and want to participate in the special meeting but did not receive a 12-digit control number, you must contact your broker, bank or other nominee for instructions to access the meeting. Without following the voting instructions provided by your broker, bank or other nominee, your shares of Company common stock held in “street name” will not be voted, which will have the same effect as a vote “AGAINST” the merger agreement proposal and will not have any effect on the advisory compensation proposal and adjournment proposal.

For additional questions about the merger, assistance in submitting proxies or voting, or to request additional copies of this proxy statement or the enclosed proxy card, please contact Innisfree M&A Incorporated, which is acting as the Company’s proxy solicitation agent in connection with the merger, toll-free at +1 (877) 750-5837 (U.S. and Canada) or +1 (412) 232-3651 (all other countries). Brokers and banks may call at +1 (212) 750-5833.

How Proxies Are Voted

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a holder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies therein will vote in favor of the merger agreement proposal, the advisory compensation proposal and the adjournment proposal.

Revocation of Proxies

For Company stockholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:

•

you may submit another properly completed proxy card bearing a later date (which automatically revokes the earlier proxy or voting instructions) in accordance with the instructions detailed in the section above entitled “—Voting Procedures”;

•	you may submit a written notice of revocation to the Company’s Corporate Secretary at 622 Third Avenue, New York, New York 10017; or

•	you may virtually attend the special meeting and vote during the live webcast. Attendance at the special meeting will not, in and of itself, constitute revocation of a previously granted proxy.

Please note that if you want to revoke your proxy by sending a new proxy card or a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company prior to the special meeting.

If you hold your shares in “street name”, you will need to revoke or resubmit your proxy in accordance with the instructions provided by your broker, bank or other nominee. If your broker, bank or other nominee allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone (or by mail). In order to virtually attend the special meeting and vote during the webcast, which will have the same effect as revoking any previously submitted voting instructions, follow the instructions provided by your broker, bank or other nominee for purposes of virtually attending and participating in the special meeting.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. The Company has engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for the special meeting. The Company expects to pay Innisfree M&A Incorporated a fee of up to $45,000, plus certain costs associated with additional services, as necessary, and Innisfree M&A Incorporated will be reimbursed for certain out-of-pocket fees and expenses. The Company has agreed to indemnify Innisfree M&A Incorporated against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). The Company also may reimburse brokers, banks and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Company common stock. Directors, officers and employees of the Company also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.

Adjournments

If a quorum is not present or represented at the special meeting then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the special meeting, present in person, or by remote communication, or represented by proxy, shall have the power to adjourn the special meeting from time to time until a quorum is present or represented without notice, provided that the time and place of the adjourned meeting, if any, are announced at the special meeting at which the adjournment is taken. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each Company stockholder of record entitled to vote at the special meeting. If after the adjournment a new record date for determination of Company stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining Company stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Company stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each Company stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, we expect that the special meeting will be adjourned or postponed to solicit additional proxies. At any subsequent reconvening of the special meeting at which a quorum is present, any business may be transacted that might have been transacted at the special meeting.

Voting by Company Directors, Executive Officers and Principal Securityholders

As of April 13, 2026, the directors and executive officers of the Company beneficially owned in the aggregate 42,265,090 shares of Company common stock, or approximately 23.32% of the outstanding shares of Company common stock.

As described in the section of this proxy statement entitled “Voting Agreements” beginning on page 118, the voting agreement stockholders have committed to vote in favor of the approval of the merger agreement proposal. Although none of the other directors or executive officers are obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares of Company common stock “FOR” each of the proposals to be presented at the special meeting.

The voting agreement stockholders entered into voting agreements with UHS pursuant to which the voting agreement stockholders agreed, among other things, to vote or cause to vote all of Mr. Braunstein’s subject shares and Mr. Shachar’s subject shares, as applicable, (i) in favor of adopting the merger agreement and any other actions contemplated by the merger agreement in respect of which the approval of the Company stockholders is requested, (ii) against any alternative takeover proposal from a third party, whether or not constituting a superior proposal; and (iii) against any action, proposal, transaction or agreement involving the Company or any of its subsidiaries or any of the affiliated professional entities that would reasonably likely be intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone, affect in an adverse manner or prevent the consummation of the merger or the other transactions contemplated by the merger agreement. At the close of business on April 13, 2026, the record date of the special meeting, (i) Mr. Braunstein’s subject shares consisted of 15,650,295 shares of Company common stock, which represented approximately 9.34% of the total outstanding voting power of the Company common stock as of the record date and (ii) Mr. Shachar’s subject shares consisted of 8,924,653 shares of Company common stock, which represented approximately 5.33% of the total outstanding voting power of the Company common stock as of the record date. The voting agreements will terminate if the merger agreement is terminated or the entry, without the prior written consent of the voting agreement stockholders, into any material modification or amendment to the merger agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to any of the voting agreement stockholders pursuant to the merger agreement as in effect on March 9, 2026. For additional information on the voting agreements, please see the section of this proxy statement entitled “Voting Agreements” beginning on page  118.

Appraisal Rights

If the merger is consummated, holders of record and beneficial owners of shares of Company common stock who do not vote in favor of the merger agreement proposal and who do not wish to accept the merger consideration will have the right to demand an appraisal of their shares of Company common stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive an amount in cash equal to the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value in lieu of receiving the merger consideration. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Company stockholders who properly demand, and do not otherwise lose, withdraw or waive, appraisal rights under Section 262 will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Instead, they will receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Company stockholders considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, Company stockholders wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record or a beneficial owner of shares of Company common stock who (i) continuously holds such shares on and from the date of the making of the demand through the effective time, (ii) properly submits a written demand for appraisal of their applicable shares of Company common stock to the Company before the vote is taken on the merger agreement proposal at the special meeting, (iii) has not consented to or otherwise voted in favor of the merger (including by executing and returning a proxy) or otherwise withdrawn, lost or waived appraisal rights, (iv) strictly complies with all other procedures for exercising appraisal rights under Section 262, (v) does not thereafter fail to perfect or effectively withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (vi) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined in the section of this proxy statement entitled “The Merger—Appraisal Rights”), will be entitled to have their shares of Company common stock appraised by the Delaware Court and to receive payment in cash of the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value from the effective time of the merger through the date of payment of the judgment. The summary included herein does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. For more information, please see the section of this proxy statement entitled “The Merger—Appraisal Rights” beginning on page 72.

Other Matters

Pursuant to the DGCL and the Company’s bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting.

Assistance

If you have any questions or need assistance in completing your proxy card or have questions regarding the special meeting, please contact Innisfree M&A Incorporated, which is acting as the Company’s proxy solicitation agent in connection with the merger, toll-free at +1 (877) 750-5837 (U.S. and Canada) or +1 (412) 232-3651 (all other countries). Brokers and banks may call at +1 (212) 750-5833.

PROPOSAL 1: MERGER AGREEMENT PROPOSAL

We are asking Company stockholders to vote on a proposal to adopt the merger agreement. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the merger and the merger agreement, including the information set forth under the sections of this proxy statement entitled “The Merger” and “The Merger Agreement” beginning on pages 42 and 91, respectively. A copy of the merger agreement is attached as Annex A to this proxy statement and which we incorporate by reference into this proxy statement. You are urged to read the merger agreement carefully and in its entirety. Approval of this proposal is a condition to the consummation of the merger. In the event this proposal is not approved, the merger cannot be consummated.

The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter. Abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes will have the same effect as a vote “AGAINST” the merger agreement proposal.

The Board unanimously recommends a vote “FOR” the approval of the merger agreement proposal.

PROPOSAL 2: ADVISORY COMPENSATION PROPOSAL

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act, we are asking Company stockholders to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger. As required by those rules, we ask the Company stockholders to vote on the approval of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled “Golden Parachute Compensation”, including the associated narrative discussion, and the agreements, arrangements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The vote on executive compensation payable in connection with the consummation of the merger is a vote separate and apart from the vote to approve the merger agreement proposal, and approval of the advisory compensation proposal is not a condition to the consummation of the merger. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve such compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on the Company or the Board; as the Company is contractually obligated to pay such compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the merger is consummated and regardless of the outcome of the advisory vote.

The approval of the advisory compensation proposal requires the affirmative vote (in person or by proxy) of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such proposal at the special meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes will have no effect on the outcome of the advisory compensation proposal.

The Board unanimously recommends a vote “FOR” the approval of the advisory compensation proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL

The special meeting may be adjourned to another time and place to permit further solicitation of proxies, if necessary, to obtain additional votes to approve the merger agreement proposal. The Company currently does not intend to propose adjournment of the special meeting if there are sufficient votes in favor of the merger agreement proposal.

The vote on the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal, and approval of the adjournment proposal is not a condition to the consummation of the merger.

The Company is asking you to authorize the holder of any proxy solicited by the Board to vote in favor of any adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement proposal at the time of the special meeting.

The approval of the adjournment proposal requires the affirmative vote (in person or by proxy) of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such proposal at the special meeting (whether or not a quorum is present). Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes will have no effect on the outcome of the adjournment proposal. The Company does not intend to call a vote on this proposal if the merger agreement proposal is approved at the special meeting.

The Board unanimously recommends a vote “FOR” the approval of the adjournment proposal.

THE MERGER

Overview

The Company is seeking the adoption by the Company stockholders of the merger agreement the Company entered into on March 9, 2026 with UHS and Merger Sub. Under the terms of the merger agreement, subject to the satisfaction or (if permissible under applicable law) waiver of specified conditions, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of UHS. The Board has unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, and unanimously recommends that Company stockholders vote to adopt the merger agreement.

Background of the Merger

The Board and the Company’s management team regularly review the Company’s performance and growth prospects in light of its business and developments in the virtual behavioral health industry and the macroeconomic environment, including the Company’s performance in the public markets. These reviews have included, among other things, consideration of potential strategic transactions to enhance stockholder value, including potential sale or merger transactions. As part of these reviews, the Board, together with the Company’s management and with assistance from the Company’s outside advisors, has evaluated whether the Company should continue to execute on its strategy as a stand-alone company, consider alternative capital allocation approaches, pursue various acquisitions or pursue a sale of the Company, considering whether any such potential alternative would enhance stockholder value along with the potential benefits and risks of any potential alternative. As a result, such reviews have been accompanied by periodic conversations between members of the Company’s management team and representatives of other companies in, or interested in, virtual behavioral health, as well as financial sponsors, regarding such opportunities.

From time to time prior to and since the Company became a publicly traded company through the deSPAC transaction in June 2021, various parties have approached the Company regarding possible strategic transactions involving the Company. In response to such expressions of interest, the Board, or the Company’s management in consultation with the Board, has generally engaged in preliminary discussions with such parties to assess their level of interest and ability to pursue a potential transaction that would enhance stockholder value. Generally, these discussions did not result in formal proposals for the Company to evaluate.

In early January 2025, representatives of an interested strategic counterparty (which we refer to as “Party A”) reached out to a member of the Company’s management to express interest in a potential strategic transaction with the Company. The Company held multiple discussions with Party A, including a conversation among Douglas Braunstein, Chairman of the Board, Jon Cohen, Chief Executive Officer of the Company and the Chief Executive Officer of Party A, on a potential transaction, including an acquisition of the Company by Party A. The Board remained informed on the status of, and held discussions concerning, the Company’s ongoing conversations with Party A. In March 2025, the Company and Party A decided to terminate discussions after the parties were unable to agree on acceptable terms for a potential transaction.

After consideration of the potential interest in the Company, as well as the Company’s position in the public markets, including the performance of the Company’s stock price and the Company’s trading volume, the Board determined it would be advisable to engage advisors to become informed on the range of alternatives available to the Company in a strategic review process that would maximize the value to the Company’s stockholders. In the middle of 2025, the Board invited nationally recognized investment banks, including Wells Fargo, to provide a preliminary overview of the Company’s position in the market and to discuss potential strategic alternatives for the Company.

On July 10, 2025, the Board held a meeting with members of the Company’s management in attendance and received presentations from three nationally recognized investment banks, which included Wells Fargo, to provide an overview of the Company’s position in the market and on strategic alternatives. Prior to the presentations, Mr. Braunstein disclosed to the Board his role as Vice Chairman of Wells Fargo & Company, an affiliate of Wells Fargo. Each of the financial advisors’ presentations included, among other things, representative work on comparable matters, the qualifications of the investment banks’ respective teams and a preliminary overview of the market. Following the presentations, Mr. Braunstein recused himself from any discussions and decisions concerning the potential engagement of an investment bank. The remaining members of the Board then discussed the qualifications and capabilities of each of the investment banks and preliminarily determined that, if the Board were to retain a financial advisor in connection with any strategic review process, the Board would consider retaining Wells Fargo at a later date to act as its financial advisor based on, among other factors, Wells Fargo’s overall reputation and experience as an investment banking firm and its knowledge of the Company’s business and operations and the virtual behavioral health industry. The Board then authorized members of the Company’s management to provide additional financial information, subject to a mutually agreeable non-disclosure agreement, on the Company for Wells Fargo to provide, and present to the Board at a later date, a more informed analysis of the Company’s position in the market and the range of strategic alternatives available to the Company.

On September 3, 2025, a representative of an interested strategic counterparty (which we refer to as “Party B”), reached out to a member of the Company’s management to set up a meeting to discuss an opportunity with the Company.

On September 9, 2025, a representative of UHS held a conversation with a member of the Company’s management to discuss a potential transaction with the Company, including a potential purchase of the Company by UHS. The representative of UHS reached out to a member of the Company’s management to potentially discuss sharing information to evaluate a potential transaction.

On September 11, 2025, a representative of Party B held a virtual meeting with Ian Harris, the Company’s Chief Financial Officer, to indicate Party B’s interest in a potential transaction with the Company.

On September 19, 2025, the Board held a virtual meeting with members of the Company’s management and representatives of each of Wells Fargo and Cravath, Swaine & Moore LLP (which we refer to as “Cravath”), the Company’s outside counsel, in attendance. At the meeting, representatives of Cravath reviewed with the members of the Board their fiduciary duties under Delaware law and other legal matters in the context of a strategic review. At the meeting, the Board discussed the interest received from UHS and Party B in a potential strategic transaction with the Company. At the meeting, the Board discussed potentially forming a transaction committee of the Board to become more informed on potential alternatives for the Company and explore, review and evaluate potential strategic transactions that may be available to the Company. After discussion, the Board resolved to form a transaction committee (which we refer to as the “Transaction Committee”) composed of three independent directors, Curtis Warfield, Erez Shachar and Jacqueline Yeaney. To facilitate the Board’s review of strategic alternatives, the Transaction Committee was delegated the authority to consider and evaluate any potential strategic transactions, make a recommendation to the Board as to the advisability of any potential strategic transactions, consult with, and provide oversight and guidance to, the Company’s management regarding all matters related to any potential strategic transactions and recommend to the Board any and all actions with respect to any potential strategic transactions as the Transaction Committee determines necessary, appropriate or advisable and in the best interests of the Company. The decision of whether to enter into any potential strategic transaction remained with the Board, which received updates from the Transaction Committee on a periodic basis. At the same meeting, the Board invited representatives of Wells Fargo to provide an updated overview of the market and the process of initiating a potential review of strategic alternatives for the Company. Representatives of Wells Fargo also shared with the Board their views on the potential counterparties who may be interested or engaged in the strategic alternatives process. Mr. Braunstein then recused himself from the Board’s deliberations on Wells Fargo. The remaining members of the Board deliberated on Wells Fargo’s presentation and determined to proceed with retaining Wells Fargo as financial advisor to the Company, subject to entry into an acceptable engagement letter and receipt of satisfactory relationship disclosures. The Board then authorized the members of the Company’s management to negotiate an appropriate engagement letter and fee proposal from Wells Fargo.

On September 25, 2025, Wells Fargo provided a relationship disclosure letter to Cravath which provided disclosures identifying prior and current engagements and relationships regarding Wells Fargo and its affiliates’ commercial relationships with each of the Company, including with Mr. Braunstein, and five potential counterparties to a potential strategic transaction, which letter was shared with the Transaction Committee.

On September 26, 2025, representatives of UHS held a call with members of the Company’s management to discuss a potential transaction with the Company. The discussion included, among other things, an overview of the strategic rationale of a potential sale of the Company to UHS.

On September 30, 2025, the Transaction Committee held a virtual meeting with members of the Company’s management, the Chairman of the Board and representatives of each of Wells Fargo and Cravath in attendance. At the meeting, representatives of Cravath reviewed with the members of the Transaction Committee their fiduciary duties under Delaware law and other legal matters in the context of a review of a potential sale transaction. Representatives of Wells Fargo provided an overview of the potential strategic alternatives process, including an illustrative timeline of the process and an overview of the potential counterparties. Mr. Braunstein then recused himself from the deliberations, and the Transaction Committee then discussed, together with Cravath and members of the Company’s management, Wells Fargo’s engagement letter and fee proposal in connection with the evaluation of strategic alternatives for the Company. The Transaction Committee, together with Cravath and members of the Company’s management, also reviewed the relationship disclosures provided by Wells Fargo with respect to its relationships with the Company, including Mr. Braunstein, and certain potential counterparties and determined that these relationships would not impede Wells Fargo’s ability to represent the interests of the Company. Following such discussion, the Transaction Committee approved the Company’s entry into an engagement letter with Wells Fargo and authorized the Company’s management to execute and deliver such engagement letter, which letter was dated October 3, 2025, pursuant to which Wells Fargo would serve as the Company’s financial advisor in connection with the exploration of strategic alternatives and the potential execution of one or more transactions in connection with such review. Additionally, at the same meeting, the Transaction Committee formally approved the engagement of Cravath as outside legal counsel to the Company. Finally, the Transaction Committee directed the Company’s management to prepare long-term unaudited financial projections for the Company to be (i) used by it and the Board in their consideration of a potential transaction, (ii) used by Wells Fargo in its financial analyses in connection with a potential transaction and (iii) shared with parties potentially interested in a strategic transaction with the Company who have executed an acceptable non-disclosure agreement with the Company. The Transaction Committee directed the Company’s management to present such projections to the Transaction Committee at a later time.

On October 13, 2025, the Transaction Committee held a virtual meeting with members of the Company’s management, the Chairman of the Board and representatives of each of Wells Fargo and Cravath in attendance. At the meeting, representatives of Wells Fargo provided an update to the Transaction Committee on the strategic alternatives process and discussed with the Transaction Committee the outreach plan to connect with potential counterparties. Representatives of Wells Fargo and the Company’s management also discussed with the Transaction Committee the materials, including a management presentation providing an overview of the Company’s business and long-term forecasts prepared by the Company’s management, to be shared with counterparties potentially interested in a transaction with the Company and who have signed a non-disclosure agreement. After discussion of the management presentation and the long-term forecasts, the Transaction Committee discussed certain revisions to such presentation and forecasts, and requested that the Company’s management circulate such revisions to the Transaction Committee for approval.

On October 19, 2025, the Transaction Committee authorized representatives of Wells Fargo to begin reaching out to potential counterparties on a confidential basis, which included a mix of strategic counterparties and financial sponsor counterparties. The potential counterparties included parties with whom the Company had previously discussed potential strategic transactions and other parties, which based on their presence or interest in the behavioral health industry, the Transaction Committee and representatives of Wells Fargo believed were likely to be interested in a potential strategic transaction with the Company.

From October 20, 2025 to November 7, 2025, representatives of Wells Fargo contacted approximately 75 potential financial and strategic counterparties, including (i) UHS, (ii) a financial sponsor that we refer to as “Party C”, (iii) a financial sponsor that we refer to as “Party D”, (iv) a strategic counterparty that we refer to as “Party E”, (v) a financial sponsor that we refer to as “Party F”, (vi) a financial sponsor that we refer to as “Party G”, (vii) a financial sponsor that we refer to as “Party H”, (viii) a strategic counterparty owned by Party G and Party H that we refer to as “Party I” (which, together with Party G and Party H, we refer to as “Consortium A”) and (ix) a financial sponsor that we refer to as “Party J”, in each case, to solicit their potential interest in participating as a potential bidder in the Company’s strategic alternatives review process, and, at the Company’s direction, provided draft non-disclosure agreements to such interested counterparties. Pursuant to the above-mentioned instructions of the Transaction Committee, representatives of Wells Fargo were also in contact with representatives of Party A and Party B with respect to a potential transaction.

From October 22, 2025 to December 2, 2025, the Company, with the assistance of Cravath, entered into non-disclosure agreements with 40 potential counterparties, including with (i) UHS of Delaware, a subsidiary of UHS, on October 22, 2025, (ii) Party A on November 10, 2025, (iii) Party B on October 28, 2025, (iv) Party C on November 4, 2025, (v) Party D on November 12, 2025, (vi) Party E on November 4, 2025, (vii) Party F on November 4, 2025, (viii) Party G on November 6, 2025, (ix) Party H on November 3, 2025 and (x) Party J on November 3, 2025. All of the non-disclosure agreements included, among other things, a customary standstill provision restricting the counterparty’s ability to make a public proposal to acquire the Company and customary limitations on engaging in discussions with other potential co-bidders or sources of debt or equity financing without the Company’s consent, subject to limited customary exceptions. All of the standstill restrictions would automatically terminate upon, among other circumstances, the Company’s entry into a definitive acquisition agreement with a third party.

On October 22, 2025, representatives of Wells Fargo, at the request of the Company’s management, shared with the Transaction Committee through e-mail materials consisting of (i) certain updated unaudited financial projections for the Company for fiscal years 2025 through 2030 prepared by the Company’s management in connection with the Transaction Committee’s review of strategic alternatives (which we refer to as the “Company Forecasts”), which are summarized below under “—Certain Unaudited Financial Forecasts” and (ii) certain information regarding the Company’s business, financial position and results of operations prepared by the Company’s management, including the Company Forecasts for the fiscal years 2026 through 2028, to be shared with potential counterparties in connection with the strategic alternatives process who have executed an acceptable non-disclosure agreement (which we refer to as the “Company Financial Supplement”).

On October 23, 2025, the members of the Transaction Committee approved via e-mail the Company Forecasts and the distribution of the Company Financial Supplement to parties potentially interested in a strategic transaction with the Company.

On October 23, 2025, members of the Company’s management and UHS’s management held an in-person introductory dinner. Representatives of Wells Fargo were also in attendance.

On October 24, 2025, members of the Company’s management and UHS management held an in-person meeting at UHS’s offices. Representatives of Wells Fargo were also in attendance. The members of the Company’s management gave a management presentation to UHS, which included providing a general orientation of the industry and business profile of the Company, and discussed a potential strategic transaction.

From October 24, 2025 to December 16, 2025, members of the Company’s management gave management presentations to approximately 14 other potential counterparties to a transaction with the Company.

From November 11, 2025 to December 9, 2025, at the Company’s direction, representatives of Wells Fargo coordinated diligence calls with numerous potential counterparties, including UHS, Party C, Party D, Party H and Party J.

On November 18, 2025, at the Company’s direction, representatives of Wells Fargo shared the first-round process letter with potential counterparties who had executed a non-disclosure agreement with the Company. The first-round process letter requested potential counterparties to submit a non-binding proposal by December 17, 2025.

On November 24, 2025, representatives of Wells Fargo provided an update to the Transaction Committee via e-mail on the status of the outreach to potential counterparties.

On December 2, 2025, members of the Company’s management held a management meeting at Cravath’s office with representatives from Consortium A, with representatives of Wells Fargo in attendance. The Company’s management discussed with representatives of Consortium A, among other things, the Company’s financial results and projections, a potential transaction with Party I and the value creation of a combined pro forma company with Party I.

On December 2, 2025, at the Company’s direction, representatives of Wells Fargo shared a presentation providing an overview of the Company with UHS. The presentation provided, among other things, an overview of the Company’s platform, growth strategy, artificial intelligence product, potential synergies and financial highlights.

On December 3, 2025, the Board held a meeting with members of the Company’s management and representatives of Wells Fargo in attendance. At the meeting, representatives of Wells Fargo updated the Board on the status of outreach to potential counterparties.

On December 17, 2025, the deadline to receive initial proposals pursuant to the Company’s first-round process letter, the Company received the following initial, non-binding proposals, in each case, subject to further diligence:

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A non-binding proposal from UHS to acquire 100% of the fully diluted shares of the Company common stock for a price between $4.05 and $4.25 per share in cash (which we refer to as the “December 17 Offer”);

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A non-binding proposal from Party C to acquire 100% of the fully diluted shares of the Company common stock for a price of $4.00 per share in cash, including an equity rollover by certain members of management and other stockholders to be discussed at a later time;

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A non-binding proposal from Party F to acquire 100% of the fully diluted shares of the Company common stock for a price of $4.22 per share in cash, subject to partnering with a strategic party in the behavioral health space;

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A non-binding proposal from Party J to acquire 100% of the fully diluted shares of the Company common stock for a price between $3.51 and $3.79 per share in cash and conditioned, among other things, on executing employment agreements with management personnel;

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An indication of interest from Party A to acquire 100% of the fully diluted shares of the Company common stock, which did not include a price but indicated it would need to partner with a financial sponsor to formalize an offer; and

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A non-binding proposal from Consortium A, which contemplated the reverse merger of Party I into the Company, with implied enterprise values of $517 million and $285 million for the Company and Party I, respectively, and a 60-day exclusivity period with Consortium A.

On the same day, Party D and Party E communicated to representatives of Wells Fargo that they would submit a non-binding proposal after the initial proposal deadline. On December 17, 2025, the Company’s closing stock price was $3.45.

On December 18, 2025, the Company received a non-binding proposal from Party D to acquire 100% of the fully diluted shares of the Company common stock for a price between $4.20 and $4.60 per share in cash and a non-binding proposal from Party E to acquire 100% of the fully diluted shares of the Company common stock for a price between $4.20 and $4.55 per share in cash.

On December 22, 2025, the Transaction Committee held a virtual meeting, with members of the Company’s management, the Chairman of the Board and representatives of each of Wells Fargo and Cravath in attendance. At the meeting, representatives of Cravath reviewed with the members of the Transaction Committee their fiduciary duties under Delaware law and other legal matters in the context of a review of a potential sale transaction. The Transaction Committee reviewed with the Company’s advisors the eight non-binding proposals and indications of interest received to date, including the relative indicative prices and/or price ranges, the financing expectations for the proposed transaction and available capital, the work performed and engagement by each potential counterparty to date, the open due diligence matters indicated by each counterparty and the indicated time necessary to complete the remaining due diligence. The Transaction Committee also deliberated on Consortium A’s proposal for a reverse merger with the Company, including whether Consortium A provided sufficient information for the Transaction Committee to evaluate whether the transaction would improve stockholder value.

Ahead of the December 22, 2025 Transaction Committee meeting, at the direction of the Transaction Committee, representatives of Cravath had prepared auction drafts of the merger agreement to be shared with potential counterparties, with separate versions for financial sponsor counterparties and strategic counterparties. The auction drafts of the merger agreements, among other things, (i) contained customary representations, warranties and covenants for a transaction involving a financial sponsor counterparty and strategic counterparty, respectively, (ii) provided for customary termination rights of the Company, including to enter into an acquisition agreement for a superior proposal (subject to compliance with the terms of the agreement and the payment of a termination fee of 2.00% of the fully diluted equity value of the Company based on the purchase price), (iii) included a reverse termination fee payable by the buyer and (iv) included “hell or high water” obligations with respect to achieving required regulatory approvals. At the meeting, Cravath provided an overview of, and the Transaction Committee discussed, the proposed auction drafts of the merger agreements.

Following the discussions on the drafts of the auction merger agreements, the Transaction Committee recommended that the Company continue discussions with all potential counterparties, other than Party J given Party J’s materially lower price. The Transaction Committee also recommended that the Company continue to engage with Consortium A, including inviting representatives of Consortium A to provide a management presentation to the Company’s management in order to obtain additional information to compare the value creation potential of Consortium A’s proposal with the other non-binding proposals. The Transaction Committee directed the Company’s management, with the assistance of representatives of Wells Fargo, to prepare a second-round process letter and, at the appropriate time, distribute the auction drafts of the merger agreement to the second-round bidders. The Transaction Committee also directed representatives of Wells Fargo and the Company’s management to invite UHS, Party A, Party C, Party D, Party E and Party F to the second round for such parties to conduct final due diligence.

On December 23, 2025, representatives of Wells Fargo communicated to UHS, Party A, Party C, Party D, Party E and Party F that they were moving to the second round. Representatives of Wells Fargo also communicated, at the Company’s direction, to Consortium A the Transaction Committee’s request that Consortium A prepare a management presentation to the Company to discuss Consortium A’s proposal.

On December 30, 2025, at the Company’s direction, Wells Fargo granted each of UHS, Party A, Party C , Party D, Party E and Party F and their respective advisors access to the virtual data room.

From December 30, 2025 to February 26, 2026, representatives of UHS conducted extensive due diligence on the Company, including participating in diligence calls, sharing diligence requests and attending meetings with members of the Company’s management.

From December 30, 2025 to February 26, 2026, Party A, Party C, Party D, Party E and Party F also conducted due diligence on the Company, including, for some counterparties, participating in diligence calls and sharing diligence requests.

On January 14, 2026, members of the Company’s management attended the 44th Annual J.P. Morgan Healthcare Conference in San Francisco, California. Certain members of the Company’s management held a meeting and discussed a potential transaction with representatives of Party C at the conference.

On January 22, 2026, members of UHS made a presentation to members of the Company’s management providing an overview of UHS’s business and potential synergies in a potential transaction between UHS and the Company.

On January 26, 2026, at the Company’s direction, representatives of Wells Fargo circulated second round process letters to each of UHS, Party A, Party C, Party D, Party E and Party F, which included a deadline of February 26, 2026 to submit a definitive binding proposal. The second round process letters additionally included a request for a markup of the auction draft of the merger agreement and related Company disclosure letter by February 17, 2026.

On January 27, 2026, at the Company’s direction, representatives of Wells Fargo posted the auction drafts of the merger agreement in the virtual data room for all second-round bidders.

On January 27, 2026, management of UHS and the Company, with representatives of Wells Fargo in attendance, held a management meeting. The Company’s management shared a presentation providing an overview of the Company, its patient acquisition outlook, workforce capacity, level of care offerings and tech-enabled care delivery.

On January 28, 2026, the Board held a regular virtual meeting, with representatives of Wells Fargo and Cravath in attendance. Representatives of Wells Fargo provided a status update on the round two process with potential counterparties, including discussions had and feedback received from potential counterparties.

On January 30, 2026, Party D informed representatives of Wells Fargo that it would no longer be pursuing a potential transaction with the Company and would not be submitting a second round bid.

On February 10, 2026, the Company posted the auction draft of the Company disclosure letter to the virtual data room for all second-round bidders.

On February 13, 2026, Party C informed representatives of Wells Fargo that it would no longer be pursuing a potential transaction with the Company and would not be submitting a second round bid.

On February 17, 2026, UHS sent representatives of Wells Fargo and Cravath its markup to the auction draft of the merger agreement and the Company disclosure letter. The draft merger agreement specified, among other things, that each of Messrs. Braunstein and Shachar, and certain of their affiliates who hold shares of Company common stock, would enter into voting agreements with UHS with respect to the shares beneficially owned by them in connection with the potential transaction. The draft merger agreement provided for, among other things, a limited “regulatory efforts” obligation that would not require UHS to agree to any remedy actions or defend litigation in order to obtain required regulatory approvals; a revised “fiduciary out” provision to require that in the case of any recommendation change not in response to a superior proposal, the Board may only change its recommendation that Company stockholders approve the merger agreement in response to an “intervening event”; an increased termination fee payable by the Company of 3.75% of the fully diluted equity value of the Company based on the purchase price if the merger agreement is terminated upon certain circumstances; no reverse termination fee payable by UHS in the event of a failure to obtain regulatory approvals for the potential transaction; and a closing condition related to the expiration or termination of the waiting periods under, or approval of, certain state healthcare laws.

No other party submitted a markup to the auction draft of the merger agreement or the Company disclosure letter at the requested deadline.

On the morning of February 19, 2026, the Company announced its fourth quarter and full year 2025 financial results. That same morning, members of the Company’s management held a call with investors discussing the Company’s fourth quarter and full year 2025 financial results. On the same day, representatives of Cravath and representatives of Wells Fargo held a call to discuss the latest updates with respect to the strategic alternatives process, including the markup to the merger agreement from UHS. On February 19, 2026, the closing stock price of the Company was $4.99.

On February 20, 2026, representatives of Cravath held a call with representatives of McDermott Will & Schulte LLP (which we refer to as “McDermott”), outside counsel to UHS, to discuss certain matters raised in UHS’s markup to the merger agreement.

On February 23, 2026, representatives of Wells Fargo shared an updated relationship disclosure letter with Cravath, which provided disclosures identifying prior and current engagements and relationships regarding Wells Fargo and its affiliates’ commercial relationships with each of the Company, UHS, Party A, Party C, Party F and Consortium A, which was shared with the Board on February 27, 2026.

Members of the management of the Company and Consortium A scheduled a management meeting for February 24, 2026, for the management of Party I to provide a management presentation to the Company’s management. The meeting was postponed to an indefinite time at the request of Consortium A.

On February 26, 2026, UHS submitted a binding proposal (which we refer to as the “February 26 Offer”) to representatives of the Company to acquire 100% of the fully diluted shares of the Company common stock for a price of $5.00 per share, which, according to the February 26 Offer, represented a 10.1% premium to the closing stock price of the Company common stock of $4.54 as of February 25, 2026 and an 18.1% premium to the 30-day volume weighted average price of the Company common stock as of such date. The February 26 Offer had no financing contingencies and was not subject to any due diligence condition. The February 26 Offer also included a condition by UHS to negotiate new employment agreements with six members of the senior management team prior to executing a definitive agreement and contemplated a mutually acceptable retention pool for existing management. The six members of senior management UHS initially suggested retaining were Dr. Cohen, Ian Harris (Chief Financial Officer), Gil Margolin (Chief Technology Officer), Erin Boyd (Chief Growth Officer, Payor), John Mooney (Chief Product Officer) and Nikole Benders-Hadi (Chief Medical Officer). On the same day, UHS shared drafts of the voting agreements to be executed between UHS and each of Messrs. Braunstein and Shachar and each of their affiliates who hold shares of Company common stock, including HEC Master Fund LP and Qumra Capital II, L.P. No other potential counterparties submitted an offer at the requested deadline. As the February 26 Offer included a request to retain members of senior management of the Company and contemplated a retention pool, the Board, after consultation with its advisors, determined not to share the February 26 Offer with the Company’s management until the February 26 Offer had been considered by the independent directors on the Board.

On February 28, 2026, the independent members of the Board, consisting of all non-management directors, held a virtual executive session with representatives of each of Wells Fargo and Cravath present to discuss the process of the potential transaction to date, the February 26 Offer and the proposed responses to the February 26 Offer, including proposed responses to the draft definitive transaction documents received from McDermott. As the February 26 Offer contemplated negotiating new employment agreements with the members of senior management prior to the execution of definitive agreements, the Company’s management, including Dr. Cohen, did not attend. At the meeting, representatives of Cravath reviewed with the members of the Board their fiduciary duties under Delaware law and other legal matters in the context of a review of a potential sale transaction. The Board received an updated relationship disclosure letter from Wells Fargo, shared by representatives of Wells Fargo on February 27, 2026, in respect of certain relationships between Wells Fargo and its affiliates, on the one hand, and the Company, UHS, Party C, Party A, Party F and Consortium A, on the other hand. The Board determined that these relationships would not impede Wells Fargo’s ability to represent the interests of the Company. A discussion ensued regarding the February 26 Offer, including the structure of the strategic transaction, consideration, necessary regulatory approvals, deal protections, new employment agreements with the six members of senior management, a retention program for existing senior management and the timing of the potential transaction. Representatives of Wells Fargo also shared an update on the strategic alternatives process with the Board, including outreach efforts to potential counterparties, interest received to date and the February 26 Offer. Representatives of Wells Fargo discussed with, and received questions from, the Board with respect to the status of the second round counterparties who did not submit a bid, noting that Party A and Party E remained interested in a potential transaction but required additional time to complete their due diligence and try to secure a partnership with a financial sponsor. Representatives of Wells Fargo also described Consortium A’s proposal for Party I to be acquired by the Company, with members of Consortium A holding interests in the pro forma entity. As Consortium A had not yet provided a management presentation despite their invitation to do so, the Board decided that they did not have sufficient information to evaluate the certainty or value of Consortium A’s proposal to advance Consortium A.

At the same meeting, the Board and its advisors discussed the February 26 Offer of $5.00 per share of Company common stock as compared to the December 17 Offer that ranged from $4.05 to $4.25 per share of Company common stock. Representatives of Wells Fargo then reviewed with the Board Wells Fargo’s preliminary financial analysis of the Company. Representatives of Cravath discussed with the Board that the February 26 Offer contained a condition by UHS to negotiate new employment agreements with members of the senior management team prior to executing a definitive agreement. The Board discussed with representatives of each of Wells Fargo and Cravath potential options for responding to the February 26 Offer. The Board considered, among other things, the terms of the February 26 Offer and available alternatives, including the risk that UHS might terminate discussions with the Company if the Company were to propose a higher offer or provide additional time for other offers that may not materialize, the impact of various potential responses by the Company on the certainty of consummating an acceptable transaction in the near term and the risk of delaying the announcement of a transaction if the February 26 Offer was conditioned on executing new employment agreements with senior management. The Board also discussed the value to Company stockholders if the Company remained a standalone company. Following that discussion, the independent directors of the Board unanimously agreed to direct representatives of Wells Fargo to communicate to UHS on the Company’s behalf a counterproposal of $5.50 in cash per share of Company common stock. If UHS rejected the counterproposal, the independent directors of the Board authorized representatives of Wells Fargo to negotiate a potential improvement above the $5.00 per share of Company common stock reflected in the February 26 Offer and to communicate acceptance of an improved offer to UHS. The independent directors of the Board further decided that UHS’s willingness to enter into a definitive agreement should not be contingent on negotiating and executing new employment agreements with the proposed executives. The independent directors of the Board further authorized representatives of each of Wells Fargo and Cravath to continue to negotiate a potential transaction with UHS, and for members of the Company’s management to negotiate individual employment arrangements once a transaction price has been agreed with UHS. From February 28, 2026 until the execution of the merger agreement, the Board received periodic updates from representatives of each of Wells Fargo and Cravath regarding the status of and material developments in the negotiations with UHS.

On February 28, 2026, at the Company’s direction, representatives of Wells Fargo communicated feedback from the Board to representatives of J.P. Morgan that the $5.00 in cash per share was insufficient and presented a counterproposal of $5.50 in cash consideration per share of Company common stock. Representatives of Wells

Fargo, at the Company’s direction, also communicated to representatives of J.P. Morgan that the Board would not accept the proposal that the execution of the definitive agreements be subject to executing employment agreements with certain members of senior management.

On March 1, 2026, representatives of J.P. Morgan verbally shared with representatives of Wells Fargo an updated offer for the Company of $5.10 in cash consideration per share of Company common stock. Representatives of Wells Fargo, at the Company’s direction, communicated to representatives of J.P. Morgan that such offer was insufficient and a higher offer would be necessary. On the same day, representatives of J.P. Morgan shared with representatives of Wells Fargo a revised offer for the Company of $5.25 in cash consideration per share of Company common stock (which we refer to as the “March 1 Offer”). Representatives of J.P. Morgan also noted that the March 1 Offer also included the condition of new employment agreements with the Company’s senior management prior to executing a definitive merger agreement. After much discussion, representatives of Wells Fargo, on behalf of the Company and at the Company’s direction, communicated to representatives of J.P. Morgan that, subject to Board approval and finalization of definitive agreements, the $5.25 in cash consideration per share of Company common stock in the March 1 Offer would be acceptable to the Company.

Between February 28, 2026 and March 9, 2026, the Company’s advisors, at the direction of the Chairman of the Board, discussed with representatives of UHS certain employment matters, including the size and mechanics of the retention pool, the potential Section 280G gross-up for Mr. Harris and the new employment agreements with the Company’s senior management that UHS had indicated would be a condition to executing a definitive merger agreement.

On the morning of March 2, 2026, representatives of Cravath, based on the guidance from the Board and on behalf of the Company, sent a draft of the merger agreement to representatives of McDermott. The draft of the merger agreement provided for, among other things, a termination fee payable by the Company of 3.50% of the fully diluted equity value of the Company based on the purchase price if the merger agreement is terminated upon certain circumstances; a heightened “regulatory efforts” obligation that would require UHS to take certain actions in order to obtain required regulatory approvals unless such actions would reasonably be expected to be material to the combined company (measured relative to the size of the Company and its subsidiaries, taken as a whole); and the removal of the expiration or termination of the waiting period, or approvals, under applicable state healthcare laws as a closing condition. The draft merger agreement did not include a reverse termination fee payable by UHS. Later in the same day, Cravath shared revised drafts of the Company disclosure letter and voting agreements with representatives of McDermott. In the evening of the same day, representatives of Cravath and representatives of McDermott held a virtual call to discuss open issues on the most recent draft of the merger agreement.

On the evening of March 2, 2026, members of UHS management held a call with Dr. Cohen to discuss employment agreements and retention strategies, including the execution of employment agreements prior to entering into a definitive agreement.

From March 2, 2026 until March 7, 2026, representatives of the Company uploaded confirmatory diligence materials to the virtual data room in response to questions from UHS and representatives of UHS.

On March 3, 2026, the Company identified that there were 2,288,899 shares of unvested Company common stock held by certain Company stockholders, including Mr. Braunstein, Mr. Harris and other individuals, and subject to the sponsor support agreement in connection with the Company’s deSPAC transaction in 2021 (which we refer to such unvested shares as the “unvested founder shares”). Such unvested founder shares would vest in accordance with the sponsor support agreement but would be forfeited to, and be canceled by, the Company if the price per share of the Company common stock did not achieve a certain price per share on or prior to June 22, 2026. If the Company accepted the March 1 Offer, the unvested founder shares would not vest and would be forfeited to the Company. The unvested founder shares were included in the total share count of the Company shared with UHS and upon which UHS made the March 1 Offer.

On March 3, 2026, representatives of J.P. Morgan and representatives of Wells Fargo, at the Company’s direction, discussed employment offer term sheets for senior members of the Company’s management to be executed prior to any potential signing.

On March 3, 2026, representatives of McDermott sent a draft of the merger agreement to representatives of Cravath on behalf of UHS. The revised draft of the merger agreement provided for, among other things, a lighter “regulatory efforts” obligation that would not require UHS to take certain actions that would limit UHS’s freedom of action that would in the reasonable good faith judgment of UHS be reasonably likely to materially impair the benefits or advantages UHS expects to receive from the transaction; and reinsertion of the expiration or termination of the waiting period, or approvals, under applicable state healthcare laws as a closing condition. The revised draft of the merger agreement also explicitly contemplated the parties to schedule in the Company disclosure letter the members of management who would execute employment offer letters prior to signing.

On the morning of March 4, 2026, the Board held a virtual meeting with the Company’s management and representatives of each of Wells Fargo and Cravath in attendance. At the meeting, representatives of Cravath reviewed with the members of the Board their fiduciary duties under Delaware law and other legal matters in the context of a review of a potential sale transaction. Representatives of Cravath discussed with the Board open issues on the merger agreement including the approval, termination or expiration of any waiting periods required under state healthcare laws as a closing condition; UHS’s “regulatory efforts” obligations; employee-related matters, including the treatment of unvested Company equity awards, treatment of closing year annual bonuses and mitigation of Section 280G of the Code exposure; and key employee retention matters. Representatives of Cravath then discussed with the Board a summary of the key terms in the merger agreement. Representatives of Wells Fargo provided an update to the Board on discussions with UHS, including UHS conditioning the execution of employment offer letters by certain key executives as a condition to signing, and reviewed with the Board Wells Fargo’s preliminary financial analysis of the Company. The Board authorized representatives of each of Wells Fargo and Cravath to continue the negotiations with UHS.

On March 4, 2026, representatives of Cravath and McDermott exchanged drafts of the merger agreement. On the same day, representatives of J.P. Morgan shared with representatives of Wells Fargo initial drafts of the employment offer term sheets for Dr. Cohen, Mr. Harris, Mr. Margolin, Ms. Boyd, Dr. Benders-Hadi and Mr. Mooney. Given concerns with management’s potential reaction to certain of the terms proposed, at the direction of the Chairman of the Board, representatives of Wells Fargo held discussions with representatives of J.P. Morgan to suggest improvements to these employment offer term sheets, and limiting the number of employees requested to sign employment offer term sheets prior to signing, before sharing such term sheets with members of the Company’s management.

On March 5, 2026, the Board held a virtual meeting with the Company’s management and representatives of each of Wells Fargo and Cravath in attendance. In advance of the meeting, representatives of Wells Fargo shared an updated relationship disclosure letter, dated as of March 3, 2026, to the Board, which provided updated disclosures identifying prior and current engagements and relationships regarding Wells Fargo and its affiliates’ commercial relationships with each of the Company, UHS and Hudson Executive Capital LP (the investment manager of a significant stockholder of the Company and the entity of which Mr. Braunstein is the co-founder and managing partner) (which we refer to as “HEC”). The Board determined that these relationships did not impede Wells Fargo’s ability to represent the interests of the Company. At the meeting, representatives of Cravath reviewed with the members of the Board their fiduciary duties under Delaware law and other legal matters in the context of a review of a potential sale transaction. Representatives of Cravath presented an update on the status of negotiations with UHS, including open issues from the draft merger agreement and employment matters. This included UHS’s unwillingness to execute a definitive agreement without certain members of management executing employment offer term sheets. Members of management, including Dr. Cohen, then exited the meeting and the independent directors of the Board continued in an executive session. In the executive session, the independent directors of the Board discussed the status of Mr. Harris’ potential excise tax payments under Section 280G of the Code and potential arrangements to address the excise tax payments, including a gross-up. Mr. Braunstein also raised with the Board that he, Mr. Harris and other individuals party to the sponsor support agreement held unvested founder shares and that the outstanding number of shares presented to UHS had included the unvested founder shares. The price of $5.25 per share of Company common stock contemplated by the March 1 Offer, subject to execution of definitive agreements, had, according to UHS, been calculated based on assumptions which included that all of the outstanding shares of Company common stock were entitled to receive the merger consideration. Given his interest in the unvested founder shares, Mr. Braunstein then recused himself from further discussion on the unvested founder shares and left the meeting. The remaining members of the Board then discussed how they would like to proceed in discussions with UHS with respect to the unvested founder shares. This discussion included the possibility of reopening discussions on price per share of Company common stock with UHS to reflect the unvested founder shares that will be forfeited or using this information to improve other terms of the proposal to finalize a transaction. After discussions with representatives of each of Cravath and Wells Fargo, the remaining members of the Board determined that it would be unlikely for UHS to increase their proposal price from $5.25 per share of Company common stock to reflect the unvested founder shares and instructed the advisors not to reopen the price per share discussion. The remaining members of the Board determined that the advisors should inform UHS of the unvested founder shares as leverage to resolve any outstanding issues in the potential transaction. Following such discussion, Mr. Braunstein and members of the Company’s management, including Dr. Cohen, rejoined the meeting. The Board directed representatives of each of Wells Fargo and Cravath to continue negotiations with UHS on any open issues, including employee retention and term sheets for certain members of senior management. Representatives of Cravath reviewed proposed Board resolutions to the Board and the Board determined that the terms of the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and the stockholders of the Company and authorized members of the Company’s management to execute a definitive merger agreement with UHS if the open employment-related matters could be resolved prior to market open the next day.

On the same day, representatives of Cravath and McDermott exchanged drafts of the merger agreement.

On the evening of March 5, 2026, at the Company’s direction, representatives of Wells Fargo shared with representatives of J.P. Morgan a revised offer letter term sheet for Dr. Cohen.

On March 6, 2026, at the Company’s direction, representatives of Wells Fargo requested through e-mail that the Board extend the Board’s authorization to finalize a definitive agreement with UHS. The Board approved this request.

In the afternoon of March 6, 2026, representatives of each of Cravath, McDermott, Wells Fargo, J.P. Morgan and Stevens & Lee, outside counsel to UHS, held a virtual meeting to discuss the open items in the merger agreement and the Company disclosure letter. After the call, representatives of Cravath shared drafts of the merger agreement and the Company disclosure letter with McDermott on behalf of the Company.

On the same day, Cravath shared with McDermott revised employment offer term sheets for Dr. Cohen, Mr. Margolin, Mr. Mooney, Ms. Boyd and Dr. Benders-Hadi. Immediately after, representatives of Wells Fargo, at the Company’s direction, and representatives of J.P. Morgan exchanged drafts of the term sheets for the five members of the Company’s management, with discussions regarding Mr. Harris’ status ongoing.

On the evening of March 6, 2026, the Board held a virtual meeting with the Company’s management and representatives of each of Wells Fargo and Cravath in attendance. At the meeting, representatives of Cravath reviewed with the members of the Board their fiduciary duties under Delaware law and other legal matters in the context of a review of a potential sale transaction. Representatives of Cravath reviewed with the Board the terms of the proposed merger agreement, including the outcome of the open issues that were discussed at the Board meeting on March 5, 2026. Representatives of Cravath noted the merger agreement provided to the Board at this meeting was in substantially final form. Representatives of Wells Fargo reviewed with the Board the status of the negotiations with UHS and provided an update on the employment offer term sheets presented to the retained executives, noting that these executives had executed employment offer term sheets in the form that the executives were willing to accept and had shared such signed term sheets with UHS. Representatives of Wells Fargo reviewed with the Board Wells Fargo’s financial analyses of the proposed transaction and rendered to the Board Wells Fargo’s oral opinion, which was subsequently confirmed in writing by delivery of Wells Fargo’s written opinion, dated March 6, 2026, which is attached to this proxy statement as Annex D, to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Wells Fargo in preparing its opinion, the merger consideration to be paid to the holders of Company common stock (other than canceled shares and appraisal shares) in the merger was fair, from a financial point of view, to such holders. For a detailed discussion of Wells Fargo’s opinion, see the section of this proxy statement entitled “—Opinion of Wells Fargo” beginning on page 63. Following additional discussion and consideration of the proposed merger agreement and the merger and other transactions contemplated by the merger agreement, including those discussed in “—Reasons for the Merger” beginning on page 55, the Board resolved to proceed with the proposal from UHS and unanimously (i) approved (including for the purposes of Section 203 of the DGCL) and declared advisable the merger agreement, the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, (ii) determined that the terms of the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and the stockholders of the Company and (iii) directed that the merger agreement be submitted to the Company’s stockholders at the special meeting and recommended that the stockholders of the Company vote to adopt the merger agreement at the special meeting.

After the Board meeting and on the same evening of March 6, 2026, members of management from the Company and UHS held a virtual meeting to discuss any open items in the merger agreement, with representatives of each of Cravath, Wells Fargo, McDermott, Stevens & Lee and J.P. Morgan in attendance. This included discussing the restrictions on the Company’s operating activities during the interim period between signing and closing. The parties also discussed the status of Mr. Harris’ potential excise tax payments under Section 280G of the Code and potential arrangements to address the excise tax payments, including a gross-up. Mr. Harris did not participate in the discussion. After discussion, the members of management from the Company and UHS resolved multiple outstanding issues in the merger agreement, subject to resolution of the individual employment matters for the retained management prior to executing a definitive agreement.

From March 6, 2026 to March 9, 2026, the Board was updated on a regular basis regarding the progress of such negotiations and discussions.

On March 7, 2026, representatives of Cravath and McDermott exchanged drafts of the merger agreement.

On the morning of March 7, 2026, representatives of J.P. Morgan shared with representatives of Wells Fargo revised employment offer term sheets for Dr. Cohen, Mr. Margolin, Mr. Mooney, Ms. Boyd and Dr. Benders-Hadi.

On March 7, 2026, at the Company’s direction, representatives of Wells Fargo shared with representatives of J.P. Morgan addenda to the employment offer term sheets for Ms. Boyd, Dr. Benders-Hadi and Mr. Mooney.

On March 8, 2026, Mr. Harris received his employment offer term sheet for the first time. On the same day, at the Company’s direction, representatives of Wells Fargo shared with representatives of J.P. Morgan a revised employment offer term sheet for Mr. Harris. On the same day, representatives of Cravath and Stevens & Lee exchanged drafts of the employment offer term sheets for Mr. Harris, Dr. Cohen, Mr. Margolin, Ms. Boyd, Dr. Benders-Hadi and Mr. Mooney.

On the morning of March 9, 2026, representatives of Stevens & Lee exchanged with representatives of Cravath revised drafts of the employment offer term sheet for Dr. Cohen. On the same day, representatives of Stevens & Lee shared with Cravath a revised term sheet for Mr. Harris.

Also on the morning of March 9, 2026, representatives of the Company and UHS finalized and executed the merger agreement and the Company’s disclosure letter to the merger agreement. In connection with the execution of the merger agreement, the applicable Company stockholders, solely in their respective capacities as stockholders, entered into the voting agreements with UHS. UHS and each of Dr. Cohen, Mr. Margolin, Mr. Harris, Ms. Boyd, Dr. Benders-Hadi and Mr. Mooney also finalized the execution of their respective employment offer term sheets.

On March 9, 2026, the Company and UHS issued a joint press release before the market in the United States opened, announcing the execution of the merger agreement and the proposed terms of the acquisition by UHS.

Recommendation of the Board

At the special meeting of the Board held on March 6, 2026, after consideration of the non-exhaustive list of material factors described below in the section of this proxy statement entitled “—Reasons for the Merger”, and detailed discussions with members of Company management, outside legal counsel and financial advisors, at such meeting and prior meetings of the Board, the Board has unanimously (i) approved (including for the purposes of Section 203 of the DGCL) and declared advisable the merger agreement, the execution, delivery and performance thereof and the consummation of the transactions contemplated thereby, including the merger, and (ii) determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, the Company and Company stockholders, and:

•	directed that the merger agreement be submitted to the Company stockholders entitled to vote thereon at the special meeting for the adoption thereof;

•

recommended that the Company stockholders entitled to vote thereon: (i) vote in favor of the adoption of the merger agreement at the special meeting; (ii) approve, by a non-binding, advisory vote, the specified compensation arrangements disclosed in this proxy statement that may be paid or become payable to the Company’s named executive officers in connection with the merger; and (iii) vote their shares of Company common stock in favor of the proposal to adjourn or postpone the special meeting to another date, time or place, if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement at the time of the special meeting; and

•

called for a special meeting of the holders of Company common stock for the purpose of (i) submitting the merger agreement to such stockholders for adoption; (ii) submitting to such stockholders the non-binding, advisory proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger; and (iii) submitting to such stockholders a proposal to adjourn or postpone the special meeting to another date, time or place, if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement at the time of the special meeting.

Reasons for the Merger

As described above in the section of this proxy statement entitled “—Background of the Merger” beginning on page 42, prior to and in reaching the unanimous determinations set forth above, the Board consulted with and received the advice of the Company’s outside legal counsel and financial advisors, discussed certain issues with the Company’s management and considered a variety of factors weighing positively in favor of the merger, the merger agreement, and the transactions contemplated by the merger agreement, including the following non-exhaustive list of material factors (not necessarily in order of relative weight or importance):

•

the Board’s understanding of the Company’s industry, business, operations, risks, financial condition, earnings, cash flow, strategy and prospects, as well as the Company’s historical and projected financial performance;

•

the fact that the merger consideration of $5.25 per share of Company common stock to be received by Company stockholders provides immediate and certain value and liquidity and does not expose them to any further risks related to the Company’s business;

•

the current and historical prices of Company common stock, including the fact that the $5.25 per share price (without interest and subject to any required withholding taxes) of Company common stock to be paid in cash represented a premium of approximately:

•	10% over the closing share price on March 5, 2026, the last day prior to the Board meeting to approve the merger;

•	19% over the Company’s 30-day volume-weighted average share price on March 5, 2026, the last day prior to the Board meeting to approve the merger; and

•	38% over the Company’s 90-day volume-weighted average share price on March 5, 2026, the last day prior to the Board meeting to approve the merger;

•

the fact that the Board was able to negotiate an increase from UHS’s initial proposed price range of $4.05 to $4.25 per share offered in the December 17 Offer and UHS’s second proposal of $5.00 per share offered in the February 26 Offer to the merger consideration of $5.25 per share (without interest and subject to any required withholding taxes) (as further described above under the section of this proxy statement entitled “—Background of the Merger”), representing an increase of approximately 30% from the lowest proposal range in the December 17 Offer and 5% from the February 26 Offer;

•

the Board’s belief that, based on discussions with UHS and other potential counterparties, the merger consideration was the highest price that could reasonably be obtained from UHS or any other potential counterparty, that the terms set forth in the merger agreement were the most favorable terms to which UHS would be willing to agree and that further negotiations or requests for a further price increase would create a risk of causing UHS to abandon the transaction altogether, in which event Company stockholders would lose the opportunity to obtain the merger consideration;

•

the fact that (i) the Company has, in the past, explored various strategic alternatives reasonably available to the Company, (ii) the Company engaged in, or attempted to initiate, discussions regarding a potential sale transaction with other third parties, during which the Company with the assistance of the Company’s financial advisor contacted approximately 75 potential counterparties and executed non-disclosure agreements with approximately 40 potential counterparties, and (iii) no other potentially interested parties, including those parties with which the Company was engaged during the prior processes, had presented an actionable offer, as of March 9, 2026, the date the Company entered into the merger agreement with UHS, to pay the Company stockholders consideration per share that was equal to or greater than the merger consideration of $5.25 per share of Company common stock, offered by UHS as further described above under the section of this proxy statement entitled “—Background of the Merger”;

•

the Board’s understanding of the risks and uncertainties in the industry in which the Company competes, and the risks that the Company would face if it continued to operate on a standalone public company basis, including:

•	the risk that the Company may not grow at the rates it has historically achieved or at all, which could have a material adverse effect on the market price of the Company common stock;

•

the risk that the Company may experience difficulties in managing its growth and expanding its operations, which could have an adverse effect on the Company’s business, reputation and financial results;

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risks relating to the rapid technological change in the Company’s industry, which may result in significant challenges for the Company to enhance its solution with next-generation technologies, and to develop or acquire and market new services, and that if the Company is unable to meet those challenges, the Company’s present or future software-based products and services may become uncompetitive or obsolete;

•	risks relating to the operation of the Company, including, but not limited to, the risk that any contracts with the Company’s largest customers may be lost, terminated or renegotiated, which may negatively impact the Company’s results, and the risk that the Company might be unable to secure customers’ contract renewals, which may harm the Company’s business, financial condition and results of operations;

•

risks relating to operating in a very competitive business environment, and that if the Company is unable to compete effectively against its existing or potential competitors, its business, financial condition and results of operations may be harmed;

•

risks relating to legal challenges to our business model or by actions restricting our ability to provide the full range of our services in certain jurisdictions, which may adversely affect our business;

•	risks relating to evolving government regulations, which may result in increased costs or adversely affect our results of operations;

•	risks relating to developments affecting spending by the healthcare industry that could adversely affect our business; and

•	other risks and uncertainties, including the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•

the Board’s assessment of the potential risks, rewards and uncertainties associated with remaining an independent public company as a possible strategic alternative to the sale of the entire Company (including the potential value to Company stockholders based on the Company’s strategic plan that could be expected to be generated from remaining an independent public company), and the Board’s resulting determination that such alternative did not represent a more attractive alternative to the structure proposed by UHS;

•

the fact that the Company common stock price since the Company’s initial public offering has been volatile, including reaching an intraday 52-week low of $2.22 per share on August 5, 2025, and that this volatility may impact the Company’s ability to raise capital in the public markets on attractive terms;

•

the fact that the merger consideration is all cash, which provides certain value and, upon consummation of the merger, liquidity to Company stockholders, especially when viewed against any internal or external risks and uncertainties associated with the Company’s standalone strategy, immediately upon the closing of the merger;

•

the financial analysis reviewed and discussed with the Board by representatives of Wells Fargo, as well as the oral opinion of Wells Fargo rendered to the Board on March 6, 2026 (which was subsequently confirmed in writing by delivery of Wells Fargo’s written opinion dated March 6, 2026), that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Wells Fargo in preparing its opinion, the merger consideration to be paid to the holders of Company common stock (other than canceled shares and appraisal shares) in the merger was fair, from a financial point of view, to such holders;

•

the Board’s assessment, taking into account the other factors described herein, of the Company’s value on a standalone basis relative to the merger consideration of $5.25 per share of Company common stock to be paid in cash in connection with the merger, and the possibility that the trading price of shares of Company common stock would not reach and sustain such price, or that doing so could take a considerable period of time;

•

the Company’s operating and financial performance and its prospects, including certain prospective forecasts for the Company prepared by the Company’s senior management, which reflect an application of various assumptions of senior management, and the inherent uncertainty of achieving the Company’s prospective forecasts, as set forth below under the section of this proxy statement entitled “—Certain Unaudited Financial Forecasts”, and that, as a result, the Company’s actual financial results in future periods could differ materially from senior management’s forecasts;

•	the size and financial strength of UHS and its ability to fund the merger consideration;

•	the fact that the merger is not subject to a financing condition;

•

the fact that the merger would be subject to receipt of the Company stockholder approval and that the Company stockholders would be free to reject the merger by voting against adoption of the merger agreement;

•	the fact that the merger is not subject to approval by UHS’s stockholders;

•

the fact that UHS and the Company have both agreed to use their respective reasonable best efforts, pursuant to the terms of the merger agreement, to consummate the merger as promptly as reasonably practicable, subject to certain limitations;

•

the provisions of the merger agreement that, subject to the conditions therein, permit the Company to seek specific performance of UHS’s and Merger Sub’s obligations to consummate the merger pursuant to the terms of the merger agreement;

•

the provisions of the merger agreement that permit the Company, in response to certain unsolicited written takeover proposals, to furnish information to and conduct discussions and negotiations with third parties prior to receipt of the Company stockholder approval under certain circumstances and, under certain conditions, to accept a superior proposal, and the Company’s corresponding right to terminate the merger agreement (subject to the payment by the Company to UHS of a termination fee of $32,394,000), and that the amount of the termination fee payable by the Company is comparable to termination fees in transactions of a similar size, is reasonable, would not likely deter competing bids and would not likely be required to be paid unless the Company entered into a more favorable transaction;

•	the fact that the voting agreements terminate upon the termination of the merger agreement;

•

the provisions of the merger agreement that permit the Board, prior to obtaining the Company stockholder approval, to withhold, withdraw, qualify or modify its recommendation to approve the merger under certain circumstances relating to a superior proposal or an intervening event, subject to payment by the Company to UHS of a termination fee of $32,394,000 if UHS elects to terminate the merger agreement in such circumstances;

•

the provisions of the merger agreement that permit the Company to terminate the merger agreement if the merger is not consummated by December 9, 2026 (subject to an automatic extension until March 9, 2027 if certain closing conditions have not been satisfied), and the Board’s belief that such outside date for completing the merger allows for sufficient time to consummate the merger and the transactions contemplated by the merger agreement;

•	the likelihood and speed of obtaining the required regulatory approvals and anticipated timing for consummating the merger in light of the scope of the conditions to closing;

•

the availability of appraisal rights under the DGCL to Company stockholders who comply with all of the required procedures for perfecting appraisal rights under the DGCL in connection with the merger, including the fact that such stockholders will have the right to demand appraisal and payment of the fair value of their shares as determined by the Delaware Court, as further described in the section below entitled “—Appraisal Rights”; and

•

the risk that prolonging the strategic alternatives process further could have resulted in the loss of an opportunity to consummate a transaction and distracted senior management from implementing the Company’s business plan.

In the course of its deliberations and in reaching the determinations described above, the Board also considered, in consultation with the Company’s legal and financial advisors, a variety of risks and other countervailing factors related to the merger, the merger agreement, and the transactions contemplated by the merger agreement, including the following material factors (not necessarily in order of relative weight or importance):

•	the potential upside in the Company’s standalone strategic plan;

•

the potential of continuing to pursue a strategic transaction with any of the potentially interested parties that participated in the second round of the strategic alternatives process, as further described above in the section of this proxy statement entitled “—Background of the Merger”;

•

the possibility that the merger might not be completed on the terms or timeline currently contemplated or at all due to a failure of certain conditions, including with respect to the required approval of the merger by the necessary regulatory authorities;

•

the limitations on UHS’s commitments under the merger agreement to take certain actions necessary to obtain the required regulatory approvals, including the fact that UHS is not required to accept any restrictions that would reasonably be expected to be material to Company, its subsidiaries and the affiliated professional entities, taken as a whole;

•	the risks and costs to the Company if the merger does not close in a timely manner or at all, including:

•

the trading price of Company common stock may decline (relative to the 30-day volume-weighted average share price of $4.40 on March 5, 2026, the last day prior to the Board meeting to approve the proposed merger) to the extent that the market price of the Company common stock currently reflects positive market assumptions that the merger will be consummated;

•

the Company’s ability to attract, hire and retain key personnel and other employees, as current and prospective employees may experience uncertainty about their future roles with the Company if the merger is not consummated;

•

the potential disruption to the Company’s business and distraction of its workforce and management team from day-to-day operations of the Company’s business and the execution of the Company’s other strategic initiatives that could be beneficial to the Company, in each case without realizing any of the benefits of having the merger completed and the potential adverse effects on the financial results of the Company and the potential negative impact on the operating results of the Company as a result of such disruption; and

•

reputational damage to the Company’s relationships with investors, payors, enterprise client customers, other business partners, therapy providers and employees due to the negative publicity of any failure to successfully complete the merger;

•

the fact that Company stockholders (other than stockholders holding unvested Company equity awards) will have no ongoing equity interest in the surviving corporation following the merger, meaning that the holders of shares of Company common stock will not (by virtue of their holding shares of Company common stock) participate in UHS’s or the Company’s potential future earnings or growth;

•

the restrictions on the conduct of the Company’s business prior to the consummation of the merger, which may delay or prevent the Company from pursuing strategic business opportunities, making new significant capital expenditures, or reacting to changing market conditions and which may affect the Company’s ability to execute the Company’s business strategies and attain financial and other goals;

•

the risk that the parties may incur significant costs and material delays resulting from seeking regulatory approvals and other clearances, consents and approvals necessary for consummation of the merger, or that such clearances, consents and approvals are unable to be obtained;

•

the provisions of the merger agreement that restrict the Company’s ability to solicit or participate in discussions or negotiations regarding alternative takeover proposals with third parties, subject to specified exceptions, and that require the Company to negotiate with UHS (if UHS desires to negotiate) prior to the Company being able to terminate the merger agreement to accept a superior proposal;

•

the possibility that the Company’s obligation to pay a termination fee of $32,394,000 to UHS upon the termination of the merger agreement under certain circumstances could discourage other potential acquirors from making an alternative proposal to acquire the Company;

•

the significant costs involved in connection with negotiating the merger agreement and consummating the merger, such as legal, accounting and financial advisory fees, and the fact that if the merger is not consummated, the Company will still be required to bear such costs and will have diverted significant resources from other strategic opportunities and ongoing business activities without realizing the anticipated benefits of the merger;

•	the risk of litigation in connection with the execution of the merger agreement and the consummation of the merger and the other transactions contemplated therein;

•

the possibility that, although the merger provides the Company stockholders the opportunity to realize a premium to the price at which Company common stock traded prior to the public announcement of the proposed merger, the price of Company common stock might have increased in the future to a price greater than the merger consideration;

•

the possibility that the merger, if approved by the Company stockholders, will not be consummated by the third quarter of 2026 due to delays in receiving required regulatory approvals, and, pursuant to the terms of the merger agreement, may be consummated as late as March 9, 2027, and Company stockholders will not receive the merger consideration until the merger is consummated;

•	the fact that an all-cash transaction would be taxable to the Company stockholders; and

•

various other risks associated with the merger and the business of the Company, as more fully described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 28.

In addition, the Board was aware of and considered the fact that the Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, those of the Company stockholders generally, as described more fully in the section of this proxy statement entitled “—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 77.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. In reaching its determination and recommendation, and in view of the wide variety of factors considered by the Board in connection with its evaluation of the merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determinations as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determinations of the Board. Rather, the Board made its recommendation based on the totality of the information available to the Board, including discussions with, and questioning of, the Company’s management and the Company’s and the Board’s legal and financial advisors. In considering the factors discussed above, individual members of the Board may have given different weights to different factors.

This explanation of the Board’s reasons for its recommendation and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 28.

Certain Unaudited Financial Forecasts

Other than annual guidance, including the guidance for fiscal year 2026 included in the Company’s press release dated February 19, 2026 (which we refer to as the “2026 earnings guidance”) with respect to revenue and adjusted EBITDA, which guidance the Company presents as a range, the Company does not, as a matter of course, publicly disclose forecasts as to future performance, earnings or other results due to, among other things, the unpredictability of the underlying assumptions and estimates. The Company is especially reluctant to disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. The Company has, however, included in this proxy statement certain unaudited financial forecasts of the Company that, to the extent described herein, were furnished to (i) the Board, Wells Fargo (the Company’s financial advisor) and UHS and its affiliates, in connection with the discussions concerning the proposed merger and (ii) certain other parties potentially interested in a transaction with the Company.

The Company Forecasts (as defined below) were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles in the United States (which we refer to as “GAAP”). A summary of this information is presented below.

The Company Forecasts were, in the view of the Company’s management, prepared on a reasonable basis and in good faith, and reflect the best available estimates and judgments at the time of preparation. However, no assurances can be made regarding future events and the estimates and assumptions underlying the Company Forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized or undertaken and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which the Company operates, the timeline of regulatory approvals, the commercial launch of the Company’s products under development, and the other risks and uncertainties described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 28, all of which are difficult to predict and many of which are outside the control of the Company and, upon consummation of the transactions contemplated by the merger agreement, many of which will be beyond the control of UHS and the surviving corporation. Company stockholders are urged to review the Company’s SEC filings for a description of risk factors with respect to the Company’s business. There can be no assurance that the underlying assumptions will prove to be accurate or that any projected results will be realized. Actual results likely will differ, and may differ materially, from those reflected in the Company Forecasts, whether or not the merger is consummated. The inclusion in this proxy statement of the Company Forecasts should not be regarded as an indication that the Company, the Board, UHS or its affiliates or their board of directors or any of their respective financial advisors considered, or now consider, these forecasts to be a reliable predictor of future results. The Company Forecasts are not fact, and neither they nor any underlying assumptions should be relied upon as being indicative of future results. Readers of this proxy statement are cautioned not to place reliance on this information.

The Company Forecasts include certain non-GAAP financial measures, including Adjusted EBITDA (as defined below) and Unlevered Free Cash Flow (as defined below). In addition to the Company’s results and measures of performance determined in accordance with GAAP, the Company’s management included forecasts of non-GAAP financial measures in the Company Forecasts because the Company’s management believes that non-GAAP financial measures can be useful in evaluating and comparing the Company’s financial and operational performance over multiple periods, identifying trends affecting the Company’s business, formulating business plans and making strategic decisions. Company stockholders should also note that the non-GAAP financial measures presented in this proxy statement are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Company stockholders should also note that the non-GAAP financial measures presented in this proxy statement have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to Company stockholders. Because of the non-standardized definitions, the non-GAAP financial measures in this proxy statement and the accompanying footnotes may be calculated differently from, and may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies, or any similarly titled measures used by UHS and its affiliates.

Due to the inherent limitations of non-GAAP financial measures, Company stockholders should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. The footnotes to the tables below provide certain supplemental information with respect to the calculation of the non-GAAP financial measures.

The Company Forecasts included in this document have been prepared by, and are the responsibility of, the Company’s management. Neither the Company’s independent registered public accounting firm, Kost Forer Gabbay & Kasierer (which we refer to as “EY Israel”), nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the accompanying Company Forecasts and, accordingly, EY Israel does not express an opinion or any other form of assurance with respect thereto. The EY Israel report dated March 13, 2026 and incorporated by reference in this document relates to the Company’s previously issued financial statements. It does not extend to the Company Forecasts and should not be read to do so.

The non-GAAP financial measures included in the Company Forecasts were prepared by the management of the Company and directed by the Board for use by Wells Fargo in connection with its financial analysis and the preparation of its opinion, were used by the Board for its consideration of the merger and were provided to UHS and its affiliates and certain other parties potentially interested in a transaction with the Company. Financial measures provided to a financial advisor or counterparty in connection with a business combination transaction are not subject to SEC rules regarding disclosures of non-GAAP financial measures, and reconciliations of non-GAAP financial measures were not relied upon by the Board or Wells Fargo in connection with their respective evaluations of the merger. In addition, none of UHS or its affiliates or any other potentially interested party who received the Company Forecasts, including non-GAAP financial measures, was provided with any such reconciliation. Accordingly, the Company has not provided in this proxy statement a reconciliation of the non-GAAP financial measures included in the Company Forecasts to the relevant GAAP financial measures.

By including the Company Forecasts in this proxy statement, none of the Company, UHS or its affiliates or any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the Company Forecasts. Accordingly, the Company Forecasts should not be construed as financial guidance, nor relied upon as such, and the Company Forecasts may differ in important respects from the 2026 earnings guidance, which guidance is presented as a range, and which the Company’s management prepared based on a different set of assumptions. The inclusion of the Company Forecasts in this proxy statement does not constitute an admission or representation by the Company that the information contained therein is material. The Company Forecasts summarized in this section reflected the opinions, estimates and judgments of the Company’s management at the time they were prepared and have not been updated to reflect any changes since such Company Forecasts were prepared.

NONE OF THE COMPANY, UHS OR ITS AFFILIATES OR, AFTER CONSUMMATION OF THE MERGER, THE SURVIVING CORPORATION, UNDERTAKES ANY OBLIGATION, EXCEPT AS REQUIRED BY LAW, TO UPDATE OR OTHERWISE REVISE THE COMPANY FORECASTS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION, CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS OR THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR. IN LIGHT OF THE FOREGOING FACTORS AND UNCERTAINTIES INHERENT IN THE COMPANY FORECASTS, READERS OF THIS PROXY STATEMENT ARE CAUTIONED NOT TO PLACE RELIANCE ON THIS INFORMATION.

Unaudited Company Forecasts

The Company’s management, at the direction of the Board, prepared non-public, unaudited prospective financial information for fiscal years 2026 through 2030 (which we refer to as the “Company Forecasts”) for the

Company’s internal use in connection with the evaluation of potential strategic alternatives, including the merger, which were reviewed and discussed by the Transaction Committee and approved by the Transaction Committee for use on October 23, 2025. The Board directed Wells Fargo to use and rely on the Company Forecasts for purposes of providing financial analyses in connection with the Board’s evaluation of any potential strategic alternatives, including the merger.

Neither EY Israel, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The Company Forecasts were relied upon by the Board in reaching its unanimous determination on March 6, 2026, to approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger, and to recommend that the Company stockholders vote to adopt the merger agreement. The Company Forecasts were the only forecasts prepared by management of the Company that were approved by the Board and directed by the Board for use by Wells Fargo in connection with rendering its fairness opinion and performing its financial analyses in connection therewith, as summarized below in the section entitled “—Opinion of Wells Fargo” beginning on page 63. The Company Forecasts assume that the Company would continue to operate as a standalone company and do not reflect any impact of the proposed merger, including any impact of the negotiation or execution of the proposed merger, the expenses that may be incurred in connection with the proposed merger or the consummation thereof, any revenue or cost synergies that may be achieved as a result of the proposed merger or the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed or in anticipation of the proposed merger. The Company Forecasts for the fiscal years 2026 through 2028 were also made available to UHS and its affiliates and certain other parties potentially interested in a transaction with the Company.

The following tables set forth summaries of the Company Forecasts. The summaries are not included in this proxy statement to induce any Company stockholder to vote in favor of adopting the merger agreement proposal or approving any other proposals to be voted on at the special meeting.

Company Forecasts

	Company Forecasts
($ in millions)	2026E	2027E	2028E	2029E	2030E
Revenue	293	354	401	450	497
Gross Profit	123	149	168	187	205
Adjusted EBITDA(1)	35	56	70	86	100
Unlevered Free Cash Flow(2)	17	30	41	52	63

(1)

“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization (unburdened by stock-based compensation expense) and other adjustments. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or of cash flows or as a measure of liquidity.

(2)

“Unlevered Free Cash Flow” is defined as Adjusted EBITDA less taxes, stock-based compensation expenses and capital expenditures, plus changes in net working capital. Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to net income, operating income or cash flows from operating activities as a measure of operating performance or of cash flows or as a measure of liquidity.

Opinion of Wells Fargo

The Company engaged Wells Fargo as its financial advisor in connection with the merger. On March 6, 2026, Wells Fargo rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Wells Fargo’s written opinion addressed to the Board dated the same date) to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Wells Fargo in preparing the opinion, the merger consideration to be paid to the holders of Company common stock (other than canceled shares and appraisal shares) in the merger was fair, from a financial point of view, to such holders.

The full text of Wells Fargo’s written opinion, which describes, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken, is attached as Annex D to this proxy statement. The summary of Wells Fargo’s opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Wells Fargo’s opinion was for the information and use of the Board (in its capacity as such) in connection with its evaluation of the merger and addressed only the fairness, from a financial point of view, of the merger consideration to be paid to the holders of Company common stock (other than canceled shares and appraisal shares) in the proposed merger. Wells Fargo’s opinion did not address any other aspect or implication of the merger (financial or otherwise). Wells Fargo’s opinion did not address the relative merits of the merger as compared to any alternative transactions or strategies that might be available to the Company, nor did it address the underlying business decision of the Board or the Company to proceed with or effect the merger. Wells Fargo’s opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company or any other person as to how to vote or act on any matter relating to the merger or any other matter.

In preparing its opinion, Wells Fargo:

•	reviewed a draft, dated March 6, 2026, of the merger agreement;

•	reviewed certain publicly available business and financial information relating to the Company and the industries in which it operates;

•

compared the financial and operating performance of the Company with publicly available information concerning certain other companies Wells Fargo deemed relevant, and compared current and historic market prices of Company common stock with similar data for such other companies;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain other business combinations that Wells Fargo deemed relevant;

•	reviewed the Company Forecasts and perpetuity growth rates for the Company applicable beyond the projected period, each prepared by and approved for Wells Fargo’s use by the management of the Company;

•

reviewed certain estimates prepared by and approved for Wells Fargo’s use by the management of the Company as to the Company’s net operating loss tax carryforwards (which we refer to as “estimated tax assets”) and the Company’s ability to utilize those estimated tax assets to achieve future tax savings on a standalone basis (which we refer to as “estimated tax savings”);

•

discussed with the management of the Company regarding certain aspects of the merger, the business, financial condition and prospects of the Company, the effect of the merger on the business, financial condition and prospects of the Company, and certain other matters that Wells Fargo deemed relevant; and

•	considered such other financial analyses and investigations and such other information that Wells Fargo deemed relevant.

In giving its opinion, Wells Fargo assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with Wells Fargo by the Company or otherwise reviewed by Wells Fargo. Wells Fargo did not independently verify any such information, and pursuant to the terms of its engagement by the Company, Wells Fargo did not assume any obligation to undertake any such independent verification. In relying on the Company Forecasts, the estimated tax assets and the estimated tax savings, Wells Fargo assumed that the Company Forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future performance and financial condition of the Company and that the estimated tax assets and estimated tax savings had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the Company’s net operating loss tax carryforwards and the Company’s ability to utilize those estimated tax assets to achieve future tax savings on a standalone basis. Wells Fargo expressed no view or opinion with respect to the Company Forecasts, the estimated tax assets or the estimated tax savings or the assumptions upon which they are based. Wells Fargo assumed that any representations and warranties made by the Company and UHS in the merger agreement or in other agreements relating to the merger will be true and accurate in all respects that are material to Wells Fargo’s analysis.

Wells Fargo also assumed that the merger would have the tax consequences described in discussions with, and materials provided to Wells Fargo by, the Company and its representatives. Wells Fargo assumed that, in the course of obtaining any regulatory or third-party consents, approvals or agreements in connection with the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company or the contemplated benefits of the merger. Wells Fargo also assumed that the merger would be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the merger agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to Wells Fargo’s analyses or opinion and that the final form of the merger agreement would not differ from the draft reviewed by Wells Fargo in any respect material to its analyses or opinion. In addition, Wells Fargo did not make any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor had Wells Fargo been furnished with any such evaluations or appraisals. Wells Fargo did not evaluate the solvency of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters.

Wells Fargo’s opinion only addressed the fairness, from a financial point of view, of the merger consideration to be paid to the holders of Company common stock (other than canceled shares and appraisal shares) in the proposed merger, and Wells Fargo expressed no opinion as to the fairness of any consideration paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of the Company, including holders of the Company warrants. Furthermore, Wells Fargo expressed no opinion as to any other aspect or implication (financial or otherwise) of the merger, or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. Furthermore, Wells Fargo did not express any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and relied upon the assessments of the Company and its advisors with respect to such advice.

Wells Fargo’s opinion was necessarily based upon information made available to Wells Fargo as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date thereof. Wells Fargo did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date thereof, notwithstanding that any such subsequent developments may affect the opinion. Wells Fargo’s opinion did not address the relative merits of the merger as compared to any alternative transactions or strategies that might be available to the Company, nor did it address the underlying business decision of the Board or the Company to proceed with or effect the merger. Wells Fargo did not express any opinion as to the price at which Company common stock may be traded at any time.

Wells Fargo was selected by the Company to act as its financial advisor based on Wells Fargo’s qualifications, experience and reputation. Wells Fargo was not requested to, and it did not, recommend or determine the specific consideration payable in the merger or opine that any specific consideration constituted the only appropriate consideration for the merger.

The terms of the merger agreement, including the merger consideration, were determined through arm’s-length negotiations between the Company and UHS, and the decision to enter into the merger agreement was solely that of the Board. Wells Fargo’s opinion to the Board was one of many factors taken into consideration by the Board in deciding to consider, approve and declare the advisability of the merger agreement and the transactions contemplated thereby and to recommend the approval of the merger by the holders of Company common stock. Consequently, the analyses described below should not be viewed as determinative of the opinion of the Board with respect to the merger consideration pursuant to the merger agreement or of whether the Board or management would have been willing to agree to a different consideration.

Summary of Financial Analyses of Wells Fargo

The following is a summary of the material financial analyses performed by Wells Fargo and reviewed by the Board in connection with Wells Fargo’s oral opinion to the Board on March 6, 2026, and the preparation of Wells Fargo’s written opinion to the Board, dated as of March 6, 2026. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 5, 2026.

In preparing its opinion, Wells Fargo performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Wells Fargo’s opinion or the analyses underlying, and factors considered in connection with, Wells Fargo’s opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Wells Fargo arrived at its opinion based on the results of all analyses undertaken by Wells Fargo and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Some of these summaries of the financial analyses include information presented in tabular format. The tables are not intended to be standalone, and in order to more fully understand the financial analyses used by Wells Fargo, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, Wells Fargo believes that the analyses must be considered as a whole and in context and that selecting portions of its analyses and of the factors reviewed or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

In performing its analyses, Wells Fargo considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or transaction used in Wells Fargo’s analyses for comparative purposes is identical to the Company or the merger. While the results of each analysis were taken into account in reaching its overall conclusion with respect to the fairness, from a financial point of view, to the holders of Company common stock (other than canceled shares and appraisal shares) of the merger consideration to be paid to such holders in the merger, Wells Fargo did not make separate or quantifiable judgments regarding individual analyses. The reference ranges indicated by Wells Fargo’s financial analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the merger. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the Company’s control and the control of Wells Fargo. Much of the information used in, and accordingly the results of, Wells Fargo’s analyses are inherently subject to substantial uncertainty.

Selected Public Companies Analysis

Wells Fargo performed a selected public companies analysis of the Company for which Wells Fargo reviewed certain financial and stock market information relating to the Company and the selected publicly traded companies listed below in the payor and employer care delivery industry that Wells Fargo deemed comparable to the Company in one or more respects, including among other things, products and services offered, customers, end-markets and financial performance. None of the selected companies used in Wells Fargo’s analysis is identical to the Company.

For each of the selected companies noted below, Wells Fargo considered, among other things, the ratio of enterprise value (defined as market capitalization plus net debt, capitalized leases, preferred equity and non-controlling interest) (which we refer to as “Enterprise Value”) to estimated (i) revenue for calendar years 2026 and 2027 (referred to herein as “2026E Revenue” and “2027E Revenue”, respectively) and (ii) Adjusted EBITDA for calendar years 2026 and 2027 (which we refer to as “2026E Adjusted EBITDA” and “2027E Adjusted EBITDA”, respectively), in each case based on publicly available information, including public filings and research consensus estimates. For purposes of Wells Fargo’s analyses, in deriving ranges of implied values for the Company, Wells Fargo used the estimates reflected in the Company Forecasts for the applicable financial data for the Company.

The selected companies considered by Wells Fargo were:

Selected Companies
Hinge Health, Inc.
Lifestance Health Group, Inc.
Progyny, Inc.
Teladoc Health, Inc.
Omada Health, Inc.

Wells Fargo noted that, based on market data as of March 5, 2026, (i) the median and mean Enterprise Value to 2026E Revenue multiples for the selected publicly traded companies were 1.8x and 2.1x and the median and mean Enterprise Value to 2027E Revenue multiples for the selected publicly traded companies were 1.6x and 1.8x and (ii) the median and mean Enterprise Value to 2026E Adjusted EBITDA multiples for the selected publicly traded companies were 10.1x and 12.0x and the median and mean Enterprise Value to 2027E Adjusted EBITDA multiples for the selected publicly traded companies were 8.4x and 10.0x. Taking into account the results of the selected company analysis and based upon the application of its professional judgment and experience, Wells Fargo selected for the Company reference ranges of multiples of (i) 1.90x to 2.75x to be applied to 2026E Revenue and 1.70x to 2.25x to be applied to 2027E Revenue and (ii) 17.00x to 22.00x to be applied to 2026E Adjusted EBITDA and 14.00x to 16.00x to be applied to 2027E Adjusted EBITDA, in each case, based on the Company Forecasts. This analysis indicated an implied equity value per share reference range for Company common stock, after taking into account the Company’s net cash and the fully diluted shares outstanding of Company common stock, each as of February 28, 2026 and as provided by the Company management, of $3.68 to $5.64, as compared to the merger consideration of $5.25 per share.

Selected Precedent Transactions

Wells Fargo performed with respect to the Company a selected precedent transactions analysis, which is designed to derive an implied value of a company based on publicly available financial terms for selected transactions. The selected transactions were selected because they involved target companies that were similar to the Company in one or more respects deemed relevant by Wells Fargo. In connection with its analysis, Wells Fargo reviewed publicly available information regarding certain transactions involving behavioral health and benefit management companies from January 1, 2020 through March 5, 2026. The financial data reviewed included the Enterprise Value as a multiple of such target company’s estimated (i) revenue for the twelve-month period following announcement of the applicable transaction (which we refer to as “NTM Revenue”) and (ii) Adjusted EBITDA for the twelve-month period following announcement of the applicable transaction (which we refer to as “NTM Adjusted EBITDA”), in each case based on publicly available information, including public filings and research consensus estimates.

The selected transactions considered by Wells Fargo were:

Date Announced	Acquiror	Target
January 2025	Transcarent, Inc.	Accolade, Inc.
June 2024	Altaris, LLC	Sharecare, Inc.
June 2022	TPG, Inc.	Convey Health Solutions Holdings, Inc.
June 2022	TELUS Corporation	LifeWorks, Inc.
April 2022	Titan-Atlas Parent, Inc. (an affiliate of Stone Point Capital)	Tivity Health, Inc.
February 2022	Spark Parent, Inc. (an affiliate of Patient Square Capital)	SOC Telemed, Inc.
June 2021	Onex Partners V (an affiliate of Onex Partners)	Newport Healthcare
January 2021	Centene Corporation	Magellan Health, Inc.
December 2020	Kelso Fund X (an affiliate of Kelso & Co)	Refresh Mental Health
April 2020	Affiliates of TPG Global, LLC / TPG Capital	LifeStance Health Holdings, Inc.

None of the selected transactions reviewed was identical to the merger and evaluation of the results of these analyses is not entirely mathematical. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of Wells Fargo’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the merger.

Wells Fargo noted that the mean and median of the NTM Revenue multiples for the selected transactions were 2.2x and 2.7x, respectively. Wells Fargo noted that the mean and median of the NTM Adjusted EBITDA multiples for the selected transactions were 15.7x and 15.0x, respectively. Based on the application of its professional judgment and experience, Wells Fargo applied a multiple range of 2.0x to 3.0x to the Company’s NTM Revenue as of December 31, 2025 (based on the Company Forecasts) and 17.0x to 19.0x to the Company’s NTM Adjusted EBITDA as of December 31, 2025 (based on the Company Forecasts). This analysis indicated an equity value per share reference range for Company common stock, after taking into account the Company’s net cash and the fully diluted shares outstanding of Company common stock, each as of February 28, 2026, and as provided by the Company management, of $3.84 to $5.50, as compared to the merger consideration of $5.25 per share.

Discounted Cash Flow Analysis

Wells Fargo performed a discounted cash flow analysis with respect to the Company by calculating the estimated net present value (as of December 31, 2025) of (i) the projected unlevered free cash flows of the Company based on the Company Forecasts for the years ending December 31, 2026 through December 31, 2030, (ii) an estimated range of terminal values for the Company derived by application of perpetuity growth rates provided by and approved for Wells Fargo’s use by the management of the Company ranging from 4.0% to 5.0% and (iii) the estimated tax savings for the Company on a standalone basis for the fiscal years ending December 31, 2026 through December 31, 2032, resulting from the anticipated future utilization of the Company’s net operating losses. The present values (as of December 31, 2025) of the cash flows, the implied terminal values and the estimated tax savings were calculated using discount rates reflecting the estimated weighted average cost of capital for the Company ranging from 11.00% to 13.00%. This analysis indicated an implied equity value per share reference range for Company common stock, after taking into account the Company’s net cash and the fully diluted shares outstanding of Company common stock, each as of February 28, 2026 and as provided by the Company management, of $3.89 to $5.46, as compared to the merger consideration of $5.25 per share.

Certain Additional Information

Wells Fargo also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:

Selected Premiums Paid Analysis. Wells Fargo performed with respect to the Company a selected premiums paid analysis, which is designed to derive an implied per share price range of a company’s equity securities based on observed premiums in selected transactions. In connection with its analysis, Wells Fargo reviewed publicly available statistics for certain transactions deemed relevant that were announced from January 1, 2015 through December 31, 2025 and involving acquisitions of U.S. targets, with transaction values between $200 million and $1 billion. By applying ranges of premiums of (i) 11% to 48% (reflecting the 25th and 75th percentiles of the observed one-day premiums relative to the one-day prior closing stock price) and (ii) 13% to 55% (reflecting the 25th and 75th percentiles of the observed four-week premiums relative to the four-weeks prior closing stock price) to the one-day prior unaffected closing stock price of the Company of $4.78 and the four-weeks prior unaffected closing stock price of the Company of $3.88, respectively, this analysis indicated a range of implied per share prices for Company common stock of $4.38 to $7.07.

Historical Trading Prices. Wells Fargo reviewed the historical intraday trading prices of Company common stock for the 52-week period through March 5, 2026, which ranged from $2.22 to $5.18.

Equity Research. Wells Fargo reviewed sell-side analyst price targets for shares of Company common stock published by eight equity research analysts through March 5, 2026. These price targets generally reflect each analyst’s estimate of the 12-month future public market trading price per share of Company common stock and were not discounted to reflect present values. The range of undiscounted price targets for shares of Company common stock was $5.50 per share to $9.00 per share. The price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of Company common stock and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.

Miscellaneous

The Company agreed to pay Wells Fargo for its services in connection with the proposed merger a fee currently estimated to be approximately $15.7 million, of which $3.0 million became payable upon delivery of Wells Fargo’s opinion and the remainder of which is contingent upon consummation of the merger. The Company agreed to reimburse Wells Fargo for Wells Fargo’s expenses, including fees and expenses of counsel, incurred in connection with Wells Fargo’s engagement. In addition, the Company agreed to indemnify Wells Fargo and related parties against certain liabilities and other items, including liabilities under the federal securities laws, relating to or arising out of Wells Fargo’s engagement.

During the two years preceding the date of Wells Fargo’s opinion, neither Wells Fargo nor its affiliates have had any other material investment, commercial banking or financial advisory relationships with the Company or HEC, a significant shareholder of the Company, and/or its affiliates or portfolio companies. As Wells Fargo informed the Board in connection with Wells Fargo’s engagement, during the two years preceding the date of Wells Fargo’s opinion, Wells Fargo and its affiliates have had investment or commercial banking relationships with UHS, for which Wells Fargo and such affiliates have received a fee of approximately $630,000. Such relationships have included acting as joint bookrunner on an offering of debt securities by UHS in September 2024. Wells Fargo noted to the Board that as of the date of Wells Fargo’s opinion, Wells Fargo and its affiliates held, on a proprietary basis, approximately 5% of the outstanding Company common stock and less than 1% of the outstanding common stock of UHS. In the ordinary course of business, Wells Fargo and its affiliates will trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of the Company, UHS, HEC and certain of their respective affiliates and, as applicable, portfolio companies, for its own account and for the accounts of its customers and, accordingly, will at any time hold a long or short position in such securities or financial instruments. In addition, Douglas L. Braunstein, a Vice Chairman of Wells Fargo & Company (an affiliate of Wells Fargo), is Chairman of the Board, the former interim Chief Executive Officer of the Company and the Founder and Managing Partner of HEC. As of the date of Wells Fargo’s opinion, Mr. Braunstein beneficially owned approximately 15% of the outstanding Company common stock. As of the date of Wells Fargo’s opinion, HEC beneficially owned approximately 11% of the outstanding Company common stock.

Certain Effects of the Merger

If the Company stockholder approval is obtained, the other conditions to the closing of the merger are either satisfied or (to the extent permitted by law) waived and the merger is consummated, at the effective time, Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement and in accordance with the DGCL, with the Company as the surviving corporation in the merger. As the surviving corporation in the merger, the Company will continue to exist following the merger as an indirect wholly owned subsidiary of UHS.

At the effective time, each share of Company common stock that is issued and outstanding as of immediately prior to the effective time (other than canceled shares and appraisal shares) will be converted automatically into, and will thereafter represent only, the right to receive the merger consideration ($5.25 per share in cash, without interest and subject to any applicable withholding taxes). At the effective time, you will be entitled to receive the merger consideration for each of your shares of Company common stock unless you have properly exercised, perfected and not validly withdrawn or otherwise lost your appraisal rights under the DGCL with respect to such shares of Company common stock, and certain other conditions under the DGCL are satisfied (as described in more detail in the section of this proxy statement entitled “The Merger—Appraisal Rights” beginning on page 72). Following the merger, all of the common stock of the surviving corporation will be beneficially owned by UHS, and none of the current Company stockholders will, by virtue of the merger, have any ownership interest in, or be a stockholder of, the Company or the surviving corporation. As a result, the current Company stockholders (other than holders of the Company’s outstanding equity awards that are unvested immediately prior to the effective time) will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the Company following the merger. Following the merger, UHS will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value. For additional information, please see the section of this proxy statement entitled “The Merger Agreement—Consideration To Be Received in the Merger” beginning on page 92.

In addition, at the effective time, each Company warrant that is issued and outstanding as of immediately prior to the effective time shall, immediately following the effective time, continue to be outstanding according to its terms; provided that, following the effective time, each Company warrant shall, automatically and without any required action on the part of the holder thereof or any other person, cease to become exercisable for Company common stock and become exercisable solely in exchange for the receipt of the merger consideration with respect to the aggregate number of shares of Company common stock for which such Company warrant was exercisable for immediately prior to the effective time. Pursuant to the Warrant Agreement between Hudson Executive Investment Corp. and Continental Stock Transfer & Trust Company, dated June 8, 2020 (which we refer to as the “warrant agreement”), if a holder properly exercises a Company warrant within 30 days following the Company’s public disclosure of the consummation of the merger in a Current Report on Form 8-K, then the exercise price per share under such Company warrant (which we refer to as the “warrant price”) with respect to such exercise shall be reduced by an amount (in dollars, and in no event less than zero) equal to the difference of (i) the warrant price in effect immediately prior to such reduction minus (ii) (A) the merger consideration minus (B) the Black-Scholes Warrant Value (as defined and determined in accordance with the warrant agreement).

For information regarding the effects of the merger on the Company’s outstanding equity awards, please see the section of this proxy statement entitled “—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 77 and the section of this proxy statement entitled “The Merger Agreement—Treatment of Company Equity Awards” beginning on page 93.

Shares of Company common stock are currently registered under the Exchange Act and listed on NASDAQ under the trading symbol “TALK”. Following the consummation of the merger, shares of Company common stock are expected to be delisted and will no longer be traded on NASDAQ or any other public market in accordance with applicable law, rules and regulations. In addition, the registration of Company common stock under the Exchange Act is expected to be terminated, and, upon such termination, the Company will no longer be required to file periodic and other reports with the SEC with respect to the Company common stock in accordance with applicable law, rules and regulations.

Effects on the Company if the Merger is not Consummated

In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger and holders of Company RSUs and Company options will not receive any payment for their vested equity awards and will not have their unvested equity awards converted to equivalent UHS equity awards in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on NASDAQ, the Company common stock will continue to be registered under the Exchange Act, the Company will continue to file periodic reports with the SEC, Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock, including, among other things, general industry, economic and market conditions, and holders of Company RSUs and Company options will continue to hold their Company equity awards and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company equity awards, including, among other things, general industry, economic and market conditions.

If the merger is not consummated, there is no assurance as to the effect of these risks and opportunities on the future value of your Company common stock, including the risk that the market price of Company common stock may decline to the extent that the current market price of the Company common stock reflects a market assumption that the merger will be consummated. If the merger is not consummated, from time to time, the Board will evaluate and review the Company’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize stockholder value. If the merger is not consummated, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 113.

Under certain circumstances, if the merger agreement is terminated, the Company may be obligated to pay to UHS a $32,394,000 termination fee, as described in the section of this proxy statement entitled “The Merger Agreement—Company Termination Fee” beginning on page 115.

Financing of the Merger

There is no financing condition to the consummation of the merger. UHS has represented in the merger agreement that it has the funds sufficient to enable Merger Sub and the surviving corporation to pay the merger consideration and any other amounts required to be paid in connection with the consummation of the transactions contemplated by the merger agreement and to pay all related fees and expenses and that there is no restriction on the use of cash for such purpose and to perform its obligations under the merger agreement. UHS has also represented it has the financial resources and capabilities to fully perform all of its obligations under the merger agreement.

Appraisal Rights

If the merger is consummated, holders of record and beneficial owners of shares of Company common stock who do not vote in favor of the merger agreement proposal and who do not wish to accept the merger consideration will have the right to demand an appraisal of their shares of Company common stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive an amount in cash equal to the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value in lieu of receiving the merger consideration. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Company stockholders who properly demand, and do not otherwise lose, withdraw or waive, appraisal rights under Section 262 will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Instead, they will receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Company stockholders considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, Company stockholders wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a stockholder’s appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement, without interest and subject to any applicable withholding taxes.

A holder of record or a beneficial owner of shares of Company common stock who (i) continuously holds such shares on and from the date of the making of the demand through the effective time, (ii) properly submits a written demand for appraisal of their applicable shares of Company common stock to the Company before the vote is taken on the merger agreement proposal at the special meeting, (iii) has not consented to or otherwise voted in favor of the merger (including by executing and returning a proxy) or otherwise withdrawn, lost or waived appraisal rights, (iv) strictly complies with all other procedures for exercising appraisal rights under Section 262, (v) does not thereafter fail to perfect or effectively withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (vi) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined below), will be entitled to have their shares of Company common stock appraised by the Delaware Court and to receive payment in cash of the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value from the effective time of the merger through the date of payment of the judgment.

Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders must be notified that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the Company’s required notice to our stockholders that appraisal rights are available in connection with the merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares of Company common stock, you must satisfy each of the following conditions: you must deliver to the Company a written demand for appraisal of your shares of Company common stock before the taking of the vote on the merger, which demand must reasonably inform us of the identity of the holder of record of shares of Company common stock who intends to demand appraisal of his, her or its shares of Company common stock and, for beneficial owners only, such demand must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and must provide an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined below); you must not vote or submit a proxy in favor of the proposal to adopt the merger agreement; you must hold your shares of Company common stock continuously through the effective time; and you must comply in all respects with the other applicable requirements of Section 262.

A Company stockholder who elects to exercise appraisal rights must mail his, her or its written demand for appraisal to the following address:

Talkspace, Inc.

P.O. Box 659

Portsmouth, NH 03802

Attention: John Reilly

Chief Legal Officer and Executive Vice President, Government Relations

Demands for appraisal may not be submitted by electronic transmission. Such written demands must be delivered to and received by the Company before the vote on the adoption of the merger agreement at the special meeting.

A record holder who holds shares of Company common stock as a nominee for others, such as a broker, fiduciary, depositary or other nominee, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the demand must set forth the number of shares of Company common stock covered by such demand. Where the number of shares of Company common stock is not expressly stated, the demand will be presumed to cover all shares of Company common stock outstanding in the name of such record owner.

Within 10 days after the effective time, the surviving corporation must give written notice that the merger has become effective to (i) each Company stockholder and (ii) each beneficial owner of Company common stock, in each case who has properly filed a written demand for appraisal in accordance with Section 262 and who did not vote in favor of the proposal to adopt the merger agreement. At any time within 60 days after the effective time, or thereafter with the written approval of the Company, any holder of record or beneficial holder entitled to appraisal rights who properly made a written demand for appraisal in accordance with Section 262 and who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the merger consideration specified by the merger agreement for some or all of that person’s shares of Company common stock, without interest and subject to any applicable withholding taxes, by delivering to the surviving corporation a written withdrawal of the demand for appraisal. A withdrawal of a holder of record’s or beneficial owner’s demand for appraisal will be deemed to be acceptance of the terms of the merger agreement, which terms are summarized in this proxy statement and which merger agreement is attached in its entirety to this proxy statement as Annex A. However, any such attempt to withdraw made more than 60 days after the effective time will require the surviving corporation’s written approval.

Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has properly and timely demanded appraisal and otherwise complied with Section 262 and who is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of Company common stock held by all stockholders that have demanded appraisal. The surviving corporation is under no obligation, and there is no present intent on the part of the Company or the surviving corporation, to file an appraisal petition. Stockholders seeking to exercise appraisal rights should assume that the Company and the surviving corporation will not file such a petition or initiate any negotiations with respect to the fair value of shares of Company common stock. Accordingly, stockholders who desire to have their shares of Company common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If, within 120 days after the effective time, no petition has been filed as provided above, all rights to appraisal will cease and any stockholder that previously demanded appraisal will become entitled only to the merger consideration under the merger agreement, without interest and subject to any applicable withholding taxes.

No appraisal proceeding in the Delaware Court will be dismissed as to any holder of record or beneficial owner without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just; provided, however, that this shall not affect the right of any holder of record or beneficial owner who has properly made an appraisal demand but who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger. If the surviving corporation does not approve a holder of record’s or beneficial owner’s request to withdraw a demand for appraisal when that approval is required or, except with respect to any holder of record or beneficial owner who withdraws such person’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court does not approve the dismissal of an appraisal proceeding with respect to a holder of record or beneficial owner, the holder of record or beneficial owner will be entitled to receive only the appraised value of such holder’s shares of Company common stock determined in any such appraisal proceeding, which value could be less than, equal to or more than the merger consideration being offered pursuant to the merger agreement.

In addition, within 120 days after the effective time, any person who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the approval of the adoption of the merger agreement and with respect to which demands for appraisal were received by the surviving corporation and the aggregate number of holders of such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares of Company common stock shall not be considered a separate stockholder holding such shares of the Company for purposes of such aggregate number). Such statement must be given within 10 days after the written request therefor has been received by the surviving corporation or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

Upon the filing of a petition by a holder of record or beneficial holder, service of a copy of such petition must be made upon the surviving corporation by such holder. The surviving corporation shall be required, within 20 days after such service, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares of Company common stock and with whom the surviving corporation has not reached agreements as to the value of such shares (which we refer to as the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to all such stockholders set forth on the Chancery List.

If a petition for an appraisal is timely filed by a holder of record or beneficial holder, at the hearing on such petition, the Delaware Court will determine which stockholders have complied with Section 262 and have become entitled to appraisal rights provided thereby. The Delaware Court may require the stockholders who have demanded an appraisal of their shares of Company common stock and who hold shares represented by certificates to submit their certificates of shares of Company common stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such person. If immediately before the merger, the shares of the class or series of stock of the corporation were listed on a national securities exchange (which we expect to be the case), the Delaware Court will dismiss the appraisal proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal or (ii) the value of the consideration provided in the merger for such total number of shares exceeds $1,000,000.

Upon application by the surviving corporation or any stockholder entitled to participate in the appraisal proceedings, the Delaware Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to appraisal. Any stockholder whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262.

Where proceedings are not dismissed, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court shall determine the fair value of shares of Company common stock taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value. Unless the Delaware Court, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares of Company common stock as determined by the Delaware Court, and (ii) interest theretofore accrued, unless paid by the surviving corporation as part of the pre-judgment payment to the stockholder.

When the fair value of the shares of Company common stock is determined, the Delaware Court will direct the payment of such value, with interest thereon, if any, to the stockholders entitled to receive the same.

Although the Company believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, the surviving corporation does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant shares of Company common stock is less than the merger consideration.

In determining “fair value”, the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company”. The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger”. In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value”, but which rather applies only to the speculative elements of value arising from such accomplishment or expectation.

In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered”. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

The cost of the appraisal proceeding may be determined by the Delaware Court and allocated among the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each party is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a stockholder whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all shares of Company common stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.

If any holder of record or beneficial owner who demands appraisal of his, her or its shares of Company common stock under Section 262 fails to perfect, effectively withdraws, or otherwise waives or loses such stockholder’s right to appraisal, such stockholder’s shares of Company common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration as provided in the merger agreement, without interest. A holder of record or beneficial owner will fail to perfect, effectively withdraw or otherwise waive or lose such stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the holder of record or beneficial owner delivers to the surviving corporation a written withdrawal of such stockholder’s or beneficial owner’s demand for appraisal and an acceptance of the merger consideration as provided in the merger agreement in accordance with Section 262 within 60 days of the effective time of the merger.

Any holder of record or beneficial holder who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any shares of Company common stock subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to Company stockholders of record at a date prior to the effective time.

No appraisal proceeding in the Delaware Court shall be dismissed as to any person without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court made under Section 262(j) of the DGCL; provided, however, that the foregoing shall not affect the right of any person who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective time. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time, all rights to appraisal will cease and any stockholder that previously demanded appraisal will become entitled only to the merger consideration under the merger agreement.

FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 MAY RESULT IN THE LOSS OF A HOLDER OF RECORD’S OR BENEFICIAL OWNER’S STATUTORY APPRAISAL RIGHTS. IN THAT EVENT, YOU WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION FOR YOUR DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT, WITHOUT INTEREST AND SUBJECT TO ANY APPLICABLE WITHHOLDING TAXES. CONSEQUENTLY, ANY HOLDER OF RECORD OR BENEFICIAL OWNER WISHING TO EXERCISE APPRAISAL RIGHTS IS ENCOURAGED TO CONSULT FINANCIAL AND LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE THOSE RIGHTS.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern. The summary included herein does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement, without interest and subject to any applicable withholding taxes.

Interests of the Company’s Directors and Executive Officers in the Merger

The Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company stockholders generally. The members of the Board were aware of and considered these interests in reaching the determination to adopt the merger agreement and to recommend that Company stockholders approve the merger agreement proposal.

The Company’s non-employee directors for purposes of the discussion below are Mr. Douglas Braunstein, Ms. Swati Abbott, Ms. Liat Ben-Zur, Mr. Michael Hansen, Ms. Madhu Pawar, Mr. Erez Shachar, Mr. Curtis Warfield and Ms. Jacqueline Yeaney.

The Company’s executive officers for purposes of the discussion below are Dr. Jon Cohen, M.D. (Chief Executive Officer), Mr. Ian Harris (Chief Financial Officer), Mr. Gil Margolin (Chief Technology Officer), Mr. John C. Reilly (Chief Legal Officer and Executive Vice President, Government Relations) and Ms. Katelyn Watson (Chief Marketing Officer).

Consideration Payable for Outstanding Shares

Each of the Company’s directors and executive officers will be entitled to receive, for each share of Company common stock he or she holds, the merger consideration, on the same terms and conditions and in the same manner as other Company stockholders. Each share of Company common stock bearing a legend that such share is subject to forfeiture that is, or has been, forfeited pursuant to Section 1.9(c) of the sponsor support agreement will automatically be canceled and will cease to exist and no consideration will be delivered in exchange therefor.

For information regarding beneficial ownership of shares of Company common stock by each of the Company’s current directors and executive officers and all of such directors and executive officers as a group, please see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners, Management and Directors”, beginning on page 120.

Treatment of Company Warrants

Each Company warrant that is issued and outstanding as of immediately prior to the effective time will, immediately following the effective time, continue to be outstanding according to its terms; provided that, following the effective time, each Company warrant will, automatically and without any required action on the part of the holder thereof or any other person, cease to become exercisable for Company common stock and become exercisable solely in exchange for the receipt of the merger consideration with respect to the aggregate number of shares of Company common stock for which such Company warrant was exercisable for immediately prior to the effective time. Pursuant to the warrant agreement, if a holder properly exercises a Company warrant within 30 days following the Company’s public disclosure of the consummation of the merger in a Current Report on Form 8-K, then the warrant price with respect to such exercise shall be reduced by an amount (in dollars, and in no event less than zero) equal to the difference of (i) the warrant price in effect immediately prior to such reduction minus (ii) (A) the merger consideration minus (B) the Black-Scholes Warrant Value. If the closing occurs after June 22, 2026, the Company warrants will expire in accordance with their terms and will no longer be exercisable.

Treatment of Company Equity Awards

At the effective time, each Company RSU outstanding as of immediately prior to the effective time and that is or becomes vested as of the effective time will be canceled and converted into the right to receive an amount in cash (without interest) equal to the product (rounded up to the nearest cent) of (i) the aggregate number of shares of Company common stock underlying such vested Company RSU and (ii) the merger consideration.

At the effective time, each Company RSU outstanding as of immediately prior to the effective time and that is and remains unvested as of the effective time will be assumed by UHS and converted into restricted stock units relating to a number of UHS Class B shares equal to the product (rounded up to the nearest whole share) of (i) the number of shares of Company common stock underlying such Company RSU and (ii) the exchange ratio, with the same terms and conditions that applied to such Company RSU immediately prior to the effective time (including with respect to vesting, effect of termination of employment and dividend equivalents).

At the effective time, each Company option outstanding and unexercised as of immediately prior to the effective time and that is or becomes vested as of the effective time will be canceled and converted into the right to receive an amount in cash (without interest) equal to the product (rounded up to the nearest cent) of (i) the aggregate number of shares of Company common stock subject to such vested Company option, and (ii) the excess, if any, of (A) the merger consideration over (B) the per share exercise price of such vested Company option; provided, however, that any such vested Company option with a per share exercise price that is equal to or greater than the merger consideration shall be canceled for no consideration.

At the effective time, each Company option outstanding and unexercised as of immediately prior to the effective time and that is unvested as of the effective time will be assumed by UHS and converted into a stock option with respect to a number of UHS Class B shares (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Company common stock subject to such Company option immediately prior to the effective time and (ii) the exchange ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (a) the exercise price per share of such Company option immediately prior to the effective time divided by (b) the exchange ratio. Each assumed Company option will be subject to the same terms and conditions (including with respect to vesting and effect of termination of employment) that applied to the corresponding Company option immediately prior to the effective time.

Immediately prior to the effective time, the Company may fully accelerate the vesting of any Company RSUs and Company options held by non-employee directors of the Company.

With respect to the vested Company equity awards, the payment of the merger consideration will be made, subject to any applicable withholding taxes, as promptly as reasonably practicable following the effective time (and in no event later than the first regularly scheduled payroll date that occurs more than five business days following the effective time).

Finally, the Company ESPP will be terminated and all accumulated contributions of each participant thereunder will be used to purchase shares of Company common stock immediately following the conclusion of any ongoing purchase period or, if earlier, two business days prior to the effective time.

The following table sets forth, by type of Company equity award and for each director and each executive officer of the Company, an estimate of the aggregate value of such Company equity awards that may be held by each such individual at the effective time. The amounts set forth in the table below have been determined based on the number of Company equity awards held by each such individual as of April 13, 2026 (the latest practicable date to determine such amounts before the filing of this proxy statement), and assuming that (i) with respect to Company equity awards that convert into equivalent UHS equity awards, the price per share of Company common stock at the effective time is $5.15, which is the five-day average closing price of Company common stock following the first public announcement of the transaction on March 9, 2026, as required by SEC rules, (ii) all Company RSUs and Company options, in each case, that are or become vested at the effective time are valued based on the merger consideration of $5.25 per share (in the case of Company options, less the applicable exercise price of such Company options), (iii) the merger had been consummated on September 15, 2026, which is the assumed closing date only for purposes of this compensation-related disclosure and (iv) the individuals included in the tables below do not receive any additional grants of Company equity awards or forfeit any Company equity awards prior to September 15, 2026, however, the values in the table below do reflect the Company equity awards that are expected to vest prior to such date.

($)	Vested Company Options(1)(2)	Unvested Company Options(3)	Vested Company RSUs(2)	Unvested Company RSUs	Total
Non-Employee Directors
Douglas L. Braunstein	2,579,200	—	253,166	—	2,832,366
Erez Shachar	—	—	347,765	—	347,765
Curtis Warfield	—	—	253,166	—	253,166
Jacqueline Yeaney	—	—	253,166	—	253,166
Madhu Pawar	—	—	253,166	—	253,166
Michael Hansen	850,897	—	253,169	—	1,104,066
Swati Abbott	172,795	—	413,858	—	586,653
Liat Ben-Zur	172,795	—	413,858	—	586,653

Executive Officers
Jon Cohen	4,791,524	—	—	5,484,601	10,276,125
Ian Harris	52,341	100,307	—	2,028,208	2,180,855
John C. Reilly	523,646	149,843	—	1,202,085	1,875,574
Gil Margolin	170,190	89,263	—	713,807	973,260
Katelyn Watson	152,883	56,487	—	1,113,214	1,322,584

(1)	Excludes any Company options for which the exercise price is equal to or greater than the assumed stock price of $5.25.
(2)	Values in this column assume that the Company has provided for accelerated vesting of all Company equity awards held by non-employee directors immediately prior to the effective time.
(3)	Pursuant to the Cohen Term Sheet (as defined and discussed further below in the section of this proxy statement entitled “—Individual Agreements—Cohen Term Sheet”), at the effective time, Dr. Cohen’s unvested Company options will be canceled and converted into a cash-based award. As such, the value of Dr. Cohen’s unvested Company options has been excluded from this table.

Potential Executive Severance Payments and Benefits

Each of Dr. Cohen, Messrs. Harris, Margolin and Reilly and Ms. Watson participate in the Company’s Executive Severance Plan (which we refer to as the “Severance Plan”), which provides for the following severance payments and benefits in the event of a termination without cause or for good reason (each, as defined in the Severance Plan) (which we refer to as a “qualifying termination”) in connection with a change in control transaction such as the merger.

Under the Severance Plan, upon a participant’s qualifying termination within three months prior to or one year following a change in control, then such participant will be entitled to the following severance payments and benefits:

•

A cash payment equal to 200% (100%, in the case of Ms. Watson) of the executive’s then-current base salary and annual target bonus for the year in which such qualifying termination occurred, payable over the 24-month period (12-month period, in the case of Ms. Watson) following such qualifying termination;

•

A lump sum cash payment equal to the executive’s target bonus for the year of termination, prorated based on the number of days during the applicable performance year that the executive was employed through his or her qualifying termination;

•

Up to 18 months (12 months, in the case of Ms. Watson) of payment or reimbursement of COBRA premiums for healthcare coverage at levels the same or similar to the coverage provided prior to the executive’s termination of employment; and

•	Full vesting acceleration of all outstanding Company equity awards held by such participant as of the date of his or her termination.

The above severance benefits are contingent on the executive’s execution and non-revocation of a release of claims in favor of the Company and compliance with any restrictive covenants to which the executive is subject. In the event that any payment or benefit constitutes a parachute payment within the meaning of Section 280G of the Code, the Severance Plan provides a “best pay cap” approach whereby any severance payments and benefits the executive receives are reduced to the extent necessary so that no portion thereof is subject to the excise tax imposed under Section 4999 of the Code, but only if (a) the net amount of such payments, as so reduced, is greater than or equal to (b) the net amount of such severance payments without such reduction. Cash severance values for our executive officers are provided below under “Golden Parachute Compensation.”

Retention Bonuses

In connection with the merger, the Company and UHS have agreed that the Company may establish a cash retention bonus program, under which the Company’s employees, including the executive officers, may receive awards in an aggregate amount of up to $2.5 million (which we refer to as the “Retention Pool”). Participants in and individual award amounts under the Retention Pool will be selected by the Company, subject to the approval of UHS. As of the date hereof, no executive officer has been granted an award under the Retention Pool.

Director and Officer Indemnification

Pursuant to the terms of the merger agreement, each current or former director or officer of the Company will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, please see the section of this proxy statement entitled “The Merger Agreement—Indemnification and Insurance” beginning on page 110.

Interests of Douglas Braunstein in our Financial Advisor

Mr. Braunstein is currently a Vice Chairman of Wells Fargo & Company (an affiliate of Wells Fargo, our financial advisor in connection with the transactions contemplated by the merger agreement). Wells Fargo will receive a fee in connection with the transactions contemplated by the merger, a portion of which became due and owing as of March 6, 2026, the date Wells Fargo rendered its fairness opinion to the Board, and the remainder of which is contingent upon the closing of the merger. The aggregate fee expected to be received by Wells Fargo in connection with the transactions contemplated by the merger agreement constitutes less than 1% of Wells Fargo’s consolidated annual revenue. For additional information on Wells Fargo’s fee, see the section of this proxy statement entitled “—The Opinion of Wells Fargo” beginning on page 63.

Individual Agreements

Certain members of the Company’s senior management have entered into offer letter term sheets with UHS regarding their roles and compensation with UHS following the effective time (each of which we refer to as a “Term Sheet”). Each Term Sheet will become effective at the effective time and provides for base salary, annual target bonus and eligibility to receive annual grants of UHS equity awards. Furthermore, each Term Sheet is contingent on the executive’s (i) execution of a restrictive covenant agreement and alternative resolution of conflicts agreement, in each case, consistent with those entered into with similarly situated executives of UHS and consent and (ii) acknowledgement that any changes to his or her position (including status, offices, title, and reporting requirements), authority, duties or responsibilities in connection with or as a result of the merger will not constitute “good reason” under the Severance Plan. Specific details of each Term Sheet entered into as of the date of this proxy statement are described below. Certain members of the Company’s senior management have discussed with UHS the terms and conditions of their continued employment following the effective time, but, as of the date of this proxy statement and other than as described herein, the parties have not agreed to any such terms.

Cohen Term Sheet

Pursuant to Dr. Cohen’s Term Sheet (which we refer to as the “Cohen Term Sheet”), Dr. Cohen will serve as Chief Executive Officer of the Company following the effective time and be eligible to receive (i) an annual base salary of $600,000, (ii) an annual bonus with a maximum payout equal to 200% of his annual base salary and (iii) beginning in 2027, annual grants of UHS equity awards with a grant date value equal to $750,000, with terms and conditions consistent with similarly situated executives of UHS. At the effective time, Dr. Cohen’s unvested Company options will be canceled and converted into a cash-based award equal to their intrinsic value based on the value of the merger consideration, payable quarterly over two years in eight equal installments, subject to continuous employment through the date of each installment (which we refer to as the “converted options”). Additionally, Dr. Cohen will be awarded a cash-based award of $2,400,000, equal to, and in lieu of, the value of severance benefits to which he would have been entitled upon a qualifying termination under the Severance Plan within three months prior to or one year following a change in control, payable quarterly over two years in eight equal payments, subject to continuous employment through the date of each installment (which we refer to as the “cash-based severance award” and, together with the converted options, the “Closing Payments”). In the event of a qualifying termination under the Severance Plan (as modified by the Cohen Term Sheet) following the effective time, any unpaid portion of the Closing Payments will become payable in a lump sum. Pursuant to the Cohen Term Sheet, at any time following the second anniversary of the effective time and in no event following the fourth anniversary thereof, Dr. Cohen may elect to transition from his position as Chief Executive Officer to a consultant role in exchange for a quarterly retainer of $25,000 and continued vesting of his unvested equity awards in accordance with the applicable vesting schedules. In the event the Company terminates Dr. Cohen’s consulting role

(other than for Dr. Cohen’s material failure to perform the services associated with his consulting role), his then-outstanding and unvested equity awards will fully vest. In addition, the Cohen Term Sheet provides that Dr. Cohen and UHS will negotiate in good faith to enter into a customary employment agreement.

Harris Term Sheet

Pursuant to Mr. Harris’s Term Sheet (which we refer to as the “Harris Term Sheet”), Mr. Harris will serve as Chief Financial Officer of the Company following the effective time and be eligible to receive (i) an annual base salary of $400,000, (ii) a target bonus of up to 100% of his annual base salary and (iii) a cash sign-on bonus equal to $500,000, payable at the effective time (which we refer to as the “Sign-On Bonus”). The Harris Term Sheet provides that if Mr. Harris experiences a qualifying termination under the Severance Plan (as modified by the Harris Term Sheet) within the six-month period following the effective time, he will be entitled to a gross-up payment with respect to any excise tax incurred under Section 4999 of the Code, provided that the amount of such payment shall not exceed $1,600,000. If Mr. Harris experiences a qualifying termination (as modified by the Harris Term Sheet) within one year following the effective time or if Mr. Harris resigns for any reason during the period beginning on the six-month anniversary of the effective time and ending on the one-year anniversary of the effective time, Mr. Harris will receive the value of severance benefits to which he would have been entitled under the Severance Plan upon a qualifying termination within three months prior to or one year following a change in control, reduced by the value of the Sign-On Bonus.

Margolin Term Sheet

Pursuant to Mr. Margolin’s Term Sheet (which we refer to as the “Margolin Term Sheet”), Mr. Margolin will serve as Chief Technology Officer of the Company following the effective time and be eligible to receive (i) an annual base salary of $500,000, (ii) a target bonus of 150% of his annual base salary, which, during the first two years of his employment with UHS following the effective time, will be payable at no less than target level, (iii) beginning in 2026, annual grants of UHS equity awards with a grant date value equal to $500,000, with terms and conditions consistent with similarly situated executives of UHS and (iv) a cash retention bonus equal to $3,000,000, payable in two equal installments on the first and second anniversaries of the effective time, subject to continued employment through the date of each installment. The Margolin Term Sheet provides that if Mr. Margolin experiences a qualifying termination (as modified by the Margolin Term Sheet), dies, or becomes disabled, he (or his estate, as applicable), will receive any then-unpaid portion of the cash retention bonus in a single lump sum within 60 days of such termination, death or disability.

Non-Employee Director Fees

The Company is permitted to pay to each non-employee director his or her unpaid cash retainer for the calendar quarter in which the effective time occurs. The Company is also permitted to accelerate the vesting of any Company RSUs and Company options held by each current non-employee director of the Company immediately prior to the effective time.

Quantification of Payments and Benefits

In accordance with Item 402(t) of Regulation S-K, the table below sets forth for each of the Company’s named executive officers estimates of the amounts of compensation that are payable in connection with or otherwise relate to the transactions. The Company stockholders are being asked to approve, on a non-binding, advisory basis, such compensation. Because the vote to approve such compensation is advisory only, it will not be binding on any of the Company, the Board, UHS or the surviving corporation. Accordingly, if the merger agreement proposal is approved by the Company stockholders and the merger is consummated, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the tables below and above under “—Interests of the Company’s Directors and Executive Officers in the Merger”.

The potential payments in the tables below are quantified in accordance with Item 402(t) of Regulation S-K. The estimated values are based on (i) an assumption that the merger had been consummated on September 15, 2026, which is the assumed closing date only for purposes of this compensation-related disclosure, (ii) with respect to Company equity awards that are or become vested at the effective time, the per share merger consideration of $5.25, (iii) with respect to Company equity awards that are unvested at the effective time, the price per share of Company common stock at the effective time of $5.15, which is the five-day average closing price of Company common stock following the first public announcement of the transaction on March 9, 2026, as required by SEC rules, (iv) the named executive officers’ salary and annual target bonus as in effect as of April 13, 2026, (v) the number of unvested Company RSUs held by the named executive officers as of April 13, 2026, the latest practicable date to determine such amounts before the filing of this proxy statement and (vi) an assumption that each named executive officer experiences a termination at the effective time under circumstances that would entitle the executive to severance benefits. As such, the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before the consummation of the merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

For the purposes of this disclosure, “double-trigger” refers to payments or benefits that require two conditions, the consummation of the transactions as well as another condition, such as a qualifying termination or continued employment through a certain date. “Single-trigger” refers to payments or benefits that become due or payable solely as a result of consummation of the transactions.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Tax Reimbursement ($)(3)	Total ($)
Jon Cohen	4,664,867	10,276,125	—	14,940,992
Ian Harris	1,940,933	2,180,855	1,600,000	5,721,788
Gil Margolin	4,940,933	973,260	—	5,914,193
John C. Reilly	1,248,329	1,875,574	—	3,123,903
Katelyn Watson	705,900	1,322,584	—	2,028,484

(1)

Represents the named executive officer’s (i) potential cash severance, payable pursuant to the terms of the Severance Plan, as modified by such named executive officer’s Term Sheet, as applicable, (ii) retention or sign-on bonus and (iii) in the case of Dr. Cohen, the Closing Payments, which amounts are set forth in the table below.

	Severance ($)(a)	Retention / Sign- On Bonus ($)(b)	Closing Payments ($)(c)	Total ($)
Jon Cohen	482,600	—	4,182,267	4,664,867
Ian Harris	1,440,933	500,000	—	1,940,933
Gil Margolin	1,940,933	3,000,000	—	4,940,933
John C. Reilly	1,248,329	—	—	1,248,329
Katelyn Watson	705,900	—	—	705,900

(a)

Represents cash severance equal to (i) a cash payment equal to 200% (100% in the case of Ms. Watson) of the executive’s then-current base salary and annual target bonus for the year in which his or her qualifying termination (for purposes of the “Golden Parachute Compensation” section, as modified by the applicable Term Sheet) occurred, payable over the 24-month period (12-month period in the case of Ms. Watson) following such qualifying termination; (ii) a lump sum cash payment equal to the executive’s target bonus for the year of termination, prorated based on the number of days during the applicable performance year that the executive was employed through his qualifying termination; and (iii) the value of up to 18 months (12 months in the case of Ms. Watson) of payment or reimbursement of COBRA premiums for healthcare coverage at levels the same or similar to the coverage provided prior to the executive’s termination of employment. Dr. Cohen’s cash severance has been reduced by the value of the cash-based severance award, and Mr. Harris’s cash severance has been reduced by the value of the Sign-On Bonus. These amounts are “double-trigger” payments since they are only payable if the executive incurs a qualifying termination.

(b)

Represents the executive’s retention or sign-on bonus, as applicable, which, in the case of Mr. Harris, is a “single-trigger” payment since the Sign-On Bonus becomes payable solely as a result of the occurrence of the effective time and, in the case of Mr. Margolin, is a “double-trigger” payment since his retention bonus requires either continued employment through the second anniversary of the effective time or certain terminations of employment.

(c)

Represents the Closing Payments payable to Dr. Cohen pursuant to the Cohen Term Sheet, which are “double-trigger” payments since they require either continued employment through the second anniversary of the effective time or certain terminations of employment.

(2)

Represents the estimated value of all outstanding Company equity awards. Unvested Company equity awards are “double-trigger” payments because they would accelerate and vest upon a qualifying termination on or following the effective time, and vested Company equity awards are “single-trigger” payments since they will become payable at the effective time.

	Unvested Company Options ($)	Vested Company Options ($)	Company RSUs ($)(a)	Total ($)
Jon Cohen	(b)	4,791,524	5,484,601	10,276,125
Ian Harris	100,307	52,341	2,028,208	2,180,855
Gil Margolin	89,263	170,190	713,807	973,260
John C. Reilly	149,843	523,646	1,202,085	1,875,574
Katelyn Watson	56,487	152,883	1,113,214	1,322,584

(a)	None of the named executive officers hold vested Company RSUs.
(b)

Pursuant to the Cohen Term Sheet, at the effective time, Dr. Cohen’s unvested Company options will be canceled and converted into a cash-based award. As such, the value of Dr. Cohen’s unvested Company options has been excluded from this table.

(3)

Represents the maximum potential gross-up payment to Mr. Harris with respect to any excise tax incurred under Section 4999 of the Code upon Mr. Harris’s qualifying termination within the six-month period following the effective time. This is a “double-trigger” payment since it requires a qualifying termination.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes certain material U.S. federal income tax consequences to holders with respect to the disposition of Company common stock pursuant to the merger. It is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. This discussion is based upon the provisions of the Code, applicable U.S. Treasury Regulations, rulings and judicial decisions as of the date hereof, all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. The Internal Revenue Service (which we refer to as the “IRS”) may not agree with the tax consequences described in this discussion.

This discussion assumes that holders of shares of Company common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of shares of Company common stock subject to special treatment under the U.S. federal income tax laws (including, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, regulated investment companies and real estate investment trusts, tax-exempt organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or non-U.S. currencies, traders in securities who elect to use the mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their shares of Company common stock through vesting of units or otherwise as compensation, holders subject to the alternative minimum tax, holders who exercise their appraisal rights in connection with the merger, holders who hold their shares of Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, accrual method holders who prepare an “applicable financial statement” (as defined in Section 451 of the Code) and holders who own or have owned (directly, indirectly or constructively) 5% or more of the Company common stock (by vote or value)). In addition, this discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or U.S. federal non-income tax consequences (including, for example, the federal estate or gift tax or the application of the Medicare tax on net investment income under Section 1411 of the Code).

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company common stock, you should consult your own tax advisor.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the receipt of cash in exchange for shares of Company common stock pursuant to the merger.

For purposes of the merger agreement, the term “U.S. holder” means a beneficial owner of Company common stock, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of the merger agreement, a “non-U.S. holder” means a beneficial owner (other than a partnership or an entity classified as a partnership that is subject to U.S. federal income tax reporting) of Company common stock that is not a U.S. holder.

U.S. Holders

The receipt of cash by a U.S. holder pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder’s adjusted tax basis in the shares of Company common stock converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or at different prices, such U.S. holder must determine its adjusted tax basis, holding period and gain or loss separately with respect to each block of Company common stock.

Non-U.S. Holders

Subject to the discussion of information reporting and backup withholding below, any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a corporation, the holder may be subject to branch profits tax at the rate of 30% on the effectively connected gain (or such lower rate as may be specified by an applicable income tax treaty);

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to tax at a 30% rate (or a lower applicable income tax treaty rate) on any gain derived from the disposition of the Company common stock pursuant to the merger (other than gain effectively connected with a U.S. trade or business), which may be offset by certain U.S. source capital losses; or

•

the Company common stock constitutes a “United States real property interest” (which we refer to as “USRPI”) for U.S. federal income tax purposes under the Foreign Investment in Real Property Tax Act of 1980 (which we refer to as “FIRPTA”).

If the Company common stock constitutes a USRPI under FIRPTA, a non-U.S. holder will be subject to U.S. federal income tax on any gain recognized on the receipt of cash in exchange for their shares of Company common stock in the merger on a net basis at applicable U.S. graduated rates in the same manner as a U.S. holder. The Company common stock will constitute a USRPI if we have been a “United States real property holding corporation” (which we refer to as “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of (x) the five-year period ending on the effective date of the merger and (y) the non-U.S. holder’s holding period for the shares of Company common stock. Although there can be no assurances in this regard, we believe we have not been a USRPHC at any time during the five-year period preceding the merger. The determination of USRPHC status depends on the fair market value of our USRPIs relative to the fair market value of our other trade or business assets and our non-U.S. real property interests. In the event that we are, or have been, a USRPHC, a non-U.S. holder’s shares of the Company common stock nevertheless will not constitute a USRPI if the shares of the Company common stock are “regularly traded on an established securities market” (within the meaning of applicable U.S. Treasury Regulations) at the effective time and the non-U.S. holder owned (directly, indirectly or constructively) 5% or less of the Company common stock at all times during the shorter of (x) the five-year period ending on the effective date of the merger and (y) the non-U.S. holder’s holding period for the shares. The Company common stock is currently listed on NASDAQ and we believe that, for as long as the Company common stock continues to be so listed, our common stock will be treated as “regularly traded on an established securities market.”

Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and the procedures for claiming tax treaty benefits or otherwise establishing an exemption from U.S. tax with respect to any portion of the merger consideration payable to them pursuant to the merger.

Information Reporting and Backup Withholding

Generally, information reporting requirements may apply in connection with payments made to U.S. holders and non-U.S. holders in connection with the merger.

Backup withholding of tax (currently at a rate of 24%) generally will apply to the proceeds received by a U.S. holder pursuant to the merger, unless the U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules.

Backup withholding of tax may also apply to the proceeds received by a non-U.S. holder pursuant to the merger, unless the non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such non-U.S. holder’s status as a non-U.S. person and otherwise complies with applicable certification requirements. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. The amount of any backup withholding on a payment to a U.S. holder or a non-U.S. holder generally will be allowed as a credit against such U.S. holder’s or non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such U.S. holder or non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION, AND HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ALTERNATIVE MINIMUM TAX AND OTHER TAX LAWS AND OF CHANGES IN THOSE TAX LAWS.

Litigation Relating to the Merger

As of the date of this proxy statement, the Company received two demand letters from purported stockholders of the Company alleging disclosure deficiencies in the preliminary proxy statement filed by the Company with the SEC on April 7, 2026. The demand letters demand that the Company and the Board issue certain corrective or supplemental disclosures. The Company believes that the disclosures set forth in the preliminary proxy statement comply with applicable law and that the allegations asserted in the demand letters are without merit. As of the date of this proxy statement, the Company is not aware of the filing of lawsuits challenging the merger or the preliminary proxy statement; however, such lawsuits or additional demand letters relating to the merger or the preliminary proxy statement may be filed or received in the future.

Regulatory Approvals in Connection with the Merger

The parties to the merger agreement intend to, and are obligated to, coordinate and cooperate with each other and use reasonable best efforts to, as promptly as reasonably practicable, among other things, (i) obtain all approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any governmental authority necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the transactions contemplated by the merger agreement and (ii) defend or contest in good faith any action or judgment that would otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the merger agreement, in each case, as described in the section of this proxy statement entitled “The Merger Agreement—Reasonable Best Efforts” beginning on page 107. The Company and UHS currently believe that the necessary regulatory approvals can be obtained during the third quarter of 2026; however, there can be no assurances that such approvals will be obtained in accordance with this timing or at all.

HSR Act Clearance

Consummation of the merger is subject to the requirements of the HSR Act and the rules promulgated by the FTC, which prevent transactions such as the merger from being consummated until (i) certain information and materials are furnished to the DOJ and the FTC and (ii) the applicable waiting period under the HSR Act has expired or been terminated. The Company and UHS filed their respective Notification and Report Forms with the FTC and the Antitrust Division of the DOJ on March 27, 2026. The required 30-day waiting period under the HSR Act will expire at 11:59 p.m. Eastern time on April 27, 2026.

At any time before or after consummation of the merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.

State Regulatory Notifications and Approvals

Consummation of the merger is subject to the approval, termination or expiration of any waiting periods and any required approvals or authorizations applicable to the consummation of the merger under certain state healthcare laws as set forth in the confidential disclosure schedules to the merger agreement delivered to UHS and Merger Sub. The parties to the merger agreement have filed and will file notices, applications and other statements, as required by any applicable healthcare laws and regulations of each applicable state. In particular, Washington, California and Illinois maintain notification requirements under their respective state laws that apply to the merger. The Company has submitted copies of the HSR filings to the applicable regulators in Washington and Illinois pursuant to those states’ mini-HSR laws, which submissions will satisfy the Company’s obligation to provide notice of the material healthcare transaction under the applicable state statutes without the need to submit separate notices in those states. UHS and the Company jointly submitted a notice of the healthcare transaction to the applicable regulator in California pursuant to the state’s healthcare laws. Oregon maintains approval requirements under its state healthcare laws that apply to the merger. The Company has submitted the applicable notice filing to the applicable regulator in Oregon pursuant to the state’s healthcare laws. State regulatory and governmental authorities may take actions under the laws of their jurisdictions, which could include seeking to enjoin the consummation of the merger. For more information about regulatory approvals relating to the merger, see the section of this proxy statement entitled “The Merger Agreement—Conditions of the Merger” beginning on page 112.

Additional Approvals

The Company and UHS intend to make all required filings under the Exchange Act relating to the merger and obtain all other approvals and consents that may be necessary to give effect to the merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, create or modify contractual rights or obligations or enter into supply or services agreements. These conditions could result in the conditions to the merger not being satisfied.

Delisting and Deregistration of the Common Stock

If the merger is consummated, UHS will use reasonable best efforts to cause the shares of Company common stock and the Company warrants to be delisted from NASDAQ and deregistered under the Exchange Act as soon as reasonably practicable following the effective time.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete, may not contain all of the information about the merger agreement that is or may be important to you and is qualified in its entirety by reference to the full merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. We strongly recommend that you read the merger agreement and documents related thereto carefully and in their entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and such documents and not by this summary or any other information contained in this proxy statement.

The merger agreement is included with this proxy statement only to provide you with information regarding the terms of the merger agreement and not to provide you with any other factual information regarding the Company, UHS, Merger Sub or their respective subsidiaries, affiliates or businesses. The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties have been made solely for the benefit of the other parties to the merger agreement and:

•	have been made only for purposes of the merger agreement;

•	have been qualified by certain documents filed with, or furnished to, the SEC by the Company, from and after January 1, 2024, and on or prior to March 6, 2026;

•	have been qualified by confidential disclosures made by the Company in connection with the merger agreement;

•	are subject to materiality qualifications contained in the merger agreement that may differ from what may be viewed as material by investors;

•	are subject to knowledge qualifiers contained in the merger agreement, which qualifiers are tied to the actual knowledge of certain persons after due inquiry;

•	were made only as of March 9, 2026, or such other date as is specified in the merger agreement; and

•

have been included in the merger agreement for the purpose of allocating risk between the Company, on the one hand, and UHS and Merger Sub, on the other hand, rather than establishing matters as facts.

You should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, UHS, Merger Sub or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may have changed (and may continue to change) after March 9, 2026, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. The Company will provide additional disclosure in its public reports of any material information necessary to provide the Company stockholders with a materially complete understanding of the disclosures relating to the merger agreement. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 126.

Effects of the Merger

Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time, Merger Sub, an indirect wholly owned subsidiary of UHS, will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will be the surviving corporation in the merger.

Closing and Effective Time of the Merger

Unless the merger agreement has been terminated pursuant to its terms, or the parties agree in writing otherwise, the closing of the merger will take place at 10:00 a.m. (New York City time) on the second business day following the satisfaction or waiver (to the extent such waiver is permitted by applicable law) of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions at the closing of the merger).

The merger will become effective at the time that the certificate of merger is filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable law, at such later time as is agreed to in writing by the parties to the merger agreement prior to the filing of such certificate of merger and specified therein.

At the effective time, by virtue of the merger and without any action on the part of UHS, Merger Sub, the Company or any holder of any securities of the Company, UHS or Merger Sub, the certificate of incorporation of the Company, as in effect immediately prior to the effective time, will be amended and restated to read in its entirety as set forth on Exhibit A to the merger agreement, and as so amended and restated will be the certificate of incorporation of the surviving corporation until thereafter amended in accordance with applicable law and the certificate of incorporation and bylaws of the surviving corporation (and subject to compliance with the requirements of the merger agreement described under the section of this proxy statement entitled “—Indemnification and Insurance” below). At the effective time, by virtue of the merger and without any action on the part of UHS, Merger Sub, the Company or any other person, the bylaws of Merger Sub as in effect immediately prior to the effective time, will be the bylaws of the surviving corporation, except that references to Merger Sub’s name will be replaced with references to the surviving corporation’s name, until thereafter amended in accordance with applicable law and the certificate of incorporation and bylaws of the surviving corporation (and subject to compliance with the requirements of the merger agreement described under the section of this proxy statement entitled “—Indemnification and Insurance” below). The Company and UHS currently expect to consummate the merger in the third quarter of 2026, subject to receipt of the Company stockholder approval and the required regulatory approvals and the satisfaction or waiver (to the extent permitted by applicable law) of the other conditions to the merger described under the section of this proxy statement entitled “—Conditions of the Merger” below. For additional information, please see the section of this proxy statement entitled “The Merger—Regulatory Approvals in Connection with the Merger” beginning on page 89.

Directors and Officers of the Surviving Corporation

By virtue of the merger and without any action on the part of UHS, Merger Sub, the Company or any other person, the directors of Merger Sub immediately prior to the effective time will be the directors of the surviving corporation immediately following the effective time until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

By virtue of the merger and without any action on the part of UHS, Merger Sub, the Company or any other person, the officers of Merger Sub immediately prior to the effective time will be the officers of the surviving corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

Consideration To Be Received in the Merger

The merger agreement provides that, at the effective time, each issued and outstanding share of Company common stock as of immediately prior to the effective time (other than canceled shares and appraisal shares) will be converted automatically into, and will thereafter represent only, the right to receive an amount in cash equal to

$5.25 per share of Company common stock, without interest and subject to applicable withholding taxes. As of the effective time, each holder of Company common stock will cease to have any rights with respect thereto, except the right to receive the merger consideration to be paid in consideration therefor.

If, between March 9, 2026 and the effective time, any change in the outstanding shares of Company common stock occurs as a result of any stock split, reverse stock split, dividend (including any dividend or other distribution of securities convertible into shares of Company common stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, the merger consideration and any other amounts payable pursuant to the merger agreement will be equitably adjusted to reflect such event.

Canceled Shares

All shares of Company common stock that are owned by the Company immediately prior to the effective time or then held by UHS or Merger Sub will be canceled and will cease to exist and no consideration will be delivered in exchange therefor. Each share of Company common stock bearing a legend that such share is subject to forfeiture that is, or has been, forfeited pursuant to Section 1.9(c) of the sponsor support agreement will automatically be canceled and will cease to exist and no consideration will be delivered in exchange therefor.

Treatment of Company Equity Awards

At the effective time, each Company RSU outstanding as of immediately prior to the effective time and that is or becomes vested as of the effective time will be canceled and converted into the right to receive an amount in cash (without interest) equal to the product (rounded up to the nearest cent) of (i) the aggregate number of shares of Company common stock underlying such vested Company RSU and (ii) the merger consideration.

At the effective time, each Company RSU outstanding as of immediately prior to the effective time and that is and remains unvested as of the effective time will be assumed by UHS and converted into restricted stock units relating to a number of UHS Class B shares equal to the product (rounded up to the nearest whole share) of (i) the number of shares of Company common stock underlying such Company RSU and (ii) the exchange ratio, with the same terms and conditions that applied to such Company RSU immediately prior to the effective time (including with respect to vesting, effect of termination of employment and dividend equivalents).

At the effective time, each Company option outstanding and unexercised as of immediately prior to the effective time and that is or becomes vested as of the effective time will be canceled and converted into the right to receive an amount in cash (without interest) equal to the product (rounded up to the nearest cent) of (i) the aggregate number of shares of Company common stock subject to such vested Company option, and (ii) the excess, if any, of (A) the merger consideration over (B) the per share exercise price of such vested Company option; provided, however, that any such vested Company option with a per share exercise price that is equal to or greater than the merger consideration shall be canceled for no consideration.

At the effective time, each Company option outstanding and unexercised as of immediately prior to the effective time and that is unvested as of the effective time will be assumed by UHS and converted into a stock option with respect to a number of UHS Class B shares (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Company common stock subject to such Company option immediately prior to the effective time and (ii) the exchange ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (a) the exercise price per share of such Company option immediately prior to the effective time divided by (b) the exchange ratio. Each assumed Company option will be subject to the same terms and conditions (including with respect to vesting and effect of termination of employment) that applied to the corresponding Company option immediately prior to the effective time.

Immediately prior to the effective time, the Company may, in accordance with the terms of the Company’s Non-Employee Director Compensation Plan, fully accelerate the vesting of any Company RSUs and Company options held by non-employee directors of the Company.

With respect to the vested Company equity awards, the payment of the merger consideration will be made, subject to any applicable withholding taxes, as promptly as reasonably practicable following the effective time (and in no event later than the first regularly scheduled payroll date that occurs more than five business days following the effective time).

As soon as practicable after the effective time, UHS will take all corporate action reasonably necessary to (i) reserve for issuance a sufficient number of UHS Class B shares for issuance with respect to the assumed Company equity awards and (ii) cause the registration of UHS Class B shares issuable with respect to the assumed Company equity awards to become effective as part of a registration statement on Form S-8 (or any successor or other appropriate form), and, thereafter, UHS will maintain the effectiveness of such registration statement for so long as such assumed Company equity awards remain outstanding.

Finally, the Company ESPP will be terminated and all accumulated contributions of each participant thereunder will be used to purchase shares of Company common stock immediately following the conclusion of any ongoing purchase period or, if earlier, two business days prior to the effective time.

Treatment of Company Warrants

Each Company warrant that is issued and outstanding as of immediately prior to the effective time will, immediately following the effective time, continue to be outstanding according to its terms; provided that, following the effective time, each Company warrant will, automatically and without any required action on the part of the holder thereof or any other person, cease to become exercisable for Company common stock and become exercisable solely in exchange for the receipt of the merger consideration with respect to the aggregate number of shares of Company common stock for which such Company warrant was exercisable for immediately prior to the effective time. Pursuant to the warrant agreement, if a holder properly exercises a Company warrant within 30 days following the Company’s public disclosure of the consummation of the merger in a Current Report on Form 8-K, then the warrant price with respect to such exercise shall be reduced by an amount (in dollars, and in no event less than zero) equal to the difference of (i) the warrant price in effect immediately prior to such reduction minus (ii) (A) the merger consideration minus (B) the Black-Scholes Warrant Value. If the closing occurs after June 22, 2026, the Company warrants will expire in accordance with their terms and will no longer be exercisable.

Payment for Stock

Prior to the closing date of the merger agreement, UHS will designate a bank or trust company reasonably acceptable to the Company to act as paying agent for the payment of the merger consideration in accordance with the merger agreement. At or prior to the effective time, UHS will deposit or cause to be deposited with the paying agent an amount in cash sufficient to pay the aggregate merger consideration other than any amounts payable in respect of each Company equity award in accordance with the merger agreement.

As promptly as practicable after the effective time (but in no event more than three business days thereafter), UHS and the surviving corporation will cause the paying agent to mail to each person who was, at the effective time, a holder of a share certificate or book-entry shares not held, directly or indirectly, through DTC (other than a share certificate or book-entry shares representing canceled shares and appraisal shares) (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of such share certificates or book-entry shares to the paying agent in exchange for payment of the merger consideration as provided in the merger agreement.

Upon delivery of a letter of transmittal, duly completed and validly executed in accordance with such letter’s instructions (and such other customary documents as may reasonably be required by the paying agent)

and either (i) surrender to the paying agent of share certificates (or affidavits of loss in lieu thereof in accordance with the merger agreement) or (ii) transfer of book-entry shares not held through DTC, by book receipt of an “agent’s message” in customary form by the paying agent in connection with the surrender of book-entry shares (or such other reasonable evidence, if any, of surrender with respect to such book-entry shares, as the paying agent may reasonably request), in each case as contemplated in the merger agreement, the holder of such share certificates or book-entry shares will be entitled to receive in exchange therefor the merger consideration for each share of Company common stock formerly represented by such share certificates or book-entry shares and the share certificates or book-entry shares so surrendered will forthwith be canceled.

With respect to book-entry shares held, directly or indirectly, through DTC, UHS and the Company will cooperate to establish procedures with the paying agent, DTC, DTC’s nominees and such other necessary third-party intermediaries to ensure that the paying agent will transmit to DTC or its nominees as promptly as practicable after the effective time, upon surrender of book-entry shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and other procedures as agreed by UHS, the Company, the paying agent, DTC, DTC’s nominees and such other necessary third-party intermediaries, the aggregate merger consideration to which the beneficial owners thereof are entitled to receive as a result of the merger.

HOLDERS OF SHARE CERTIFICATES OR BOOK-ENTRY SHARES NOT HELD, DIRECTLY OR INDIRECTLY, THROUGH DTC, SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

Transfer Books; No Further Ownership Rights

The merger consideration paid in respect of the shares of Company common stock in accordance with the merger agreement will be deemed to have been paid in full satisfaction of all ownership rights in such common stock, and at the effective time, the transfer books of the Company will be closed and thereafter there will be no further registration of transfers on the transfer books of the surviving corporation of the shares of Company common stock that were outstanding immediately prior to the effective time. From and after the effective time, the holders of the shares of Company common stock outstanding immediately prior to the effective time will cease to have any rights with respect to such shares, except as otherwise provided for in the merger agreement or by applicable law. If, at any time after the effective time, share certificates or book-entry shares are presented to the surviving corporation, for any reason, they will be canceled and exchanged as provided in the merger agreement.

Lost, Stolen or Destroyed Certificates

If any share certificate has been lost, stolen or destroyed, the holder of such share certificate that has been lost, stolen or destroyed will have to make an affidavit of that fact and, if required by the surviving corporation, post a bond, in such reasonable amount as UHS may direct, as indemnity against any claim that may be made against UHS with respect to such share certificate, upon which the paying agent will pay, in exchange for such lost, stolen or destroyed share certificate, the applicable merger consideration.

Termination of Exchange Fund

At any time following the first anniversary of the closing date of the merger, the surviving corporation will be entitled to require the paying agent to deliver to the surviving corporation (or its designee) any portion of the exchange fund (including any interest received with respect thereto) which has not been disbursed to holders of share certificates or book-entry shares, and thereafter such holders who have not theretofore complied with the requirements described in the section of this proxy statement entitled “—Payment for Stock” will be entitled to look only to UHS and the surviving corporation, as applicable, for, and UHS and the surviving corporation will remain liable for, payment of such holders’ claims for the merger consideration. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any governmental authority will become, to the extent permitted by applicable law, the property of UHS or its designee, free and clear of all claims or interest of any person previously entitled thereto. Any portion of the merger consideration deposited with the paying agent for disbursement pursuant to the merger agreement for which appraisal rights have been perfected will be returned to the surviving corporation or UHS upon demand.

No Liability

Notwithstanding any provision of the merger agreement to the contrary, none of the parties to the merger agreement, the surviving corporation or the paying agent will be liable to any person for merger consideration properly delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar law.

Appraisal Rights

Notwithstanding any provision of the merger agreement to the contrary, shares of Company common stock that are outstanding immediately prior to the effective time and that are held by any holder of record or beneficial holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 will not be converted into the right to receive the merger consideration as provided in the merger agreement, but instead will be canceled and will represent the right to receive only those rights provided under Section 262. For additional information, please see the section of this proxy statement entitled “The Merger—Appraisal Rights” beginning on page 72. The Company will give prompt notice to UHS of any demands received by the Company for appraisal of any shares of Company common stock and UHS will have the right to participate in and direct all negotiations and actions with respect to such demands. Prior to the effective time, the Company will not, without the prior written consent of UHS, make any payment with respect to, or settle or offer to settle, any demands or notices of dissent, waive any failure to timely deliver a written demand for appraisal under the DGCL, approve any withdrawal of any such demands, or offer, propose or otherwise agree to do any of the foregoing. Prior to the effective time, UHS will not, without the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned), require the Company to make any payment with respect to any demands for appraisal or notices of dissent or offer to settle or settle any such demands or notices.

Representations and Warranties

The merger agreement contains representations and warranties that the Company, on the one hand, and UHS and Merger Sub, on the other hand, have made to one another, which are qualified in many cases by knowledge, materiality or Material Adverse Effect. With respect to the representations and warranties made by the Company, such representations and warranties are further qualified by (i) confidential disclosures to the merger agreement delivered to UHS and Merger Sub and (ii) certain sections of documents filed with, or furnished to, the SEC by the Company, from and after January 1, 2024, until March 6, 2026.

The representations and warranties in the merger agreement do not survive the closing or termination of the merger agreement.

For purposes of the merger agreement, a “Material Adverse Effect” means, with respect to the Company, its subsidiaries and affiliated professional entities, any state of facts, condition, development, effect, change, event, circumstance or occurrence that, individually or in the aggregate, (i) has, or would be reasonably expected to have, a material adverse effect on the business, results of operations or financial condition of the Company, its subsidiaries and the affiliated professional entities taken as a whole or (ii) prevents, materially impairs or materially delays the consummation by the Company of the transactions contemplated by the merger agreement; provided, however, that, solely with respect to clause (i), none of the following, and no state of facts, condition, development, effect, change, event, circumstance or occurrence arising out of or resulting from the following, will constitute or be taken into account in determining whether a Material Adverse Effect has occurred, is continuing or would reasonably be expected to occur: any state of facts, condition, development, effect, change, event, circumstance or occurrence (A) generally affecting the industry in which the Company and its subsidiaries operate or the economy, credit or financial or capital markets, in the U.S. or elsewhere in the world, including changes in interest or exchange rates, monetary policy or inflation, or (B) to the extent arising out of, resulting from or attributable to (1) changes or prospective changes in applicable law or in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in the general legal, regulatory, political or social conditions, in each case arising after March 9, 2026, (2) the negotiation, execution, announcement or performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement (other than for purposes of certain representations or warranties set forth in the merger agreement), including the impact thereof on relationships, contractual or otherwise, with customers, payors, suppliers, distributors, partners, employees or regulators, or any litigation arising from allegations of breach of fiduciary duty or violation of law relating to the merger agreement or the transactions contemplated by the merger agreement, (3) acts of war (whether or not declared), military activity, sabotage, cyberattacks (other than those directly targeted at the Company, any of its subsidiaries or any of the affiliated professional entities), civil disobedience, government shutdown, government slowdown or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), military activity, sabotage, cyberattacks (other than those directly targeted at the Company, any of its subsidiaries or any of the affiliated professional entities), civil disobedience, government shutdown, government slowdown or terrorism, (4) earthquakes, fires, floods, hurricanes, tornados or other natural disasters, weather-related events, casualty events, force majeure events or other comparable events, (5) any action taken by the Company or its subsidiaries that is required by the merger agreement or that is taken with UHS’s written consent or at UHS’s written request, or the failure to take any action by the Company or its subsidiaries if that action is prohibited by the merger agreement (provided that this clause (5) does not apply to any action omitted to be taken pursuant to certain interim operating covenants set forth in the merger agreement unless the Company has requested to take an action that is prohibited by such covenants and UHS has unreasonably withheld, delayed or conditioned its written consent to such action), (6) any change or prospective change in reimbursement rates or any change or prospective change to eligibility requirements, in each case, imposed by any governmental authority or third-party payor program, (7) any change in the Company’s credit ratings, (8) any decline in the market price, or change in trading volume, of the shares of the Company, (9) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (7), (8) and (9) do not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (A) and clauses (B)(1) through (10)) is a Material Adverse Effect) or (10) changes in funding policies of or spending by any governmental authority; provided, further, however, that any state of facts, condition, development, effect, change, event, circumstance or occurrence referred to in clause (A) or clauses (B)(1), (3), (4) or (10) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect to the extent such state of facts, condition, development, effect, change, event, circumstance or occurrence has a disproportionate adverse effect on the Company, its subsidiaries and the affiliated professional entities, taken as a whole, as compared to other participants in the industry in which the Company, its subsidiaries and the affiliated professional entities operate (in which case only the incremental disproportionate impact or impacts (to the extent not otherwise excluded by this definition) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

A Material Adverse Effect with respect to UHS and Merger Sub means any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair (i) the consummation by UHS or Merger Sub of any of the transactions contemplated by the merger agreement or (ii) the compliance by UHS or Merger Sub with its material obligations under the merger agreement.

The representations and warranties made by the Company relate to, among other topics, the following:

•	the organization, valid existence, good standing, authority and qualification to conduct business with respect to the Company, its subsidiaries and the affiliated professional entities;

•	capitalization of the Company, its subsidiaries and the affiliated professional entities;

•	authority to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement, and the binding nature of the merger agreement;

•

the absence of any conflict with or violation of the Company’s or its subsidiaries’ or the affiliated professional entities’ organizational documents or applicable laws resulting from the execution of the merger agreement and consummation of the merger;

•	governmental approvals;

•	compliance with SEC filing requirements;

•	conformity with GAAP and SEC requirements with respect to reports and other documents filed with the SEC;

•	no undisclosed liabilities;

•	existence of internal controls and disclosure controls and procedures;

•	accuracy of statements in this proxy statement and this proxy statement is in material compliance with the Exchange Act;

•	the absence of certain actions or circumstances, of any material adverse effect and the conduct of the business in the ordinary course in all material respects, in each case since September 30, 2025;

•	the absence of certain legal proceedings;

•	compliance with applicable laws and holding of required permits;

•	certain tax matters;

•	certain employee benefits matters;

•	certain labor matters;

•	certain environmental matters;

•	certain intellectual property matters;

•	certain data privacy laws and technology and information security matters;

•

the absence of any real property owned by the Company, its subsidiaries or the affiliated professional entities and certain matters relating to the Company’s and its subsidiaries’ and the affiliated professional entities’ leased real properties;

•	material contracts;

•	insurance coverage;

•	certain matters related to compliance with healthcare laws and other regulations applicable to the Company, its subsidiaries and the affiliated professional entities ;

•	absence of stockholder rights agreements and inapplicability of anti-takeover laws;

•

receipt of opinions from the financial advisor to the Company regarding the fairness, from a financial point of view, of the merger consideration to be paid to the holders of shares of Company common stock;

•	brokers and other advisors; and

•	affiliate transactions.

The representations and warranties made by UHS and Merger Sub relate to, among other topics, the following:

•	the organization, valid existence, good standing, authority and qualification to conduct their respective businesses;

•

the absence of any conflict with or violation of UHS or Merger Sub’s organizational documents or applicable laws resulting from the execution of the merger agreement and consummation of the merger and the other transactions contemplated by the merger agreement;

•	authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement, including the merger;

•	governmental approvals;

•	ownership and operations of Merger Sub;

•

the availability of sufficient funds to pay the aggregate merger consideration and other amounts required to be paid in connection with the consummation of the transactions contemplated by the merger agreement ;

•	the absence of certain arrangements with Company management or the Board;

•	brokers and other advisors;

•	the accuracy of information supplied for inclusion in this proxy statement;

•	the absence of certain legal proceedings; and

•	non-ownership of Company common stock.

Covenants Regarding Conduct of Business by the Company Pending the Effective Time

Under the merger agreement, in general, subject to certain exceptions (including as required by applicable law, judgment or a governmental authority, as expressly required or permitted by the merger agreement or as set forth in the confidential disclosure schedules to the merger agreement delivered to UHS and Merger Sub) and unless UHS otherwise consents in advance in writing (which consent is not to be unreasonably withheld, delayed or conditioned), the Company has agreed, and has agreed to cause each of its subsidiaries and to direct each of the affiliated professional entities to, use reasonable best efforts to carry on its business in all material respects in the ordinary course consistent with past practice and to preserve substantially intact the Company’s, each of its subsidiaries’ and each of the affiliated professional entities’ (i) current business organizations, (ii) material assets, properties, contracts and permits and (iii) current officers, employees and consultants (other than any terminations for cause or voluntary resignations), and relationships and goodwill with customers, suppliers, licensors, licensees, distributors, contractors, partners, governmental authorities and other persons having material business dealings with the Company, any of its subsidiaries or any of the affiliated professional entities.

The Company has also agreed under the merger agreement, subject to certain exceptions (including as required by applicable law, judgment or a governmental authority, as expressly required or permitted by the merger agreement or as set forth in the confidential disclosure schedules to the merger agreement delivered to UHS and Merger Sub) and unless UHS otherwise consents in advance in writing (which consent is not to be unreasonably withheld, delayed or conditioned), to certain restrictions on its activities during the period from March 9, 2026 to the effective time or earlier termination of the merger agreement. These restrictions on the Company’s activities are summarized below. In general, subject to certain exceptions, the Company will not, and will cause each of its subsidiaries and will direct each of the affiliated professional entities not to, without UHS’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned):

•

other than transactions solely between or among the Company, its wholly owned subsidiaries and the affiliated professional entities, issue, sell, distribute, assign, transfer, grant or dispose of any shares of its capital stock or other equity or voting interests, or any securities convertible into, or exchangeable or exercisable for, any shares of its capital stock or other equity or voting interests (including any warrants, options, restricted stock units or other rights of any kind to purchase any shares of its capital stock or other equity or voting interests), with certain specified exceptions;

•

other than transactions solely between or among the Company, its subsidiaries and the affiliated professional entities, directly or indirectly redeem, purchase or otherwise acquire any shares of the Company’s capital stock or other equity or voting interests, or any securities convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into, or exchangeable or exercisable for, any shares of the Company’s capital stock or other equity or voting interests (including any warrants, options, restricted stock units or other rights of any kind to purchase any shares of the Company’s capital stock or other equity or voting interests) (other than pursuant to the forfeiture of, withholding of taxes with respect to or the net settlement of Company equity awards);

•

other than transactions solely between or among the Company, its subsidiaries and the affiliated professional entities, establish a record date for, authorize, declare, make, set aside for payment or pay any dividend on, or make any other distribution in respect of any shares of its capital stock or other equity or voting interests;

•

split, combine, subdivide, recapitalize, reclassify or effect any similar change in capitalization of any shares of its capital stock or other equity or voting interests, except for any such transaction by a wholly owned subsidiary of the Company which remains a wholly owned subsidiary after consummation of such transaction;

•

incur, assume, endorse or otherwise become liable for any indebtedness or obligations for borrowed money (including any notes, bonds, debentures, letters of credit, bank guarantees, performance bonds and/or other similar contractual obligations), issue, sell, redeem, purchase or otherwise acquire any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any such indebtedness or obligations or debt securities of another person or enter into any “keep well” or other agreement to maintain or cause to be maintained any financial statement condition of another person (which we refer to, collectively, as “indebtedness”), except for (i) intercompany indebtedness solely between or among the Company, its subsidiaries and the affiliated professional entities in the ordinary course of business and (ii) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made, entered into or drawn in the ordinary course of business;

•

enter into any swap or hedging transaction or other derivative agreements, except for (i) any such transaction or agreement entered into in the ordinary course of business, and (ii) renewals, extensions or refinancing of any swap or hedging transactions or other derivative agreements existing on March 9, 2026 or permitted to be entered into under the merger agreement;

•

make any loans, capital contributions or advances to any person other than (i) transactions solely between or among the Company, its wholly owned subsidiaries and the affiliated professional entities, (ii) in connection with any acquisition permitted under the acquisition covenant of the merger agreement described in the 11th bullet point of this list or (iii) accounts receivable in the ordinary course of business consistent with past practice;

•

sell, dispose, assign, transfer or lease to any person, in a single transaction or series of related transactions, any of its material properties or assets (excluding intellectual property owned by the Company), except (i) transfers, sales or leases solely between or among the Company, its wholly owned subsidiaries and the affiliated professional entities, (ii) dispositions of assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of the business of the Company or any of its subsidiaries, (iii) subleases of real property leased, subleased, licensed or otherwise occupied by the

Company or any of its subsidiaries or any of the affiliated professional entities and expirations of the lease agreements of the Company, any of its subsidiaries or any of the affiliated professional entities with respect to real property in accordance with their terms and (iv) sales or leases in the ordinary course of business;

•

transfer, assign, convey, sell, lease, license, subject to any encumbrance (other than encumbrances permitted under the merger agreement), cancel, abandon, allow to lapse, or expire, or otherwise dispose of any material intellectual property owned by the Company, except, in each case, intellectual property that in the Company’s reasonable discretion, should be abandoned or allowed to lapse or expire as part of the Company’s ordinary course of management of its intellectual property portfolio consistent with past practice;

•

grant any encumbrance (other than encumbrances permitted under the merger agreement) on any of its material assets (excluding intellectual property owned by the Company), other than (i) to secure indebtedness and other obligations permitted under the indebtedness covenant of the merger agreement described in the 5th bullet point of this list or (ii) solely to the Company, a wholly owned subsidiary of the Company or an affiliated professional entity;

•

acquire (whether by merger, sale of stock or other equity interests, sale of assets or otherwise) the capital stock, equity interests or material portion of the assets of any other person or any properties, assets, securities, business or division thereof;

•

except as required pursuant to the terms of any Company benefit plan in effect on the date of the merger agreement or adopted, established, entered into or amended after the date of the merger agreement in a manner not in violation of the merger agreement or applicable law, (A) grant to any employee (whether of the Company, any of its subsidiaries or any of the affiliated professional entities) with an annual base salary or wage rate in excess of $150,000 any material increase in such employee’s compensation or benefits (including any severance, retention or termination pay), (B) grant to employees (of the Company and its subsidiaries and the affiliated professional entities) any increases in compensation or benefits (including any severance, retention or termination pay) if the aggregate amount of such increases would exceed $1,000,000, (C) establish, adopt, enter into or materially amend any collective bargaining agreement or any material Company benefit plan, (D) take any action to accelerate any rights or benefits under any material Company benefit plan, (E) grant any Company equity awards or accelerate the vesting of any Company equity awards, (F) undertake any reduction in force which would result in any obligation under the Workers Adjustment and Retraining Notification Act of 1988, (G) terminate the employment of any executive officer (other than “for cause” as reasonably determined by the Company in the ordinary course of business) or (H) hire any new employee with an annual base salary or wage rate in excess of $150,000;

•

make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of the Company, its subsidiaries or the affiliated professional entities, except insofar as may be required (i) by GAAP (or any interpretation thereof), (ii) by any applicable law, including Regulation S-X under the Securities Act, or (iii) by any governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

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(i) make, change or revoke any material tax election, (ii) adopt or change any tax accounting method or change any tax accounting period, (iii) file any amended material tax Return, (iv) enter into any closing agreement with respect to a material amount of taxes, (v) settle any material tax claim, audit, assessment or dispute, (vi) enter into any tax indemnification, sharing, allocation reimbursement or similar agreement (other than any customary tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to taxes), (vii) initiate any voluntary tax disclosure or tax amnesty or similar filings with any taxing authority with respect to a material amount of taxes, or (viii) surrender any right to claim a material tax refund;

•

amend the Company’s certificate of incorporation or bylaws or amend in any material respect the comparable organizational or governing documents or the Corporate Practice Documents (as defined in the merger agreement) of any subsidiary of the Company or of any affiliated professional entity;

•

settle, release, waive or compromise any pending or threatened action against or involving the Company, any of its subsidiaries or any of the affiliated professional entities, other than settlements, releases, waivers or compromises of any pending or threatened action (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company as of September 30, 2025 included in the documents filed with, or furnished to, the SEC by the Company, from and after January 1, 2024, and on or prior to March 6, 2026, for an amount not materially in excess of the amount so reflected or reserved (excluding any amount that may be paid under insurance policies or indemnification agreements) or (ii) for an amount not in excess of $100,000 individually or $200,000 in the aggregate (so long as, in the case of this clause (ii), the Company promptly notifies UHS following any such settlement, release, waiver or comprise); provided that no settlement of any pending or threatened action may involve (x) any material injunctive or equitable relief or impose material restrictions on the business activities of the Company, its subsidiaries and the affiliated professional entities, taken as a whole (other than customary non-disclosure obligations) or (y) any admission of wrongdoing by the Company, any of its subsidiaries or any of the affiliated professional entities;

•

terminate, renew, modify, amend or waive any material rights or any breaches under any Material Contract (as defined in the merger agreement) or any Corporate Practice Document (as defined in the merger agreement), or enter into any contract that would have been a Material Contract, Corporate Practice Document or a lease agreement had such contract been entered into prior to March 9, 2026, in each case, other than (i) terminations, renewals, modifications or amendments in the ordinary course of business on terms that are not materially adverse to the Company, its subsidiaries and the affiliated professional entities, (ii) entries into certain contracts that would have been a certain type of Material Contract described in the merger agreement had such contract been entered into prior to March 9, 2026 in the ordinary course of business or (iii) otherwise expressly permitted by the interim covenants section of the merger agreement;

•	assign, transfer, lease, cancel, fail to renew or fail to extend any material permit of the Company, any of its subsidiaries or any of the affiliated professional entities;

•	enter into any affiliate transactions;

•

enter into any new line of business not conducted or discontinue any line of business conducted, in each case, as of March 9, 2026 and that is material to the Company, its subsidiaries and the affiliated professional entities, taken as a whole;

•

make any capital expenditures that are greater than $100,000 in the aggregate, except for capital expenditures planned and budgeted as of March 9, 2026 and in an aggregate amount not in excess of the amount set forth in the confidential disclosure schedules to the merger agreement delivered to UHS and Merger Sub;

•

adopt or enter into, or permit to be adopted or entered into, a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company, its subsidiaries or the affiliated professional entities; or

•	commit or agree, in writing or otherwise, to take any of the foregoing actions.

Nothing contained in the merger agreement is intended to give UHS or Merger Sub, directly or indirectly, the right to control or direct the Company’s, its subsidiaries’ or the affiliated professional entities’ operations prior to the effective time. Prior to the effective time, the Company will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over its, its subsidiaries’ and affiliated professional entities’ respective operations.

No Solicitation; Change in Board Recommendation

Except as otherwise permitted by the merger agreement, from March 9, 2026 until the effective time or, if earlier, the termination of the merger agreement in accordance with its terms, the Company will, and will cause each of its subsidiaries and each of the affiliated professional entities to, and will direct and use reasonable best efforts to cause, its and their representatives acting on its and their behalf to, (i) immediately cease any solicitation, discussions or negotiations with any persons with respect to any takeover proposal (as defined below) or any proposal that would reasonably be expected to lead to a takeover proposal, and (ii) not, directly or indirectly, take any of the actions set forth in the bulleted list below.

•

Initiate, solicit, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a takeover proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations regarding (except to notify any person of the provisions of the non-solicitation restrictions described in the merger agreement), or furnish to any other person any non-public information in connection with, or for the purpose of, knowingly encouraging or knowingly facilitating a takeover proposal;

•

approve, adopt, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement providing for or relating to a takeover proposal or any proposal or offer that would reasonably be expected to lead to a takeover proposal (other than an acceptable confidentiality agreement (as defined below));

•

take any action to exempt any person (other than UHS and its subsidiaries) from the restrictions on “business combinations” or any similar provision contained in applicable takeover laws or the Company’s organizational and governing documents; or

•

waive or release any person from, forebear in the enforcement of or amend any standstill agreement or any standstill provision in any other contract (it being understood that the Company may waive or release any such standstill provision solely to the extent reasonably necessary to permit the applicable person (if such person has not been solicited in breach of the non-solicitation restrictions described in the merger agreement) to make, on a confidential basis, a takeover proposal, if the Board has determined in good faith, after consultation with outside legal counsel, that failure to so waive or release such standstill would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law).

Additionally, the Company was required to (i) promptly following March 9, 2026 discontinue all electronic or physical data room access granted to any person and any such person’s representatives (other than UHS, its affiliates and their respective representatives) and (ii) promptly following March 9, 2026, request the prompt return or destruction (to the extent provided for by the applicable confidentiality agreement) of all confidential information or documents previously furnished to any person and any such person’s representatives (other than UHS, its affiliates and their respective representatives) and all material incorporating such information created by any such person.

Notwithstanding the foregoing, if at any time on or after March 9, 2026 and prior to obtaining the Company stockholder approval or if earlier, the termination of the merger agreement in accordance with its terms, the Company or any of its subsidiaries or any of their representatives receives a takeover proposal, which did not result from a material breach of the non-solicitation restrictions described above (it being understood that if any representative of the Company or any of its subsidiaries takes any action on behalf of the Company or its subsidiaries that if taken by the Company would be a breach of the non-solicitation restrictions described above, the taking of such action by such representative will be deemed to constitute a breach of the non-solicitation restrictions described above by the Company under the merger agreement), (i) the Company and its representatives may contact and engage in discussions with such person or group of persons making such takeover proposal or its or their representatives to clarify the terms and conditions thereof or to request that any takeover proposal made orally be made in writing or to notify such person or group of persons or its or their representatives of the provisions of the Company’s obligations described above and (ii) if the Board or any duly authorized committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that (x) a bona fide written takeover proposal constitutes, or would reasonably be expected to result in, a superior proposal (as defined below) and (y) the failure to take such actions described below would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, then the Company and any of its representatives may:

•

enter into an acceptable confidentiality agreement with the person or group of persons making such takeover proposal and furnish pursuant to an acceptable confidentiality agreement information (including non-public information) with respect to the Company and its subsidiaries to the person or group of persons who has made such takeover proposal and its or their respective representatives; provided that the Company will promptly (and in any event within 24 hours) provide to UHS any material non-public information concerning the Company or any of its subsidiaries that is provided to any person given such access which was not previously provided to UHS or its representatives; and

•	engage in or otherwise participate in discussions or negotiations with the person or group of persons making such takeover proposal and its or their representatives.

The Company will not, and will cause its subsidiaries not to, enter into any confidentiality agreement with any person (relating to a takeover proposal) that prohibits the sharing of any information with UHS (and its representatives) in accordance with the merger agreement.

Following March 9, 2026 and prior to obtaining the Company stockholder approval, the Company will (i) promptly (and, in any event, within 24 hours of receipt) notify UHS in the event that the Company or any of its subsidiaries or any of their representatives receives a takeover proposal, or any inquiries, proposals or requests for discussions, negotiations or non-public information that would reasonably be expected to lead to a takeover proposal, and will disclose to UHS the material terms and conditions of any such takeover proposal and the identity of the person or group of persons making such takeover proposal, (ii) upon the request of UHS, keep UHS reasonably informed on a prompt basis of the status, material details and any material developments with respect to any such takeover proposal, inquiries, proposals or requests (including any material changes thereto) and (iii) promptly (and in any event within 24 hours of receipt) provide to UHS copies of all correspondence and other written and electronic material exchanged between the Company or any of its subsidiaries or any of its or their representatives and any person that relates to the material terms or conditions of any such takeover proposal.

None of the Board or any duly authorized committee thereof, will:

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(i) fail to include the Board’s recommendation that the Company stockholders entitled to vote adopt the merger agreement (which we refer to as the “Board recommendation”) in this proxy statement, (ii) withdraw or withhold (or modify or qualify in a manner adverse to UHS), or publicly propose to withdraw or withhold (or modify or qualify in a manner adverse to UHS), the Board recommendation, (iii) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any takeover proposal (it being understood that the Board or any duly authorized committee thereof may, and may cause the Company to, make a customary “stop, look and listen” communication), (iv) fail to recommend against acceptance by the holders of Company common stock of a third party tender offer or exchange offer that constitutes a takeover proposal within 10 business days after the commencement of such offer pursuant to Rule 14d-2 promulgated under the Exchange Act or (v) commit or agree to take any of the foregoing actions (we refer to any action as described in this bullet point as an “adverse recommendation change”); or

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approve or recommend, or cause or permit the Company or any of its subsidiaries or any of the affiliated professional entities to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement providing for, or that is intended to or would reasonably be expected to lead to, a takeover proposal, other than any acceptable confidentiality agreement (we refer to each, as a “Company acquisition agreement”).

Notwithstanding the foregoing or any other provision of the merger agreement to the contrary, prior to obtaining the Company stockholder approval, but not after, the Board or any duly authorized committee thereof may (i) make an adverse recommendation change in response to an intervening event (as defined below) or in response to a superior proposal received after March 9, 2026 (which such superior proposal did not result from a material breach of the non-solicitation restrictions described above) or (ii) cause the Company to enter into a Company acquisition agreement with respect to a takeover proposal (where such takeover proposal constitutes a superior proposal, which such superior proposal did not result from a material breach of the non-solicitation restrictions described above by the Company) and terminate the merger agreement in accordance with the terms thereof, in either case, if the Board or any duly authorized committee thereof has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law; provided, however, that the Board or any duly authorized committee thereof will not, and the Company will not, will cause its subsidiaries not to, and will direct the affiliated professional entities not to, take any action set forth in clause (ii) above or, in the event such action is proposed to be taken in connection with an intervening event or a superior proposal, take any action set forth in clause (i) or clause (ii) above unless: (1) the Company has given UHS at least four business days’ prior written notice of its intention to take such action (which notice must state that the Company has received a written takeover proposal that constitutes a superior proposal, specify the identity of the party making such superior proposal and the material terms thereof, or, if in response to an intervening event, must have specified in reasonable detail the material facts and circumstances describing the intervening event and the rationale for the adverse recommendation change, and must state that the Board has determined to make an adverse recommendation change) (we refer to each such notice as a “match right notice”), (2) the Company has negotiated, and has caused its representatives to negotiate, in good faith with UHS during such notice period, to the extent UHS wishes to negotiate, to enable UHS to propose in writing a binding offer to effect revisions to the terms of the merger agreement such that it would cause such superior proposal to no longer constitute a superior proposal or, in the case of an intervening event, to effect revisions to the merger agreement or make another proposal so that the failure to make an adverse recommendation change would no longer reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law and (3) following the end of such notice period, the Board (or any duly authorized committee thereof) must have considered in good faith such binding offer, and must, after consultation with its financial advisors and outside legal counsel, have determined that the superior proposal would continue to constitute a superior proposal if the revisions proposed in such binding offer were to be given effect or, if the match right notice is related to an intervening event, taking into account any revised terms committed to in writing by UHS, that failure to make an adverse recommendation change would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law (it being understood and agreed that any change to the financial or other material terms of any takeover proposal or any material development in any intervening event, in each case, that was previously the subject of a match right notice will require the Company to deliver to UHS a new match right notice as provided immediately above, provided that, for the purposes of such subsequent notice, all references to “four business days” are deemed to be “two business days”).

Any purported termination of the merger agreement in connection with the Company’s entry into a Company acquisition agreement with respect to a takeover proposal will be void and of no force and effect unless the termination is in accordance with the termination provisions described in the section of this proxy statement entitled “—Termination of the Merger Agreement” beginning on page 113 and, to the extent required under the terms of the merger agreement, the Company pays or causes to be paid to UHS a termination fee (to the extent due and payable thereunder) prior to or concurrently with such termination so long as UHS has provided the Company with wire instructions for such payment.

For purposes of the merger agreement, “acceptable confidentiality agreement” means any customary confidentiality agreement entered into by the Company from and after March 9, 2026, that contains confidentiality provisions that are not materially less favorable in the aggregate to the Company than those contained in the confidentiality agreement between the Company and a subsidiary of UHS, except that such confidentiality agreement need not include explicit or implicit standstill provisions or otherwise restrict the making of or amendment or modification to takeover proposals or any confidentiality agreement entered into prior to March 9, 2026.

For purposes of the merger agreement, “takeover proposal” means any bona fide third party proposal or offer from any person or group (other than UHS and its subsidiaries) relating to, in a single transaction or series of related transactions, any direct or indirect:

•

acquisition or disposition of 25% or more of the consolidated assets of the Company and its subsidiaries (based on the fair market value thereof, as determined in good faith by the Board or any duly authorized committee thereof), including through the acquisition of one or more subsidiaries of the Company owning such assets;

•	acquisition or disposition of securities representing 25% or more of the voting power of the then outstanding Company common stock;

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tender offer or exchange offer that if consummated would result in any person or group (or the equityholders of any person) owning, directly or indirectly, securities representing 25% or more of the voting power of the then outstanding Company common stock; or

•

merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which such person or group (or the equityholders of any person) would own, directly or indirectly, 25% or more of the consolidated assets of the Company and its subsidiaries (based on the fair market value thereof, as determined in good faith by the Board or any duly authorized committee thereof) or securities representing 25% or more of the aggregate voting power of the Company’s then outstanding securities or of the surviving entity in a merger, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, in each case, other than the transactions contemplated by the merger agreement.

For purposes of the merger agreement, “superior proposal” means any bona fide written takeover proposal made after March 9, 2026 that the Board or any duly authorized committee thereof has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, (i) would be more favorable to the stockholders of the Company than the transactions contemplated by the merger agreement from a financial point of view and (ii) is reasonably capable of being completed, in each case, taking into account all legal, regulatory, financial, financing and other aspects of such proposal and of the merger agreement (provided that, for purposes of the definition of “superior proposal”, the references to “25%” in the definition of takeover proposal will be deemed to be references to “50%”).

For purposes of the merger agreement, an “intervening event” means any state of facts, event, change, development, condition, occurrence or circumstances not known (or if known, the magnitude or material consequences of which were unknown and not reasonably foreseeable) by the Board as of March 9, 2026, but which state of facts, event, change, development, condition, occurrence or circumstances (or consequences thereof) becomes known to the Board after March 9, 2026 and prior to receipt of the Company stockholder approval, other than (i) a takeover proposal or the receipt, existence or terms thereof, (ii) changes in the trading price or trading volume of the Company common stock, in and of itself (it being understood that the underlying causes, facts or occurrences giving rise or contributing to such changes may be taken into account whether an intervening event has occurred), (iii) the Company or any of its subsidiaries meeting or exceeding any published analyst estimates or expectations of the Company’s and its subsidiaries’ revenue, earnings or other financial performance or results of operations for any period, in and of itself, or exceeding the Company’s and its subsidiaries’ internal or external budgets, plans or forecasts of revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the underlying causes, facts or occurrences giving rise or contributing to the Company and its subsidiaries meeting or exceeding such estimates, projections, budgets, plans or forecasts may be taken into account whether an intervening event has occurred), (iv) any effect attributable to the negotiation, execution or announcement of the merger agreement, the merger and the transactions contemplated by the merger agreement or (v) any effect resulting from or arising out of a breach of the merger agreement by the Company.

Reasonable Best Efforts

Each of the parties to the merger agreement has agreed to coordinate and cooperate with the other parties and use, and will cause its affiliates to use, reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for in the merger agreement) to, as promptly as reasonably practicable:

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take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to closing of the merger to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the transactions contemplated by the merger agreement, including preparing and filing promptly and fully all documentation to effect all necessary, proper and advisable filings, notices, petitions, statements, registrations, declarations, submissions of information, applications, reports and other documents;

•

obtain all approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any governmental authority or third-party necessary, proper or advisable to consummate the transactions contemplated by the merger agreement;

•	execute and deliver any additional instruments necessary to consummate the transactions contemplated by the merger agreement ; and

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defend or contest in good faith any action brought by any governmental authority or a third-party or any judgment that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the merger agreement.

In addition, the Company and UHS will each use, and will cause its affiliates to use, reasonable best efforts to take all action necessary to ensure that no takeover law is or becomes applicable to any of the transactions contemplated by the merger agreement and refrain from taking any actions that would cause the applicability of such laws and if the restrictions of any takeover law become applicable to any of the transactions contemplated by the merger agreement, take all action necessary to ensure that the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise lawfully minimize the effect of such takeover law on the transactions.

In connection therewith, each of the parties has agreed to, and to cause their affiliates to:

•	file a notification and report form under the HSR Act with respect to the transactions contemplated by the merger agreement no later than March 30, 2026;

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make requisite filings with the governmental authorities set forth in the confidential disclosure schedules to the merger agreement delivered to UHS and Merger Sub as promptly as reasonably practicable following March 9, 2026;

•	respond as promptly as reasonably practicable, to any requests for additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable law; and

•

promptly take, and to cause its affiliates to take, any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any laws that may be required by any foreign or U.S. federal, state or local governmental authority, in each case with competent jurisdiction, so as to enable the parties to consummate the transactions contemplated by the merger agreement.

Additionally, the parties have also agreed to use, and to cause their respective affiliates to use, reasonable best efforts to:

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promptly cooperate in all respects with each other in connection with any necessary, proper or advisable submissions, consents, approvals, filings, petitions, statements, licenses, permits, authorizations, declarations, notifications, registrations, submissions of information, applications, reports, waivers, exemptions, clearances, orders, confirmations and other documents with the FTC, the DOJ or any other governmental authority in connection with the transactions contemplated by the merger agreement and in connection with any investigation or other inquiry by or before the FTC, the DOJ or any other governmental authority relating to the transactions contemplated by the merger agreement or any proceeding initiated by a private person relating to the transactions contemplated by the merger agreement ;

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keep the other parties hereto promptly and fully informed in all material respects of any written or verbal communication received by such party from, or given by such party to, the FTC, the DOJ or any other governmental authority (including by promptly sending the other parties a copy of all documents, information, correspondence or other communications) and of any material written or verbal communication received or given in connection with any proceeding by a private person, in each case regarding any of the transactions contemplated by the merger agreement; provided, however, that such material may be redacted or provided on an outside counsel only basis as necessary (x) to address reasonable legal privilege concerns or contractual confidentiality obligations or (y) to comply with applicable law;

•

subject to applicable laws and the confidentiality agreement between the Company and a subsidiary of UHS relating to the exchange of information, and to the extent reasonably practicable, promptly consult with the other parties to the merger agreement with respect to information relating to the other parties to the merger agreement and their respective affiliates, as the case may be, that appears in any filing made with, or written materials submitted to, any third person or the FTC, the DOJ or any other governmental authority in connection with the transactions contemplated by the merger agreement, other than “Transaction-Related Documents” as that term is used in the rules and regulations under the HSR Act; and

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to the extent permitted by the FTC, the DOJ or such other applicable governmental authority or other person, promptly give the other parties to the merger agreement the opportunity to attend and participate in such meetings and conferences (whether in person, by telephone or otherwise).

Each of the Company, UHS and Merger Sub has agreed to not knowingly take (and each of the Company and UHS has agreed to cause their respective affiliates or affiliated professional entities not to knowingly take) any action with the intention to, or that would reasonably be expected to, materially hinder or materially delay the expiration or termination of any waiting period under the HSR Act or the obtaining of approval of the DOJ or FTC or any other governmental authority as necessary.

UHS and the Company will jointly coordinate and cooperate in developing (i) the timing and strategy for obtaining any approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any governmental authority in connection with the transactions contemplated by the merger agreement and (ii) the positions to be taken and the regulatory actions to be requested in any filing or submission with any governmental authority in connection with the transactions contemplated by the merger agreement and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, any governmental authority relating to the transactions contemplated by the merger agreement and of all other regulatory matters incidental thereto; subject to UHS considering in good faith the views and comments of the Company and its outside counsel, UHS will make the final determination as to the appropriate course of action with matters described in the foregoing clauses (i) and (ii).

Neither UHS nor the Company will (and will cause their respective affiliates or affiliated professional entities not to) commit to or agree with any governmental authority to stay, toll or extend any applicable waiting period under the HSR Act or any other applicable laws, pull and refile under the HSR Act more than once, or any other applicable laws or enter into a timing agreement with any governmental authority, without the prior written consent of the other party (such consent may be provided by email and may not be unreasonably withheld, delayed or conditioned). In addition and without limiting the foregoing, UHS and the Company may not, and UHS will cause its affiliates not to, effect or agree to any business combination (whether structured as a merger, business combination, tender offer, exchange offer or similar transaction) with, or the acquisition of any assets, licenses, rights, product lines, operations or businesses of, any person that would reasonably be expected to materially hinder or materially delay the consummation of the transactions contemplated by the merger agreement.

In connection with the foregoing, each of UHS and Company will use reasonable best efforts to promptly take, and cause its affiliates to take, all actions necessary to secure the expiration or termination of any applicable waiting period under the HSR Act or any other applicable law and resolve any objections asserted with respect to the transactions contemplated by the merger agreement under any applicable law raised by any governmental authority, in order to prevent the entry of, or to have vacated, lifted, reversed or overturned, any restraint that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by the merger agreement, including:

•	executing settlements, undertakings, consent decrees, stipulations or other agreements with any governmental authority or with any other person;

•	selling, divesting or otherwise conveying or holding separate particular assets or categories of assets or businesses of UHS, its subsidiaries or any affiliate of the foregoing;

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agreeing to sell, divest or otherwise convey or hold separate any particular assets or categories of assets or businesses of the Company and its subsidiaries contemporaneously with or subsequent to the effective time;

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permitting the Company to sell, divest or otherwise convey or hold separate any of the particular assets or categories of assets or businesses of the Company, any of its subsidiaries or affiliated professional entities prior to the effective time;

•	terminating existing relationships, contractual rights or obligations of (x) the Company or its affiliates or (y) UHS, its subsidiaries or any affiliate of the foregoing;

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creating any relationship, contractual right, license or obligation of (x) the Company, its affiliates or affiliated professional entities or (y) UHS, its subsidiaries or any affiliate of the foregoing;

•	effectuating any other change or restructuring of (x) the Company, its affiliates or affiliated professional entities or (y) UHS, its subsidiaries or any affiliate of the foregoing; or

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limiting, or agreeing to limit, UHS’s (or any of its subsidiaries’ or affiliates’) freedom of action (and, in each case, entering into agreements or stipulating to the entry of any Judgment by, or filing appropriate applications with, the FTC, the Antitrust Division of the DOJ or any other governmental authority in connection with any of the foregoing and, in the case of actions by or with respect to the Company, by consenting to such action by the Company) (we refer to any such action described in the above bullet points as a “restriction”).

UHS and the Company will use reasonable best efforts to respond to and seek to resolve as promptly as reasonably practicable any objections asserted by any governmental authority with respect to the transactions contemplated by the merger agreement.

Notwithstanding the foregoing or anything else to the contrary in the merger agreement, nothing in the merger agreement will (i) require UHS, any of its affiliates or any of its subsidiaries or the Company, any of its subsidiaries or any of the affiliated professional entities or (ii) permit the Company, any of its subsidiaries or any of the affiliated professional entities, without the prior written consent of UHS, to discuss, negotiate, agree to, accept or undertake (or to consent to the Company, any of its subsidiaries or any of the affiliated professional entities agreeing to, accepting or undertaking) any restriction that would reasonably be expected to be material to the Company, its subsidiaries and the affiliated professional entities, taken as a whole.

Indemnification and Insurance

The merger agreement provides that from and after the effective time, the surviving corporation will, and UHS will cause the surviving corporation to, in each case to the fullest extent permissible by applicable law, (i) indemnify and hold harmless each current or former director or officer of the Company or its subsidiaries and each other person who immediately prior to the effective time was indemnified or was required to be indemnified by the Company or its subsidiaries pursuant to the Company’s certificate of incorporation and bylaws and the organizational documents of such subsidiaries as in effect on March 9, 2026 or in any agreement in existence as of March 9, 2026 providing for indemnification or advancement of expenses between the Company or any of its subsidiaries and such person (which we refer to each as an “indemnitee” and, collectively, as the “indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any action (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (x) the fact that an indemnitee is or was a member, director, manager, officer, employee or agent of the Company or such subsidiary or (y) acts or omissions by an indemnitee in the indemnitee’s capacity as a member, director, manager, officer, employee or agent of the Company or such subsidiary or taken at the request of the Company or such subsidiary (including in connection with serving at the request of the Company or such subsidiary as a representative of another person (including any employee benefit plan)), in each case under clause (x) or (y), at, or at any time prior to, the effective time (including any action relating in whole or in part to the transactions or relating to the enforcement of this provision or any other indemnification or expense advancement right of any indemnitee) and (ii) assume (in the case of the surviving corporation, in the merger without any further action) all obligations of the Company and such subsidiaries to the indemnitees in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time as provided in the Company’s certificate of incorporation and bylaws and the organizational documents of such subsidiaries as in effect on March 9, 2026 or in any agreement in existence as of March 9, 2026 providing for indemnification or advancement of expenses between the Company or any of its subsidiaries and any indemnitee, in each case, as in effect on March 9, 2026.

From and after the effective time, to the fullest extent permissible by applicable law, UHS will cause the certificate of incorporation and bylaws of the surviving corporation, and the surviving corporation will cause the organizational documents of its subsidiaries, to contain provisions no less favorable to the indemnitees with respect to limitation of liabilities, indemnification and exculpation, in each case, than are set forth as of March 9, 2026 in the Company’s certificate of incorporation and bylaws and the organizational documents of such subsidiaries as in effect on March 9, 2026, which provisions may not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of any of the indemnitees. In addition, from the effective time, UHS will cause the surviving corporation to, without requiring a preliminary determination of entitlement to indemnification, advance any reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of legal counsel) of any indemnitee in accordance with the merger agreement (including in connection with enforcing the indemnity and other obligations referred to in the merger agreement) as incurred to the fullest extent permitted under applicable law; provided, however, that such indemnitee will be required to provide a written undertaking to repay such amounts if it is ultimately determined in a final non-appealable judgment that such indemnitee is not entitled to be indemnified under applicable law.

Pursuant to the merger agreement, none of UHS, the surviving corporation or any of its subsidiaries will settle, compromise or consent to the entry of any judgment in any threatened or actual litigation, claim or proceeding relating to any acts or omissions covered by the above indemnification provisions (each of which we refer to as a “claim”) for which indemnification would reasonably be expected to be sought by an indemnitee under the merger agreement, unless such settlement, compromise or consent includes an unconditional release of such indemnitee from all liability arising out of such claim or such indemnitee otherwise consents in writing to such settlement, compromise or consent.

The merger agreement requires, subject to certain limits on the costs and premiums to be paid, from and for six years after the effective time, UHS to cause the surviving corporation to maintain in effect the Company’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the effective time with respect to those individuals who are, as of March 9, 2026, or prior to the effective time become, covered under such policies on terms and scope with respect to such coverage, and in an amount, no less favorable to such individuals than those of such policies in effect on March 9, 2026 (provided that UHS may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters existing or occurring prior to the effective time, including a “tail” policy); provided that, prior to the effective time, the Company may purchase a six-year prepaid “tail” policy (subject to certain limits on the premium to be paid) on terms and conditions providing at least substantially equivalent benefits as the policies of directors’ and officers’ liability insurance maintained by the Company and its subsidiaries with respect to matters existing or occurring prior to the effective time, covering without limitation the transactions and, in such event, the foregoing obligations of the surviving corporation will be deemed satisfied and the surviving corporation will be required to, and UHS will cause the surviving corporation to, use reasonable best efforts to cause such tail policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder. In no event will the Company or surviving corporation be required to pay for such policies an aggregate amount in excess of 300% of the current annual premiums paid by the Company for such insurance.

The obligations of UHS and the surviving corporation with respect to indemnification under the merger agreement are (i) intended to be for the benefit of, and will be enforceable by each indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company’s certificate of incorporation and bylaws or the organizational documents of the Company’s subsidiaries as in effect on March 9, 2026 or by contract or otherwise. The obligations of UHS and the surviving corporation with respect to indemnification under the merger agreement will not be terminated or modified in such a manner as to adversely affect the rights of any indemnitee to whom such provisions apply unless (x) such termination or modification is required by applicable law or (y) the affected indemnitee will have consented in writing to such termination or modification. In the event that (i) UHS, the surviving corporation or any of their respective successors or assigns (A) consolidates with or merges into any other person, entity or group and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any person, group or entity or (ii) UHS or any of its successors or assigns dissolves the surviving corporation, then, in each such case, proper provision will be made so that the successors and assigns of UHS or the surviving corporation will assume all of the obligations thereof with respect to indemnification set forth in the merger agreement.

Nothing in the merger agreement is intended to, will be construed to or will release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in the merger agreement is not prior to or in substitution for any such claims under such policies.

UHS’s and the surviving corporation’s obligations under the merger agreement will only continue in full force and effect for a period of six years from the effective time; provided, that if any claim (whether arising before, at or after the effective time) is brought against an indemnitee on or prior to the sixth anniversary of the effective time, the indemnification provisions of the merger agreement will continue in effect until the full and final resolution of such claim.

Employee Matters

The merger agreement provides that for a period of twelve months following the effective time (such period, which we refer to as the “comparability period”), UHS will, and will cause the Company and its subsidiaries to, (i) provide a base salary or wage rate, as applicable, and short- and long-term incentive opportunities (excluding equity purchase, equity and equity-based compensation opportunities and change of control or similar type transaction bonuses) to each employee of the Company or any of its subsidiaries immediately prior to the effective time (each of which we refer to as a “continuing employee”) that are, in each case, no less favorable than those in effect immediately prior to the effective time, (ii) provide severance benefits to each continuing employee that are no less favorable than those that would have been provided to such continuing employee under the applicable severance benefit plans, programs, policies, agreements and arrangements as in effect immediately prior to the effective time (after giving effect to any provisions relating to a “change in control”, “change of control” or other term of similar import), (iii) provide employee benefit plans and arrangements (other than (x) base salary, wage rate, short- and long-term incentive opportunities, severance and retention benefits, equity purchase, equity and equity-based compensation benefits, change in control, defined benefit, post-retirement or retiree medical benefits and (y) loans to employees for educational purposes, for purposes of satisfying withholding tax in connection with equity awards or for any other purpose) to each continuing employee that are substantially comparable in the aggregate to those provided to such continuing employee immediately prior to the effective time and (iv) starting January 1, 2027, provide equity purchase, equity, and equity-based compensation opportunities to each continuing employee that are substantially comparable to those provided to similarly situated employees of UHS with comparable levels of seniority and responsibilities.

For each continuing employee who is eligible to receive an annual cash bonus in accordance with the terms of the applicable bonus plan or arrangement, UHS will cause the surviving corporation and its subsidiaries to pay such continuing employee a cash bonus payment for the year in which the effective time occurs (if such continuing employee remains employed on the date such payment is to be made) in accordance with the terms of such applicable bonus plan or arrangement.

Certain Additional Covenants and Agreements

The merger agreement also contains additional covenants between the Company, UHS and Merger Sub relating to, among other things, (i) public announcements with respect to the transactions contemplated by the merger agreement; (ii) access to information and confidentiality; (iii) coordination with respect to litigation relating to the merger; (iv) restrictions on the ability of Merger Sub to expend funds; (v) covenants relating to the de-listing of the shares of Company common stock from NASDAQ and deregistering such Company common stock under the Exchange Act; (vi) the filing of this proxy statement and (vii) restrictions on the Company’s ability to adjourn the special meeting and a prohibition on postponing the special meeting without UHS’s consent.

Conditions of the Merger

Mutual Closing Conditions

Each party’s obligations to effect the merger are subject to the satisfaction (or written waiver by each party to the merger agreement, if permissible under applicable law), at or prior to the closing date of the merger, of certain conditions, including:

•	no restraints in the U.S. will be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the merger;

•	the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act will have expired or been terminated;

•	the Company stockholder approval will have been obtained; and

•

the waiting periods (and any extension thereof) and any required approvals or authorizations applicable to the consummation of the merger under state healthcare laws set forth in the confidential disclosure schedules to the merger agreement delivered to UHS and Merger Sub will have expired or been terminated or been obtained, respectively.

Conditions of UHS and Merger Sub to Closing

The obligations of UHS and Merger Sub to effect the merger are subject to the satisfaction (or written waiver by UHS, if permissible under applicable law) on or prior to the closing date of the merger of certain additional conditions, including:

•	subject to certain materiality qualifiers, the truthfulness and correctness of representations and warranties of the Company to the extent specified in the merger agreement;

•	the Company having complied with or performed in all material respects its obligations required to be complied with or performed by it at or prior to the effective time under the merger agreement; and

•	the absence of any Material Adverse Effect having occurred and being continuing.

Conditions of the Company to Closing

The obligations of the Company to effect the merger are subject to the satisfaction (or written waiver by the Company, if permissible under applicable law) on or prior to the closing date of the merger of certain additional conditions, including:

•	subject to certain materiality qualifiers, the truthfulness and correctness of representations and warranties of UHS and Merger Sub to the extent specified in the merger agreement; and

•

UHS and Merger Sub having complied with or performed in all material respects their obligations required to be complied with or performed by them at or prior to the effective time under the merger agreement.

The consummation of the merger and the transactions is not conditioned upon UHS’s receipt of financing. Each party may waive any of the conditions to its obligations to consummate the merger except where waiver is not permitted by law.

Frustration of Closing Conditions

Neither UHS nor Merger Sub may rely on the failure of any mutual closing conditions or conditions of UHS and Merger Sub to closing to be satisfied if such failure was caused by the failure of UHS or Merger Sub to perform any of its obligations under the merger agreement. The Company may not rely on the failure of any mutual closing conditions or conditions of the Company to closing to be satisfied if such failure was caused by the Company’s failure to perform any of its obligations under the merger agreement.

Waiver of Conditions

All conditions to the closing set forth in the merger agreement will be deemed to have been satisfied or waived from and after the closing.

Termination of the Merger Agreement

The merger agreement may be terminated, and the transactions abandoned, at any time prior to the effective time (except as otherwise provided in the merger agreement) by the mutual written consent of the Company and UHS.

Termination by Either the Company or UHS

In addition, the Company, on the one hand, or UHS, on the other hand, may terminate the merger agreement and abandon the merger at any time prior to the effective time (except as otherwise provided in the merger agreement), if:

•

the effective time has not occurred on or before December 9, 2026 (as automatically extended to March 9, 2027 if, on December 9, 2026, all of the conditions to the closing have been satisfied or (to the extent permitted by applicable law) waived other than those conditions (i) related to the HSR Act or the absence of legal restraints related to the HSR Act or any state healthcare law and (ii) that by their nature are to be satisfied at the closing, which conditions are capable of being satisfied at the closing) (which date, we refer to as the “outside date”); provided that this right to terminate the merger agreement will not be available to any party if the failure to consummate the merger by the outside date was principally caused by or is the result of a material breach of the merger agreement by such party (treating UHS and Merger Sub as one party);

•

any restraint set forth under the first bullet point described in the section of this proxy statement entitled “—Conditions of the Merger—Mutual Closing Conditions” has become final and non-appealable; provided that the party seeking to terminate the merger agreement pursuant to this bullet point has used the required efforts to prevent the entry of and to remove such restraint in accordance with its obligations under the merger agreement, has not breached in any material respect its respective obligations under regulatory efforts covenant under the merger agreement and has not been the primary cause of such restraint due to a failure to perform any such obligations; or

•	the special meeting (including any adjournments or postponements thereof) was concluded and Company stockholder approval was not obtained.

Termination by UHS

UHS may also terminate the merger agreement and abandon the transactions by written notice to the Company at any time prior to the effective time (except as otherwise provided in the merger agreement):

•

if the Company has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth under the first and second bullet points described in the section of this proxy statement entitled “—Conditions of the Merger—Conditions of UHS and Merger Sub to Closing” and (ii) is incapable of being cured or, if capable of being cured by the outside date, has not been cured by the Company prior to the earlier of the outside date or the thirtieth calendar day following receipt by the Company of written notice of such breach or failure to perform from UHS describing such breach or failure to perform and stating UHS’s intention to terminate the merger agreement pursuant to this bullet point; provided that UHS will not have the right to terminate the merger agreement pursuant to this bullet point if UHS or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement (which breach has not been cured); or

•	prior to the special meeting (including any adjournments or postponements thereof), if the Board has made or effected an adverse recommendation change.

Termination by the Company

The Company may also terminate the merger agreement and abandon the transactions by written notice to UHS at any time prior to the effective time (except as otherwise provided in the merger agreement):

•	if either of UHS or Merger Sub has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth under the first and second bullet points described in the section of this proxy statement entitled “—Conditions of the Merger—Conditions of the Company to Closing” and (ii) is incapable of being cured or, if capable of being cured by the outside date, has not been cured by UHS prior to the earlier of the outside date or the thirtieth calendar day following receipt by UHS of written notice of such breach or failure to perform from the Company describing such breach or failure to perform and stating the Company’s intention to terminate the merger agreement pursuant to this bullet point; provided that the Company will not have the right to terminate the merger agreement pursuant to this bullet point if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement, which breach has not been cured; or

•

prior to receipt of the Company stockholder approval, in connection with entering into a Company acquisition agreement providing for a superior proposal in accordance with the terms of the merger agreement, including the non-solicitation restrictions of the merger agreement, which Company acquisition agreement is entered into immediately following such termination; provided that prior to or concurrently with such termination the Company pays or causes to be paid the termination fee of $32,394,000 to the extent due and payable under the merger agreement.

Company Termination Fee

The Company will be required to pay to UHS a termination fee of $32,394,000 if:

•

the merger agreement is terminated by the Company or UHS pursuant to the provisions described in the first or third bullet point described above in the section of this proxy statement entitled “—Termination of the Merger Agreement—Termination by Either the Company or UHS” or the merger agreement is terminated by UHS pursuant to the provision described in the first bullet point described above in the section of this proxy statement entitled “—Termination of the Merger Agreement—Termination by UHS”; provided that (i) a bona fide takeover proposal has been publicly made, proposed or communicated by a third-party (or such takeover proposal has otherwise been made known to the Board and has become publicly known) (x) in the case of a termination pursuant to the provisions described in the first or third bullet point described above in the section of this proxy statement entitled “—Termination of the Merger Agreement—Termination by Either the Company or UHS”, after the date of the merger agreement, or (y) in the case of a termination pursuant to the provision described in the first bullet point described above in the section of this proxy statement entitled “—Termination of the Merger Agreement—Termination by UHS”, prior to the date of the applicable breach and, in the case of a termination pursuant to provision described in the third bullet point described above in the section of this proxy statement entitled “—Termination of the Merger Agreement—Termination by Either the Company or UHS”, such takeover proposal has not been publicly withdrawn prior to the time the merger agreement is terminated and (ii) within 12 months of the date the merger agreement is terminated, the Company consummates a takeover proposal (or enters into a definitive written agreement with respect to any transaction included within the definition of takeover proposal and such transaction is subsequently consummated at any time with the person or persons that made the takeover proposal referred to in clause (i); provided that, for purposes of clause (ii) of this bullet point, the references to “25%” in the definition of takeover proposal are deemed to be references to “50%”; or

•

the merger agreement is terminated (i) by UHS pursuant to the provision described in the second bullet point described above in the section of this proxy statement entitled “—Termination of the Merger Agreement—Termination by UHS” or (ii) by the Company pursuant to the provision described in the second bullet point described above in the section of this proxy statement entitled “—Termination of the Merger Agreement—Termination by the Company”.

Limitation of Liability

Subject in all respects to UHS’s injunction, specific performance and equitable relief rights and related rights set forth in the provisions described below in the section of this proxy statement entitled “—Specific Enforcement” and certain reimbursement obligations of the Company, if the termination fee is paid to UHS in circumstances for which such fee is payable pursuant to the provisions described above in the section entitled “—Company Termination Fee”, payment of the Company termination fee will constitute the sole and exclusive monetary damages remedy of UHS, Merger Sub or any of their respective former, current or future officers, directors, partners, stockholders, financing sources, managers, members or affiliates (which we refer to, collectively, as the “UHS related parties”) against the Company and its subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates (which we refer to, collectively, as the “Company related parties”) for any loss suffered as a result of the failure of the transactions contemplated by the merger agreement to be consummated or for a breach or failure to perform under the merger agreement or otherwise, and upon payment of such amount none of the Company related parties have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated by the merger agreement; provided that no such payment of the Company termination fee will relieve the Company related parties from any liability for damages resulting from a willful breach of the merger agreement or from fraud by such Company related party.

While UHS may pursue both a grant of specific performance in accordance with the provisions described below in the section of this proxy statement entitled “—Specific Enforcement” and the payment of the applicable Company termination fee under the provision described above in the section entitled “—Company Termination Fee”, under no circumstances will UHS be permitted or entitled to receive both a grant of specific performance that results in the closing of the merger and any money damages, including all or any portion of the Company termination fee.

Fees and Expenses

Whether or not the transactions contemplated by the merger agreement are consummated, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring or required to incur such fees or expenses, except as otherwise expressly set forth in the merger agreement.

Withholding Taxes

Each of UHS, Merger Sub, the Company, the surviving corporation, the paying agent and their respective affiliates are entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts otherwise payable pursuant to the merger agreement such amounts as are required to be deducted or withheld under applicable tax law. Except with respect to compensatory amounts, if any of UHS, Merger Sub, the Company, the surviving corporation, the paying agent or their respective affiliates determines that it is required to deduct and withhold any amount payable pursuant to the merger agreement, then it will use reasonable best efforts to provide notice to the person in respect of which such deduction or withholding is to be made and cooperate with such person in good faith to minimize the amount of deduction and withholding. To the extent that amounts are so deducted or withheld and paid over to the relevant governmental authority, such amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made. Any compensatory amounts subject to payroll reporting and withholding that are payable pursuant to or as contemplated by the merger agreement shall be payable in accordance with the applicable payroll procedures of the Company.

Amendment or Supplement

Subject to compliance with applicable law, at any time prior to the effective time, the merger agreement may be amended or supplemented in any and all respects by written agreement of UHS and the Company; provided that following receipt of the Company stockholder approval, there will be no amendment or supplement to the provisions of the merger agreement which by law would require further approval by the Company stockholders without such approval.

Extension of Time, Waiver, etc.

At any time prior to the effective time, UHS and the Company may, subject to applicable law, (i) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement, (ii) extend the time for the performance of any of the obligations or acts of the other party or (iii) waive compliance by the other party with any of the agreements contained in the merger agreement applicable to such party or, except as otherwise provided in the merger agreement, waive any of such party’s conditions (it being understood that UHS and Merger Sub will be deemed a single party for purposes of the foregoing clauses (i) through (iii)); provided that, following receipt of the Company stockholder approval, there will be no waiver or extension of the merger agreement which by law would require further approval by the Company stockholders without such approval.

Governing Law; Jurisdiction

The merger agreement is governed by, and will be construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles. Any legal, civil, criminal or administrative proceeding, suit, investigation, audit, claim, hearing, arbitration or other action by or before any governmental authority arising out of or relating to the merger agreement or the transactions will be heard and determined in the Delaware Court (or, if the Delaware Court declines to accept jurisdiction over any action, any state or federal court within the State of Delaware).

Specific Enforcement

The parties to the merger agreement agreed that irreparable damage for which monetary relief (including the termination fee described above in the section of this proxy statement entitled “—Company Termination Fee”), even if available, would not be an adequate remedy, would occur in the event that any provision of the merger agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties fail to take any action required of them to consummate the merger agreement and the transactions contemplated by the merger agreement.

Subject to certain limitations, the parties to the merger agreement acknowledged and agreed that the parties are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement; that the termination fee described above in the section entitled “—Company Termination Fee” (i) is not intended to and does not adequately compensate for the harm that would result from a breach of the merger agreement and (ii) will not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement; and that the right of specific enforcement is an integral part of the transactions, and without that right, neither the Company nor UHS would have entered into the merger agreement. The parties agreed not to assert that a remedy of specific enforcement is unenforceable, invalid or contrary to law for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.

UHS Undertaking

Pursuant to the merger agreement, UHS has guaranteed the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Merger Sub under the merger agreement in accordance with the terms thereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed, discharged or complied with following the effective time by the surviving corporation.

VOTING AGREEMENTS

The following summarizes the material provisions of the voting agreements. This summary does not purport to be complete, may not contain all information about the voting agreements that is or may be important to you and is qualified in its entirety by reference to the full voting agreements, copies of which are attached to this proxy statement as Annex B and Annex C which we incorporate by reference into this proxy statement. We strongly recommend that you read the voting agreements and documents related thereto carefully and in their entirety, as the rights and obligations of the parties are governed by the express terms of the voting agreements and such other related documents and not by this summary or any other information contained in this proxy statement.

The voting agreements are included with this proxy statement only to provide you with information regarding the terms of the voting agreements and not to provide you with any other factual information regarding the Company, UHS, Merger Sub or their respective subsidiaries, affiliates or businesses.

As a condition to UHS entering into the merger agreement, the voting agreement stockholders executed and delivered to UHS the voting agreements, each dated March 9, 2026. At the close of business on April 13, 2026, the record date of the special meeting, (i) Mr. Braunstein’s subject shares consisted of 15,650,295 shares of Company common stock, which represented approximately 9.34% of the total outstanding voting power of the Company common stock as of the record date and (ii) Mr. Shachar’s subject shares consisted of 8,924,653 shares of Company common stock, which represented approximately 5.33% of the total outstanding voting power of the Company common stock as of the record date. In connection with the execution and delivery of the voting agreements, UHS and its affiliates did not pay the voting agreement stockholders any consideration in addition to the consideration they may receive pursuant to the merger agreement in respect of their Company common stock or, as applicable, any Company warrants or any Company equity awards. The voting agreements are attached to this proxy statement as Annex B and Annex C.

Under their respective voting agreements, the voting agreement stockholders agreed, among other things, to:

•

(i) when a meeting of the Company stockholders is held, appear at such meeting or otherwise cause Mr. Braunstein’s subject shares or Mr. Shachar’s subject shares, as applicable, to be counted as present at such meeting for the purpose of establishing a quorum and, if applicable, vote in favor of any proposal to adjourn, recess or postpone any meeting of the Company stockholders at which the merger agreement or any other actions contemplated by the merger agreement is submitted for the consideration and vote of the Company stockholders at a later date if there are not proxies representing a sufficient number of shares of Company common stock to approve such matters on the date on which the meeting is held; and (ii) vote or cause to be voted at any such meeting (and at every postponement, recess or adjournment thereof), or execute and deliver or cause to be executed and delivered a written consent with respect to, all of Mr. Braunstein’s subject shares and Mr. Shachar’s subject shares, as applicable, (A) in favor of adopting the merger agreement and any other actions contemplated by the merger agreement in respect of which the approval of the Company stockholders is requested; (B) in favor of adoption of any proposal in respect of which the Board has (1) determined is reasonably necessary to facilitate any of the transactions contemplated by the merger agreement, (2) disclosed the determination described in the foregoing clause (1) in the proxy statement or other written materials disseminated to the Company stockholders and (3) recommended to be adopted or approved by the Company stockholders; (C) in favor of any proposal (to the extent permitted by the merger agreement) to adjourn, recess or postpone the applicable meeting; and (D) against (1) any alternative takeover proposal from a third party, whether or not constituting a superior proposal and (2) any action, proposal, transaction or agreement involving the Company or any of its subsidiaries or any of the affiliated professional entities that would reasonably likely be intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone, affect in an adverse manner or prevent the consummation of the merger or the other transactions contemplated by the merger agreement;

•

not (i) enter into any agreement or undertaking or (ii) take any action or commit or agree to take any action, that would reasonably be expected to materially prevent, impair or interfere with the voting agreement stockholders’ abilities to perform any of their obligations pursuant to their respective voting agreements; and

•

not to directly or indirectly, subject to certain exceptions, (i) transfer, pledge, assign, exchange, lend, encumber or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise (collectively, “transfer”) or enter into any contract, option or other arrangement or understanding with respect to the transfer of, any of Mr. Braunstein’s subject shares or Mr. Shachar’s subject shares, as applicable, to any person, (ii) tender into any tender or exchange offer any subject shares, whether voluntarily, involuntarily, by operation or otherwise or (iii) enter into any voting agreement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney or any other contract, option or other arrangement or understanding with respect to the tendering, voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) with respect to any of Mr. Braunstein’s subject shares or Mr. Shachar’s subject shares, as applicable, or deposit any of Mr. Braunstein’s subject shares or Mr. Shachar’s subject shares, as applicable, into a voting trust.

The voting agreements will terminate automatically, without any notice or other action by any person, upon the earliest of:

•	the effective time;

•	the valid termination of the merger agreement in accordance with its terms;

•

the entry, without the prior written consent of the voting agreement stockholders, into any material modification or amendment to the merger agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to any of the voting agreement stockholders pursuant to the merger agreement as in effect on March 9, 2026; and

•	the mutual written agreement of all of the parties to the voting agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

The following table sets forth certain information regarding the beneficial ownership of Company common stock as of April 13, 2026, by:

•	each director;

•	each current named executive officer;

•	all of our current executive officers and directors as a group; and

•	all stockholders known to us to be beneficial owners of 5% or more of Company common stock (based on a review of filings made with the SEC on Schedules 13D, 13G and Form 4).

As of April 13, 2026, there were approximately 167,512,566 shares of Company common stock issued and outstanding. Except as otherwise set forth below, the address of each beneficial owner is: c/o Talkspace, Inc., 622 Third Avenue, New York, NY 10017.

Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares that the stockholder has the right to acquire within 60 days of April 13, 2026, whether through the vesting of Company RSUs or the exercise or conversion of any Company option, Company warrant, convertible security or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

	Beneficial Ownership
Name	Number of Shares(1) (#)	Percent of Total (%)
5%+ Beneficial Stockholders
HEC Master Fund LP(2)	18,980,600	10.84%
Norwest Venture Partners XIII, LP(3)	9,802,972	5.85%
BlackRock, Inc.(4)	8,966,867	5.35%
Qumra Capital II, L.P.(5)	8,573,437	5.12%
Directors and Named Executive Officers
Jon Cohen(6)	2,842,871	1.68%
Ian Harris(7)	405,139	*
Gil Margolin(8)	649,005	*
John Reilly(9)	1,233,068	*
Katelyn Watson(10)	207,199	*
Douglas L. Braunstein(11)	26,263,697	14.74%
Erez Shachar(12)	8,989,857	5.36%
Curtis Warfield(13)	266,562	*
Jacqueline Yeaney(14)	372,012	*
Madhu Pawar(15)	403,214	*
Michael Hansen(16)	404,170	*
Swati Abbott(17)	121,858	*
Liat Ben-Zur(18)	106,438	*
All directors and executive officers as a group (13 persons)(19)	42,265,090	23.32%

*	Represents beneficial ownership of less than one percent of our outstanding Company common stock.
(1)

Shares of Company common stock beneficially owned for the directors and executive officers includes shares of Company common stock held as of the date of the table, stock options and warrants that are vested as of the date of the table, and stock options, warrants and RSUs that will vest within 60 days following the date of the table.

(2)

Based on information reported on a Schedule 13D/A filed on March 10, 2026 and information known to the Company, inclusive of (i) 7,640,000 shares of Company common stock beneficially owned through the ownership of warrants exercisable within 60 days of the date of March 10, 2026 and (ii) 1,545,000 shares of Company common stock bearing a legend that such shares are subject to forfeiture pursuant to Section 1.9(c) of the sponsor support agreement. Douglas Braunstein is the Managing Member of HEC Management GP LLC (“MGT GP”). MGT GP is the Managing Member of HEC Performance GP LLC and the Managing Partner of Hudson Executive Capital LP, which is the Investment Manager of the HEC Master Fund LP. Hudson Executive Capital LP and Mr. Braunstein disclaims beneficial ownership of the securities owned by HEC Master Fund LP except to the extent of his pecuniary interest therein. The address of HEC Master Fund LP is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001.

(3)

Based on information reported on a Schedule 13G/A filed on May 15, 2025, consists of shares of Company common stock held by Norwest Venture Partners XIII, LP (“NVP XIII”). Genesis VC Partners XIII, LLC is the general partner of NVP XIII and may be deemed to have sole voting and dispositive power over the shares held by NVP XIII. NVP Associates, LLC, the managing member of Genesis VC Partners XIII, LLC and each of Promod Haque, Jeffrey Crowe and Jon Kossow, as Co-Chief Executive Officers of NVP Associates, LLC and members of the general partner, may be deemed to share voting and dispositive power over the shares held by NVP XIII. Such persons and entities disclaim beneficial ownership of the shares held by NVP XIII, except to the extent of any proportionate pecuniary interest therein.

(4)

Based on information reported on a Schedule 13G filed on October 17, 2025, consists of shares of Company common stock held by BlackRock, Inc. (“BlackRock”). The address of BlackRock is 50 Hudson Yards New York, NY 10001.

(5)

Based on information reported on a Schedule 13D filed on March 30, 2026, consists of shares of Company common stock held by Qumra Capital II, L.P. (“Qumra II”). Qumra Capital GP II, L.P. (“Qumra GP II”) is the general partner of Qumra II and Qumra Capital Israel I Ltd. (“Qumra Capital Ltd.”) is the general partner of Qumra GP II. Boaz Dinte and Erez Shachar serve as the managing partners of Qumra Capital Ltd. and share voting and dispositive power with respect to the shares held by Qumra II. The address for these entities is c/o Qumra Capital, HaNevi’im St 4, Tel Aviv-Yafo, Israel.

(6)

Consists of (i) 1,476,266 shares of Company common stock and (ii) 1,366,605 shares of Company common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 13, 2026.

(7)

Consists of (i) 269,373 shares of Company common stock, including 6,767 shares of Company common stock bearing a legend that such shares are subject to forfeiture pursuant to Section 1.9(c) of the sponsor support agreement, (ii) 113,266 shares of Company common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 13, 2026 and (iii) 22,500 shares of Company common stock beneficially owned through the ownership of warrants exercisable within 60 days of the date of April 13, 2026.

(8)

Consists of (i) 84,367 shares of Company common stock and (ii) 564,638 shares of Company common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 13, 2026.

(9)

Consists of (i) 809,477 shares of Company common stock and (ii) 423,591 shares of Company common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 13, 2026.

(10)

Consists of (i) 154,594 shares of Company common stock and (ii) 52,605 shares of Company common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 13, 2026.

(11)

Consists of (i) shares of Company common stock held by Hudson Executive Capital LP, (ii) 2,274,446 shares of Company common stock, including 682,334 shares of Company common stock bearing a legend that such shares are subject to forfeiture pursuant to Section 1.9(c) of the sponsor support agreement, owned jointly among Mr. Braunstein and his spouse, including through a trust, (iii) 2,270,000 shares beneficially owned through the ownership of warrants exercisable within 60 days of April 13, 2026 owned jointly among Mr. Braunstein and his spouse and (iv) 703,402 shares underlying certain options exercisable within 60 days of April 13, 2026. Mr. Braunstein disclaims beneficial ownership of the securities owned by HEC Master Fund LP except to the extent of his pecuniary interest therein. See footnote 2.
(12)

Consists of shares of (i) Company common stock held by Qumra II, (ii) 351,216 shares of Company common stock held by Mr. Shachar and (iii) 65,204 shares of Company common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 13, 2026. Mr. Shachar disclaims beneficial ownership of the shares held of record by Qumra II except to the extent of his pecuniary interest therein. See footnote 5.

(13)

Consists of (i) 203,160 shares of Company common stock and (ii) 63,402 shares of Company common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 13, 2026.

(14)

Consists of (i) 308,610 shares of Company common stock and (ii) 63,402 shares of Company common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 13, 2026.

(15)

Consists of (i) 339,812 shares of Company common stock and (ii) 63,402 shares of Company common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 13, 2026.

(16)

Consists of (i) 184,267 shares of Company common stock and (ii) 219,903 shares of Company common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 13, 2026.

(17)

Consists of (i) 92,866 shares of Company common stock and (ii) 28,992 shares of Company common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 13, 2026.

(18)

Consists of (i) 77,446 shares of Company common stock and (ii) 28,992 shares of Company common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 13, 2026.

(19)	Current directors and executive officers as a group includes the named executive officers and current directors listed in the table above.

To our knowledge, except as noted above, no person or entity is the beneficial owner of 5% or more of the voting power of the Company common stock.

MARKET PRICE AND DIVIDEND INFORMATION

Shares of Company common stock are listed on NASDAQ under the trading symbol “TALK”. The table below provides the high and low intra-day trading prices for shares of common stock, as reported by NASDAQ for the periods specified below.

	High	Low
2026
April 1, 2026 through April 17, 2026	$5.20	$5.15
First quarter	$5.19	$3.45
2025
Fourth quarter	$3.71	$2.58
Third quarter	$2.93	$2.22
Second quarter	$3.53	$2.44
First quarter	$4.36	$2.48
2024
Fourth quarter	$3.78	$2.09
Third quarter	$2.50	$1.60
Second quarter	$3.92	$2.06
First quarter	$3.77	$2.16
2023
Fourth quarter	$2.61	$1.41
Third quarter	$2.13	$1.16
Second quarter	$1.32	$0.68
First quarter	$1.00	$0.56

On March 6, 2026, the last full trading day prior to the public announcement of the execution of the merger agreement, the closing price for shares of Company common stock was $4.76 per share. The merger consideration of $5.25 per share to be paid for each share of Company common stock pursuant to the merger agreement represents a premium of approximately 10% over the closing price on March 6, 2026. On April 17, 2026, the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of Company common stock on NASDAQ was $5.18. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your shares of Company common stock.

As of the close of business on April 13, 2026, the record date, there were 167,512,566 shares of Company common stock outstanding and entitled to vote, held by 61 Company stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

The Company has never declared or paid cash dividends on shares of Company common stock. The Company has no intention to pay dividends on Company common stock at any time in the foreseeable future and under the terms of the merger agreement, the Company is prohibited from establishing a record date for, authorizing, declaring, making, or setting aside for payment or paying any dividend on, or making any other distribution in respect of, any shares of its capital stock or other equity or voting interests (other than transactions solely between or among the Company, its subsidiaries and the affiliated professional entities).

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more Company stockholders sharing the same address and Company stockholders that maintain more than one stockholder account on the books of our transfer agent by delivering a single proxy statement addressed to those Company stockholders. This procedure, which is commonly referred to as “householding”, potentially means extra convenience for Company stockholders and cost savings for companies.

Brokers with account holders who are Company stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple Company stockholders sharing an address unless contrary instructions have been received from the affected Company stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding”.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, you may (i) notify your broker or (ii) contact Innisfree M&A Incorporated at +1 (877) 750-5837 (U.S. and Canada) or +1 (412) 232-3651 (all other countries) or in writing at 501 Madison Avenue, 20th Floor, New York, New York 10022. Company stockholders who currently receive multiple copies of this proxy statement at their address and would like to request “householding” of their communications should contact their broker.

FUTURE STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholders’ meetings. The Company does not anticipate holding a 2026 annual meeting of stockholders if the merger is consummated in the third quarter of 2026. However, if the merger agreement is not adopted or the merger is not consummated within the expected timeframe, the Company may hold an annual meeting of stockholders in 2026.

Proposals of Company stockholders intended to be presented at our 2026 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must have been received by us at our offices at 622 Third Avenue, New York, New York 10017 in writing not later than December 31, 2025, the date that is 120 days prior to the first anniversary of the release of our proxy statement to stockholders in connection with our 2025 annual meeting of stockholders, in order to be included in the proxy statement and proxy card relating to the 2026 annual meeting of stockholders.

Company stockholders are entitled to present proposals for action and director nominations at the 2026 annual meeting of Company stockholders, if held, only if they comply with the applicable requirements of the proxy rules established by the SEC and the advance notice procedures under the Company’s bylaws. Our bylaws establish advance notice procedures for stockholders who wish to present a proposal, including the nomination of directors, before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy materials.

Company stockholders intending to present a proposal at the 2026 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that we receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must have received notice of such a proposal or nomination for the 2026 annual meeting of stockholders no earlier than the close of business on February 18, 2026, and no later than the close of business on March 20, 2026. The notice must contain the information required by the bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2026 annual meeting of stockholders is more than 30 days before or more than 60 days after June 18, 2026, then we must receive such written notice not later than the 90th day prior to the 2026 annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and in certain other cases notwithstanding the stockholder’s compliance with this deadline.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, Company stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2026 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 19, 2026. Any proposal, nomination or notice must contain the information required by our bylaws and should be addressed to the Corporate Secretary and be delivered to our principal executive offices at:

Talkspace, Inc.

c/o John C. Reilly

622 Third Avenue

New York, NY 10017

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available over the internet at the SEC’s website at www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference, and the information that we later file with the SEC may update and supersede the information in this proxy statement. This proxy statement incorporates by reference the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed with the SEC on March 13, 2026);

•

the portions of our Definitive Proxy Statement on Schedule 14A for our 2025 annual meeting of Company stockholders (filed with the SEC on April 30, 2025) that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•	our Current Reports on Form 8-K (excluding information and exhibits furnished under Items 2.02 and 7.01) filed with the SEC on March 9, 2026.

For the avoidance of doubt, information furnished by the Company on any Current Report on Form 8-K, including the related exhibits that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed incorporated by reference into this proxy statement.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us:

Talkspace, Inc.

Attention: Legal Department

P.O. Box 659

Portsmouth, New Hampshire 03802

(212) 284-7206

In order for you to receive timely delivery of documents in advance of the special meeting, you must make such request by no later than May 21, 2026, which is five business days before the date of the special meeting. Please note that you will be able to obtain the documents (if and when available) free of charge on the SEC’s website at www.sec.gov. In addition, as soon as reasonably practicable after such materials are furnished to the SEC, we make copies of these documents available to the public, free of charge, on the Investor Relations page of our website at www.investors.talkspace.com.

We have not authorized anyone to give you any information or to make any representation about the proposed merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

By and Among

UNIVERSAL HEALTH SERVICES, INC.,

UHS MERGER SUBSIDIARY, INC.

and

TALKSPACE, INC.

Dated as of March 9, 2026

A-i

(continued)

A-ii

(continued)

EXHIBITS

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation

A-iii

This AGREEMENT AND PLAN OF MERGER, dated as of March 9, 2026 (this “Agreement”), is by and among Universal Health Services, Inc., a Delaware corporation (“Parent”), UHS Merger Subsidiary, Inc., a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), and Talkspace, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 8.12.

WHEREAS, the parties intend that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned Subsidiary of Parent, and pursuant to the Merger each share of the common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) (other than (i) shares of Company Common Stock canceled pursuant to Section 2.01(b) and (ii) Appraisal Shares, which shall be treated in accordance with Section 2.08), will be converted into the right to receive the Merger Consideration;

WHEREAS, the Board of Directors of the Company, at a meeting duly called and held, has unanimously (i) determined that it is advisable and fair to, and in the best interests of, the Company and the stockholders of the Company, and declared it advisable, that the Company enter into this Agreement and consummate the transactions contemplated hereby, (ii) adopted resolutions approving and declaring the advisability of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) adopted resolutions recommending that the stockholders of the Company entitled to vote adopt this Agreement (this clause (iii), the “Company Board Recommendation”) and (iv) directed that this Agreement and the transactions contemplated hereby be submitted to the stockholders of the Company entitled to vote for adoption and approval;

WHEREAS, the Board of Directors of Parent has unanimously duly authorized and approved the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Transactions;

WHEREAS, the Board of Directors of Merger Sub has unanimously (i) determined that it is advisable and fair to, and in the best interests of, Merger Sub and the stockholders of Merger Sub, and declared it advisable, that Merger Sub enter into this Agreement and consummate the Transactions, (ii) adopted resolutions approving and declaring the advisability of this Agreement and the consummation of the Transactions, including the Merger, (iii) adopted resolutions recommending that the stockholders of Merger Sub entitled to vote adopt this Agreement and (iv) directed that this Agreement and the Transactions be submitted to the stockholders of Merger Sub entitled to vote for adoption;

WHEREAS, Parent, in its capacity as sole stockholder of Merger Sub, will approve and adopt this Agreement and the consummation by Merger Sub of the Transactions by written consent immediately following the execution of this Agreement;

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain stockholders of the Company are entering into voting agreements with Parent (the “Voting Agreements”) pursuant to which each such stockholder has agreed, among other things, to vote or cause to be voted the shares of Company Common Stock held by such stockholder or any of such stockholder’s Affiliates in favor of adoption of this Agreement and approval of the Merger and any other actions contemplated by this Agreement in respect of which approval of the stockholders of the Company is sought.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

ARTICLE I

The Merger

SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger. The Company, as the surviving corporation after the Merger, is hereinafter referred to as the “Surviving Corporation”.

SECTION 1.02. Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (New York City time) on the second Business Day following the satisfaction or waiver (to the extent such waiver is permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), at the offices of Cravath, Swaine & Moore LLP, Two Manhattan West, 375 Ninth Avenue, New York, New York 10001 or remotely by exchange of documents and signatures (or their electronic counterparts), unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is herein referred to as the “Closing Date”.

SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger executed in accordance with, and in such form as is reasonably acceptable to Parent and required by, the relevant provisions of the DGCL (the “Certificate of Merger”), and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the “Secretary of State of Delaware”) or, to the extent permitted by applicable Law, at such later time as is agreed to by the parties hereto in writing prior to the filing of such Certificate of Merger and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

SECTION 1.04. Effects of the Merger. The Merger shall have the effects provided in this Agreement and as set forth in the applicable provisions, including Section 259, of the DGCL.

SECTION 1.05. Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of Company, Parent or Merger Sub, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated to read in its entirety as set forth on Exhibit A hereto, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable Law and the certificate of incorporation and bylaws of the Surviving Corporation (and subject to Section 5.06).

(b) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any other Person, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended in accordance with applicable Law and the certificate of incorporation and bylaws of the Surviving Corporation (and subject to Section 5.06).

SECTION 1.06. Directors and Officers of the Surviving Corporation.

(a) By virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any other Person, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(b) By virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any other Person, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

Effect of the Merger on Capital Stock; Exchange of Certificates;

Equity-Based Incentive Awards; Company Warrants

SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any securities of Company, Parent or Merger Sub:

(a) Capital Shares of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub as of immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

(b) Cancelation of Certain Shares. All shares of Company Common Stock that are owned by the Company immediately prior to the Effective Time shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. All shares of Company Common Stock then held by Parent or Merger Sub shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. Each share of Company Common Stock bearing a legend that such share is subject to forfeiture that is, or has been, forfeited pursuant to Section 1.9(c) of the Sponsor Support Agreement shall automatically be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock as of immediately prior to the Effective Time (other than (i) shares of Company Common Stock to be canceled in accordance with Section 2.01(b) and (ii) Appraisal Shares, which shall be treated in accordance with Section 2.08) shall be converted automatically into and shall thereafter represent only the right to receive an amount in cash equal to $5.25 per share, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Share Certificate”) or non-certificated shares of Company Common Stock held in book-entry form (each, a “Book-Entry Share”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor and in accordance herewith.

SECTION 2.02. Exchange Matters.

(a) Paying Agent. Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Article II and, in connection therewith, prior to the Closing Date shall enter into an agreement with the Paying Agent in a form reasonably acceptable to Parent and the Company. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent an amount in cash sufficient to pay the aggregate Merger Consideration (other than any amounts payable in respect of each Equity-Based Award in accordance with Section 2.04) (such cash being hereinafter referred to as the “Exchange Fund”). Pending its disbursement in accordance with this Section 2.02, the Exchange Fund shall be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States of America (“U.S.”), (ii) short-term obligations for which the full faith and credit of the U.S. is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion. Parent shall or shall cause the Surviving Corporation to promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of Merger Consideration in accordance herewith. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of shares of Company Common Stock to receive the Merger Consideration as provided herein. Earnings on investments of the funds deposited with the Paying Agent shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of shares of Company Common Stock.

(b) Payment Procedures.

(i) As promptly as practicable after the Effective Time (but in no event more than three Business Days thereafter), Parent and the Surviving Corporation shall cause the Paying Agent to mail to each Person who was, at the Effective Time, a holder of a Share Certificate or Book-Entry Shares not held, directly or indirectly, through The Depository Trust Company (“DTC”) (other than a Share Certificate or Book-Entry Shares representing (A) shares of Company Common Stock to be canceled in accordance with Section 2.01(b) or (B) Appraisal Shares, which shall be treated in accordance with Section 2.08) (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Share Certificates or such Book-Entry Shares, as applicable, shall pass, only upon delivery of such Share Certificates (or affidavits in lieu thereof in accordance with Section 2.02(d)) to the Paying Agent or, in the case of such Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal, and which shall be in such form and shall have such other customary provisions as Parent and the Company may reasonably agree prior to the Closing Date) and (y) instructions for use in effecting the surrender of such Share Certificates or such Book-Entry Shares to the Paying Agent, as applicable, in exchange for payment of the Merger Consideration as provided in Section 2.01(c).

(ii) Upon delivery of a letter of transmittal, duly completed and validly executed in accordance with such letter’s instructions (and such other customary documents as may reasonably be required by the Paying Agent), and either (A) surrender to the Paying Agent of Share Certificates (or affidavits in lieu thereof in accordance with Section 2.02(d)) or (B) transfer of Book-Entry Shares not held through DTC, by book receipt of an “agent’s message” in customary form by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares as the Paying Agent may reasonably request), in each case as contemplated in subsection (i) of this Section 2.02(b), the holder of such Share Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Share Certificates or Book-Entry Shares, and the Share Certificates or Book-Entry Shares so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.02, each Share Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II.

(iii) The Persons who were, at the Effective Time, holders of Book-Entry Shares (other than (i) shares of Company Common Stock to be canceled in accordance with Section 2.01(b) or (ii) Appraisal Shares, which shall be treated in accordance with Section 2.08) held, directly or indirectly, through DTC shall not be required to deliver a Share Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Section 2.02. With respect to such Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Book-Entry Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary third-party intermediaries, the aggregate Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to this Section 2.02.

(iv) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Share Certificate is registered, Parent may cause the Paying Agent to pay the Merger Consideration to such Person only if such Share Certificate (if applicable) is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence to the reasonable satisfaction of the Paying Agent that any applicable stock transfer or similar Taxes have been paid or are not applicable. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer records of the Company.

(c) Transfer Books; No Further Ownership Rights. The Merger Consideration paid in respect of the shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all ownership rights in such common stock, and at the Effective Time, the transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of the shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.02(e), if, at any time after the Effective Time, Share Certificates or Book-Entry Shares are presented to the Surviving Corporation, for any reason, they shall be canceled and exchanged as provided in this Article II.

(d) Lost, Stolen or Destroyed Certificates. If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against Parent with respect to such Share Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Share Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Share Certificate as contemplated by this Article II.

(e) Termination of Exchange Fund. At any time following the first (1st) anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to the Surviving Corporation (or its designee) any portion of the Exchange Fund (including any interest received with respect thereto) which has not been disbursed to holders of Share Certificates or Book-Entry Shares, and thereafter such holders who have not heretofore complied with this Article II shall be entitled to look only to Parent and the Surviving Corporation, as applicable, for, and Parent and the Surviving Corporation shall remain liable for, payment of such holders’ claims for the Merger Consideration pursuant to the provisions of this Article II. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto. Any portion of the Merger Consideration deposited with the Paying Agent for disbursement pursuant to Section 2.02(a) for which appraisal rights have been perfected shall be returned to the Surviving Corporation or Parent upon demand.

(f) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration properly delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar Law.

(g) Withholding. Each of Parent, Merger Sub, the Company, the Surviving Corporation, the Paying Agent and their respective Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted or withheld under applicable Tax Law. If any of Parent, Merger Sub, the Company, the Surviving Corporation, the Paying Agent or their respective Affiliates determines that it is required to deduct and withhold any amount payable pursuant to this Agreement, then, except with respect to the payment of wages or other amounts treated as employee compensation, it shall use reasonable best efforts to (i) provide a notice to such Person in respect of which such deduction and withholding is required to be made setting forth the amount of the anticipated deduction and withholding and (ii) cooperate with such Person in good faith to minimize the amount of deduction and withholding. To the extent that amounts are so deducted or withheld and paid over to the relevant Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. Notwithstanding anything to the contrary herein, any compensatory amounts subject to payroll reporting and withholding that are payable pursuant to or as contemplated by this Agreement shall be payable in accordance with the applicable payroll procedures of the Company.

SECTION 2.03. Treatment of Equity-Based Incentive Awards. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any duly authorized committee thereof administering the Equity Plans) shall adopt such resolutions and take such other actions as may be required to provide for the following:

(a) Each Company RSU outstanding immediately prior to the Effective Time that is or becomes vested in accordance with its terms at the Effective Time (each, a “Vested Company RSU”) shall, as of the Effective Time, be canceled and the holder thereof shall then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded up to the nearest cent, of (i) the number of shares of Company Common Stock subject to such Vested Company RSU immediately prior to the Effective Time and (ii) the Merger Consideration.

(b) Each Company RSU outstanding immediately prior to the Effective Time that is not a Vested Company RSU shall, as of the Effective Time, be assumed by Parent and converted into restricted stock units relating to a number of Parent Class B Shares (each, an “Assumed RSU”) equal to the product, rounded up to the nearest whole share, of (i) the number of shares of Company Common Stock underlying such Company RSU, multiplied by (ii) the Exchange Ratio, with the same terms and conditions that applied to such Company RSU immediately prior to the Effective Time (including vesting, effect of termination of employment and dividend equivalents).

(c) Each Company Stock Option outstanding and unexercised immediately prior to the Effective Time that is or becomes vested in accordance with its terms at the Effective Time (each, a “Vested Company Stock Option”) shall, as of the Effective Time, be canceled and the holder thereof shall then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded up to the nearest cent, of (i) the number of shares of Company Common Stock subject to such Vested Company Stock Option immediately prior to the Effective Time and (ii) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such Vested Company Stock Option; provided, however, that any such Vested Company Stock Option with a per share exercise price that is equal to or greater than the Merger Consideration shall be canceled for no consideration.

(d) Each unvested Company Stock Option outstanding and unexercised immediately prior to the Effective Time that is not a Vested Company Stock Option shall, as of the Effective Time, be assumed by Parent and converted into an option (each an “Assumed Option”) to purchase Parent Class B Shares. Each Assumed Option will continue to have, and be subject to, the same terms and conditions as in effect immediately prior to the Effective Time (including with respect to vesting and effect of termination of employment), except that (i) each Assumed Option shall be exercisable (or will become exercisable in accordance with its terms) for that number of Parent Class B Shares equal to the product, rounded down to the nearest whole share, of (A) the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio and (ii) the per share exercise price for the Parent Class B Shares issuable upon exercise of such Assumed Option shall be equal to the quotient, rounded up to the nearest whole cent, determined by dividing (A) the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by (B) the Exchange Ratio. The conversion of Assumed Options provided for in this Section 2.03(d) shall be effected in a manner consistent with Section 409A of the Code.

SECTION 2.04. Payments with Respect to Equity-Based Incentive Awards. Notwithstanding anything in this Agreement to the contrary, all amounts payable pursuant to this Article II in respect of each Equity-Based Award shall be paid as promptly as reasonably practicable after the Effective Time (but in any event, no later than the first payroll date that occurs more than five Business Days after the Effective Time) by the Surviving Corporation or any of its Subsidiaries through their payroll systems, less applicable Tax withholdings, to the holders of the Equity-Based Awards (or such other method as the Company typically utilizes for such payments); provided, however, that to the extent any such payment would cause an impermissible acceleration event under Section 409A of the Code (“Section 409A”), such amounts shall be paid at the earliest time such payment would not cause an impermissible acceleration event under Section 409A.

SECTION 2.05. Company ESPP. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any duly authorized committee thereof administering the Company 2021 Employee Stock Purchase Plan (the “Company ESPP”)) shall take all actions as it deems necessary or appropriate to ensure that (i) no Offering or Purchase Period (each, as defined in the Company ESPP) under the Company ESPP shall be commenced on or after the date of this Agreement, (ii) beginning on the date of this Agreement, no new participants may join the Company ESPP during the Purchase Period in existence under the Company ESPP as of the date of this Agreement (such purchase period, the “Existing Purchase Period”), (iii) beginning on the date of this Agreement, no participant may increase the amount of his or her payroll deductions with respect to the Existing Purchase Period and (iv) the Company ESPP shall terminate on the earlier of (A) immediately following the Existing Purchase Period and (B) two (2) Business Days prior to the Effective Time, in which case all participant contributions under the Company ESPP shall be used to purchase shares of Company Common Stock on such date in accordance with the terms of the Company ESPP as if such date was the last day of the Existing Purchase Period (such earlier date, the “ESPP Purchase Date”). Shares purchased pursuant to this Section 2.05 shall be treated as all other shares of Company Common Stock under Section 2.01(c). The Board of Directors of the Company shall adopt resolutions and take all other actions that may be reasonably necessary to terminate the ESPP effective as of the termination date referenced in clause (iv) of this Section 2.05.

SECTION 2.06. Treatment of Company Warrants. Each Company Warrant that is issued and outstanding as of immediately prior to the Effective Time shall, immediately following the Effective Time, continue to be outstanding according to its terms; provided that, following the Effective Time, each Company Warrant shall, automatically and without any required action on the part of the holder thereof or any other Person, cease to become exercisable for Company Common Stock and become exercisable solely in exchange for the receipt of the Merger Consideration with respect to the aggregate number of Company Common Stock for which such Company Warrant was exercisable for immediately prior to the Effective Time.

Pursuant to the Warrant Agreement, if a holder properly exercises a Company Warrant within 30 days following the Company’s public disclosure of the consummation of the Merger in a Current Report on Form 8-K, then the exercise price per share under such Company Warrant (the “Warrant Price”) with respect to such exercise shall be reduced by an amount (in dollars, and in no event less than zero) equal to the difference of (i) the Warrant

Price in effect immediately prior to such reduction minus (ii) (A) the Merger Consideration minus (B) the Black-Scholes Warrant Value (as defined and determined in accordance with the Warrant Agreement).

SECTION 2.07. Adjustments. If between the date hereof and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock split, reverse stock split, dividend (including any dividend or other distribution of securities convertible into shares of Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, the Merger Consideration and any other amounts payable pursuant to this Article II shall be equitably adjusted to reflect such stock split, reverse stock split, dividend (including any dividend or other distribution of securities convertible into shares of Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change; provided that nothing in this Section 2.07 shall be deemed to permit or authorize the Company (or any of its Subsidiaries or any of the Affiliated Professional Entities) to take any action or effect any change that the Company (or any of its Subsidiaries or any of the Affiliated Professional Entities) is not otherwise authorized or permitted to take pursuant to Section 5.01 or any other provision of this Agreement.

SECTION 2.08. Appraisal Rights.

(a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Appraisal Shares”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead shall be canceled and shall represent the right to receive only those rights provided under Section 262 of the DGCL; provided, however, that if any such Person shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such Person to receive those rights under Section 262 of the DGCL shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and shall represent only the right to receive, the Merger Consideration as provided in Section 2.01(c), without interest thereon.

(b) The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock and Parent shall have the right to participate in and direct all negotiations and Actions with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands or notices of dissent, waive any failure to timely deliver a written demand for appraisal under the DGCL, approve any withdrawal of any such demands, or offer, propose or otherwise agree to do any of the foregoing. Parent shall not, except with the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned), require the Company to make any payment with respect to any demands for appraisal or notices of dissent or offer to settle or settle any such demands or notices.

SECTION 2.09. Parent Actions. As soon as practicable after the Effective Time, Parent shall take all corporate action reasonably necessary to (i) reserve for issuance a sufficient number of Parent Class B Shares for issuance with respect to the Assumed Options and Assumed RSUs and (ii) cause the registration of Parent Class B Shares issuable with respect to the Assumed Options and Assumed RSUs to become effective as part of a registration statement on Form S-8 or any successor or other appropriate forms, and, thereafter, Parent shall deliver to holders of Assumed Options and Assumed RSUs any applicable prospectus and shall maintain the effectiveness of such registration statement, including the current status of any related prospectus, for so long as the Assumed Options and Assumed RSUs remain outstanding.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub that, except as (A) set forth in the confidential disclosure letter delivered by the Company to Parent and Merger Sub concurrently with or prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth in one section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement (x) to which there is a cross-reference to such information, item or matter or (y) to the extent that it is reasonably apparent from the face of such disclosure that such information, item or matter also qualifies or applies to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC by the Company and publicly available from January 1, 2024 until the date that is one (1) Business Day prior to the execution of this Agreement (the “Filed SEC Documents”), other than any risk factor disclosure (other than any statements of fact or other statements that are not forward looking and cautionary in nature) in any such Filed SEC Document contained in the “Risk Factors” section thereof or other similarly cautionary, forward-looking or predictive statements in such Filed SEC Documents:

SECTION 3.01. Organization; Standing.

(a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing with the Secretary of State of Delaware. The Company has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted, except (other than with respect to the Company’s due organization and valid existence) as would not, individually or in the aggregate, have a Material Adverse Effect. True and complete copies of the Company Charter Documents as in effect as of the date hereof are included in the Filed SEC Documents. The Company Charter Documents are in full force and effect, and the Company is not in violation or breach of any of the provisions of the Company Charter Documents in any material respect.

(b) Each of the Company’s Subsidiaries and each of the Affiliated Professional Entities is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization, and has all requisite organizational power and authority necessary to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect.

(c) Each of the Company, its Subsidiaries and the Affiliated Professional Entities is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the certificates of incorporation, bylaws or comparable governing and organizational documents of the Company’s Subsidiaries and the Affiliated Professional Entities is in full force and effect and (ii) none of the Company’s Subsidiaries or the Affiliated Professional Entities are in violation or breach of any provision of the foregoing documents in any material respect.

SECTION 3.02. Capitalization.

(a) The authorized shares of the Company consist of 1,000,000,000 shares of Company Common Stock and 100,000,000 shares of preferred stock, par value $0.0001 per share (“Company Preferred Stock”). At the close of business on February 28, 2026 (the “Capitalization Date”), (i) 166,999,356 shares of Company Common Stock were issued and outstanding and (ii) no shares of Company Preferred Stock were issued or outstanding. As of the Capitalization Date, (1) a total of 33,479,994 shares of Company Common Stock were reserved and available for issuance upon exercise of the Company Warrants (of which 20,722,494 shares of Company Common Stock were reserved for issuance under the Public Warrants (as defined in the Warrant Agreement) and 12,757,500 shares of Company Common Stock were reserved for issuance under the Private Warrants (as defined in the Warrant Agreement)), (2) 22,321,977 shares of Company Common Stock were reserved and remained available for issuance pursuant to the Equity Plans, of which amount (A) 5,507,246 shares of Company Common Stock were subject to outstanding Company RSUs and (B) 8,951,570 shares of Company Common Stock were subject to outstanding Company Stock Options, (3) 3,045,115 shares of Company Common Stock were reserved and remained available for purchase under the Company ESPP and (4) no shares of Company Common Stock could be acquired with accumulated payroll deductions under the Company ESPP (assuming that the market price of a share of Company Common Stock is equal to the Merger Consideration). From the Capitalization Date through the date hereof, neither the Company nor any of its Subsidiaries has issued or sold any Company Securities (as defined below), other than the issuance or sale of Company Securities pursuant to the exercise of Company Warrants, settlement or exercise of Company RSUs or Company Stock Options, the operation of the Company ESPP or the forfeiture of, or withholding of Taxes with respect to, Company RSUs and Company Stock Options. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to, and were not issued in violation of, any purchase option, call option, right of first refusal, preemptive rights, subscription rights or any similar rights.

(b) Except as described in Section 3.02(a), as of the Capitalization Date, there were (i) no issued, reserved for issuance or outstanding shares of capital stock of, or other equity or voting interests in, the Company, and no outstanding obligations to issue, deliver or sell or cause to be issued, delivered or sold any shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, calls, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) no rights issued by or other obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company to make any payments based on the price or value of any Company Securities. Other than the Company Warrants, the Equity Plans and the Company ESPP, there are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (other than pursuant to the forfeiture of, or withholding of Taxes with respect to, Company RSUs and Company Stock Options), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. No direct or indirect Subsidiary of the Company owns any shares of Company Common Stock. None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to (A) the election, designation or nomination of any director of the Company or any of its Subsidiaries or (B) the disposition, voting or dividends with respect to any Company Securities. Neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities has any outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(c) As of the date of this Agreement, there are (i) no issued, reserved for issuance or outstanding shares of capital stock of, or other equity or voting interests in, any Subsidiary of the Company, and no outstanding obligations to issue, deliver or sell or cause to be issued, delivered or sold any equity or voting interests in any Subsidiary of the Company, (ii) no outstanding securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, any Subsidiary of the Company, (iii) no outstanding options, warrants, calls, rights or other commitments or agreements to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, any Subsidiary of the Company, (iv) no rights issued by or other obligations to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, any Subsidiary of the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the “Company Subsidiary Securities”), in the case of each of clauses (i), (ii), (iii) and (iv), that are not owned by the Company or a wholly owned Subsidiary of the Company and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Subsidiary Securities (in each case, other than any such obligations solely among the Company and its wholly owned Subsidiaries). There are no outstanding agreements or Contracts of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Subsidiary Securities, or obligate the Company or any of its Subsidiaries to grant, extend or enter into any such agreements or Contracts relating to any Company Subsidiary Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Subsidiary Securities (other than any such obligations solely among the Company and its wholly owned Subsidiaries).

(d) The Company and its Subsidiaries own, directly or indirectly, all of the issued and outstanding equity securities of each Subsidiary of the Company, free and clear of all Encumbrances (except for transfer restrictions arising under applicable securities Laws), and, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all such outstanding equity securities have been duly authorized and validly issued and are fully paid, nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive rights, subscription rights or any similar rights.

(e) All of the issued and outstanding equity securities of each Affiliated Professional Entity are wholly owned by Dr. Nikole Benders-Hadi, free and clear of all Encumbrances (except for Encumbrances arising under the Corporate Practice Documents and transfer restrictions arising under applicable securities Laws), and, except as would not, individually or in the aggregate, reasonably be expected to be material to Company and its Subsidiaries, taken as a whole, all such outstanding equity securities have been duly authorized and validly issued and are fully paid, nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive rights, subscription rights or any similar rights, except as set forth in each Securities Transfer Restriction Agreement. Each Affiliated Professional Entity is bound by a Securities Transfer Restriction Agreement.

SECTION 3.03. Authority; Noncontravention.

(a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder and, assuming the representations and warranties set forth in Section 4.10 are true and correct and subject to the receipt of the Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and, assuming the representations and warranties set forth in Section 4.10 are true and correct, the consummation by it of the Transactions, have been duly authorized by its Board of Directors and, except for obtaining the Company Stockholder Approval and filing the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clauses (i) and (ii), collectively, the “Bankruptcy and Equity Exception”).

(b) The Board of Directors of the Company, at a meeting duly called and held, unanimously (i) determined that it is advisable and fair to, and in the best interests of, the Company and the stockholders of the Company, and declared it advisable, that the Company enter into this Agreement and consummate the Transactions, (ii) adopted resolutions approving and declaring the advisability of this Agreement and the consummation of the Transactions, including the Merger, (iii) adopted resolutions making the Company Board Recommendation, which resolutions have not been subsequently rescinded, modified or withdrawn and (iv) directed that this Agreement and the Transactions be submitted to the stockholders of the Company entitled to vote for adoption.

(c) Assuming the representations and warranties set forth in Section 4.10 are true and correct, the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”), at the Company Stockholders’ Meeting or any adjournment or postponement thereof, are the only votes of the holders of any class or series of shares of capital stock of the Company necessary to adopt this Agreement and approve the Merger.

(d) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) subject to the receipt of the Company Stockholder Approval, conflict with or violate any provision of the Company Charter Documents, any provision of any organizational documents of any Subsidiary of the Company or any provision of any organizational documents of any Affiliated Professional Entity or (ii) assuming that the consents, approvals, filings, licenses, permits, authorizations, declarations, notifications and registrations referred to in Section 3.04 and the Company Stockholder Approval are obtained prior to the Effective Time and the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired prior to the Effective Time, (x) violate any Law or Judgment applicable to the Company or any of its Subsidiaries or any Affiliated Professional Entity, (y) violate or constitute a default under or result in a breach of (with or without notice or lapse of time, or both) any of the terms or provisions of, or result in a payment obligation or loss of a benefit under, or give rise to any right of consent, approval, termination, cancellation, amendment or acceleration of or under, any Material Contract which the Company or any of its Subsidiaries or any of the Affiliated Professional Entities is party (or otherwise bound by) or any Permit held by the Company or any of its Subsidiaries or any of the Affiliated Professional Entities or (z) result in the creation of any Encumbrance (other than a Permitted Encumbrance) on any properties or assets of the Company, any of its Subsidiaries or any of the Affiliated Professional Entities, except, in the case of clause (ii), as would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.04. Governmental Approvals. Except for (a) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), including the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the Company Stockholders’ Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (b) compliance with the rules and regulations of the NASDAQ Global Select Market (“NASDAQ”), (c) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, (d) filings required under, and compliance with other applicable requirements of, the HSR Act or any other Antitrust Laws, (e) the consents, approvals, orders, authorizations, filings, notifications, declarations or registrations set forth in Section 3.04(e) of the Company Disclosure Letter and (f) compliance with any applicable state securities or blue sky Laws, no consent, approval, license, permit or authorization of, or filing, declaration, notification or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, licenses, permits, authorizations, filings, declarations, notifications or registrations that, if not obtained, made or given, would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.05. Company SEC Documents; Undisclosed Liabilities.

(a) The Company has timely filed with or furnished the SEC all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed by the Company with the SEC pursuant to the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, in each case, since January 1, 2024, together with all certifications required pursuant to the Sarbanes-Oxley Act (such documents and any other documents filed or furnished by the Company with the SEC, as they have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). No Subsidiary of the Company and no Affiliated Professional Entity are required to make any filings with the SEC. As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2024, no executive officer of the Company has failed to make the certifications required by him or her under Section 302 or 906 of the Sarbanes-Oxley Act, with respect to any Company SEC Document, except as disclosed in certifications filed with the Company SEC Documents. As of the date of this Agreement, there are no material outstanding or unresolved comments from the SEC with respect to the Company SEC Documents. Since January 1, 2024, there has been no material correspondence between the SEC and the Company relating to the Company SEC Documents that is not set forth in the Company SEC Documents or publicly available on the SEC’s website.

(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents, as of their respective dates of filing with the SEC (or, if such Company SEC Documents were amended prior to the date hereof, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated statements of operations and consolidated statements of cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments that are not material in amount or nature).

(c) Neither the Company nor any of its consolidated Subsidiaries nor any of the consolidated Affiliated Professional Entities has any liabilities (whether accrued, absolute, contingent or otherwise) which would be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, except liabilities (i) reflected or reserved against in the consolidated balance sheet (or the notes thereto) of the Company as of September 30, 2025 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as contemplated by this Agreement or otherwise incurred in connection with the Transactions or (iv) as would not, individually or in the aggregate, have a Material Adverse Effect. There are no material off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed or described pursuant to Regulation S-K (or similar Contracts where the purpose is to avoid disclosure of any material transaction involving the Company or any of its Subsidiaries) that have not been so disclosed or described in the Company SEC Documents.

(d) The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of

Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Such controls, procedures and systems are designed to provide reasonable assurances (i) that all material information required to be disclosed by the Company in the Company SEC Documents is recorded and made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) that transactions are executed only in accordance with the authorizations of management and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2025, and such assessment concluded that such controls were effective. Since January 1, 2024, neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm has identified or been made aware of (x) any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated, or (y) any fraud that involved management or other employees of the Company or any of its Subsidiaries that have a significant role in the Company’s internal control over financial reporting.

(e) The Proxy Statement (including any amendment or supplement thereto), at the time first sent or given to the stockholders of the Company and at the time of the Company Stockholders’ Meeting, will comply as to form in all material respects with the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent, Merger Sub or any Representatives thereof in writing expressly for inclusion or incorporation by reference in the Proxy Statement.

SECTION 3.06. Absence of Certain Changes.

(a) From the Balance Sheet Date through the date of this Agreement, except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto and to any transaction of the type contemplated by this Agreement, the business of the Company and its Subsidiaries and the Affiliated Professional Entities has been carried on and conducted in all material respects in the ordinary course of business.

(b) From the Balance Sheet Date through the date of this Agreement, there has not been any Material Adverse Effect.

(c) From the Balance Sheet Date through the date of this Agreement, neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities has taken any action that, if taken after the date of this Agreement without the consent of Parent, would constitute a breach of Section 5.01(b)(ii), Section 5.01(b)(iii), Section 5.01(b)(iv), Section 5.01(b)(v), Section 5.01(b)(vi), Section 5.01(b)(xiii), Section 5.01(b)(xiv), Section 5.01(b)(xv) or Section 5.01(b)(xxii).

SECTION 3.07. Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries and the Affiliated Professional Entities, taken as a whole, (a) there is no, and since January 1, 2024, there has not been any, pending or, to the Knowledge of the Company, threatened legal, civil, criminal or administrative proceeding, suit, investigation, audit, claim, hearing, arbitration or other action by or before any Governmental Authority (an “Action”), in each case by or against the Company or any of its Subsidiaries or any of the Affiliated Professional Entities or involving the Company or any of its Subsidiaries or any of the Affiliated Professional Entities and (b) there is no, and since January 1, 2024, there has not been any, outstanding order, judgment, injunction, ruling, award, writ, settlement, grant, consent, decision or decree by or of any Governmental Authority (each, a “Judgment”) outstanding against or imposed upon the Company or any of its Subsidiaries or any of the Affiliated Professional Entities.

SECTION 3.08. Compliance with Laws; Permits.

(a) The Company and each of its Subsidiaries and each of the Affiliated Professional Entities are, and have been since January 1, 2024, in compliance with all local, state, federal or national, whether foreign, multi-national or domestic, laws (including common law), statutes, treaties, ordinances, codes, rules or regulations, decrees, Permits or requirements or other restrictions imposed by any Governmental Authorities, in each case, having the force and effect of law or any similar form of decision or approval of, or determination by, or any binding interpretation or administration of any of the foregoing by, any Governmental Authority (collectively, “Laws”) or Judgments, applicable to the Company, any of its Subsidiaries or any of the Affiliated Professional Entities or any of their respective assets or properties, except as would not, individually or in the aggregate, have a Material Adverse Effect. Since January 1, 2024, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice from any Governmental Authority alleging noncompliance with any Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect. Since January 1, 2024 none of the Affiliated Professional Entities has received any written or, to the Knowledge of the Company, oral notice from any Governmental Authority alleging noncompliance with any Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The Company, each of its Subsidiaries and each of the Affiliated Professional Entities holds all licenses, franchises, permits, certificates, consents, approvals and authorizations from Governmental Authorities (collectively, “Permits”) necessary for the lawful conduct of their respective businesses as currently conducted, and all such Permits, to the extent necessary for the lawful conduct of their respective businesses as currently conducted, are in full force and effect and are not subject to any Action that would result in any modification, termination or revocation of any such Permit, except where the failure to hold the same or to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company, each of its Subsidiaries, each of the Affiliated Professional Entities and each of its and their respective directors, officers and employees acting in such capacity are and, to the Knowledge of the Company, each of its and their other agents acting on its or their behalf is, and have been since January 1, 2024, in compliance with the Foreign Corrupt Practices Act of 1977 and any rules and regulations promulgated thereunder or any other applicable Laws relating to bribery, corruption or money laundering.

SECTION 3.09. Tax Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect:

(a) The Company and each of its Subsidiaries and each of the Affiliated Professional Entities has prepared (or caused to be prepared) and timely filed (or caused to be timely filed) (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by it, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate and were prepared in compliance with all applicable Laws. All Taxes due and owing by the Company and its Subsidiaries and the Affiliated Professional Entities (whether or not shown on any Tax Return) have been timely paid in full.

(b) There are no Encumbrances for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities.

(c) The accrual or reserves for Taxes with respect to the Company and each of its Subsidiaries and each of the Affiliated Professional Entities for any Tax period ending on or before the Closing Date reflected on the

Company’s financial statements (or the notes thereto) included in the Company SEC Documents are adequate, in accordance with GAAP, to cover all material Taxes payable by the Company and each of its Subsidiaries and each of the Affiliated Professional Entities for all periods through the date of such Company SEC Documents and such accrual or reserves.

(d) No deficiency or proposed adjustment for any amount of Tax has been proposed, asserted or assessed by any taxing authority in writing against the Company or any of its Subsidiaries or any of the Affiliated Professional Entities that has not been paid, settled or otherwise resolved. There is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any of the Affiliated Professional Entities with respect to any Taxes. Since January 1, 2024, there has not been an examination or written notice of potential examination of the Tax Returns filed with respect to the Company or any of its Subsidiaries or any of the Affiliated Professional Entities by any taxing authority.

(e) All Taxes that are required to be withheld or collected by the Company or any of its Subsidiaries or any of the Affiliated Professional Entities have been duly withheld and collected and, to the extent required, have been properly paid or deposited as required by applicable Laws.

(f) Since January 1, 2024, no claim has been made by any taxing authority in writing in a jurisdiction where neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities files a Tax Return alleging that the Company or any such Subsidiary or any such Affiliated Professional Entity (i) is or may be subject to any Tax by such jurisdiction or (ii) is or may be required to file a Tax Return in respect of such type of Tax in such jurisdiction. Neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities is, or since January 1, 2024 has been, subject to any Tax in any country (other than its country of incorporation or formation) by virtue of having a permanent establishment (as defined in any applicable tax treaty) or other fixed place of business in such other country.

(g) Neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or non-U.S. Law).

(h) Neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries or any of the Affiliated Professional Entities) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local or non-U.S. law) or as a transferee or successor.

(i) Neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities is a party to, or bound by, or has any obligation under, any Tax sharing Contract other than (i) Contracts solely among the Company, its Subsidiaries and the Affiliated Professional Entities and (ii) customary Tax indemnification provisions in any Contract the primary purpose of which does not relate to Taxes.

(j) Neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(k) Neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities will be required to include any item of income or exclude any item of deduction for any taxable period (or portion thereof) beginning after the Closing Date that would not have otherwise so been included or excluded as the case may be as a result of any of the following (i) a change in method of accounting for a taxable period ending on or prior to the Closing Date (or otherwise in connection with the transactions contemplated by this Agreement), (ii)

use of the cash method, modified cash method, or modified accrual method or an improper method of accounting for a taxable period ending on or before the Closing Date, (iii) any “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Law), (iv) any installment sale or open transaction disposition made on or before the Closing Date, (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of applicable Law) in existence prior to the Closing Date, (vi) the receipt of any prepaid revenue on or before the Closing Date or deferred revenue realized on or before the Closing Date, in each case outside the ordinary course of business, or (vii) an election pursuant to Section 965(h) of the Code (or any corresponding provision of Tax Law) made with respect to any Taxable period (or portion thereof) ending on or prior to the Closing Date.

(l) Neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(m) Neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities is (i) a “passive foreign investment company” within the meaning of Section 1297(a) of the Code, or (ii) a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or treated as a U.S. corporation under Section  7874(b) of the Code.

SECTION 3.10. Employee Benefits.

(a) Section 3.10(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each material Company Plan. With respect to each material Company Plan, the Company has made available to Parent true and complete copies (to the extent applicable) of (i) the plan document (or, if appropriate, a form thereof), or if the Company Plan is not written, a written description of the material terms thereof, including any amendments thereto, (ii) the most recent determination letter (or opinion letter for a pre-approved plan) received from the IRS, (iii) the most recent annual report on Form 5500 filed with the IRS and the most recent actuarial valuation or similar report and (iv) all current trust agreements and funding agreements.

(b) Section 3.10(b) of the Company Disclosure Letter sets forth a true and complete list of, with respect to each Equity-Based Award outstanding as of the Capitalization Date, (i) the holder’s name or identification number, (ii) the date of grant, (iii) the number of shares of Company Common Stock subject to such Equity-Based Award, (iv) the exercise or purchase price per share of Company Common Stock subject to such Equity-Based Award, (v) the expiration date, (vi) the Equity Plan under which such Equity-Based Award was granted, (vii) the vesting schedule and any performance conditions associated with such Equity-Based Award and (viii) whether such Equity-Based Award is intended to be treated as an “incentive stock option” pursuant to Section 422 of the Code. Each Equity-Based Award was granted under an Equity Plan.

(c) Each Company Plan has been established, administered and funded in compliance with its terms and applicable Laws, including ERISA and the Code, as applicable, other than instances of noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, with respect to each Company Plan, all contributions, distributions, reimbursements and premiums to, and payments from, such Company Plan required to be made in accordance with the terms of such Company Plan and, when applicable, the applicable Laws of the jurisdiction in which such Company Plan is maintained, have been timely made.

(d) Except as would not, individually or in the aggregate, have a Material Adverse Effect, each Company Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect such qualification.

(e) There are no pending, or to the Knowledge of the Company, threatened Actions (other than routine claims for benefits) by, on behalf of or against any Company Plan or any trust related thereto and no audit or other proceeding by a Governmental Authority is pending, or to the Knowledge of the Company, threatened with respect to any Company Plan, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any of their respective directors, employees or agents (each, acting in their capacity as such) has, with respect to any Company Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, that would reasonably be expected to result in the imposition of a future penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code applicable to the Company, any of its Subsidiaries or any of their respective directors, employees or agents (in their capacity as such), in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(f) Neither the Company nor any Commonly Controlled Entity maintains, sponsors, contributes to or is required to contribute to, or within the past three (3) years has maintained, sponsored, contributed to or been required to contribute to, or has or may have any direct or indirect liability under or with respect to, any (i) plan that is subject to Title IV of ERISA or Section 412 of the Code or is otherwise a defined benefit plan (whether or not subject to ERISA), (ii) “multiemployer plan” (as defined in Sections 3(37) or 4001(a)(3) of ERISA) or (iii) plan that has two (2) or more contributing sponsors, at least two (2) of whom are not under common control or that is otherwise treated together with the Company as a single employer within the meaning of Section 414 of the Code. Neither the Company nor any Commonly Controlled Entity has incurred any Controlled Group Liability that has not been paid in full, nor to the Knowledge of the Company, do any circumstances exist that would reasonably be expected to result in any Controlled Group Liability becoming a liability of Parent or Merger Sub or any of their respective Affiliates. No Company Plan holds or invests in any “qualifying employer securities” within the meaning of Section 407(d)(5) of ERISA.

(g) No Company Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement, other than benefits or coverage (i) required to be provided under Part 6 of Title I of ERISA or Section 4980(B)(f) of the Code or any other applicable Law or (ii) the full cost of which is borne by the recipient (or any of their beneficiaries).

(h) The Company, each Commonly Controlled Entity and any applicable Company Plan are in compliance with all provisions of the Patient Protection and Affordable Care Act, to the extent applicable, including the employer shared responsibility provisions relating to the offer of “affordable” health coverage that provides “minimum essential coverage” to “full-time” employees (as those terms are defined in Section 4980H of the Code and related regulations), and the payment of the applicable penalty, and the applicable employer information reporting provisions under Section 6055 of the Code and Section 6056 of the Code and related regulations, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each Commonly Controlled Entity are not reasonably expected to incur or be subject to, any material Tax, penalty or other liability that may be imposed under the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010.

(i) Except as set forth in this Agreement, the consummation of the Transactions will not, either alone or in combination with another event, (i) accelerate the time of payment or vesting, or increase the amount of, any material compensation due to any director, officer or employee of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities under any Company Plan, (ii) cause the Company to transfer or set aside any material assets to fund any benefits under any Company Plan, (iii) limit or restrict the right to amend, terminate or transfer the assets of any material Company Plan on or following the Effective Time, (iv) entitle any current or former director, officer, employee or individual service provider of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities to any new type of compensation or benefit or (v) result in the payment of any amount (whether in cash or property or the vesting of property) that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code or otherwise that would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

(j) Each Company Plan that is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been established, administered, operated and maintained in operational and documentary compliance with Section 409A of the Code and applicable regulations and guidance thereunder, and no amount under any such Company Plan is, has been or is reasonably expected to be subject to any Tax under Section 409A of the Code, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities is a party to, or is otherwise obligated under, any plan, policy, agreement or arrangement that provides for the gross-up or reimbursement (or similar “make whole” payments or indemnities) of Taxes imposed under Sections 409A or 4999 of the Code (or any corresponding provisions of state or local Law relating to Tax).

(k) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Non-U.S. Company Plan which is intended to qualify for special Tax treatment meets all requirements for such Tax treatment and (ii) each Non-U.S. Company Plan that is intended to be funded or book reserved is fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions. “Non-U.S. Company Plan” means each Company Plan subject to Laws outside of the United States (whether or not United States Laws also apply).

SECTION 3.11. Labor Matters.

(a) Section 3.11(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, for each current employee of the Company and its Subsidiaries and the Affiliated Professional Entities, such employee’s (i) name or employee identification number; (ii) annual base salary or hourly wage rate, as applicable; (iii) annual target bonus percentage or amount, as applicable; (iv) title; (v) employer; (vi) primary work location; (vii) whether exempt from the Fair Labor Standards Act; and (viii) whether active or on leave.

(b) As of the date of this Agreement, there are no Collective Bargaining Agreements and no employee of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities is subject to any Collective Bargaining Agreement. Except as would not, individually or in the aggregate, have a Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened labor strike, lockout, slowdown or work stoppage by or with respect to the employees of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities.

(c) The Company and its Subsidiaries and the Affiliated Professional Entities are in compliance with all applicable Laws relating to labor and employment matters, including occupational safety and health standards, terms and conditions of employment, payment of wages, classification of employees and contractors, immigration, meal and rest breaks, overtime, employment equality, human rights, pay equity and workers’ compensation, except as would not, individually or in the aggregate, have a Material Adverse Effect. There are no grievances, complaints or charges with respect to employment or labor matters (including allegations of employment discrimination, wage and hour violations, sexual or other discriminatory harassment, sexual assault, retaliation or unfair labor practices) pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any of the Affiliated Professional Entities, except as would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.12. Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company and each of its Subsidiaries and each of the Affiliated Professional Entities is, and has been since January 1, 2024, in compliance with all applicable Laws relating to pollution or the protection of human health and safety (as it relates to exposure to hazardous or toxic substances) or the environment or natural resources (“Environmental Laws”), (b) the Company and its Subsidiaries and the Affiliated Professional Entities possess and are in compliance with all Permits required under Environmental Laws for the operation of their respective businesses, (c) there is no Action, or written notice of violation or liability, under or pursuant to any Environmental Law that is pending or, to the Knowledge of the Company, threatened in writing since January 1, 2024 against the Company or any of its Subsidiaries or any of the Affiliated Professional Entities, (d) neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities is subject to any Judgment imposed by any Governmental Authority under which there are outstanding or unresolved obligations arising under Environmental Laws on the part of the Company or its Subsidiaries or the Affiliated Professional Entities and (e) neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities is conducting or funding any cleanup or other remedial activities under Environmental Law as a result of any release, spill or disposal of any hazardous or toxic substances at, in or under any real property leased by the Company or any of its Subsidiaries or any of the Affiliated Professional Entities.

SECTION 3.13. Intellectual Property.

(a) Section 3.13(a) of the Company Disclosure Letter lists, as of the date of this Agreement, the following Owned Company Intellectual Property: (i) all Registered Company Intellectual Property, (ii) all material unregistered Trademarks and (iii) all material Software. The Company and its Subsidiaries and the Affiliated Professional Entities own all of the Owned Company Intellectual Property, free and clear of all Encumbrances (other than Permitted Encumbrances). All of the Registered Company Intellectual Property is subsisting and, to the Knowledge of the Company, valid and enforceable and has been duly maintained and has not expired, been cancelled or abandoned.

(b) The Company or one of its Subsidiaries or one of the Affiliated Professional Entities owns, is licensed (or otherwise has the right) to use all material Intellectual Property reasonably necessary to conduct the business of the Company and its Subsidiaries and the Affiliated Professional Entities (taken as a whole) as conducted as of the date of this Agreement (collectively, the “Company Intellectual Property”); provided that nothing in this Section 3.13(b) shall be interpreted or construed as a representation or warranty with respect to whether there is any infringement of any Intellectual Property, which is the subject of Section 3.13(g). The Company Intellectual Property owned or used by the Company and its Subsidiaries and the Affiliated Professional Entities immediately prior to Closing has not been made unavailable for continued ownership or use (as applicable) immediately after the Closing on substantially identical terms and conditions as owned or used by the Company and its Subsidiaries and the Affiliated Professional Entities prior to Closing as a result of any act or omission of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities.

(c) Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities have entered into any consents, judgments, orders, indemnification agreements, forbearances to sue or settlement agreements that adversely affect the Company’s or its Subsidiaries’ or the Affiliated Professional Entities’ rights to own, use, make, transfer, encumber, assign, license, distribute, convey, sell or otherwise exploit the Owned Company Intellectual Property.

(d) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries and the Affiliated Professional Entities have taken commercially reasonable measures to protect and maintain the confidentiality of Proprietary Information included in the Owned Company Intellectual Property.

(e) Except as would not, individually or in the aggregate, have a Material Adverse Effect, no government funding, facilities of a university, college, hospital, foundation, other educational institution or research center or other funding from third parties provided specifically for research and development was used in the development of any Owned Company Intellectual Property in a manner that has resulted in such third party retaining any claim of ownership or right to use any such Owned Company Intellectual Property. To the Knowledge of the Company, no Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property has performed services for the government, university, college, hospital, foundation or other educational institution or research center in a manner that would materially affect Company’s and its Subsidiaries’ and the Affiliated Professional Entities’ rights in the Owned Company Intellectual Property.

(f) Except as would not, individually or in the aggregate, have a Material Adverse Effect, all employees and material consultants of the Company and its Subsidiaries and the Affiliated Professional Entities who have developed within the scope of their employment or engagement any Owned Company Intellectual Property have entered into appropriate agreements providing for the assignment of all of their right, title and interest in any such Owned Company Intellectual Property to the Company or any of its Subsidiaries or any of the Affiliated Professional Entities.

(g) Except as would not, individually or in the aggregate, have a Material Adverse Effect, no adverse third-party Actions are pending or, to the Knowledge of the Company, since January 1, 2024, have been threatened in writing against the Company or any of its Subsidiaries or any of the Affiliated Professional Entities (i) challenging the ownership, validity or use by the Company or any of its Subsidiaries or any of the Affiliated Professional Entities of any Owned Company Intellectual Property or (ii) alleging that the Company or any of its Subsidiaries or any of the Affiliated Professional Entities have infringed, misappropriated or otherwise violated the Intellectual Property of any Person. Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Knowledge of the Company, since January 1, 2024, the Owned Company Intellectual Property and the operation of the business of the Company and its Subsidiaries and the Affiliated Professional Entities has not infringed, misappropriated or otherwise violated the rights of any other Person.

(h) Except as would not, individually or in the aggregate, have a Material Adverse Effect, since January 1, 2024 (i) no Person is or has been infringing, misappropriating or otherwise violating the rights of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities with respect to any Owned Company Intellectual Property and (ii) no Actions are pending or, to the Knowledge of the Company, have been threatened in writing against any other Person by or on behalf of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities.

(i) Except as would not, individually or in the aggregate, have a Material Adverse Effect, all of the Software included in the Owned Company Intellectual Property (the “Company Software”) complies with the contractual commitments relating to its use, functionality, or performance. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company Software does not contain any intentional undisclosed feature (including any time bomb, virus, software lock, drop-dead device, malicious logic, worm, Trojan horse, or spyware) that is capable of (or that allows any untrusted party to be capable of) accessing, modifying, deleting, damaging, disabling, deactivating, interfering with or otherwise harming any computers, networks, data or other electronically stored information, or computer programs or systems.

(j) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries and the Affiliated Professional Entities have not disclosed, delivered, licensed or made available to any escrow agent or other Person, agreed to disclose, deliver, license or make available to any escrow agent or other Person, any source code for any Company Software, except for disclosures to employees or contractors under written agreements that prohibit further disclosure other than under confidentiality. Except as would not, individually or in the aggregate, have a Material Adverse Effect, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or would reasonably be expected to, result in the disclosure or delivery by the Company or any of its Subsidiaries or any of the Affiliated Professional Entities or any other Person acting on their behalf to any third party of any source code for any Company Software.

(k) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its Subsidiaries and the Affiliated Professional Entities have complied in all respects with the requirements of the licenses for any third-party components (including Open Source Software) incorporated into any Company Software and (ii) the Company and its Subsidiaries and the Affiliated Professional Entities have not used any Open Source Software in such a way that would obligate the Company or any of its Subsidiaries or any of the Affiliated Professional Entities under the terms of such licenses to distribute, license or make available to any third party the source code of any of the Company Software.

SECTION 3.14. Data Privacy and Technology; Information Security.

(a) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries and the Affiliated Professional Entities are and, since January 1, 2024, have been in compliance with (i) applicable Data Privacy Laws, (ii) all obligations regarding the collection, storage, processing, disclosure and use of Personal Information to which it is bound under Contract and (iii) the Company’s and its Subsidiaries’ and the Affiliated Professional Entities’ publicly posted external privacy policies regarding the Company’s and its Subsidiaries’ and the Affiliated Professional Entities’ collection, storage, processing, disclosure and use of Personal Information.

(b) Except as would not, individually or in the aggregate, have a Material Adverse Effect, since January 1, 2024, neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities has experienced any breaches, outages or unauthorized uses of or accesses to the Company IT Assets or any breaches or unauthorized uses of or accesses to Personal Information within the possession or control of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities. Since January 1, 2024, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Assets that has resulted in a material disruption or material damage to the business of the Company and that has not been remedied.

(c) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company IT Assets operate and perform as necessary to permit the Company and its Subsidiaries and the Affiliated Professional Entities to conduct the business of the Company and its Subsidiaries and the Affiliated Professional Entities (taken as a whole) as conducted as of the date hereof. The Company and its Subsidiaries and the Affiliated Professional Entities have taken commercially reasonable steps and implemented commercially reasonable safeguards designed to protect the Company IT Assets and Personal Information stored on Company IT Assets from unauthorized access and from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other Software routines that permit or cause unauthorized access to, or unauthorized disruption, impairment, disablement or destruction of, Software or proprietary data.

(d) Except as would not, individually or in the aggregate, have a Material Adverse Effect, no Governmental Authority or other Person has commenced or threatened in writing any litigation or other written complaint, audit, proceeding, fines, judgments, claim or investigation (formal or informal), arising from or relating to any of the Company’s (or any of its Subsidiaries’ or any of the Affiliated Professional Entities’) information privacy, protection or security practices or related to the Company’s (or any of its Subsidiaries’ or any of the Affiliated Professional Entities’) collection, use, processing, storage, transfer and security of Personal Information by the Company or any of its Subsidiaries or any of the Affiliated Professional Entities in any jurisdiction in which the Company or any of its Subsidiaries or any of the Affiliated Professional Entities operate their respective business.

(e) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries and the Affiliated Professional Entities have obtained all Privacy Consents as required under applicable Data Privacy Laws for all Processing of Personal Information performed by or on behalf of the Company and its Subsidiaries and the Affiliated Professional Entities, and the Company and its Subsidiaries and the Affiliated Professional Entities hold all records evidencing such Privacy Consents. The Company and its Subsidiaries and the Affiliated Professional Entities have the valid and legal right (whether contractually, by Law, or otherwise) to Process all Personal Information for the purpose such Personal Information was collected, used, or disclosed in connection with the Company’s and its Subsidiaries’ and the Affiliated Professional Entities operation of their respective business.

(f) Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the extent necessary or required, the Company and its Subsidiaries and the Affiliated Professional Entities are in compliance, and have been in compliance since January 1, 2024, with (i) PCI DSS, (ii) the related card brand rules and (iii) requirements in any Contracts between the Company (or any of its Subsidiaries or any of the Affiliated Professional Entities) and its payment processor and/or acquiring bank.

(g) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its Subsidiaries and each of the Affiliated Professional Entities has entered into a data processing agreement with each of its vendors and subcontractors that reasonably protects the privacy and security of Personal Information and complies in all material respects with applicable Data Privacy Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect, since January 1, 2024, neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities has received written notice of any breach of a data processing agreement with a vendor or other subcontractor of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities.

(h) Since January 1, 2024, neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities has received written notice of, and there is no material Action pending or threatened with respect to, any alleged “breach” (as defined in 45 C.F.R. § 164.402) or any material violation of HIPAA or other Laws governing the privacy and security of personal or health information by the Company and its Subsidiaries and the Affiliated Professional Entities. As of the date of this Agreement, no material “breach” (as defined in 45 C.F.R. § 164.402) involving the Company or any of its Subsidiaries or any of the Affiliated Professional Entities or any of its or their “workforce” or successful “security incident” (as defined in 45 C.F.R. § 164.304) has occurred with respect to “protected health information” (as defined in 45 C.F.R. § 160.103) in the possession or under the control of the Company and its Subsidiaries and the Affiliated Professional Entities. The Company and its Subsidiaries and the Affiliated Professional Entities have (i) executed and maintained business associate agreements with each Person who is a “covered entity”, “business associate” or a “subcontractor” of the Company and its Subsidiaries and the Affiliated Professional Entities, (ii) when acting as a “part 2 program” (as defined at 42 C.F.R. § 2.11), executed and maintained a qualified service organization agreement with each Person which is a “qualified service organization” (as defined at 42 C.F.R. § 2.11) of the “part 2 program,” and (iii) when acting as a “qualified service organization,” executed and maintained a qualified service organization agreement with each Person which is a “part 2 program” served by the “qualified service organization.” The Company and its Subsidiaries and the Affiliated Professional Entities have completed a periodic security “risk analysis” as described and to the extent required by 45 C.F.R. § 164.308(a)(1)(ii)(A). Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries and the Affiliated Professional Entities have promptly addressed and fully remediated all threats and deficiencies identified in every security risk analysis. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the execution, delivery or performance of this Agreement by the Company, nor the consummation of the Transactions by the Company, including any direct or indirect transfer of Personal Information resulting from such transactions, will violate any Data Privacy Laws or Privacy Consents.

SECTION 3.15. Property.

(a) Neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities owns, or has ever owned, any real property.

(b) Section 3.15(b) of the Company Disclosure Letter lists, as of the date of this Agreement, the address of each Leased Real Property and the Company Lease with respect thereto. The Company has delivered to Parent a true and complete copy of each Company Lease document. Except as would not, individually or in the aggregate, have a Material Adverse Effect, with respect to each Company Lease, (i) the Company or one of its Subsidiaries has a good and valid leasehold, sub-leasehold or license interest (as lessee, sublessee or licensee) in each Leased Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances), subject to the terms of such Company Lease, (ii) such Company Lease is legal, valid, binding, enforceable and in full force and effect, (iii) the Company’s or one of its Subsidiaries’ possession and quiet enjoyment of the Leased Real Property under such Company Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Leased Real Property, (iv) neither the Company nor any of its Subsidiaries has received written notice of any Actions in eminent domain, condemnation or other similar Actions that are pending, and, to the Knowledge of the Company, there are no such Actions threatened, in each case, affecting any portion of the Leased Real Property, (v) no Leased Real Property is subject to any license, sublease or use and occupancy agreement pursuant to which the Company or any of its Subsidiaries has granted any third party the right to lease, sublease, use or occupy all or any portion of any Leased Real Property, (vi) neither the Company nor any of its Subsidiaries nor any other party to such Company Lease is in breach or default under such Company Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Company Lease, (vii) no security deposit or portion thereof deposited with respect such Company Lease has been applied in respect of a breach or default under such Company Lease which has not been redeposited in full and (viii) the other party to such Company Lease is not an Affiliate of, and otherwise does not have any economic interest in, the Company or any of its Subsidiaries. The Leased Real Property identified on Section 3.15(b) of the Company Disclosure Letter comprises all of the real property used or intended to be used in, or otherwise related to, the business of the Company and its Subsidiaries and the Affiliated Professional Entities.

SECTION 3.16. Contracts.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each Material Contract. For purposes of this Agreement, “Material Contract” means any Contract (but excluding any Company Plan or Collective Bargaining Agreement) to which the Company, any of its Subsidiaries or any of the Affiliated Professional Entities is a party or by which the Company, any of its Subsidiaries or any of the Affiliated Professional Entities or any of their respective properties or assets is bound that:

(i) is filed or required to be filed as an exhibit to the Company’s Annual Report on Form 10-K or is otherwise a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);

(ii) is a joint venture, partnership, co-investment, limited liability company, strategic alliance or other similar arrangement that is material to the business of the Company or any of its Subsidiaries, other than with respect to any arrangement that is solely between or among the Company, any of its wholly owned Subsidiaries and any of the Affiliated Professional Entities;

(iii) provides for (x) indebtedness for borrowed money or any guarantee of indebtedness for borrowed money or (y) the mortgaging, pledging or otherwise placing of any Encumbrance (other than any Permitted Encumbrance) on any material portion of the assets or properties, in each case of clauses (x) and (y), of the Company or any of its Subsidiaries and having an outstanding or committed amount in excess of $1,000,000, other than indebtedness solely between or among any of the Company, its Subsidiaries and any of the Affiliated Professional Entities;

(iv) relates to the acquisition or disposition of any business, assets, properties or equity interests (whether by merger, sale of stock, sale of assets or otherwise) for aggregate consideration under such Contract in excess of $1,000,000 (A) that was entered into after January 1, 2024 or (B) pursuant to which any earn-out, indemnification or deferred or contingent payment obligations remain outstanding that would reasonably be expected to involve payments by or to the Company, any of its Subsidiaries or any of the Affiliated Professional Entities of more than $1,000,000, individually or in the aggregate, in the case of each of clauses (A) and (B), excluding (x) acquisitions or dispositions of inventory or equipment in the ordinary course of business, (y) acquisitions or dispositions of assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company, its Subsidiaries or the Affiliated Professional Entities or (z) repurchases by the Company of Company Common Stock from Company employees;

(v) (x) pursuant to which any material Intellectual Property is licensed to the Company or any of its Subsidiaries or any of the Affiliated Professional Entities or (y) pursuant to which the Company or any of its

Subsidiaries or any of the Affiliated Professional Entities has granted to any Person a license in any material Owned Company Intellectual Property, in the case of each of clauses (x) and (y), excluding (A) licenses to off-the-shelf Software or other Software available on generally standard terms and conditions; (B) non-exclusive licenses granted or received in the ordinary course of business; (C) Contracts under which a license to Intellectual Property is merely incidental to the transaction contemplated in such Contract; (D) confidentiality and non-disclosure agreements entered into in the ordinary course of business; and (E) proprietary agreements with employees or contractors on standard forms (or substantially similar forms) of the Company or any of its Subsidiaries;

(vi) obligates the Company, any of its Subsidiaries or any of the Affiliated Professional Entities to make any capital expenditure in an amount in excess of $1,000,000 in any calendar year;

(vii) contains provisions that (A) prohibit in a material respect the Company, any of its Subsidiaries or any of the Affiliated Professional Entities from competing in or conducting any line of business or soliciting any Person for employment, service or engagement or grant a right of exclusivity to any Person that (x) prevents the Company, any of its Subsidiaries or any of the Affiliated Professional Entities from entering any geographic territory or (y) materially restricts future business activity of the Company, any of its Subsidiaries or any of the Affiliated Professional Entities or (B) are material “most-favored-nation” pricing provisions granted by the Company, any of its Subsidiaries or any of the Affiliated Professional Entities, in the case of each of clauses (A) or (B), other than (1) Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on less than 90 days’ notice without payment by the Company or any of its Subsidiaries of any material penalty, (2) license agreements for Intellectual Property limiting the Company’s or its Subsidiaries’ use of such Intellectual Property to specified fields of use, (3) Contracts solely between or among the Company, any of its Subsidiaries and any of the Affiliated Professional Entities and (4) in the case of clause (A), nondisclosure agreements and Contracts with vendors entered into in the ordinary course of business;

(viii) relates to any Affiliate Transaction;

(ix) is with any of the top twenty (20) Third-Party Payor Programs by revenue received by the Company, its Subsidiaries and the Affiliated Professional Entities, on a combined basis, for the twelve (12)-month period ended as of December 31, 2025;

(x) relates to a settlement for any Action (x) involving any payments after the date of this Agreement from or by the Company, any of its Subsidiaries or any of the Affiliated Professional Entities in excess of $1,000,000, individually or in the aggregate, or (y) imposing any material non-monetary obligations or liabilities on the Company, any of its Subsidiaries or any of the Affiliated Professional Entities (other than customary non-disclosure obligations);

(xi) is with any of the ten (10) largest vendors of the Company, its Subsidiaries and the Affiliated Professional Entities by aggregate spend, on a combined basis, for the twelve (12)-month period ended as of December 31, 2025;

(xii) is with any Governmental Authority as a customer involving or reasonably likely to involve payments in excess of $1,000,000 in any calendar year; or

(xiii) requires payments of cash by the Company, any of its Subsidiaries or any of the Affiliated Professional Entities in excess of (x) $1,000,000 in any twelve (12)-month period or (y) $5,000,000 over the term of such Contract, other than any Contract that can be terminated by the Company, any of its Subsidiaries or any of the Affiliated Professional Entities on less than 120 days’ notice without payment by the Company, any of its Subsidiaries or any of the Affiliated Professional Entities of any material penalty.

(b) Except with respect to any Contract that has expired in accordance with its terms or any Contract that has been terminated after the date of this Agreement in accordance with its terms (other than due to a breach of such Contract), (i) subject to the Bankruptcy and Equity Exception, each Material Contract is valid and binding on the Company, any of its Subsidiaries or any of the Affiliated Professional Entities to the extent such

Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the Company, each of its Subsidiaries and each of the Affiliated Professional Entities and, to the Knowledge of the Company, any other party thereto have performed all obligations required to be performed by each such Person under, and is not in default under or in breach of, each Material Contract, except where such nonperformance, default or breach would not, individually or in the aggregate, have a Material Adverse Effect, (iii) neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities has received written notice of the existence of any breach or default on the part of the Company, any of its Subsidiaries or any of the Affiliated Professional Entities under any Material Contract and, to the Knowledge of the Company, no event or condition has occurred or is reasonably expected to occur that, with or without notice or lapse of time or both, would constitute or result in such a breach or default, except where such breach or default would not, individually or in the aggregate, have a Material Adverse Effect and (iv) to the Knowledge of the Company, no counterparty under any Material Contract is in breach or default thereof, nor has any event or condition occurred or is existing which, with or without notice or lapse of time or both, would constitute or result in such a breach or default, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(c) As of the date hereof, the Company has made available to Parent true, correct and complete copies of the Material Contracts.

SECTION 3.17. Insurance. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company and its Subsidiaries and the Affiliated Professional Entities own or hold policies of insurance, or are self-insured, in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Company and its Subsidiaries and the Affiliated Professional Entities, (b) all such insurance policies are in full force and effect except for any expiration thereof in accordance with the terms thereof and all premiums and other payments due and payable on such insurance policies have been paid by the Company and its Subsidiaries and the Affiliated Professional Entities, (c) as of the date of this Agreement, no written notice of cancelation or modification has been received other than in connection with renewals in the ordinary course of business and (d) there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured under such insurance policies. To the Knowledge of the Company, there are no outstanding material claims under any of the Company’s and its Subsidiaries’ and the Affiliated Professional Entities’ insurance policies for which coverage has been denied or disputed by the applicable insurance carrier or for which a carrier has provided a notice of reservation of rights.

SECTION 3.18. Compliance with Healthcare Laws.

(a) The Company, each of its Subsidiaries and each of the Affiliated Professional Entity is, and has been since January 1, 2024, in compliance with all Healthcare Laws and Third-Party Payor Program rules, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, no Action has been filed, commenced or, to the Company’s Knowledge, threatened against the Company, any of its Subsidiaries or any of the Affiliated Professional Entities alleging any failure to comply with any Healthcare Law and neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities has received written notice from any Governmental Authority relating to any actual or alleged violation of, default under, noncompliance with, or complaint to or investigation or inquiry or audit by any Governmental Authority with respect to, any Healthcare Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities has received written notice from any Governmental Authority of, and to the Company’s Knowledge, there are no, pending, active or threatened Actions, complaints, investigations, audits or inquiries pertaining to the Company, any of its Subsidiaries or any of the Affiliated Professional Entities with respect to any Healthcare Laws prohibiting, governing, regulating or relating to fee-splitting, self-referrals or payment or receipt of kickbacks in return for or to induce referrals.

(b) Neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities is a party to an individual or corporate integrity agreement, or other similar Contract, in effect as of the date of this Agreement with the Office of Inspector General of the United States Department of Health and Human Services (the “OIG”). Since January 1, 2024, neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities has made any self-disclosure to any Governmental Authority for any violation of Healthcare Laws, including any voluntary disclosure to OIG pursuant to the OIG’s self-disclosure protocol.

(c) Except as would not, individually or in the aggregate, have a Material Adverse Effect, since January 1, 2024, each of the Company, each of its Subsidiaries and each of the Affiliated Professional Entities has (i) prepared and timely filed all reports and billing records required to be filed with respect to each Third-Party Payor Program, (ii) paid all known and undisputed refunds, overpayments, discounts and adjustments due with respect to any such report or billing and (iii) not been audited or examined by any Third-Party Payor Program, other than routine additional document requests in the ordinary course of business. The Company, its Subsidiaries and the Affiliated Professional Entities collect copayments, deductibles and other patient financial responsibilities in material compliance with applicable Healthcare Laws. There is no pending or, to the Knowledge of the Company, threatened audit or investigation by any Third-Party Payor Program with respect to the Company’s, any of its Subsidiaries’ or any of the Affiliated Professional Entities’ billing practices, other than routine review and discussion regarding reimbursement claims. Except as would not, individually or in the aggregate, have a Material Adverse Effect, since January 1, 2024, to the extent that the Company, any of its Subsidiaries or any of the Affiliated Professional Entities has identified any overpayments from any Federal Health Care Program, the Company, such applicable Subsidiary or such applicable Affiliated Professional Entity has notified the applicable Governmental Authority and returned such overpayments within the timeframe required by applicable Healthcare Laws.

(d) The Company and its Subsidiaries and the Affiliated Professional Entities are accredited by the accreditation organizations identified on Section 3.18(d) of the Company Disclosure Letter. Since January 1, 2024, no accreditation organization has given written notice to the Company or any of its Subsidiaries or any of the Affiliated Professional Entities, as applicable, of, or to the Knowledge of the Company threatened, any revocation, suspension or restriction of any such accreditation.

(e) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company, its Subsidiaries and the Affiliated Professional Entities, with respect to their respective businesses, control persons, Healthcare Professionals (as defined below) and authorized representatives, in each case, acting on behalf of the Company, its Subsidiaries or the Affiliated Professional Entities, as applicable, are currently operating and, since January 1, 2024, have operated in compliance with the federal health care program anti-kickback statute (42 U.S.C. § 1320a-7b, et seq. and its implementing regulations), the federal physician self-referral law (commonly known as the Stark Law) (42 U.S.C. § 1395nn, et seq., and its implementing regulations), Eliminating Kickbacks in Recovery Act (18 U.S.C. § 220) and all other applicable Laws with respect to direct and indirect compensation arrangements, ownership interests or other relationships between such Person and a patient, physician, Third-Party Payor Program or other Person in a position to refer, recommend or arrange for the referral of patients or other health care business (a “Referral Source”) or to whom such Person refers, recommends or arranges for the referral of patients or other health care business (a “Referral Recipient”). Except as would not, individually or in the aggregate, have a Material Adverse Effect, since January 1, 2024, neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities nor, to the Knowledge of the Company, any of their authorized representatives acting on behalf of the Company, its Subsidiaries or the Affiliated Professional Entities, as applicable, has, directly or indirectly, (i) offered or paid any remuneration (in cash or in kind) to or made any financial arrangements with any Referral Source to obtain any patient referrals or other business or payments from any such Person, (ii) received or solicited any remuneration (in cash or in kind) from or made any financial arrangements with any Referral Recipient to make or deliver any patient or other health care business referrals, (iii) given or agreed to give any gift or gratuitous payment (in cash or in kind) to any such Referral Source or (iv) made or agreed to make any illegal contribution, gift or gratuitous payment (whether in money, property or services) to, or for the private use of, any Governmental Authority or any government official.

(f) Except as would not, individually or in the aggregate, have a Material Adverse Effect, since January 1, 2024, none of the Company, its Subsidiaries, the Affiliated Professional Entities or any of their respective officers, directors, employees, contractors, agents or other representatives: (i) has been convicted of, charged with or entered into any settlement agreement with any Governmental Authority to avoid conviction of, any violation of any Healthcare Laws; (ii) has been excluded, suspended, debarred or proposed for debarment from participation, has received a written notice of their exclusion, suspension or debarment from participation, has been threatened in writing with exclusion, suspension or debarment from participation or is otherwise ineligible to participate in Third-Party Payor Programs; or (iii) has been convicted of, or entered into any settlement agreement with any Governmental Authority to avoid conviction of, any criminal offense relating to the delivery of any item or service under a Third-Party Payor Program or had a civil monetary penalty assessed against them under Section 1128A of the Social Security Act or any regulations promulgated thereunder, in the case of each of clauses (i) through (iii), related to the Company’s, its Subsidiaries’ and the Affiliated Professional Entities’ businesses.

(g) To the Knowledge of the Company, since January 1, 2024, each healthcare professional employed by, or under contract with, the Company, any of its Subsidiaries or any of the Affiliated Professional Entities (each, a “Healthcare Professional”): (i) has held all required credentials, privileges, permits, licenses or other authorizations or certifications in each jurisdiction where such professionals were or are providing such services for or on behalf of the Company, any of its Subsidiaries or any of the Affiliated Professional Entities and such credentials, privileges, permits, licenses or other authorizations or certifications have not been suspended, revoked or restricted in any manner; and (ii) has complied with all Healthcare Laws in connection with the business of the Company, its Subsidiaries and the Affiliated Professional Entities, except in the case of each of clauses (i) and (ii), where failure to hold such authorizations or failure to comply, respectively, would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s Knowledge, since January 1, 2024, neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities have received any written communication from any Governmental Authority regarding any material violation of any Healthcare Law by any Healthcare Professional.

(h) Neither the Company nor any of its Subsidiaries nor any of the Affiliated Professional Entities (i) maintains or stores any controlled substances on its premises or (ii) prescribes any controlled substance listed on any Drug Enforcement Agency schedule.

(i) Each Corporate Practice Document is valid and legally binding and the Company and its Subsidiaries maintain Corporate Practice Documents with each Affiliated Professional Entity and its respective equityholder. Since January 1, 2024, no party to a Corporate Practice Document has materially breached any Corporate Practice Document. All amounts paid between any party to a Corporate Practice Document reflect the compensation structures set forth in the Corporate Practice Documents, and no such compensation constitutes impermissible fee-splitting under applicable Law. To the Knowledge of the Company, as of the date of this Agreement, no equityholder of any of the Affiliated Professional Entities has requested to disassociate in any manner or withdraw from any of the Affiliated Professional Entities.

SECTION 3.19. No Rights Agreement; Anti-Takeover Provisions.

(a) As of the date hereof, neither the Company nor any of its Subsidiaries is a party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

(b) Assuming the accuracy of the representations and warranties set forth in Section 4.10, as a result of the approval by the Board of Directors of the Company referred to in Section 3.03(b), no “business combination,” “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Law (each, a “Takeover Law”) applies or will apply to the Company pursuant to this Agreement or the Transactions.

SECTION 3.20. Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Wells Fargo Securities, LLC (“Wells Fargo”) to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered, qualifications and limitations on review set forth therein, the Merger Consideration to be paid to the holders of shares of Company Common Stock, other than (x) shares of Company Common Stock (i) owned by the Company or (ii) held by Parent or Merger Sub and (y) Appraisal Shares, in the Merger, is fair from a financial point of view to such holders. It is agreed and understood that such opinion is for the benefit of the Board of Directors of the Company and may not be relied on by Parent or Merger Sub.

SECTION 3.21. Brokers and Other Advisors. Except for Wells Fargo, the fees and expenses of which will be paid by the Company at or prior to Closing, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities.

SECTION 3.22. Affiliate Transactions. Other than any Company Plan and the Corporate Practice Documents, no present officer or director of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities, Person owning 5% or more of the Company Common Stock or family member of any such natural Person, (a) is a party to any Contract with, or binding upon, the Company, any of its Subsidiaries or any of the Affiliated Professional Entities or any of their respective properties or assets (other than the Corporate Practice Documents), (b) has any material interest in any material property used by the Company, any of its Subsidiaries or any of the Affiliated Professional Entities or (c), since January 1, 2024, has engaged in any material transaction with the Company or any of its Subsidiaries or any of the Affiliated Professional Entities that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act (such transaction, an “Affiliate Transaction”) and, in the case of each of clauses (a)  through (c), that has not been so disclosed in the Filed SEC Documents.

SECTION 3.23. No Other Representations or Warranties of Parent or Merger Sub. Except for the representations and warranties in Article IV or in any certificate or agreement delivered pursuant to this Agreement, the Company (for itself and on behalf of its Affiliates and Representatives) acknowledges that neither Parent nor Merger Sub nor any other Person has made or is making, and each of the Company and its Affiliates and their respective Representatives have not relied on and are not relying on, any other express or implied representation or warranty with respect to Parent or Merger Sub or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding Parent or Merger Sub, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or their respective Representatives of any documentation, forecasts or other information (in any form or through any medium) with respect to any one or more of the foregoing or any oral, written, video, electronic or other information developed by the Company or any of its Affiliates or their respective Representatives. The Company hereby acknowledges (for itself and on behalf of its Affiliates and Representatives) that the Company has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of Parent and Merger Sub and, in making its determination to proceed with the Transactions, the Company and its Affiliates and their respective Representatives have relied on the results of their own independent investigation and the representations and warranties set forth in Article IV or in any certificate or agreement delivered pursuant to this Agreement.

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company that:

SECTION 4.01. Organization; Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Merger Sub is a corporation duly incorporated, validly existing under the laws of the State of Delaware and is in good standing with the Secretary of State of Delaware. Each of Parent and Merger Sub has all requisite power and authority necessary to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect. Parent has made available to the Company complete and correct copies of Parent’s and Merger Sub’s certificates of incorporation, bylaws or comparable governing documents, as applicable, each as amended to the date of this Agreement.

SECTION 4.02. Authority; Noncontravention.

(a) Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The Board of Directors of Parent has unanimously adopted resolutions approving the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions, which resolutions have not been subsequently rescinded, modified or withdrawn. The Board of Directors of Merger Sub has unanimously adopted resolutions (i) approving the execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the Transactions, (ii) declaring that the Merger is advisable and (iii) directing that this Agreement be submitted for consideration at a meeting or by unanimous written consent of Merger Sub’s stockholder, which resolutions have not been subsequently rescinded, modified or withdrawn. No vote of holders of capital stock of Parent is necessary to approve this Agreement or the consummation by Parent and Merger Sub of the Merger and the other Transactions. Parent, as the sole stockholder of Merger Sub, will approve this Agreement and the Transactions (which approval shall be provided for by the written consent of Parent) immediately following the execution and delivery of this Agreement. Except as expressly set forth in this Section 4.02(a), no other corporate action (including any stockholder vote or other action) on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception. No Takeover Laws apply or will apply to Parent or Merger Sub pursuant to this Agreement or the Transactions.

(b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor performance or compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other comparable charter or organizational documents of Parent or Merger Sub or (ii) assuming that the consents, approvals, filings, licenses, permits, authorizations, declarations, notifications and registrations referred to in Section 4.03 are obtained prior to the Effective Time and the filings referred to in Section 4.03 are made and any waiting periods with respect to such filings have terminated or expired prior to the Effective Time, (x) violate any Law or Judgment applicable to Parent, Merger Sub or any of their respective Subsidiaries or (y) violate or constitute a default under any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries are a party or accelerate Parent’s, Merger Sub’s or any of their respective Subsidiaries’, if applicable, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

SECTION 4.03. Governmental Approvals. Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of the Proxy Statement, (b) compliance with the rules and regulations of NASDAQ, (c) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, (d) filings required under, and compliance with other applicable requirements of, the HSR Act or any other Antitrust Laws, (e) the consents, approvals, orders, authorizations, filings, registrations, notifications or declarations set forth in Section 3.04(e) of the Company Disclosure Letter and (f) compliance with any applicable state securities or blue sky Laws, no consent, approval, license, permit or authorization of, or filing, declaration, notification or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of its obligations hereunder and the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, licenses, permits, authorizations, filings, declarations, notifications or registrations that, if not obtained, made or given, would not, individually or in the aggregate, have a Parent Material Adverse Effect.

SECTION 4.04. Ownership and Operations of Merger Sub. Parent indirectly, through a wholly-owned Subsidiary of Parent, owns beneficially and of record all of the outstanding shares of Merger Sub, free and clear of all Encumbrances (except for transfer restrictions arising under applicable securities Laws). Merger Sub was formed solely for the purpose of engaging in the Transactions, has no liabilities or obligations of any nature other than those incident to its formation and pursuant to the Transactions, and prior to the Effective Time, will not have engaged in any other business activities other than those relating to the Transactions.

SECTION 4.05. Sufficiency.

(a) Parent has, and at the Closing will have, sufficient funds available to it (including cash, available lines of credit or other sources of immediately available funds) to enable Merger Sub and the Surviving Corporation to pay the aggregate Merger Consideration and any other amounts required to be paid in connection with the consummation of the Transactions (including all amounts payable in respect of Equity-Based Awards and upon any exercise of the Company Warrants under this Agreement) and to pay all related fees and expenses and there is no restriction on the use of such cash for such purposes. Parent has the financial resources and capabilities to fully perform all of its obligations under this Agreement.

(b) In no event shall the receipt or availability of any funds or financing by or to Parent or any of its Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.

SECTION 4.06. Certain Arrangements. Except for the Voting Agreements and the offer letters set forth in Section 4.06 of the Company Disclosure Letter, as of the date of this Agreement, there are no Contracts or other arrangements or understandings (whether oral or written and whether or not legally binding) or commitments to enter into Contracts or other arrangements or understandings (whether oral or written and whether or not legally binding) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or Board of Directors, on the other hand, that relate in any way to the Company or any of its businesses or Subsidiaries (including those businesses and Subsidiaries following the Closing) or the Transactions (including as to continuing employment or equity roll-over).

SECTION 4.07. Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub or any of their respective Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by Parent.

SECTION 4.08. Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub in writing expressly for inclusion or incorporation by reference in the Proxy Statement (including any amendments or supplements thereto) will, at the time the Proxy Statement (or any amendment or supplement thereto) is first sent or given to the stockholders of the Company or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement.

SECTION 4.09. Legal Proceedings. Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, as of the date of this Agreement, there is no (a) pending or, to the Knowledge of Parent and Merger Sub, threatened Action against Parent or Merger Sub, any of their respective Affiliates or (b) Judgment imposed upon or affecting Parent or Merger Sub, any of their respective Affiliates, in the case of each of clauses (a) and (b), by or before any Governmental Authority.

SECTION 4.10. Ownership of Equity of the Company. Neither Parent nor Merger Sub nor any of their Affiliates own any shares of Company Common Stock or are or have been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company during the three years prior to the date hereof.

SECTION 4.11. No Other Company Representations or Warranties. Except for the representations and warranties in Article III or in any certificate or agreement delivered pursuant to this Agreement, Parent and Merger Sub (each for itself and on behalf of its Affiliates and Representatives) acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, have made or are making, and each of Parent, Merger Sub and their Affiliates and respective Representatives have not relied on and are not relying on, any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company, its Subsidiaries and the Affiliated Professional Entities, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their Affiliates or respective Representatives of any documentation, forecasts or other information (in any form or through any medium) with respect to any one or more of the foregoing or any oral, written, video, electronic or other information developed by Parent, Merger Sub or any of their Affiliates or respective Representatives. Parent and Merger Sub hereby acknowledge (each for itself and on behalf of its Affiliates and Representatives) that they have conducted, to their satisfaction, their own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and the Affiliated Professional Entities, in making their determination to proceed with the Transactions, each of Parent, Merger Sub and their Affiliates and respective Representatives have relied on the results of their own independent investigation and the representations and warranties set forth in Article III or in any certificate or agreement delivered pursuant to this Agreement.

SECTION 4.12. Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and Merger Sub and their Affiliates and respective Representatives, the negotiations of this Agreement or the course of the Transactions, Parent, Merger Sub and their Affiliates and respective Representatives have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge (each for itself and on behalf of its Affiliates and Representatives) that (a) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business and strategic plans, with which Parent and Merger Sub are familiar, (b) Parent and Merger Sub (each for itself and on behalf of its Affiliates and Representatives) are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans) and (c) Parent, Merger Sub, their Affiliates and respective Representatives have not relied on such information and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto, except, in the case of this clause (c), for the representations and warranties expressly set forth in Article III or in any certificate or agreement delivered pursuant to this Agreement and any rights hereunder with respect thereto.

ARTICLE V

Additional Covenants and Agreements

SECTION 5.01. Conduct of Business.

(a) Except as required by applicable Law, Judgment or a Governmental Authority, as expressly required or permitted by this Agreement or as set forth in Section 5.01 of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Article VII), unless Parent otherwise consents in advance in writing (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each of its Subsidiaries and shall direct each of the Affiliated Professional Entities to, use reasonable best efforts to carry on its business in all material respects in the ordinary course consistent with past practice and to preserve substantially intact the Company’s, each of its Subsidiaries’ and each of the Affiliated Professional Entities’ (x) current business organizations, (y) material assets, properties, Contracts and Permits and (z) current officers, employees and consultants (other than any terminations for cause or voluntary resignations), and relationships and goodwill with customers, suppliers, licensors, licensees, distributors, contractors, partners, Governmental Authorities and other Persons having material business dealings with the Company, any of its Subsidiaries or any of the Affiliated Professional Entities; provided that no action by the Company, any of its Subsidiaries or any of the Affiliated Professional Entities with respect to matters specifically addressed by Section 5.01(b) shall be deemed to be a breach of this Section 5.01(a) unless such action would constitute a breach of Section 5.01(b).

(b) Except as required by applicable Law, Judgment or a Governmental Authority, as expressly required or permitted by this Agreement or as set forth in Section 5.01 of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Section 7.01), unless Parent otherwise consents in advance in writing (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall not, shall cause each of its Subsidiaries and shall direct each of the Affiliated Professional Entities not to:

(i) other than transactions solely between or among the Company, its wholly owned Subsidiaries and Affiliated Professional Entities, issue, sell, distribute, assign, transfer, grant or dispose of any shares of its capital stock or other equity or voting interests, or any securities convertible into, or exchangeable or exercisable for, any shares of its capital stock or other equity or voting interests (including any warrants, options, restricted stock units or other rights of any kind to purchase any shares of its capital stock or other equity or voting interests); provided that the Company may issue shares of Company Common Stock (A) upon the settlement of any Equity-Based Awards in the ordinary course of business under the Company Plans in effect on the date of this Agreement or granted after the date of this Agreement not in violation of this Agreement, (B) as required pursuant to the terms of the Equity-Based Awards outstanding as of the date of this Agreement or granted after the date of this Agreement not in violation of this Agreement or (C) in connection with the issuance of Company Common Stock upon any exercise of the Company Warrants;

(ii) other than transactions solely between or among the Company, its Subsidiaries and the Affiliated Professional Entities, directly or indirectly redeem, purchase or otherwise acquire any shares of the Company’s capital stock or other equity or voting interests, or any securities convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into, or exchangeable or exercisable for, any shares of the Company’s capital stock or other equity or voting interests (including any warrants, options, restricted stock units or other rights of any kind to purchase any shares of the Company’s capital stock or other equity or voting interests) (other than pursuant to the forfeiture of, withholding of Taxes with respect to or the net settlement of Equity-Based Awards);

(iii) other than transactions solely between or among the Company, its Subsidiaries and the Affiliated Professional Entities, establish a record date for, authorize, declare, make, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;

(iv) split, combine, subdivide, recapitalize reclassify or effect any similar change in capitalization of any shares of its capital stock or other equity or voting interests, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction;

(v) incur, assume, endorse or otherwise become liable for any indebtedness or obligations for borrowed money (including any notes, bonds, debentures, letters of credit, bank guarantees, performance bonds and/or other similar contractual obligations), issue, sell, redeem, purchase or otherwise acquire any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness or obligations or debt securities of another Person or enter into any “keep well” or other agreement to maintain or cause to be maintained any financial statement condition of another Person (collectively, “Indebtedness”), except for (A) intercompany Indebtedness solely between or among the Company, its Subsidiaries and the Affiliated Professional Entities in the ordinary course of business, and (B) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made, entered into or drawn in the ordinary course of business.

(vi) enter into any swap or hedging transaction or other derivative agreements, except for (A) any such transaction or agreement entered into in the ordinary course of business, and (B) renewals, extensions or refinancing of any swap or hedging transactions or other derivative agreements existing on the date of this Agreement or permitted to be entered into hereunder;

(vii) make any loans, capital contributions or advances to any Person other than (x) transactions solely between or among the Company, its wholly owned Subsidiaries and the Affiliated Professional Entities, (y) in connection with any acquisition permitted under Section 5.01(b)(xi) or (z) accounts receivable in the ordinary course of business consistent with past practice;

(viii) sell, dispose, assign, transfer or lease to any Person, in a single transaction or series of related transactions, any of its material properties or assets (excluding Owned Company Intellectual Property), except (A) transfers, sales or leases solely between or among the Company, its wholly owned Subsidiaries and the Affiliated Professional Entities, (B) dispositions of assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (C) subleases of Leased Real Property and expirations of the Company Leases in accordance with their terms and (D) sales or leases in the ordinary course of business;

(ix) transfer, assign, convey, sell, lease, license, subject to any Encumbrance (other than a Permitted Encumbrance), cancel, abandon, allow to lapse, or expire, or otherwise dispose of any material Owned Company Intellectual Property, except, in each case, Intellectual Property that, in the Company’s reasonable discretion, should be abandoned or allowed to lapse or expire as part of the Company’s ordinary course of management of its Intellectual Property portfolio consistent with past practice;

(x) grant any Encumbrance (other than a Permitted Encumbrance) on any of its material assets (excluding Owned Company Intellectual Property) other than (A) to secure Indebtedness and other obligations permitted under Section 5.01(b)(v) or (B) solely to the Company, a wholly owned Subsidiary of the Company or an Affiliated Professional Entity;

(xi) acquire (whether by merger, sale of stock or other equity interests, sale of assets or otherwise) the capital stock, equity interests or material portion of the assets of any other Person or any properties, assets, securities, business or division thereof;

(xii) except as required pursuant to the terms of any Company Plan in effect on the date of this Agreement or adopted, established, entered into or amended after the date of this Agreement in a manner not in violation of this Agreement or applicable Law, (A) grant to any employee (whether of the Company, any of its Subsidiaries or any of the Affiliated Professional Entities) with an annual base salary or wage rate in excess of $150,000 any material increase in such employee’s compensation or benefits (including any severance, retention or termination pay), (B) grant to employees (of the Company, and its Subsidiaries and the Affiliated Professional Entities) any increases in compensation or benefits (including any severance, retention or termination pay) if the aggregate amount of such increases would exceed $1,000,000, (C) establish, adopt, enter into or materially amend any Collective Bargaining Agreement or any material Company Plan (which includes any Equity Plan or the Company ESPP), (D) take any action to accelerate any rights or benefits under any material Company Plan (which includes any Equity Plan or the Company ESPP), (E) grant any Equity-Based Awards or accelerate the vesting of any Equity-Based Awards, (F) undertake any reduction in force which would result in any obligation under the Workers Adjustment and Retraining Notification Act of 1988, (G) terminate the employment of any executive officer (other than “for cause” as reasonably determined by the Company in the ordinary course of business) or (H) hire any new employee with an annual base salary or wage rate in excess of $150,000;

(xiii) make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of the Company, its Subsidiaries or the Affiliated Professional Entities, except insofar as may be required (A) by GAAP (or any interpretation thereof), (B) by any applicable Law, including Regulation S-X under the Securities Act, or (C) by any Governmental Authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

(xiv) (A) make, change or revoke any material Tax election, (B) adopt or change any Tax accounting method or change any Tax accounting period, (C) file any amended material Tax Return, (D) enter into any closing agreement with respect to a material amount of Taxes, (E) settle any material Tax claim, audit, assessment or dispute, (F) enter into any Tax indemnification, sharing, allocation reimbursement or similar agreement (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes), (G) initiate any voluntary Tax disclosure or Tax amnesty or similar filings with any taxing authority with respect to a material amount of Taxes, or (H) surrender any right to claim a material Tax refund;

(xv) amend the Company Charter Documents or amend in any material respect the comparable organizational or governing documents or the Corporate Practice Documents of any Subsidiary of the Company or of any Affiliated Professional Entity;

(xvi) settle, release, waive or compromise any pending or threatened Action against or involving the Company, any of its Subsidiaries or any of the Affiliated Professional Entities, other than settlements, releases, waivers or compromises of any pending or threatened Action (A) reflected or reserved against in the balance sheet (or the notes thereto) of the Company as of the Balance Sheet Date included in the Filed SEC Documents for an amount not materially in excess of the amount so reflected or reserved (excluding any amount that may be paid under insurance policies or indemnification agreements) or (B) for an amount not in excess of $100,000 individually or $200,000 in the aggregate (so long as, in the case of this clause (B), the Company promptly notifies Parent following any such settlement, release, waiver or comprise); provided that no settlement of any pending or threatened Action may involve (x) any material injunctive or equitable relief or impose material restrictions on the business activities of the Company, its Subsidiaries and the Affiliated Professional Entities, taken as a whole (other than customary non-disclosure obligations) or (y) any admission of wrongdoing by the Company, any of its Subsidiaries or any of the Affiliated Professional Entities;

(xvii) terminate, renew, modify, amend or waive any material rights or any breaches under any Material Contract or any Corporate Practice Document, or enter into any Contract that would have been a Material Contract, Corporate Practice Document or Company Lease had such Contract been entered into prior to the date of this Agreement, in each case, other than (x) terminations, renewals, modifications or amendments in the ordinary course of business on terms that are not materially adverse to the Company, its Subsidiaries and the Affiliated Professional Entities, (y) entries into Contracts that would have been a Material Contract of the type described in clause (ix) or clause (xi) of Section 3.16(a) (but not any other subclauses of Section 3.16(a)) had such Contract been entered into prior to the date of this Agreement in the ordinary course of business or (z) otherwise expressly permitted by this Section 5.01;

(xviii) assign, transfer, lease, cancel, fail to renew or fail to extend any material Permit of the Company, any of its Subsidiaries or any of the Affiliated Professional Entities;

(xix) enter into any Affiliate Transactions;

(xx) enter into any new line of business not conducted or discontinue any line of business conducted, in each case, as of the date of this Agreement and that is material to the Company, its Subsidiaries and the Affiliated Professional Entities, taken as a whole;

(xxi) make any capital expenditures that are greater than $100,000 in the aggregate, except for capital expenditures planned and budgeted as of the date of this Agreement and in an aggregate amount not in excess of the amount set forth on Section 5.01(b)(xxi) of the Company Disclosure Letter;

(xxii) adopt or enter into, or permit to be adopted or entered into, a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company, its Subsidiaries or the Affiliated Professional Entities; or

(xxiii) commit or agree, in writing or otherwise, to take any of the foregoing actions.

(c) Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s, its Subsidiaries’ or the Affiliated Professional Entities’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its, its Subsidiaries’ and Affiliated Professional Entities’ respective operations.

SECTION 5.02. No Solicitation; Change in Recommendation.

(a) Except as permitted by this Section 5.02, from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, the Company shall, and shall cause each of its Subsidiaries and each of the Affiliated Professional Entities to, and shall direct and use reasonable best efforts to cause its and their Representatives acting on its or their behalf to, (i) immediately cease any solicitation, discussions or negotiations with any Persons with respect to any Takeover Proposal or any proposal that would reasonably be expected to lead to a Takeover Proposal and (ii) not, directly or indirectly, (A) initiate, solicit, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding (except to notify any Person of the provisions of this Section 5.02), or furnish to any other Person any non-public information in connection with, or for the purpose of, knowingly encouraging or knowingly facilitating a Takeover Proposal, (C) approve, adopt, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement providing for or relating to a Takeover Proposal or any proposal or offer that would reasonably be expected to lead to a Takeover Proposal (other than an Acceptable Confidentiality Agreement), (D) take any action to exempt any Person (other than Parent and its Subsidiaries) from the restrictions on “business combinations” or any similar provision contained in applicable Takeover Laws or the Company’s organizational and governing documents or (E) waive or release any Person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provision in any other Contract (it being understood that the Company may waive or release any such standstill provision solely to the extent reasonably necessary to permit the applicable Person (if such Person has not been solicited in breach of this Section 5.02(a)) to make, on a confidential basis, a Takeover Proposal, if the Board of Directors of the Company has determined in good faith, after consultation with outside legal counsel, that failure to so waive or release such standstill would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law). Following the date of this Agreement, the Company shall promptly (x) discontinue all electronic or physical data room access granted to any Person and any such Person’s Representatives (other than Parent, its Affiliates and their respective Representatives) and (y) request the prompt return or destruction (to the extent provided for by the applicable confidentiality agreement) of all confidential information or documents previously furnished to any Person and any such Person’s Representatives (other than Parent, its Affiliates and their respective Representatives) and all material incorporating such information created by any such Person.

(b) Notwithstanding anything contained in Section 5.02(a) or any other provision of this Agreement to the contrary, if at any time on or after the date of this Agreement and prior to obtaining the Company Stockholder Approval or, if earlier, the termination of this Agreement in accordance with Article VII, the Company or any of its Subsidiaries or any of its or their Representatives receives a Takeover Proposal, which Takeover Proposal did not result from a material breach of Section 5.02(a) (it being understood that if any Representative of the Company or any of its Subsidiaries takes any action on behalf of the Company or its Subsidiaries that if taken by the Company would be a breach of Section 5.02(a), the taking of such action by such Representative will be deemed to constitute a breach of Section 5.02(a) by the Company for purposes of this Section 5.02), (i) the Company and its Representatives may contact and engage in discussions with such Person or group of Persons making the Takeover Proposal or its or their Representatives to clarify the terms and conditions thereof or to request that any Takeover Proposal made orally be made in writing or to notify such Person or group of Persons or its or their Representatives of the provisions of this Section 5.02 and (ii) if the Board of Directors of the Company or any duly authorized committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that (x) a bona fide written Takeover Proposal constitutes or would reasonably be expected to result in a Superior Proposal and (y) the failure to take such actions described in clauses (A) or (B) below would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, then the Company and any of its Representatives may (A) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making such Takeover Proposal and furnish pursuant to an Acceptable Confidentiality Agreement information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Takeover Proposal and its or their respective Representatives; provided that the Company shall promptly (and in any event within twenty-four (24) hours) provide to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives; and (B) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Takeover Proposal and its or their Representatives. The parties acknowledge and agree that any contacts, disclosures, discussions or negotiations permitted under this Section 5.02(b), including any public announcement that the Company or the Board of Directors of the Company (or any duly authorized committee thereof) has made any determination contemplated under this Section 5.02(b) to take or engage in any such actions, shall not constitute an Adverse Recommendation Change. The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person (relating to a Takeover Proposal) that prohibits the sharing of any information with Parent (and its Representatives) in accordance with this Agreement.

(c) Following the date of this Agreement and prior to obtaining the Company Stockholder Approval, the Company shall (i) promptly (and in any event within twenty-four (24) hours of receipt) notify Parent in the event that the Company or any of its Subsidiaries or any of its or their Representatives receives a Takeover Proposal, or any inquiries, proposals or requests for discussions, negotiations or non-public information that would reasonably be expected to lead to a Takeover Proposal, and shall disclose to Parent the material terms and conditions of any such Takeover Proposal and the identity of the Person or group of Persons making such Takeover Proposal, (ii) upon the request of Parent, keep Parent reasonably informed on a prompt basis of the status, material details and any material developments with respect to any such Takeover Proposal, inquiries, proposals or requests (including any material changes thereto) and (iii) promptly (and in any event within twenty-four (24) hours of receipt) provide to Parent copies of all correspondence and other written and electronic material exchanged between the Company or any of its Subsidiaries or any of its or their Representatives and any Person that relates to the material terms or conditions of any such Takeover Proposal. For the avoidance of doubt, all information provided to Parent pursuant to this Section 5.02(c) will be subject to the terms of the Confidentiality Agreement.

(d) None of the Board of Directors of the Company or any duly authorized committee thereof shall (i) (A) fail to include the Company Board Recommendation in the Proxy Statement, (B) withdraw or withhold (or modify or qualify in a manner adverse to Parent), or publicly propose to withdraw or withhold (or modify or qualify in a manner adverse to Parent), the Company Board Recommendation, (C) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any Takeover Proposal (it being understood that the Board of Directors of the Company or any duly authorized committee thereof may, and may cause the Company to, make a customary “stop, look and listen” communication), (D) fail to recommend against acceptance by the holders of Company Common Stock of a third party tender offer or exchange offer that constitutes a Takeover Proposal within ten (10) Business Days after the commencement of such offer pursuant to Rule 14-d-2 of the Exchange Act or (E) commit or agree to take any of the foregoing actions (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) approve or recommend, or cause or permit the Company or any of its Subsidiaries or any of the Affiliated Professional Entities to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement providing for, or that is intended to or would reasonably be expected to lead to, a Takeover Proposal, other than any Acceptable Confidentiality Agreement (each, a “Company Acquisition Agreement”). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, prior to obtaining the Company Stockholder Approval, but not after, the Board of Directors of the Company or any duly authorized committee thereof may (I) make an Adverse Recommendation Change in response to an Intervening Event or in response to a Superior Proposal received after the date of this Agreement (which such Superior Proposal did not result from a material breach of Section 5.02(a) by the Company) or (II) cause the Company to enter into a Company Acquisition Agreement with respect to a Takeover Proposal (where such Takeover Proposal constitutes a Superior Proposal, which such Superior Proposal did not result from a material breach of Section 5.02(a) by the Company) and terminate this Agreement pursuant to Section 7.01(d)(ii), in either case if the Board of Directors of the Company or any duly authorized committee thereof has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that the Board of Directors of the Company or any duly authorized committee thereof shall not, and the Company shall not, shall cause its Subsidiaries not to, and shall direct the Affiliated Professional Entities not to, take any action set forth in clause (I) or clause (II) unless (1) the Company has given Parent at least four (4) Business Days’ prior written notice of its intention to take such action (which notice shall state that the Company has received a written Takeover Proposal that constitutes a Superior Proposal, specify the identity of the party making such Superior Proposal and the material terms thereof, or, if in response to an Intervening Event, shall have specified in reasonable detail the material facts and circumstances describing the Intervening Event and the rationale for the Adverse Recommendation Change, and shall state that the Board of Directors of the Company has determined to make an Adverse Recommendation Change) (such notice, a “Match Right Notice”), (2) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose in writing a binding offer to effect revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal or, in the case of an Intervening Event, to effect revisions to this Agreement or make another proposal so that the failure to make an Adverse Recommendation Change would no longer reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law and (3) following the end of such notice period, the Board of Directors of the Company or any duly authorized committee thereof shall have considered in good faith such binding offer, and shall, after consultation with its financial advisors and outside legal counsel, have determined that the Superior Proposal would continue to constitute a Superior Proposal if the revisions proposed in such binding offer were to be given effect or, if the Match Right Notice is related to an Intervening Event, taking into account any revised terms committed to in writing by Parent, that failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law (it being understood and agreed that any change to the financial or other material terms of any Takeover Proposal or any material development in any Intervening Event, in each case, that was previously the subject of a Match Right Notice shall require the Company to deliver to Parent a new Match Right Notice as provided for immediately above, provided that the reference in clause (1) to “four (4) Business Days’” shall be deemed to be “two (2) Business

Days’”); provided, further that any purported termination of this Agreement pursuant to this sentence shall be void and of no force and effect unless the termination is in accordance with Section 7.01 and, to the extent required under the terms of this Agreement, the Company pays or causes to be paid to Parent the applicable Company Termination Fee in accordance with Section 7.03 (to the extent due and payable thereunder) prior to or concurrently with such termination so long as Parent has provided the Company with wire instructions for such payment.

(e) Nothing in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company or the Board of Directors of the Company or any duly authorized committee thereof from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company that is required by applicable Law or if the Board of Directors of the Company or any duly authorized committee thereof determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Board of Directors of the Company or any duly authorized committee thereof to make such disclosure reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law; provided that the Board of Directors of the Company shall not effect an Adverse Recommendation Change except in accordance with Section 5.02(d).

(f) As used in this Agreement, “Acceptable Confidentiality Agreement” means (x) a customary confidentiality agreement entered into by the Company from and after the date of this Agreement that contains confidentiality provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not include explicit or implicit standstill provisions or otherwise restrict the making of or amendment or modification to Takeover Proposals or (y) any confidentiality agreement entered into prior to the date of this Agreement.

(g) As used in this Agreement, “Takeover Proposal” shall mean any bona fide third party proposal or offer from any Person or group (other than Parent and its Subsidiaries) relating to, in a single transaction or series of related transactions, any direct or indirect (i) acquisition or disposition of 25% or more of the consolidated assets of the Company and its Subsidiaries (based on the fair market value thereof, as determined in good faith by the Board of Directors of the Company or any duly authorized committee thereof), including through the acquisition of one or more Subsidiaries of the Company owning such assets, (ii) acquisition or disposition of securities representing 25% or more of the voting power of the then outstanding Company Common Stock, (iii) tender offer or exchange offer that if consummated would result in any Person or group (or the equityholders of any Person) owning, directly or indirectly, securities representing 25% or more of the voting power of the then outstanding Company Common Stock or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which such Person or group (or the equityholders of any Person) would own, directly or indirectly, 25% or more of the consolidated assets of the Company and its Subsidiaries (based on the fair market value thereof, as determined in good faith by the Board of Directors of the Company or any duly authorized committee thereof) or securities representing 25% or more of the aggregate voting power of the Company’s then outstanding securities or of the surviving entity in a merger, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, in each case, other than the Transactions; provided, however, that this Agreement and the Transactions shall not be deemed a Takeover Proposal.

(h) As used in this Agreement, “Superior Proposal” shall mean any bona fide written Takeover Proposal made after the date hereof that the Board of Directors of the Company or any duly authorized committee thereof has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, (i) would be more favorable to the stockholders of the Company than the Transactions from a financial point of view and (ii) is reasonably capable of being completed, in each case, taking into account all legal, regulatory, financial, financing and other aspects of such proposal and of this Agreement; provided that, for purposes of the definition of “Superior Proposal”, the references to “25%” in the definition of Takeover Proposal shall be deemed to be references to “50%”.

SECTION 5.03. Efforts.

(a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall coordinate and cooperate with the other parties and use, and shall cause its Affiliates to use, reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to as promptly as reasonably practicable (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary, proper and advisable filings, notices, petitions, statements, registrations, declarations, submissions of information, applications, reports and other documents, (ii) obtain all approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions, (iii) execute and deliver any additional instruments necessary to consummate the Transactions and (iv) defend or contest in good faith any Action brought by any Governmental Authority or a third party or any Judgment that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions.

(b) In furtherance and not in limitation of the foregoing, the Company and Parent shall each use, and shall cause its Affiliates to use, reasonable best efforts to (i) take all action necessary to ensure that no Takeover Law is or becomes applicable to any of the Transactions and refrain from taking any actions that would cause the applicability of such Laws and (ii) if the restrictions of any Takeover Law become applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise lawfully minimize the effect of such Takeover Law on the Transactions.

(c) Parent and the Company shall jointly coordinate and cooperate in developing (i) the timing and strategy for obtaining any approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any Governmental Authority in connection with the Transactions and (ii) the positions to be taken and the regulatory actions to be requested in any filing or submission with any Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, any Governmental Authority relating to the Transactions and of all other regulatory matters incidental thereto; subject to the other provisions of this Section 5.03 and Parent considering in good faith the views and comments of the Company and its outside counsel, Parent shall make the final determination as to the appropriate course of action with matters described in the foregoing clauses (i) and (ii).

(d) In furtherance and not in limitation of the foregoing, each of the parties hereto agrees to, and to cause its Affiliates to, (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and the requisite filings described in Section 3.04(e) of the Company Disclosure Letter with respect to the Transactions as promptly as reasonably practicable following the date of this Agreement (and, in the case of the filing pursuant to the HSR Act, in any event within fifteen (15) Business Days following the date hereof), (ii) respond as promptly as reasonably practicable, to any requests for additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable Law and (iii) promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any Laws that may be required by any foreign or U.S. federal, state or local Governmental Authority, in each case with competent jurisdiction, so as to enable the parties hereto to consummate the Transactions. Without limiting the foregoing, but subject to Section 5.03(e), each of Parent and the Company shall use reasonable best efforts to promptly take, and cause its Affiliates to take, all actions necessary to secure the expiration or termination of any applicable waiting period under the HSR Act or any other applicable Law and resolve any objections asserted with respect to the Transactions under any applicable Law raised by any Governmental Authority, in order to prevent the entry of, or to have vacated, lifted, reversed or overturned, any Restraint that would prevent, prohibit, restrict or delay the consummation of the Transactions, including (A) executing settlements, undertakings, consent decrees, stipulations or other agreements with any Governmental Authority or with any other Person, (B) selling, divesting or otherwise conveying or holding separate particular assets or categories of assets or businesses of Parent, its Subsidiaries or any Affiliate of the foregoing, (C) agreeing to sell, divest or otherwise convey or hold separate any particular assets or categories of assets or businesses of the Company and its Subsidiaries contemporaneously with or subsequent to the Effective Time, (D) permitting the Company to sell, divest or otherwise convey or hold separate any of the particular assets or categories of assets or businesses of the Company, any of its Subsidiaries or Affiliated Professional Entities prior to the Effective Time, (E) terminating existing relationships, contractual rights or obligations of (x) the Company or its Affiliates or (y) Parent, its Subsidiaries or any Affiliate of the foregoing, (F) creating any relationship, contractual right, license or obligation of (x) the Company, its Affiliates or Affiliated Professional Entities or (y) Parent, its Subsidiaries or any Affiliate of the foregoing, (G) effectuating any other change or restructuring of (x) the Company, its Affiliates or Affiliated Professional Entities or (y) Parent, its Subsidiaries or any Affiliate of the foregoing or (H) limiting, or agreeing to limit, Parent’s (or any of its Subsidiaries’ or Affiliates’) freedom of action (and, in each case, entering into agreements or stipulating to the entry of any Judgment by, or filing appropriate applications with, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other Governmental Authority in connection with any of the foregoing and, in the case of actions by or with respect to the Company, by consenting to such action by the Company) (any such action described in clauses (A) through (H), a “Restriction”); provided that any such action is conditioned upon the Closing. Parent and the Company shall use reasonable best efforts to respond to and seek to resolve as promptly as reasonably practicable any objections asserted by any Governmental Authority with respect to the Transactions. Each of the Company, Parent and Merger Sub shall not knowingly take (and each of the Company and Parent shall cause their respective Affiliates or Affiliated Professional Entities not to knowingly take) any action with the intention to, or that would reasonably be expected to, materially hinder or materially delay the expiration or termination of any waiting period under the HSR Act or the obtaining of approval of the DOJ or FTC or any other Governmental Authority as necessary. Neither Parent nor the Company shall (and shall cause their respective Affiliates or Affiliated Professional Entities not to) commit to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act or any other applicable Laws, pull and refile under the HSR Act more than once, or any other applicable Laws or enter into a timing agreement with any Governmental Authority, without the prior written consent of the other party (such consent may be provided by email and shall not be unreasonably withheld, delayed or conditioned). In addition and without limiting the foregoing, Parent and Company shall not, and Parent shall cause its Affiliates not to, effect or agree to any business combination (whether structured as a merger, business combination, tender offer, exchange offer or similar transaction) with, or the acquisition of any assets, licenses, rights, product lines, operations or businesses of, any Person that would reasonably be expected to materially hinder or materially delay the consummation of the Transactions.

(e) Notwithstanding the foregoing or anything else contained in this Agreement to the contrary, nothing in this Section 5.03 or otherwise in this Agreement shall (i) require Parent, any of its Affiliates or any of its Subsidiaries or the Company, any of its Subsidiaries or any of the Affiliated Professional Entities or (ii) permit the Company, any of its Subsidiaries or any of the Affiliated Professional Entities, without the prior written consent of Parent, to discuss, negotiate, agree to, accept or undertake (or to consent to the Company, any of its Subsidiaries or any of the Affiliated Professional Entities agreeing to, accepting or undertaking) any Restriction that would reasonably be expected to be material to the Company, its Subsidiaries and the Affiliated Professional Entities, taken as a whole.

(f) In furtherance and not in limitation of the foregoing, each of the parties hereto shall use (and shall cause their respective Affiliates to use) reasonable best efforts to (i) promptly cooperate in all respects with each other in connection with any necessary, proper or advisable submissions, consents, approvals, filings, petitions, statements, licenses, permits, authorizations, declarations, notifications, registrations, submissions of information, applications, reports, waivers, exemptions, clearances, orders, confirmations and other documents with the FTC, the DOJ or any other Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before the FTC, the DOJ or any other Governmental Authority relating to the Transactions or any proceeding initiated by a private Person relating to the Transactions, (ii) keep the other parties hereto promptly and fully informed in all material respects of any written or verbal communication received by such party from, or given by such party to, the FTC, the DOJ or any other Governmental Authority (including by promptly sending the other parties a copy of all documents, information, correspondence or other communications) and of any material written or verbal communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions; provided, however, that such material may be redacted or provided on an outside counsel only basis as necessary (x) to address reasonable legal privilege concerns or contractual confidentiality obligations or (y) to comply with applicable Law, (iii) subject to applicable Laws and the Confidentiality Agreement relating to the exchange of information, and to the extent reasonably practicable, promptly consult with the other parties hereto with respect to information relating to the other parties hereto and their respective Affiliates, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or the FTC, the DOJ or any other Governmental Authority in connection with the Transactions, other than “Transaction-Related Documents” as that term is used in the rules and regulations under the HSR Act and (iv) to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, promptly give the other parties hereto the opportunity to attend and participate in such meetings and conferences (whether in person, by telephone or otherwise). Prior to submitting any document or any information relating to the Transactions or the parties (whether formally or informally, in draft form or final form) to the FTC, the DOJ or any other Governmental Authority, a party shall send the other parties such document or information reasonably in advance of such submission and, consistent with Section 5.03(c), permit the other parties hereto to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed written or oral communications with or information to any Governmental Authority.

SECTION 5.04. Public Announcements. Unless and until an Adverse Recommendation Change has occurred, Parent and the Company shall consult (and shall cause their respective Affiliates to consult) with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system and except for any matters referred to in Section 5.02. The parties hereto agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form heretofore agreed to by the parties hereto (the “Announcement”). Notwithstanding the foregoing, this Section 5.04 shall not apply to any press release or other public statement made by the Company or Parent (a) which is consistent with the Announcement and the terms of this Agreement and does not contain any information relating to the Company, Parent or the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made in the ordinary course of business and does not relate specifically to the signing of this Agreement or the Transactions.

SECTION 5.05. Access to Information; Confidentiality. Subject to applicable Law and any applicable Judgment, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7.01, upon reasonable notice, the Company shall afford to Parent and Parent’s Representatives reasonable access during normal business hours to the Company’s and its Subsidiaries’ and the Affiliated Professional Entities’ officers, employees, agents, properties, books, Contracts and records (other than any of the foregoing that relate to the negotiation and execution of this Agreement, or, except as expressly provided in Section 5.02, to any Takeover Proposal or any other transactions potentially competing with or alternative to the Transactions or proposals from other parties relating to any competing or alternative transactions or relating to any deliberation of the Board of Directors of the Company or any duly authorized committee thereof regarding any Takeover Proposal or Adverse Recommendation Change) and the Company shall furnish promptly to Parent and Parent’s Representatives such information concerning its and its Subsidiaries’ and the Affiliated Professional Entities’ business, personnel, assets, liabilities and properties as Parent may reasonably request (other than any information that the Company determines in its reasonable judgment relates to the negotiation and execution of this Agreement, or, except as expressly provided in Section 5.02, to any Takeover Proposal or any other transactions potentially competing with or alternative to the Transactions or proposals from other parties relating to any competing or alternative transactions or relating to any deliberation of the Board of Directors of the Company or any duly authorized committee thereof regarding any Takeover Proposal or Adverse Recommendation Change), in each case, for any reasonable purpose in connection with the consummation of the Transactions (including for integration planning); provided that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; provided, however, that (a) the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (i) result in the disclosure of Proprietary Information or competitively sensitive information to third parties, (ii) violate applicable Law, an applicable Judgment or a Contract or obligation of confidentiality owing to a third party, (iii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege, (iv) be materially adverse to the interests of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities in any pending or threatened Action or (v) expose the Company to risk of liability for disclosure of sensitive or personal information and (b) such access shall not include any right to conduct any intrusive or invasive sampling or testing of any environmental media, or any building, fixture or equipment, at any real property leased by the Company or any of its Subsidiaries. All requests for information made pursuant to this Section 5.05 shall be directed to the executive officer or other Person designated by the Company. Until the Effective Time, all information provided will be subject to the terms of the letter agreement dated as of October 22, 2025, by and among the Company and UHS of Delaware, Inc. (the “Confidentiality Agreement”).

SECTION 5.06. Indemnification and Insurance.

(a) From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, in each case, to the fullest extent permissible by applicable Law, (i) indemnify and hold harmless each current or former director or officer of the Company or its Subsidiaries and each other Person who immediately prior to the Effective Time was indemnified or was required to be indemnified by the Company or its Subsidiaries pursuant to the Company Charter Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement or in any agreement in existence as of the date of this Agreement providing for indemnification or advancement of expenses between the Company or any of its Subsidiaries and such Person (each, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any Action (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee is or was a member, director, manager, officer, employee or agent of the Company or such Subsidiary or (B) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a member, director, manager, officer, employee or agent of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a representative of another Person (including any employee benefit plan)), in each case under clause (A) or (B), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or expense advancement right of any Indemnitee) and (ii) assume (in the case of the Surviving Corporation, in the Merger without any further action) all obligations of the Company and such Subsidiaries to the Indemnitees in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the Company Charter Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement or in any agreement in existence as of the date of this Agreement providing for indemnification or advancement of expenses between the Company or any of its Subsidiaries and any Indemnitee, in each case, as in effect on the date of this Agreement.

(b) Without limiting the foregoing, from and after the Effective Time, to the fullest extent permissible by applicable Law, Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation, and the Surviving Corporation shall cause the organizational documents of its Subsidiaries, to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities, indemnification and exculpation, in each case, than are set forth as of the date of this Agreement in the Company Charter Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of any of the Indemnitees. In addition, from the Effective Time, Parent shall cause the Surviving Corporation to, without requiring a preliminary determination of entitlement to indemnification, advance any reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of legal counsel) of any Indemnitee in accordance with this Section 5.06 (including in connection with enforcing the indemnity and other obligations referred to in this Section 5.06) as incurred to the fullest extent permitted under applicable Law; provided, however, that such Indemnitee shall be required to provide a written undertaking to repay such amounts if it is ultimately determined in a final non-appealable judgment that such Indemnitee is not entitled to be indemnified under applicable Law.

(c) None of Parent, the Surviving Corporation or any of its Subsidiaries shall settle, compromise or consent to the entry of any judgment in any threatened or actual litigation, claim or proceeding relating to any acts or omissions covered under this Section 5.06 (each, a “Claim”) for which indemnification would reasonably be expected to be sought by an Indemnitee hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such Claim or such Indemnitee otherwise consents in writing to such settlement, compromise or consent.

(d) For the six-year period commencing immediately after the Effective Time, the Surviving Corporation shall, and the Parent shall cause the Surviving Corporation to, maintain in effect the Company’s current directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those individuals who are currently (and any additional individuals who prior to the Effective Time become) covered by the Company’s directors’ and officers’ liability insurance policies on terms and scope with respect to such coverage, and in an amount, no less favorable to such individuals than those of such policy in effect on the date of this Agreement (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters existing or occurring prior to the Effective Time, including a “tail” policy); provided that in no event shall Parent or the Surviving Corporation be required to expend for such policy an aggregate amount in excess of 300% of the current annual premium paid by the Company for such insurance. The Company shall have the right prior to the Effective Time to purchase a six-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to matters existing or occurring prior to the Effective Time, covering without limitation the Transactions, subject to the cap described in the immediately preceding sentence. If such prepaid “tail policy” has been obtained by the Company, it shall be deemed to satisfy all obligations to obtain insurance pursuant to this Section 5.06(d) and the Surviving Corporation shall, and the Parent shall cause the Surviving Corporation to, use reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

(e) The provisions of this Section 5.06 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Charter Documents or the organizational documents of the Company’s Subsidiaries as in effect on the date of this Agreement or by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.06 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.06 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.06 applies and each Indemnitee’s heirs and representatives shall be third-party beneficiaries of this Section 5.06).

(f) In the event that (i) Parent, the Surviving Corporation or any of their respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any Person or (ii) Parent or any of its successors or assigns dissolves the Surviving Corporation, then, in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.06.

(g) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.06 is not prior to or in substitution for any such claims under such policies.

(h) Parent’s and the Surviving Corporation’s obligations under this Section 5.06 shall only continue in full force and effect for a period of six years from the Effective Time; provided, however, that if any Claim (whether arising before, at or after the Effective Time) is brought against an Indemnitee on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.06 shall continue in effect until the full and final resolution of such Claim.

SECTION 5.07. Employee Matters.

(a) For a period of twelve (12) months following the Effective Time (such period, the “Comparability Period”), Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, (i) provide a base salary or wage rate, as applicable, and short- and long-term incentive opportunities (excluding equity purchase, equity and equity-based compensation opportunities and change of control or similar type transaction bonuses) to each Person who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (each, a “Continuing Employee”) that are, in each case, no less favorable than those in effect immediately prior to the Effective Time, (ii) provide severance benefits to each Continuing Employee that are no less favorable than those that would have been provided to such Continuing Employee under the applicable severance benefit plans, programs, policies, agreements and arrangements as in effect immediately prior to the Effective Time (after giving effect to any provisions relating to a “change in control”, “change of control” or other term of similar import), (iii) provide employee benefit plans and arrangements (other than (x) base salary, wage rate, short- and long-term incentive opportunities, severance and retention benefits, equity purchase, equity and equity-based compensation benefits, change in control, defined benefit, post-retirement or retiree medical benefits and (y) loans to employees for educational purposes, for purposes of satisfying withholding tax in connection with equity awards or for any other purpose) to each Continuing Employee that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time and (iv) starting January 1, 2027, provide equity purchase, equity, and equity-based compensation opportunities to each Continuing Employee that are substantially comparable to those provided to similarly situated employees of Parent with comparable levels of seniority and responsibilities.

(b) With respect to all employee benefit plans of Parent, the Surviving Corporation and their respective Subsidiaries in which Continuing Employees are eligible to participate from and after the Effective Time, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (including any vacation, paid time-off and severance plans), for all purposes, including determining eligibility to participate, level of benefits, vesting, benefit accruals (other than accruals under any defined benefit pension plan unless otherwise required by a Collective Bargaining Agreement) and early retirement subsidies, each Continuing Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Subsidiary) shall be treated as service with Parent, the Surviving Corporation or any of their respective Subsidiaries; provided, however, that such service need not be recognized (i) to the extent that such recognition would result in any duplication of benefits for the same period of service and (ii) with respect to Parent’s stock purchase plan offerings.

(c) Without limiting the generality of Section 5.07(a), Parent shall use reasonable best efforts, or use reasonable best efforts to cause the Surviving Corporation and its Subsidiaries to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent, the Surviving Corporation or any of their respective Subsidiaries in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Plan immediately prior to the Effective Time.

(d) For each Continuing Employee who is eligible to receive an annual cash bonus in accordance with the terms of the applicable bonus plan or arrangement, Parent shall cause the Surviving Corporation and its Subsidiaries to pay such Continuing Employee a cash bonus payment for the year in which the Closing Date occurs (if such Continuing Employee remains employed on the date such payment is to be made) in accordance with the terms of such applicable bonus plan or arrangement.

(e) The provisions of this Section 5.07 are solely for the benefit of the parties to this Agreement, and no provision of this Section 5.07 is intended to, or shall constitute the establishment or adoption of, or an amendment to, any employee benefit plan for purposes of ERISA or otherwise and, except as otherwise explicitly provided for in this Agreement, no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement or have the right to enforce the provisions hereof or have the right to continued employment.

SECTION 5.08. Notification of Certain Matters; Stockholder Litigation. Prior to the Effective Time, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate as if made as of any time prior to the Effective Time, such that the conditions set forth in Section 6.02(a) or Section 6.03(a), as applicable, would not be satisfied, (b) to the extent permitted under applicable Law, any notice or other communication received by such party from any Governmental Authority in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions and (c) any Actions commenced or, to such party’s Knowledge, threatened against such party (or its directors, officers, Subsidiaries, Affiliates or Affiliated Professional Entities) which relates to this Agreement or the Transactions. The Company shall (i) give Parent the opportunity to participate in the defense and settlement of any stockholder litigation against the Company or the Company’s directors or officers relating to this Agreement or the Transactions, (ii) keep Parent reasonably and promptly informed of the status of and any material developments with respect to any such litigation (whether or not Parent exercises its right to participate in the defense of such litigation), (iii) give Parent the right to review and comment on all material filings or responses made by the Company in connection with any such litigation and (iv) not settle or provide any payment or other compensation with respect to any stockholder demand or litigation against the Company or the Company’s directors or officers relating to this Agreement or the Transactions without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

SECTION 5.09. Merger Sub Expenditures and Distributions. From the date of this Agreement until the Effective Time, Merger Sub shall not expend funds other than in connection with the Transactions and the payment of related expenses.

SECTION 5.10. Parent Vote.

(a) Parent shall vote or cause to be voted any shares of Company Common Stock beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted, in favor of the approval of this Agreement at any meeting of stockholders of the Company at which this Agreement shall be submitted for approval and at all adjournments or postponements thereof.

(b) Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

SECTION 5.11. Stock Exchange De-listing. Parent shall use reasonable best efforts to cause the shares of Company Common Stock and the Company Warrants to be de-listed from NASDAQ and de-registered under the Exchange Act as soon as reasonably practicable following the Effective Time.

SECTION 5.12. Preparation of the Proxy Statement; Stockholders’ Meeting.

(a) As promptly as reasonably practicable after the execution of this Agreement (and in any event within twenty (20) Business Days of the date hereof) and subject to applicable Law, the Company shall prepare the Proxy Statement in preliminary form and file it with the SEC. Subject to Section 5.02, the Board of Directors of the Company shall make the Company Board Recommendation to the stockholders of the Company and shall include such recommendation in the Proxy Statement. Parent shall provide to the Company all information concerning Parent, Merger Sub and their respective Affiliates as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. Each of the Company, Parent and Merger Sub shall correct any information provided by it for use in the Proxy Statement as promptly as reasonably practicable if and to the extent such information contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall notify Parent promptly upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement and shall supply Parent with copies of all written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. The Company shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and shall use reasonable best efforts to cause the Proxy Statement to be disseminated to its stockholders as promptly as reasonably practicable (and in any event within seven (7) calendar days after the earlier of (i) the date the SEC confirms that it has no further comments to the Proxy Statement or (ii) if there is or has been no review of the Proxy Statement by the SEC, the expiration of the SEC review period therefor (such earlier date, the “SEC Clearance Date”)). Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider in good faith.

(b) Notwithstanding any Adverse Recommendation Change but subject to Section 5.12(a) and applicable Law and to the extent not prohibited by any Judgment, the Company shall take all necessary actions in accordance with applicable Law, the Company Charter Documents and the rules of NASDAQ to duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment, recess or postponement thereof, the “Company Stockholders’ Meeting”) for the purpose of obtaining the Company Stockholder Approval, as soon as reasonably practicable after the SEC Clearance Date. Subject to Section 5.02, the Company shall use reasonable best efforts to obtain the Company Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company may, in its reasonable discretion after consultation with Parent, adjourn, recess or postpone the Company Stockholders’ Meeting only (A) to allow reasonable additional time for the filing or mailing of any supplement or amendment to the Proxy Statement that the Board of Directors of the Company has determined in good faith (after consultation with outside legal counsel) is required under applicable Law and for such supplement or amendment to be disseminated and reviewed by the stockholders of the Company in advance of the Company Stockholders’ Meeting, (B) to the extent required by a court of competent jurisdiction in connection with any proceedings in connection with this Agreement or the Transactions, (C) if as of the time for which the Company Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting or (D) to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval, and in each case only for the minimum duration necessary to remedy the circumstances giving rise thereto; provided, however, that, in the case of clauses (A), (C) and (D), in no event shall the Company Stockholders’ Meeting be held later than thirty (30) calendar days after the date on which the Company Stockholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law) without the consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned).

(c) Nothing in this Section 5.12 shall be deemed to prevent the Company or the Board of Directors of the Company or any duly authorized committee thereof from taking any action they are permitted or required to take under, and in compliance with, Section 5.02 or applicable Law.

SECTION 5.13. Section 16 Matters. Prior to the Effective Time, the Company shall take all actions reasonably necessary or advisable to cause the dispositions of equity securities of the Company (including any derivative securities) pursuant to the Merger and the other Transactions by each individual who is an officer or director of the Company subject to Section 16 of the Exchange Act to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VI

Conditions to the Merger

SECTION 6.01. Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or written waiver by each party hereto, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) No Restraints. No applicable Law and no Judgment enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority of competent jurisdiction (collectively, “Restraints”) in the U.S. shall be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the Merger;

(b) HSR. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

(c) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained; and

(d) State Healthcare Notifications. The waiting periods (and any extension thereof) and any required approvals or authorizations applicable to the consummation of the Merger under state Healthcare Laws set forth on Section 3.04(e) of the Company Disclosure Letter shall have expired or been terminated or been obtained, respectively.

SECTION 6.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction (or written waiver by Parent, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 3.02 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for any representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be true and correct only as of such specified date), except for any inaccuracies that are de minimis, (ii) set forth in

Section 3.01(a), Section 3.03(a), Section 3.03(b), Section 3.03(c), Section 3.19 and Section 3.21 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for any representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be true and correct only as of such specified date) and (iii) set forth in this Agreement, other than those Sections specifically identified in the foregoing clauses (i) and (ii), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for any representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be true and correct only as of such specified date), except, in the case of this clause (iii) only, where the failure to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Compliance with Covenants. The Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it at or prior to the Effective Time under this Agreement.

(c) Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing.

(d) Closing Certificate. Parent shall have received a certificate, dated as of the Closing Date, signed on behalf of the Company by an executive officer of the Company certifying that the conditions set forth in Section 6.02(a), Section 6.02(b) and Section 6.02(c) have been satisfied.

SECTION 6.03. Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction (or written waiver by the Company, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for any representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be true and correct only as of such specified date), except where the failure to be so true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) Compliance with Covenants. Parent and Merger Sub shall have complied with or performed in all material respects their obligations required to be complied with or performed by them at or prior to the Effective Time under this Agreement.

(c) Closing Certificate. The Company shall have received a certificate, dated as of the Closing Date, signed on behalf of Parent and Merger Sub by an executive officer of Parent certifying that the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied.

SECTION 6.04. Frustration of Conditions. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 6.01 or Section 6.02 to be satisfied if such failure was caused by the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 6.01 or Section 6.03 to be satisfied if such failure was caused by the Company’s failure to perform any of its obligations under this Agreement.

SECTION 6.05. Waiver of Conditions. All conditions to the Closing set forth in this Article VI will be deemed to have been satisfied or waived from and after the Closing.

ARTICLE VII

Termination

SECTION 7.01. Termination. This Agreement may be terminated, and the Transactions abandoned, at any time prior to the Effective Time (except as otherwise expressly provided herein) as follows:

(a) by the mutual written consent of the Company and Parent;

(b) by either of the Company or Parent:

(i) if the Effective Time shall not have occurred on or prior to December 9, 2026 (as such date may be extended in accordance with the terms hereof, the “Outside Date”); provided, that if as of such date, all of the conditions to Closing set forth in Article VI have been satisfied or (to the extent permitted by applicable Law) waived other than (A) the conditions set forth in Section 6.01(a) (solely to the extent such condition has not been satisfied due to any Restraint issued in respect of, under or relating to the HSR Act or any state Healthcare Law) and Section 6.01(b) and (B) those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time, then the Outside Date will be automatically extended until March 9, 2027 (and such date will then be the Outside Date); provided, further, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or resulted in the events specified in this Section 7.01(b)(i) (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);

(ii) if any Restraint in the U.S. having the effect set forth in Section 6.01(a) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(ii) shall (A) have used the required efforts to prevent the entry of and to remove such Restraint in accordance with its obligations under this Agreement, (B) not have breached in any material respects its respective obligations under Section 5.03 and (C) not have been the primary cause of such Restraint due to a failure to perform any such obligations; or

(iii) if the Company Stockholders’ Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Stockholder Approval shall not have been obtained;

(c) by Parent:

(i) if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (B) is incapable of being cured or, if capable of being cured by the Outside Date, has not been cured by the Company prior to the earlier of the Outside Date or the thirtieth (30th) calendar day following receipt by the Company of written notice of such breach or failure to perform from Parent describing such breach or failure to perform and stating Parent’s intention to terminate this Agreement pursuant to this Section 7.01(c)(i); provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder (which breach has not be cured); or

(ii) prior to the Company Stockholders’ Meeting (including any adjournments or postponement thereof), if the Board of Directors of the Company shall have made or effected an Adverse Recommendation Change; or

(d) by the Company:

(i) if either of Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (B) is incapable of being cured or, if capable of being cured by the Outside Date, has not been cured by Parent prior to the earlier of the Outside Date or the thirtieth (30th) calendar day following receipt by Parent of written notice of such breach or failure to perform from the Company describing such breach or failure to perform and stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(d)(i); provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder (which breach has not be cured); or

(ii) prior to receipt of the Company Stockholder Approval, in connection with entering into a Company Acquisition Agreement providing for a Superior Proposal in accordance with Section 5.02(d) which Company Acquisition Agreement is entered into immediately following such termination; provided that prior to or concurrently with such termination the Company pays or causes to be paid the applicable Company Termination Fee to the extent due and payable under Section 7.03(a);

SECTION 7.02. Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 5.05, this Section 7.02, Section 7.03 and Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub, the Company or their respective directors, officers and Affiliates, except, subject to Section 7.03(c) (including the limitations on liability set forth therein), no such termination shall relieve any party from liability for damages to another party resulting from a Willful Breach of this Agreement or from Fraud.

SECTION 7.03. Termination Fee.

(a) In the event that:

(i) this Agreement is terminated by the Company or Parent pursuant to Section 7.01(b)(i) (Outside Date) or Section 7.01(b)(iii) (Failure to Obtain Company Stockholder Approval) or by Parent pursuant to Section 7.01(c)(i) (Company Breach); provided that (A) a bona fide Takeover Proposal shall have been publicly made, proposed or communicated by a third party (or such Takeover Proposal has otherwise been made known to the Board of Directors of the Company and shall have become publicly known) (1) in the case of a termination pursuant to Section 7.01(b)(i) or Section 7.01(b)(iii), after the date of this Agreement or (2) in the case of a termination pursuant to Section 7.01(c)(i), prior to the date of the applicable breach and, in the case of a termination pursuant to Section 7.01(b)(iii), not publicly withdrawn prior to the time this Agreement is terminated and (B) within twelve (12) months of the date this Agreement is terminated, the Company consummates a Takeover Proposal (or enters into a definitive written agreement with respect to any transaction included within the definition of Takeover Proposal and such transaction is subsequently consummated at any time) with the Person or Persons that made the Takeover Proposal referred to in clause (A); provided that, for purposes of this Section 7.03(a)(i), the references to “25%” in the definition of Takeover Proposal shall be deemed to be references to “50%”; or

(ii) this Agreement is terminated (A) by Parent pursuant to Section 7.01(c)(ii) (Adverse Recommendation Change) or (B) by the Company pursuant to Section 7.01(d)(ii) (Company Superior Proposal);

then, in any such event under clause (i) or (ii) of this Section 7.03(a), the Company shall pay or cause to be paid the applicable Company Termination Fee to Parent or its designee by wire transfer of same-day funds to an account designated in writing by Parent (x) in the case of Section 7.03(a)(ii)(A), within two (2) Business Days after such termination, (y) in the case of Section 7.03(a)(ii)(B), simultaneously with such termination or (z) in the case of Section 7.03(a)(i), within two (2) Business Days after the consummation of the Takeover Proposal referred to therein; it being understood that in no event shall the Company be required to pay or cause to be paid the applicable Company Termination Fee on more than one occasion.

As used herein, “Company Termination Fee” shall mean a cash amount equal to $32,394,000.

(b) Each of the parties hereto acknowledges that the agreements contained in this Section 7.03 are an integral part of the Transactions, and that without these agreements, the other parties hereto would not enter into this Agreement. Accordingly, if the Company fails to timely pay or cause to be paid any amount due pursuant to this Section 7.03, and, in order to obtain the payment, Parent commences an Action which results in a judgment against the Company for the payment set forth in this Section 7.03, then the Company shall pay or cause to be paid to Parent its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

(c) Subject in all respects to Parent’s injunction, specific performance and equitable relief rights and related rights set forth in Section 8.08 and the reimbursement obligations of the Company under Section 7.03(b), in the event the applicable Company Termination Fee is paid to Parent in circumstances for which such fee is payable pursuant to Section 7.03(a), payment of the applicable Company Termination Fee shall be the sole and exclusive monetary damages remedy of Parent, Merger Sub or any of their respective former, current or future officers, directors, partners, stockholders, financing sources, managers, members or Affiliates (collectively, the “Parent Related Parties”) against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (collectively, “Company Related Parties”) for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions; provided, that no such payment of the Company Termination Fee shall relieve the Company Related Parties from any liability for damages resulting from a Willful Breach of this Agreement or from Fraud by such Company Related Party. While Parent may pursue both a grant of specific performance in accordance with Section 8.08 and the payment of the applicable Company Termination Fee under Section 7.03, under no circumstances shall Parent be permitted or entitled to receive both a grant of specific performance that results in a Closing and any money damages, including all or any portion of the Company Termination Fee.

ARTICLE VIII

Miscellaneous

SECTION 8.01. No Survival of Representations and Warranties. None of the representations or warranties in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement that by its terms applies in whole or in part after the Effective Time, which shall survive to the extent expressly provided for herein or therein.

SECTION 8.02. Amendment or Supplement. Subject to compliance with applicable Law, at any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects by written agreement of Parent and the Company; provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment or supplement to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

SECTION 8.03. Extension of Time, Waiver, etc. At any time prior to the Effective Time, Parent and the Company may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing clauses (a) through (c)); provided, however, that, following receipt of the Company Stockholder Approval, there shall be no waiver or extension of this Agreement which by Law would require further approval by the stockholders of the Company without such approval. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

SECTION 8.04. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld, delayed or conditioned). No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.04 shall be null and void.

SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts (including by electronic signature, PDF or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (and the exhibits and schedules hereto), together with the Company Disclosure Letter, the Confidentiality Agreement and the Voting Agreements, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. The Company Disclosure Letter and the Exhibits hereto are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein. Notwithstanding anything to the contrary in this Agreement, the Company Disclosure Letter shall not be deemed a part of this Agreement as provided in Section 268(b) of the DGCL. This Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, except for: (a) if the Effective Time occurs, the right of the stockholders of the Company to receive the Merger Consideration as provided in Section 2.01; (b) if the Effective Time occurs, the right of the holders of Equity-Based Awards to receive such amounts as provided for in Article II; (c) if the Effective Time occurs, the rights of the Indemnitees (and each Indemnitee’s heirs and representatives) set forth in Section 5.06; (d) the rights of the Company Related Parties set forth in Section 7.03(c) and (e) following the termination of this Agreement pursuant to Article VII, subject to Section 7.02 and the last sentence of this Section 8.06, the right of the Company, as sole and exclusive agent for and on behalf of the stockholders of the Company (which stockholders shall not be entitled to pursue such damages on their own behalf) (who are third-party beneficiaries hereunder solely to the extent necessary for this clause (e) to be enforceable in accordance with Section 261(a) of the DGCL), to pursue any damages (including damages based on the loss of the economic benefit of the Transactions to the stockholders of the Company) solely in connection with a Willful Breach of this Agreement by Parent or Fraud by Parent. The rights granted pursuant to clause (e) of this Section 8.06 and the provisions of Section 7.02 with respect to the recovery of damages based on the losses suffered by the stockholders of the Company (including the loss of the economic benefit of the Transactions to the stockholders of the Company) shall only be enforceable on behalf of the stockholders of the Company by the Company in its sole and absolute discretion, as the sole and exclusive agent for the stockholders of the Company (which stockholders shall not be entitled to pursue such enforcement on their own behalf); provided that, in such capacity as sole and exclusive agent for the stockholders of the

Company, the Company shall (i) be entitled to reimbursement (from the stockholders of the Company) from any such recovery of damages of its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees determined by reference to standard hourly rates) that have been incurred by the Company in connection with acting as sole and exclusive agent for the stockholders of the Company pursuant to clause (e) of this Section 8.06 and (ii) not be liable to the stockholders of the Company for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Company’s gross negligence or willful misconduct was the cause of any direct loss to the stockholders of the Company.

SECTION 8.07. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the Laws that might otherwise govern under any applicable conflict of Laws principles.

(b) All Actions arising out of or relating to this Agreement or the Transactions shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware). The parties hereto hereby irrevocably (i) submit to the exclusive jurisdiction and venue of such courts in any such Action, (ii) waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action, (iii) agree to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any such court and (iv) agree to not bring any Action arising out of or relating to this Agreement or the Transactions in any court other than the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware), except for Actions brought to enforce the judgment of any such court. The consents to jurisdiction and venue set forth in this Section 8.07(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.10. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

SECTION 8.08. Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief (including any fees payable pursuant to Section 7.03), even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement and the Transactions. Subject to the following sentence, the parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.07(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (b) the provisions set forth in Section 7.03 (i) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (ii) shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement and (c) the right of specific enforcement is an integral part of the Transactions and without that right none of the Company, Parent and Merger Sub would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.08 shall not be required to provide any bond or other security in connection with any such order or injunction. If, prior to the Outside Date, any party hereto brings any action, in each case, in accordance with Section 8.08, to enforce specifically the performance of the terms and provisions hereof by any other party, the Outside Date shall automatically be extended (x) for the period during which such action is pending, plus 20 Business Days or (y) by such other time period established by the court presiding over such action, as the case may be.

SECTION 8.09. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.09.

SECTION 8.10. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (unless an automated message indicating non-delivery is received with respect thereto) or sent by nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to it at:

c/o Universal Health Services, Inc.

367 South Gulph Road

King of Prussia, PA 19406

Attention: Matthew D. Klein, Senior Vice President and General Counsel

Email: [*]

with a copy (which shall not constitute notice) to:

McDermott Will & Schulte LLP

444 West Lake Street, Suite 4000

Chicago, IL 60606

Attention: Eric Orsic

Email: eorsic@mcdermottlaw.com

If to the Company, to it at:

Talkspace, Inc.

P.O. Box 659

Portsmouth, NH 03802

Attention: Legal Department

Email: [*]

with copies (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Two Manhattan West 375 Ninth Avenue

New York, NY 10001

Attention: Minh Van Ngo

 Andrew M. Wark

Email:  mngo@cravath.com

  awark@cravath.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be in writing and shall be deemed to have been received on the earliest of (i) the date when personally delivered, (ii) the date when transmitted via electronic e-mail address (unless an automated message indicating non-delivery is received with respect thereto) or (iii) the next succeeding Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service.

SECTION 8.11. Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

SECTION 8.12. Definitions.

(a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Affiliated Professional Entity” means any entity that provides professional medical, psychology, or other therapy services and to which the Company or any of its Subsidiaries provides comprehensive administrative and back office support services under a management or administrative services agreement.

“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, all other applicable federal, state or foreign antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to preserve or protect competition or prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade, abuse of a dominant position or lessening of competition through merger or acquisition.

“Business Day” means a day except a Saturday, a Sunday or other day on which the banking institutions in the City of New York, New York are authorized or required by Law or executive order to be closed.

“Code” means the Internal Revenue Code of 1986.

“Collective Bargaining Agreement” means each collective bargaining, works council or other labor union Contract or labor arrangement covering any employee of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities, excluding any national, industry or similar generally applicable Contract or arrangement.

“Commonly Controlled Entity” means any Person or entity that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Company Charter Documents” means the Company’s certificate of incorporation and bylaws, each as amended or amended and restated, as the case may be, and as in effect on the date hereof.

“Company IT Assets” means the computer and other information technology systems, including hardware, Software, computer systems, databases and documentation, reference and resource materials relating thereto that are owned, leased or licensed and, in each of the foregoing cases, controlled by the Company or any of its Subsidiaries or any of the Affiliated Professional Entities and used in the operation of the businesses of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities.

“Company Lease” means any lease, sublease, license or other agreement (including any amendments, extensions, renewals, guaranties or other agreements related thereto) pursuant to which the Company or any of its Subsidiaries or any of the Affiliated Professional Entities leases, subleases, licenses, uses or occupies any Leased Real Property.

“Company RSU” means a restricted stock unit with respect to Company Common Stock granted under the Equity Plans.

“Company Stock Option” means an option to purchase shares of Company Common Stock granted under the Equity Plans.

“Company Plan” means each plan, program, policy, agreement or other arrangement covering current or former directors, employees or individual consultants of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities that is (a) an employee welfare plan within the meaning of Section 3(1) of ERISA (whether or not subject to ERISA), (b) an employee pension benefit plan within the meaning of Section 3(2) of ERISA, (c) a stock option, stock purchase or other equity or equity-based agreement, program or plan, (d) an individual employment, consulting, change-in-control, severance, retention or other similar agreement or (e) a bonus, incentive, deferred compensation, profit-sharing, retirement, post-retirement, health or welfare, vacation, severance or termination pay, benefit or fringe benefit plan, program, policy, agreement or other arrangement, in each case, that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or any of the Affiliated Professional Entities or which the Company or any of its Subsidiaries or any of the Affiliated Professional Entities is obligated to sponsor, maintain or contribute to, other than any plan, program, policy, agreement or arrangement mandated by applicable Law.

“Company Warrants” means, together, the Public Warrants and the Private Placement Warrants, each as defined in the Warrant Agreement.

“Contract” means any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement.

“Corporate Practice Documents” means (a) a management services agreement, administrative services agreement, business support services agreement, reciprocal provider agreement or network participation agreement between an Affiliated Professional Entity and the Company or any of its Subsidiaries, (b) medical director and physician liaison agreement or membership interest control agreement between an equityholder of the Affiliated Professional Entity and an Affiliated Professional Entity, (c) a line of credit agreement, deficit funding loan agreement, or substantially equivalent agreement permitting the Company or its Subsidiaries to lend funds to an Affiliated Professional Entity, (d) a Securities Transfer Restriction Agreement and (e) the governing and organizational documents of an Affiliated Professional Entity.

“Controlled Group Liability” means any and all liabilities (a) under Title IV of ERISA, (b) under Section 302 or 4068(a) of ERISA, (c) under Section 430(k) or 4971 of the Code and (d) for violation of the continuation coverage requirements of Sections 601 et seq. of ERISA and Section 4980B of the Code or the group health requirements of Sections 701 et seq. of ERISA and Sections 9801 et seq. of the Code, in the case of each of the foregoing clauses (a) through (d), with respect to the Company or any Commonly Controlled Entity.

“Data Privacy Laws” means any Law or industry self-regulatory program concerning the collection, use, analysis, retention, storage, protection, transfer, disclosure, disposal or Processing of Personal Information.

“Encumbrance” means any pledge, lien, charge, mortgage, deed of trust, security interest, lease, license, covenant, restriction, hypothecation, option to purchase or lease or otherwise acquire any interest, right of first refusal or offer, conditional sale or other title retention agreement, adverse claim of ownership or use, easement, encroachment, right-of-way or other title defect, third-party right or encumbrance of any kind or nature.

“Equity Plans” means the Company 2021 Incentive Award Plan and the 2014 Stock Incentive Plan of the Company, each as may be amended or amended and restated from time to time and including any subplan thereto.

“Equity-Based Awards” means, together, Company RSUs and Company Stock Options.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Ratio” means a fraction (a) the numerator of which is the closing price of Company Common Stock on Nasdaq (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties) on the last day on which Company Common Stock is traded on Nasdaq that is immediately prior to the date of the Effective Time and (b) the denominator of which is the closing price of a Parent Class B Share on NYSE (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties) on the last day on which Company Common Stock is traded on Nasdaq that is immediately prior to the date of the Effective Time.

“Federal Health Care Program” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, state Medicaid programs, state CHIP programs, TRICARE and similar or successor programs with or for the benefit of any Governmental Authority.

“Fraud” means the actual, knowing and intentional fraud under the laws of the State of Delaware by any party hereto in connection with the representations and warranties set forth in Article III and Article IV.

“GAAP” means generally accepted accounting principles in the U.S., consistently applied.

“Governmental Authority” means any government, governmental bureau, governmental board, governmental department, court, regulatory or administrative agency or body, commission or authority or other legislative, executive or judicial governmental entity or tribunal (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational or any arbitrational tribunal.

“Healthcare Laws” means all Laws pertaining to the regulation of healthcare, entities that provide items or services directly or indirectly to, for, or on behalf of healthcare providers and suppliers or the payment or reimbursement for items or services rendered, provided, dispensed or furnished by healthcare providers or suppliers, including: (a) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Exclusions Law (42 U.S.C. § 1320a-7), the Physician Self-Referral Law, commonly known as the “Stark Law” (42 U.S.C. §§ 1395nn and 1396b), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the Federal Criminal False Claims Act (18 U.S.C. §§ 287 and 1001), the Federal Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801 et seq.), the False Statements Relating to Health Care Matters Law (18 U.S.C. § 1035), the Health Care Fraud Law (18 U.S.C. § 1347) and any regulations promulgated pursuant to such statutes, (b) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder, (c) TRICARE (10 U.S.C. § 1071 et seq.) and the regulations promulgated thereunder, (d) HIPAA and state health privacy, medical records, and medical information Laws, (e) the Patient Protection and Affordable Care Act (Pub. L. 111-148), as amended by the Health Care Education and Reconciliation Act (Pub. L. 111-152), and the regulations promulgated thereunder, (f) quality and safety Laws relating to the regulation, provision or administration of, or payment for, healthcare items or services, (g) licensure Laws relating to the regulation, provision or administration of, or payment for, healthcare items or services, (h) any Laws and regulations of a Third-Party Payor Program, (i) all applicable Laws relating to the coding or provision of, or billing or payment for, healthcare items or services or relating to healthcare information, (j) all applicable state and local Laws regulating fee splitting, licensing, reimbursement, kickbacks, claim processing, corporate practice of medicine, psychology, therapy, telehealth services and medical record documentation requirements and (k) any analogous Laws imposed by any state or local jurisdiction, including any similar state or local fraud and abuse Laws governing the offer, payment, solicitation or receipt of any remuneration in exchange for a referral, furnishing, arranging for the furnishing, lease, purchase, order, or recommendation of any healthcare product or service.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health (HITECH) Act, together with all implementing regulations thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Intellectual Property” means all of the following, in each case in any jurisdiction throughout the world: (a) any patent, patent application or patent disclosure, together with all extensions, adjustments, renewals, divisions, continuations, continuations-in-part, reissues and re-examinations thereof; (b) any trademark, service mark, trade dress, logo, trade name or any other indicia of source or origin, together with the goodwill associated with any of the foregoing, and any application, registration or renewal thereof (collectively, the “Trademarks”); (c) any works of authorship whether or not copyrightable and other copyrightable works (including copyrights in Software, databases, website content, and promotional materials) whether or not registered or sought to be registered and whether or not published, and any application, registration or renewal thereof, together with all translations, adaptations, derivations, and combinations thereof, and all moral rights and all other rights associated therewith; (d) any internet domain name; (e) any trade secrets, confidential know-how or other confidential and proprietary information (including ideas, research and development, know-how, invention (whether patentable or unpatentable and whether or not reduced to practice) or invention disclosure, processes and techniques, technical data and information, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), and all other information that derives economic value from not being generally known (collectively, the “Proprietary Information”); (f) any social media accounts, identifiers and designations; (g) any Software; (h) any other material proprietary rights; and (i) any claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing.

“Intervening Event” means any state of facts, event, change, development, condition, occurrence or circumstances not known (or if known, the magnitude or material consequences of which were unknown and not reasonably foreseeable) by the Board of Directors of the Company as of the date of this Agreement, but which state of facts, event, change, development, condition, occurrence or circumstances (or consequences thereof) becomes known to the Board of Directors of the Company after the date of this Agreement and prior to receipt of the Company Stockholder Approval; provided, however, that in no event shall any of the following constitute an Intervening Event: (a) a Takeover Proposal or the receipt, existence or terms thereof; (b) changes in the trading price or trading volume of the Company Common Stock, in and of itself (it being understood that the underlying causes, facts or occurrences giving rise or contributing to such changes may be taken into account whether an Intervening Event has occurred); (c) the Company or any of its Subsidiaries meeting or exceeding any published analyst estimates or expectations of the Company’s and its Subsidiaries’ revenue, earnings or other financial performance or results of operations for any period, in and of itself, or exceeding the Company’s and its Subsidiaries’ internal or external budgets, plans or forecasts of revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the underlying causes, facts or occurrences giving rise or contributing to the Company and its Subsidiaries meeting or exceeding such estimates, projections, budgets, plans or forecasts may be taken into account whether an Intervening Event has occurred); (d) any effect attributable to the negotiation, execution or announcement of this Agreement, the Merger and the Transactions; or (e) any effect resulting from or arising out of a breach of this Agreement by the Company.

“IRS” means the Internal Revenue Service.

“Knowledge” means (a) with respect to the Company, the actual knowledge of the individuals listed on Section 8.12(a) of the Company Disclosure Letter after due inquiry and (b) with respect to Parent or Merger Sub, the actual knowledge of any of the appointed officers or directors of Parent or Merger Sub after due inquiry.

“Leased Real Property” means any real property that is leased, subleased, licensed or otherwise occupied by the Company or any of its Subsidiaries or any of the Affiliated Professional Entities (in each case whether as tenant, subtenant, licensee or occupant).

“Material Adverse Effect” means any state of facts, condition, development, effect, change, event, circumstance or occurrence that, individually or in the aggregate, (a) has, or would be reasonably expected to have, a material adverse effect on the business, results of operations or financial condition of the Company, its Subsidiaries and the Affiliated Professional Entities taken as a whole or (b) prevents, materially impairs or materially delays the consummation by the Company of the Transactions; provided, however, that, solely with respect to clause (a), none of the following, and no state of facts, condition, development, effect, change, event, circumstance or occurrence arising out of or resulting from the following, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred, is continuing or would reasonably be expected to occur: any state of facts, condition, development, effect, change, event, circumstance or occurrence (A) generally affecting the industry in which the Company and its Subsidiaries operate or the economy, credit or financial or capital markets, in the U.S. or elsewhere in the world, including changes in interest or exchange rates, monetary policy or inflation, or (B) to the extent arising out of, resulting from or attributable to (1) changes or prospective changes in applicable Law or in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in the general legal, regulatory, political or social conditions, in each case arising after the date of this Agreement, (2) the negotiation, execution, announcement or performance of this Agreement or the consummation of the Transactions (other than for purposes of any representation or warranty contained in Sections 3.03(d) and 3.04), including the impact thereof on relationships, contractual or otherwise, with customers, payors, suppliers, distributors, partners, employees or regulators, or any litigation arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions, (3) acts of war (whether or not declared), military activity, sabotage, cyberattacks (other than those directly targeted at the Company, any of its Subsidiaries or any of the Affiliated Professional Entities), civil disobedience, government shutdown, government slowdown or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), military activity, sabotage, cyberattacks (other than those directly targeted at the Company, any of its Subsidiaries or any of the Affiliated Professional Entities), civil disobedience, government shutdown, government slowdown or terrorism, (4) earthquakes, fires, floods, hurricanes, tornados or other natural disasters, weather-related events, casualty events, force majeure events or other comparable events, (5) any action taken by the Company or its Subsidiaries that is required by this Agreement or that is taken with Parent’s written consent or at Parent’s written request, or the failure to take any action by the Company or its Subsidiaries if that action is prohibited by this Agreement (provided that this clause (5) shall not apply to any action omitted to be taken pursuant to Section 5.01 unless the Company has requested to take an action that is prohibited by Section 5.01 and Parent has unreasonably withheld, delayed or conditioned its written consent to such action), (6) any change or prospective change in reimbursement rates or any change or prospective change to eligibility requirements, in each case, imposed by any Governmental Authority or Third-Party Payor Program, (7) any change in the Company’s credit ratings, (8) any decline in the market price, or change in trading volume, of the shares of the Company, (9) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (7), (8) and (9) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (A) and clauses (B)(1) through (10)) is a Material Adverse Effect) or (10) changes in funding policies of or spending by any Governmental Authority; provided, further, however, that any state of facts, condition, development, effect, change, event, circumstance or occurrence referred to in clause (A) or clauses (B)(1), (3), (4) or (10) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect to the extent such state of facts, condition, development, effect, change, event, circumstance or occurrence has a disproportionate adverse effect on the Company, its Subsidiaries and the Affiliated Professional Entities, taken as a whole, as compared to other participants in the industry in which the Company, its Subsidiaries and the Affiliated Professional Entities operate (in which case only the incremental disproportionate impact or impacts (to the extent not otherwise excluded by this definition) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

“Open Source Software” means any computer Software program whose source code is published and made available under a license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation).

“Owned Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries or any of the Affiliated Professional Entities.

“Parent Class B Shares” means Class B Common Stock, par value $0.01 per share, of Parent.

“Parent Material Adverse Effect” means any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair (i) the consummation by Parent or Merger Sub of any of the Transactions or (ii) the compliance by Parent or Merger Sub with its obligations under this Agreement.

“PCI DSS” means the Payment Card Industry Data Security Standard and any PCI DSS or card brand rules or regulations.

“Permitted Encumbrances” means (i) easements, rights-of-way, encroachments, restrictions, conditions and other similar non-monetary Encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not reasonably be expected to materially impair the use or value of the applicable real property or otherwise materially impair the present or reasonably contemplated business operations at such location, (ii) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such real property, (iii) statutory Encumbrances for Taxes not yet due and payable or the amount or validity of which are being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (iv) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, and landlords’ liens granted or which arise in the ordinary course of business which are not due and payable or the amount or validity of which are contested in good faith by appropriate proceedings, (v) pledges or deposits under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good-faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (vi) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, (vii) Encumbrances discharged at or prior to the Effective Time, and (viii) other non-monetary Encumbrances that do not materially impair the existing use of the asset or property affected by such Encumbrance.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Personal Information” means all data and information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly to a particular individual or is otherwise is subject to any applicable Data Privacy Laws related to the privacy or security of information associated with an individual.

“Privacy Consents” means the terms of any consents, authorizations, waiver of authorization or other permission or third party terms pursuant to which the Company Processed or Processes Personal Information.

“Processing” shall mean any operation or set of operations which is performed on Personal Information, whether or not by automatic means, such as collection, recording, organization, access, storage, distribution, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination, transfer or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Proprietary Information” is defined in the definition of Intellectual Property.

“Registered Company Intellectual Property” means all Owned Company Intellectual Property that has been registered with or issued by, or is the subject of a pending application for such, with or by any Governmental Authority or domain name registrar, by or on behalf of the Company or any of its Subsidiaries or any of the Affiliated Professional Entities.

“Representatives” means, with respect to any Person, its officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors, Affiliates and other representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

“Securities Transfer Restriction Agreement” means any agreement among the Company and its Subsidiaries, an Affiliated Professional Entity, and an equityholder of an Affiliated Professional Entity which prevents or limits the equityholder of an Affiliated Professional Entity from transferring the equity interests of such Affiliated Professional Entity.

“Software” means all software and computer programs, including all software implementations of algorithms, models and methodologies, whether in source code, object code or other form, whether or not copyrightable, and all versions, updates, corrections, enhancements, and modifications thereto, and all related documentation, developer notes, comments, training materials and annotations thereto.

“Sponsor Support Agreement” means that certain Sponsor Support Agreement, dated as of January 12, 2021, by and among HEC Sponsor LLC, a Delaware limited liability company, the persons set forth on Schedule I thereto, Hudson Executive Investment Corp., a Delaware corporation, and Groop Internet Platform, Inc., a Delaware corporation.

“Subsidiary”, when used with respect to any Person, means (i) any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) of which such Person or one of its Subsidiaries is a general partner or manager. For the avoidance of doubt, a Subsidiary of the Company shall not include any of the Affiliated Professional Entities.

“Tax Returns” mean any reports, returns, information returns, filings, claims for refund or other information filed or required to be filed with a Governmental Authority in connection with Taxes, including any schedules or attachments thereto, and any amendments to any of the foregoing.

“Taxes” means all taxes, imposts, levies, duties, withholdings or other like assessments or charges, in each case in the nature of a tax, imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.

“Third-Party Payor Programs” means all third-party payor programs in which the Company or any of its Subsidiaries or any of the Affiliated Professional Entities participates in, including Medicare, Medicaid, TRICARE and any other federal, state, local or government agency-funded health care programs, as well as managed care plans, private, non-governmental insurance, workers compensation programs, and administered self-funded employer or union plans.

“Trademarks” is defined in the definition of Intellectual Property.

“Transactions” means, collectively, the transactions contemplated by this Agreement, including the Merger.

“Willful Breach” means a material breach of, or a material failure to perform, any representation, warranty or covenant set forth in this Agreement, in each case that is the consequence of an intentional act or intentional omission by the breaching party with the actual knowledge that the taking of such act or failure to take such act would result in such material breach or material failure to perform.

“Warrant Agreement” means the Warrant Agreement between Hudson Executive Investment Corp. and Continental Stock Transfer & Trust Company, dated June 8, 2020.

The following terms are defined on the page of this Agreement set forth after such term below:

Terms Not Defined in this Section 8.12	Section
Acceptable Confidentiality Agreement	Section 5.02(f)
Action	Section 3.07
Adverse Recommendation Change	Section 5.02(d)
Affiliate Transaction	Section 3.22
Agreement	Preamble
Announcement	Section 5.04
Appraisal Shares	Section 2.08(a)
Assumed Option	Section 2.03(d)
Assumed RSU	Section 2.03(b)
Balance Sheet Date	Section 3.05(c)
Bankruptcy and Equity Exception	Section 3.03(a)
Book-Entry Share	Section 2.01(c)
Capitalization Date	Section 3.02(a)
Certificate of Merger	Section 1.03
Claim	Section 5.06(c)
Closing	Section 1.02
Closing Date	Section 1.02
Company	Preamble
Company Acquisition Agreement	Section 5.02(d)
Company Board Recommendation	Recitals
Company Common Stock	Recitals
Company Disclosure Letter	Article III
Company ESPP	Section 2.05
Company Intellectual Property	Section 3.13(b)
Company Preferred Stock	Section 3.02(a)
Company Related Parties	Section 7.03(c)
Company SEC Documents	Section 3.05(a)
Company Securities	Section 3.02(b)
Company Software	Section 3.13(i)
Company Stockholder Approval	Section 3.03(c)
Company Stockholders’ Meeting	Section 5.12(b)
Company Termination Fee	Section 7.03(a)(ii)
Comparability Period	Section 5.07(a)
Confidentiality Agreement	Section 5.05
Continuing Employee	Section 5.07(a)
DGCL	Recitals
DOJ	Section 5.03(d)
dollars	Section 8.16(a)

Terms Not Defined in this Section 8.12	Section
DTC	Section 2.02(b)(i)
Effective Time	Section 1.03
Environmental Laws	Section 3.12
ESPP Purchase Date	Section 2.05
Exchange Act	Section 3.04
Exchange Fund	Section 2.02(a)
Existing Purchase Period	Section 2.05
Filed SEC Documents	Article III
FTC	Section 5.03(d)
Healthcare Professional	Section 3.18(g)
Indebtedness	Section 5.01(b)(v)
Indemnitee	Section 5.06(a)
Indemnitees	Section 5.06(a)
Judgment	Section 3.07
Laws	Section 3.08(a)
Match Right Notice	Section 5.02(d)
Material Contract	Section 3.16(a)
Merger	Recitals
Merger Consideration	Section 2.01(c)
Merger Sub	Preamble
NASDAQ	Section 3.04
Non-U.S. Company Plan	Section 3.10(j)
OIG	Section 3.18(b)
Outside Date	Section 7.01(b)(i)
Parent	Preamble
Parent Related Parties	Section 7.03(c)
Paying Agent	Section 2.02(a)
Permits	Section 3.08(b)
Proprietary Information	Section 8.12
Proxy Statement	Section 3.04
Referral Recipient	Section 3.18(e)
Referral Source	Section 3.18(e)
Restraints	Section 6.01(a)
Restriction	Section 5.03(d)
SEC	Section 3.04
SEC Clearance Date	Section 5.12(a)
Secretary of State of Delaware	Section 1.03
Section 409A	Section 2.04
Securities Act	Section 3.05(a)
Share Certificate	Section 2.01(c)
Superior Proposal	Section 5.02(h)
Surviving Corporation	Section 1.01
Takeover Law	Section 3.19(b)
Takeover Proposal	Section 5.02(g)
Trademarks	Section 8.12
U.S.	Section 2.02(a)
Vested Company RSU	Section 2.03(a)
Vested Company Stock Option	Section 2.03(c)
Voting Agreements	Recitals
Warrant Price	Section 2.06
Wells Fargo	Section 3.20

SECTION 8.13. Fees and Expenses. Whether or not the Transactions are consummated, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise expressly set forth in this Agreement.

SECTION 8.14. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes and fees incurred in connection with the Transactions shall be paid by Parent or Merger Sub when due and shall not be a liability of any holder of Company Common Stock or the Company.

SECTION 8.15. Performance Guaranty. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Merger Sub under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed, discharged or complied with following the Effective Time by the Surviving Corporation.

SECTION 8.16. Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, an Exhibit or a Schedule, such reference shall be to an Article of, a Section of, an Exhibit to or a Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to Parent” and words of similar import refer to documents (A) posted to the “Project Toto” electronic datasite hosted by Datasite on behalf of the Company or (B) delivered in person or electronically to Parent or Merger Sub or their respective Representatives, in the case of each of clauses (A) or (B), prior to the execution and delivery of this Agreement. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and including all attachments thereto and instruments incorporated therein. References herein to any statute include all rules and regulations promulgated thereunder. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the U.S. References to a Person are also to its permitted assigns and successors.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Chief Financial Officer

MERGER SUB:

UHS MERGER SUBSIDIARY, INC.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Vice President

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

TALKSPACE, INC.

by	/s/ Jon R. Cohen
Name: Jon R. Cohen
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Certificate of Incorporation of the Surviving Corporation

See attached.

Annex B

EXECUTION VERSION

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of March 9, 2026, is entered into by and among Universal Health Services, Inc., a Delaware corporation (“Parent”), and the Persons executing this Agreement as “Holders” on the signature pages hereto (each, a “Holder” and collectively, the “Holders”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, UHS Merger Subsidiary, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Talkspace, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as the same may be amended or supplemented from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving such merger (the “Merger”);

WHEREAS, as of the date hereof, each Holder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and is entitled to dispose and vote, the number of shares of (a) Company Common Stock and (b) other securities (including Company Warrants) convertible into, or exercisable or exchangeable for, shares of Company Common Stock (such shares described in the foregoing clauses (a) and (b), the “Shares”) set forth next to such Holder’s name on Schedule A attached hereto (the “Existing Shares”); and

WHEREAS, as a material inducement to Parent to enter into the Merger Agreement, Parent has requested each Holder to agree, and each Holder (in such Holder’s capacity as a record or beneficial owner of the Subject Shares) has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein with respect to the Subject Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions; Interpretation

Section 1.01 Definitions. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement.

“New Shares” means any shares of Company Common Stock that a Holder or its Affiliates purchases or with respect to which a Holder or its Affiliates otherwise acquires record or beneficial ownership of, on or after the date of this Agreement and prior to the valid termination of this Agreement in accordance with Section 5.13, including any shares issued or issuable upon the conversion, vesting, exercise or exchange, as the case may be, of all securities (including Company Warrants) held by a Holder that are convertible into, or exercisable or exchangeable for, shares of Company Common Stock.

“Subject Shares” means, collectively, the Existing Shares and the New Shares.

Section 1.02 Interpretation.

(a) When a reference is made in this Agreement to a Schedule, such reference shall be to a Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section or Article, such reference shall be to the corresponding Section or Article of this Agreement unless otherwise indicated. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

ARTICLE II

Representations and Warranties of Each Holder

Each Holder hereby represents and warrants, severally and not jointly, to Parent that:

Section 2.01 Organization. If such Holder is not an individual, such Holder is duly formed, organized or incorporated, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its formation, organization or incorporation.

Section 2.02 Ownership of Subject Shares. Except to the extent any Existing Shares or New Shares are Transferred in accordance with Section 4.03, the Existing Shares are currently and during the term of this Agreement will be, and the New Shares will be, beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) or owned of record by such Holder. Such Holder is the record or beneficial owner of, and has, with respect to such Holder’s Existing Shares, and will have with respect to such Holder’s New Shares, good and marketable title to, such Holder’s Subject Shares, free and clear of all Encumbrances, except for any Encumbrances as (a) may be created or imposed pursuant to this Agreement, the organizational documents of the Company, or the Securities Act or other applicable securities Laws or (b) expressly contemplated by the Merger Agreement. Such Holder does not, and will not, legally or beneficially own (within the meaning of Section 13 of the Exchange Act) any Shares or other securities in the Company (or any of the Company’s Subsidiaries) other than the Subject Shares. Except as contemplated by this Agreement, such Holder has and will have during the term of this Agreement the sole right to vote (including the right to control such vote as contemplated herein) such Holder’s Subject Shares, and no Subject Share of such Holder is subject to any voting trust or other agreement with respect to the voting thereof. Such Holder has and will have during the term of this Agreement the sole right to dispose of such Holder’s Subject Shares and the sole power to issue instructions with respect to the matters set forth herein, and the sole power to agree to all of the matters set forth in this Agreement, with no restrictions, subject to the Securities Act and other applicable securities Laws, on such Holder’s rights of disposition of such Holder’s Subject Shares. Except as contemplated by this Agreement, (i) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Holder to sell, transfer, pledge, assign, exchange, lend, encumber or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise (collectively, “Transfer”), or cause to be Transferred any such Holder’s Subject Shares or otherwise relating to the Transfer of any such Holder’s Subject Shares and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire beneficial ownership of any of such Subject Shares of such Holder.

Section 2.03 Authority; Execution and Delivery; Enforceability. If such Holder is not an individual, such Holder has all necessary power and authority to execute and deliver this Agreement and to perform such Holder’s obligations hereunder and the execution and delivery by such Holder of this Agreement and the performance by such Holder of such Holder’s obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of such Holder is necessary to authorize the execution and delivery of this Agreement or the performance by such Holder of such Holder’s obligations hereunder. If such Holder is an individual, such Holder has the requisite legal capacity, right and authority to execute and deliver this Agreement and to perform such Holder’s obligations under this Agreement. If such Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exception. If such Holder is married and any of such Holder’s Subject Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid, binding and enforceable, this Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of, such Holder’s spouse, enforceable in accordance with its terms except, in each case, as enforcement may be limited by the Bankruptcy and Equity Exception.

Section 2.04 No Conflicts; Governmental Approvals.

(a) Neither the execution and delivery of this Agreement by such Holder, nor the performance or compliance by such Holder with any of the terms or provisions hereof, will (i) if such Holder is not an individual, conflict with or violate any provision of the organizational documents of such Holder or (ii)(A) assuming that the actions described in Section 2.04(b) have been completed prior to or promptly after the Effective Time, violate any Law applicable to such Holder or by which such Holder’s assets or properties are bound or (B) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on the properties or assets of such Holder (including such Holder’s Subject Shares) pursuant to, any note, bond, mortgage, indenture, contract (whether written or oral), agreement, lease, license, permit, franchise or other instrument or obligation to which such Holder is a party or by which such Holder or any of such Holder’s assets or properties is bound, except for any of the foregoing as would not individually or in the aggregate, reasonably be expected to prevent or materially impair or interfere with the ability of such Holder to perform such Holder’s obligations hereunder in any material respect or consummate the transactions contemplated hereby on a timely basis.

(b) No consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by such Holder or the performance by such Holder of such Holder’s obligations hereunder, other than filings with the SEC under the Exchange Act and such reports under, and such other compliance with, the Exchange Act and other applicable securities Laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement and the Merger Agreement.

Section 2.05 Litigation. As of the date hereof, there is no pending or, to the knowledge of such Holder, threatened in writing, legal, civil, criminal or administrative Action against such Holder except as would not, individually or in the aggregate, be reasonably expected to prevent or materially impair or interfere with the ability of such Holder to perform such Holder’s obligations hereunder in any material respect or consummate the transactions contemplated hereby on a timely basis. There is no outstanding Judgment imposed upon such Holder or any of such Holder’s Affiliates except as would not, individually or in the aggregate, be reasonably expected to prevent or materially impair or interfere with the ability of such Holder to perform such Holder’s obligations hereunder in any material respect on a timely basis.

Section 2.06 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or, to the knowledge of such Holder, on behalf of such Holder.

Section 2.07 Parent Reliance; Merger Agreement Governs. Such Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Holder and the representations, warranties and covenants of such Holder contained herein. The Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE III

Representations and Warranties of Parent

Parent hereby represents and warrants to the Holders that:

Section 3.01 Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of Delaware.

Section 3.02 Authority; Execution and Delivery; Enforceability. Parent has all necessary power and authority to execute and deliver this Agreement and to perform Parent’s obligations hereunder. The execution and delivery by Parent of this Agreement and the performance by Parent of Parent’s obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of Parent is necessary to authorize the execution and delivery of this Agreement or the performance by Parent of Parent’s obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the Holders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exception.

ARTICLE IV

Covenants of Holders

Section 4.01 Agreement to Vote.

(a) Subject to the terms of this Agreement, each Holder irrevocably and unconditionally agrees that at the Company Stockholders’ Meeting or at any other meeting of the Company’s stockholders (whether annual or special and whether or not an adjourned or postponed meeting, however called, and including any adjournment or postponement thereof) and, with respect to the matters described below in clauses (ii)(A) through (ii)(D), in connection with any action proposed to be taken by written consent of the Company’s stockholders: (i) when such a meeting of the Company’s stockholders is held, such Holder shall appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum and, if applicable, vote in favor of any proposal to adjourn, recess or postpone any meeting of the Company’s stockholders at which the Merger Agreement or any other actions contemplated by the Merger Agreement is submitted for the consideration and vote of the Company’s stockholders to a later date if there are not proxies representing a sufficient number of shares of Company Common Stock to approve such matters on the date on which the meeting is held, and (ii) such Holder shall vote or cause to be voted at any such meeting (and at every postponement, recess or adjournment thereof), or execute and deliver or cause to be executed and delivered a written consent with respect to, all of such Holder’s Subject Shares (A) in favor of adopting the Merger Agreement and any other actions contemplated by the Merger Agreement in respect of which the approval of the Company’s stockholders is requested; (B) in favor of adoption of any proposal in respect of which the Board of Directors of the Company has (1) determined is reasonably necessary to facilitate any of the transactions contemplated by the Merger Agreement, (2) disclosed the determination described in the foregoing clause (1) in the Proxy Statement or other written materials disseminated to the Company’s stockholders and (3) recommended to be adopted or approved by the Company’s stockholders; (C) in favor of any proposal (to the extent permitted by the Merger Agreement) to adjourn, recess or postpone the applicable meeting; and (D) against (1) any Takeover Proposal, whether or not constituting a Superior Proposal and (2) any action, proposal, transaction or agreement involving the Company or any of its Subsidiaries or any of the Affiliated Professional Entities that would reasonably likely be intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone, affect in an adverse manner or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

(b) Each Holder hereby covenants and agrees that such Holder shall not (i) enter into any agreement or undertaking (including any agreement or undertaking with a Person to vote or give instructions in a manner inconsistent with this Section 4.01) or (ii) take any action or commit or agree to take any action, that would reasonably be expected to materially prevent, impair or interfere with such Holder’s ability to perform any of such Holder’s obligations pursuant to this Agreement.

(c) Each Holder hereby revokes (and agrees to cause to be revoked) any and all proxies, if any, that such Holder has heretofore granted with respect to such Holder’s Subject Shares.

(d) Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Holders. Furthermore, nothing contained in this Agreement shall require the Holders to: (i) convert, exercise or exchange any option or convertible securities in order to obtain any underlying Shares or (ii) vote, or execute any consent with respect to, any Shares underlying such options or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

Section 4.02 Proxy Card. Each Holder shall promptly (but in any event no later than five (5) Business Days prior to the Company Stockholders’ Meeting) execute and deliver to the Company or the Company’s proxy solicitor (or cause the holders of record of such Holder’s Subject Shares to execute and deliver to the Company or the Company’s proxy solicitor) any proxy card or voting instructions such Holder receives that is sent by the Company to its stockholders soliciting proxies with respect to any matter described in Section 4.01(a) which shall be voted in the manner described in Section 4.01(a), and such proxy card or voting instructions shall not be amended, withdrawn or rescinded.

Section 4.03 Transfer and Other Restrictions. Prior to the Termination Date, each Holder shall not, directly or indirectly, (a) Transfer, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of, any Subject Shares to any Person, (b) tender into any tender or exchange offer any Subject Shares, whether voluntarily, involuntarily, by operation or otherwise or (c) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney or any other Contract, option or other arrangement or understanding with respect to the tendering, voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) with respect to any Subject Shares, or deposit any Subject Shares into a voting trust. Notwithstanding the immediately preceding sentence, this Section 4.03 shall not prohibit (i) a Transfer of any Subject Shares by a Holder (A) if such Holder is an individual, to any immediate family member, including any spouse, brother or sister, adopted child or grandchild, or the spouse of any child, adopted child, grandchild, or adopted grandchild, or lineal descendant or antecedent of such Holder or a trust for the benefit of any such family member or lineal descendant or antecedent, (B) to any corporation, limited liability company, or partnership, the stockholders, members, and general and limited partners of which include only the persons named in the preceding clause (i)(A) or (C) to any person or entity if and solely to the extent required by any non-consensual, final and non-appealable Judgment, by divorce decree or by will or intestacy, or (D) as Parent may agree (prior to such Transfer) in writing in Parent’s sole and absolute discretion, so long as and only if, in the case of each of the foregoing clauses (i)(A) through (i)(D), the assignee or transferee of such Subject Shares agrees to be bound by the terms of this Agreement to the same effect as such Holder and executes and delivers to Parent a written consent and joinder memorializing such agreement in form reasonably acceptable to Parent, (ii) (A) the net settlement of such Holder’s options to purchase shares of Company Common Stock (to pay the exercise price thereof and any tax withholding obligations), (B) the net settlement of such Holder’s Company RSU settled in shares of Company Common Stock (to pay any tax withholding obligations), (C) the exercise of such Holder’s Company Stock Options, to the extent such Company Stock Options would expire prior to the Effective Time, or (D) the sale of a sufficient number of shares of Company Common Stock acquired upon exercise of such Holder’s Company Stock Options pursuant to the foregoing clause (ii)(C) or upon the settlement of such Holder’s Company RSU, in each case as would generate sales proceeds sufficient to pay the aggregate applicable exercise price of shares then exercised under such Company Stock Options and the taxes payable by such Holder as a result of such exercise or settlement, or (iii) in the case of Douglas Braunstein individually, the transfer of up to [*] Subject Shares to one or more charitable trusts (which charitable trusts shall not be required to be bound by the terms of this Agreement). Any attempted Transfer of, or other action with respect to, Subject Shares or any interest therein in violation of this Section 4.03 shall be null and void ab initio.

Section 4.04 Stock Dividends, etc. If, between the date of this Agreement and the Effective Time, the issued and outstanding Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the terms “Existing Shares,” “New Shares” and “Subject Shares” shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

Section 4.05 Waiver of Appraisal Rights. Each Holder hereby irrevocably and unconditionally waives, and shall cause to be waived, any and all rights of appraisal or rights to dissent from the Merger or the other transactions contemplated by the Merger Agreement that such Holder may have under applicable Law. In addition, each Holder agrees not to demand or commence any appraisal proceeding under Section 262 of the DGCL with respect to such Holder’s Subject Shares.

Section 4.06 Disclosure. Each Holder hereby authorizes the Company, Parent and Merger Sub to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and the filings required under applicable Law in connection with the Merger and any transactions contemplated by the Merger Agreement, each Holder’s identity and ownership of the Subject Shares and the nature of each Holder’s obligations under this Agreement after providing each Holder with a reasonable opportunity to review and approve (such approval not to be unreasonably withheld, conditioned or delayed) such publication or disclosure prior to any such publication or disclosure. Parent hereby authorizes each Holder to disclose in any disclosure required by any Governmental Authority Parent’s identity and the nature of Parent’s obligations under this Agreement. Parent will not make any other disclosures regarding any Holder in any press release or otherwise without the prior written consent of such Holder (such approval not to be unreasonably withheld, conditioned or delayed).

Section 4.07 Fiduciary Responsibilities. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Holder solely in its capacity as a holder of Shares and not in any other capacity, and nothing in this Agreement shall limit, restrict or affect the rights, obligations and actions of (a) such

Holder in such Holder’s capacity as an officer, director or employee of the Company and (b) any officer or director or designee of the Holders or their Affiliates serving on the Board of Directors of the Company from taking any action in his or her capacity as a director or officer of the Company or voting or providing written consent as a director of the Company in his or her sole discretion on any matter, whether in connection with the Merger Agreement or otherwise, and no action or omissions by any such Persons in his or her capacity as a director or officer of the Company shall be deemed to constitute a breach of any provision of this Agreement. However, for the avoidance of doubt, except as expressly provided otherwise in this Agreement, an Adverse Recommendation Change shall not relieve any such Holder of any obligation hereunder with respect to the Shares beneficially owned by such Holder or any New Shares.

Section 4.08 Additional Existing Shares. Each Holder shall provide as promptly as reasonably practicable written notice to Parent of any additional Shares of which such Holder becomes the “beneficial owner” after the date hereof and during the term of this Agreement. Each Holder agrees that New Shares shall be subject to the terms and conditions of this Agreement to the same extent as if such New Shares constituted Existing Shares on the date hereof.

Section 4.09 No Participation in Litigation. Each Holder hereby agrees not to commence or participate in, and agrees to use reasonable best efforts to, if requested by Parent, take all actions necessary to opt out of any class in any class action with respect to, any claim, action, litigation or proceeding, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates or any of the Affiliated Professional Entities relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim, action, litigation or proceeding (a) challenging the validity, or seeking to enjoin the operation, of any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any members of the Board of Directors of the Company in connection with the Merger Agreement or the transactions contemplated thereby; provided, however, that the foregoing shall not restrict such Holder from enforcing any of his, her or its rights under the Merger Agreement or this Agreement.

ARTICLE V

General Provisions

Section 5.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (unless an automated message indicating non-delivery is received with respect thereto) or sent by nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent, to:

c/o Universal Health Services, Inc.

367 South Gulph Road

King of Prussia, PA 19406

Attention: Matthew D. Klein, Senior Vice President and General Counsel

Email: [*]

with a copy (which will not constitute notice) to:

McDermott Will & Schulte LLP

444 West Lake Street, Suite 4000

Chicago, IL 60606

Attention: Eric Orsic

Email: eorsic@mcdermottlaw.com

If to any Holder, to:

The address set forth next to such Holder on Schedule A

with a copy (which will not constitute notice) to:

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, NY 10001

Attention: Minh Van Ngo

Andrew M. Wark

Email:  mngo@cravath.com

 awark@cravath.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be in writing and shall be deemed to have been received on the earliest of (i) the date when personally delivered, (ii) the date when transmitted via electronic e-mail address (unless an automated message indicating non-delivery is received with respect thereto) or (iii) the next succeeding Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service.

Section 5.02 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy (as determined by a final judgement), all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 5.03 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part, by operation of law or otherwise, except (a) by any Holder (i) with the prior written consent of Parent or (ii) to a transferee of such Holder’s Shares in accordance with Section 4.03, or (b) by Parent (i) to any of Parent’s Affiliates or (ii) with the prior written consent of a majority (in terms of aggregate voting power) of the Subject Shares of the Holders; provided, that, in the case of clauses (a) and (b), any such assignment will not relieve the assigning party of its obligations under this Agreement. Any assignment in contravention of the preceding sentence shall be null and void ab initio.

Section 5.04 Entire Agreement; No Third Party Beneficiaries. This Agreement (including Schedule A and the other documents delivered pursuant hereto) constitutes the entire agreement and supersedes all prior representations, conditions, agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, that, the Company shall be a third-party beneficiary of, and entitled to enforce the provisions of, Section 4.09.

Section 5.05 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the Laws that might otherwise govern under any applicable conflict of Laws principles.

Section 5.06 Counterparts. This Agreement may be executed in one or more counterparts (including by electronic signature, PDF or electronic mail with .pdf attachments), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 5.07 Jurisdiction; Service of Process. The parties hereto agree that any action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought exclusively in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any action or proceeding, any state or federal court within the State of Delaware). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of each such court in respect of any legal or equitable action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby irrevocably waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process upon such party in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 5.01 or in any other manner permitted by law.

Section 5.08 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.08.

Section 5.09 Specific Performance.

(a) The parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) each party hereto shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any action without the posting of a bond or undertaking, and (ii) the parties hereto shall, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement, including any requirement for the securing or posting of any bond in connection with such remedy.

(b) Notwithstanding the parties’ rights to specific performance pursuant to Section 5.09(a), each party may pursue any other remedy available to it at law or in equity, including monetary damages. Any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

Section 5.10 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto prior to the Effective Time. The failure of any party to assert any rights or remedies under this Agreement will not constitute a waiver of such rights or remedies. Any extension or waiver with respect to this Agreement will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 5.11 Expenses. Except as set forth herein or the Merger Agreement, each of the parties shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers and accountants) in connection with the entering into and performance under this Agreement and the consummation of the transactions contemplated hereby.

Section 5.12 Further Assurances. Each Holder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement and the Merger Agreement.

Section 5.13 Termination. This Agreement and all obligations of the parties hereto hereunder shall automatically terminate, without further action by any party hereto, upon the earliest of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms, (c) with respect to any Holder, the mutual written agreement of such Holder and Parent and (d) the entry, without the prior written consent of the Holders, into any material modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Holders pursuant to the Merger Agreement as in effect on the date hereof (the date on which termination would occur pursuant to any of the foregoing clauses (a) through (d), the “Termination Date”). In the event of any such termination of this Agreement, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of Parent or the applicable Holders, other than liability for any knowing intentional and material breach of this Agreement prior to such Termination Date; provided, that the provisions set forth in Article V shall survive the termination of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ Steve Filton
Name:Steve Filton
Title: Chief Financial Officer

[Signature Page to Voting Agreement]

HOLDERS:

HEC MASTER FUND LP

BY: HEC PERFORMANCE GP LLC, ITS GENERAL PARTNER

BY: HEC MANAGEMENT GP LLC, ITS MANAGING MEMBER

BY: DOUGLAS L. BRAUNSTEIN, ITS MANAGING MEMBER

/s/ Douglas L. Braunstein
Signature

Douglas L. Braunstein
Name

DOUGLAS L. BRAUNSTEIN

/s/ Douglas L. Braunstein
Signature

Douglas L. Braunstein
Name

BRAUNSTEIN 2015 TRUST

/s/ Douglas L. Braunstein
Signature

Douglas L. Braunstein
Name

[Signature Page to Voting Agreement]

SCHEDULE A

Holders	Address	Company Common Stock	Company Warrants	Company Stock Options	Company RSUs

Annex C

EXECUTION VERSION

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of March 9, 2026, is entered into by and among Universal Health Services, Inc., a Delaware corporation (“Parent”), and the Persons executing this Agreement as “Holders” on the signature pages hereto (each, a “Holder” and collectively, the “Holders”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, UHS Merger Subsidiary, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Talkspace, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as the same may be amended or supplemented from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving such merger (the “Merger”);

WHEREAS, as of the date hereof, each Holder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and is entitled to dispose and vote, the number of shares of (a) Company Common Stock and (b) other securities (including Company Warrants) convertible into, or exercisable or exchangeable for, shares of Company Common Stock (such shares described in the foregoing clauses (a) and (b), the “Shares”) set forth next to such Holder’s name on Schedule A attached hereto (the “Existing Shares”); and

WHEREAS, as a material inducement to Parent to enter into the Merger Agreement, Parent has requested each Holder to agree, and each Holder (in such Holder’s capacity as a record or beneficial owner of the Subject Shares) has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein with respect to the Subject Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions; Interpretation

Section 1.01 Definitions. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement.

“New Shares” means any shares of Company Common Stock that a Holder or its Affiliates purchases or with respect to which a Holder or its Affiliates otherwise acquires record or beneficial ownership of, on or after the date of this Agreement and prior to the valid termination of this Agreement in accordance with Section 5.13, including any shares issued or issuable upon the conversion, vesting, exercise or exchange, as the case may be, of all securities (including Company Warrants) held by a Holder that are convertible into, or exercisable or exchangeable for, shares of Company Common Stock.

“Subject Shares” means, collectively, the Existing Shares and the New Shares.

Section 1.02 Interpretation.

(a) When a reference is made in this Agreement to a Schedule, such reference shall be to a Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section or Article, such reference shall be to the corresponding Section or Article of this Agreement unless otherwise indicated. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

ARTICLE II

Representations and Warranties of Each Holder

Each Holder hereby represents and warrants, severally and not jointly, to Parent that:

Section 2.01 Organization. If such Holder is not an individual, such Holder is duly formed, organized or incorporated, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its formation, organization or incorporation.

Section 2.02 Ownership of Subject Shares. Except to the extent any Existing Shares or New Shares are Transferred in accordance with Section 4.03, the Existing Shares are currently and during the term of this Agreement will be, and the New Shares will be, beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) or owned of record by such Holder. Such Holder is the record or beneficial owner of, and has, with respect to such Holder’s Existing Shares, and will have with respect to such Holder’s New Shares, good and marketable title to, such Holder’s Subject Shares, free and clear of all Encumbrances, except for any Encumbrances as (a) may be created or imposed pursuant to this Agreement, the organizational documents of the Company, or the Securities Act or other applicable securities Laws or (b) expressly contemplated by the Merger Agreement. Such Holder does not, and will not, legally or beneficially own (within the meaning of Section 13 of the Exchange Act) any Shares or other securities in the Company (or any of the Company’s Subsidiaries) other than the Subject Shares. Except as contemplated by this Agreement, such Holder has and will have during the term of this Agreement the sole right to vote (including the right to control such vote as contemplated herein) such Holder’s Subject Shares, and no Subject Share of such Holder is subject to any voting trust or other agreement with respect to the voting thereof. Such Holder has and will have during the term of this Agreement the sole right to dispose of such Holder’s Subject Shares and the sole power to issue instructions with respect to the matters set forth herein, and the sole power to agree to all of the matters set forth in this Agreement, with no restrictions, subject to the Securities Act and other applicable securities Laws, on such Holder’s rights of disposition of such Holder’s Subject Shares. Except as contemplated by this Agreement, (i) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Holder to sell, transfer, pledge, assign, exchange, lend, encumber or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise (collectively, “Transfer”), or cause to be Transferred any such Holder’s Subject Shares or otherwise relating to the Transfer of any such Holder’s Subject Shares and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire beneficial ownership of any of such Subject Shares of such Holder.

Section 2.03 Authority; Execution and Delivery; Enforceability. If such Holder is not an individual, such Holder has all necessary power and authority to execute and deliver this Agreement and to perform such Holder’s obligations hereunder and the execution and delivery by such Holder of this Agreement and the performance by such Holder of such Holder’s obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of such Holder is necessary to authorize the execution and delivery of this Agreement or the performance by such Holder of such Holder’s obligations hereunder. If such Holder is an individual, such Holder has the requisite legal capacity, right and authority to execute and deliver this Agreement and to perform such Holder’s obligations under this Agreement. This Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exception. If such Holder is married and any of such Holder’s Subject Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid, binding and enforceable, this Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of, such Holder’s spouse, enforceable in accordance with its terms except, in each case, as enforcement may be limited by the Bankruptcy and Equity Exception.

Section 2.04 No Conflicts; Governmental Approvals.

(a) Neither the execution and delivery of this Agreement by such Holder, nor the performance or compliance by such Holder with any of the terms or provisions hereof, will (i) 3 if such Holder is not an individual, conflict with or violate any provision of the organizational documents of such Holder or (ii)(A) assuming that the actions described in Section 2.04(b) have been completed prior to or promptly after the Effective Time, violate any Law applicable to such Holder or by which such Holder’s assets or properties are bound or (B) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on the properties or assets of such Holder (including such Holder’s Subject Shares) pursuant to, any note, bond, mortgage, indenture, contract (whether written or oral), agreement, lease, license, permit, franchise or other instrument or obligation to which such Holder is a party or by which such Holder or any of such Holder’s assets or properties is bound, except for any of the foregoing as would not individually or in the aggregate, reasonably be expected to prevent or materially impair or interfere with the ability of such Holder to perform such Holder’s obligations hereunder in any material respect or consummate the transactions contemplated hereby on a timely basis.

(b) No consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by such Holder or the performance by such Holder of such Holder’s obligations hereunder, other than filings with the SEC under the Exchange Act and such reports under, and such other compliance with, the Exchange Act and other applicable securities Laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement and the Merger Agreement.

Section 2.05 Litigation. As of the date hereof, there is no pending or, to the knowledge of such Holder, threatened in writing, legal, civil, criminal or administrative Action against such Holder except as would not, individually or in the aggregate, be reasonably expected to prevent or materially impair or interfere with the ability of such Holder to perform such Holder’s obligations hereunder in any material respect or consummate the transactions contemplated hereby on a timely basis. There is no outstanding Judgment imposed upon such Holder or any of such Holder’s Affiliates except as would not, individually or in the aggregate, be reasonably expected to prevent or materially impair or interfere with the ability of such Holder to perform such Holder’s obligations hereunder in any material respect on a timely basis.

Section 2.06 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or, to the knowledge of such Holder, on behalf of such Holder.

Section 2.07 Parent Reliance; Merger Agreement Governs. Such Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Holder and the representations, warranties and covenants of such Holder contained herein. The Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE III

Representations and Warranties of Parent

Parent hereby represents and warrants to the Holders that:

Section 3.01 Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of Delaware.

Section 3.02 Authority; Execution and Delivery; Enforceability. Parent has all necessary power and authority to execute and deliver this Agreement and to perform Parent’s obligations hereunder. The execution and delivery by Parent of this Agreement and the performance by Parent of Parent’s obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of Parent is necessary to authorize the execution and delivery of this Agreement or the performance by Parent of Parent’s obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the Holders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exception.

ARTICLE IV

Covenants of Holders

Section 4.01 Agreement to Vote.

(a) Subject to the terms of this Agreement, each Holder irrevocably and unconditionally agrees that at the Company Stockholders’ Meeting or at any other meeting of the Company’s stockholders (whether annual or special and whether or not an adjourned or postponed meeting, however called, and including any adjournment or postponement thereof) and, with respect to the matters described below in clauses (ii)(A) through (ii)(D), in connection with any action proposed to be taken by written consent of the Company’s stockholders: (i) when such a meeting of the Company’s stockholders is held, such Holder shall appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum and, if applicable, vote in favor of any proposal to adjourn, recess or postpone any meeting of the Company’s stockholders at which the Merger Agreement or any other actions contemplated by the Merger Agreement is submitted for the consideration and vote of the Company’s stockholders to a later date if there are not proxies representing a sufficient number of shares of Company Common Stock to approve such matters on the date on which the meeting is held, and (ii) such Holder shall vote or cause to be voted at any such meeting (and at every postponement, recess or adjournment thereof), or execute and deliver or cause to be executed and delivered a written consent with respect to, all of such Holder’s Subject Shares (A) in favor of adopting the Merger Agreement and any other actions contemplated by the Merger Agreement in respect of which the approval of the Company’s stockholders is requested; (B) in favor of adoption of any proposal in respect of which the Board of

Directors of the Company has (1) determined is reasonably necessary to facilitate any of the transactions contemplated by the Merger Agreement, (2) disclosed the determination described in the foregoing clause (1) in the Proxy Statement or other written materials disseminated to the Company’s stockholders and (3) recommended to be adopted or approved by the Company’s stockholders; (C) in favor of any proposal (to the extent permitted by the Merger Agreement) to adjourn, recess or postpone the applicable meeting; and (D) against (1) any Takeover Proposal, whether or not constituting a Superior Proposal and (2) any action, proposal, transaction or agreement involving the Company or any of its Subsidiaries or any of the Affiliated Professional Entities that would reasonably likely be intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone, affect in an adverse manner or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

(b) Each Holder hereby covenants and agrees that such Holder shall not (i) enter into any agreement or undertaking (including any agreement or undertaking with a Person to vote or give instructions in a manner inconsistent with this Section 4.01) or (ii) take any action or commit or agree to take any action, that would reasonably be expected to materially prevent, impair or interfere with such Holder’s ability to perform any of such Holder’s obligations pursuant to this Agreement.

(c) Each Holder hereby revokes (and agrees to cause to be revoked) any and all proxies, if any, that such Holder has heretofore granted with respect to such Holder’s Subject Shares.

(d) Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Holders. Furthermore, nothing contained in this Agreement shall require the Holders to: (i) convert, exercise or exchange any option or convertible securities in order to obtain any underlying Shares or (ii) vote, or execute any consent with respect to, any Shares underlying such options or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

Section 4.02 Proxy Card. Each Holder shall promptly (but in any event no later than five (5) Business Days prior to the Company Stockholders’ Meeting) execute and deliver to the Company or the Company’s proxy solicitor (or cause the holders of record of such Holder’s Subject Shares to execute and deliver to the Company or the Company’s proxy solicitor) any proxy card or voting instructions such Holder receives that is sent by the Company to its stockholders soliciting proxies with respect to any matter described in Section 4.01(a) which shall be voted in the manner described in Section 4.01(a), and such proxy card or voting instructions shall not be amended, withdrawn or rescinded.

Section 4.03 Transfer and Other Restrictions. Prior to the Termination Date, each Holder shall not, directly or indirectly, (a) Transfer, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of, any Subject Shares to any Person, (b) tender into any tender or exchange offer any Subject Shares, whether voluntarily, involuntarily, by operation or otherwise or (c) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney or any other Contract, option or other arrangement or understanding with respect to the tendering, voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) with respect to any Subject Shares, or deposit any Subject Shares into a voting trust. Notwithstanding the immediately preceding sentence, this Section 4.03 shall not prohibit (i) a Transfer of any Subject Shares by a Holder (A) if such Holder is an individual, to any immediate family member, including any spouse, brother or sister, adopted child or grandchild, or the spouse of any child, adopted child, grandchild, or adopted grandchild, or lineal descendant or antecedent of such Holder or a trust for the benefit of any such family member or lineal descendant or antecedent, (B) to any corporation, limited liability company, or partnership, the stockholders, members, and general and limited partners of which include only the persons named in the preceding clause (i)(A) or (C) to any person or entity if and solely to the extent required by any non-consensual, final and non-appealable Judgment, by divorce decree or by will or intestacy, or (D) as Parent may agree (prior to such Transfer) in writing in Parent’s sole and absolute discretion, so long as and only if, in the case of each of the foregoing clauses (i)(A) through (i)(D), the assignee or transferee of such Subject Shares agrees to be bound by the terms of this Agreement to the same effect as such Holder and executes and delivers to Parent a written consent and joinder memorializing such agreement in form reasonably acceptable to Parent, or (ii) (A) the net settlement of such Holder’s options to purchase shares of Company Common Stock (to pay the exercise price thereof and any tax withholding obligations), (B) the net settlement of such Holder’s Company RSU settled in shares of Company Common Stock (to pay any tax withholding obligations), (C) the exercise of such Holder’s Company Stock Options, to the extent such Company Stock Options would expire prior to the Effective Time, or (D) the sale of a sufficient number of shares of Company Common Stock acquired upon exercise of such Holder’s Company Stock Options pursuant to the foregoing clause (ii)(C) or upon the settlement of such Holder’s Company RSU, in each case as would generate sales proceeds sufficient to pay the aggregate applicable exercise price of shares then exercised under such Company Stock Options and the taxes payable by such Holder as a result of such exercise or settlement. Any attempted Transfer of, or other action with respect to, Subject Shares or any interest therein in violation of this Section 4.03 shall be null and void ab initio.

Section 4.04 Stock Dividends, etc. If, between the date of this Agreement and the Effective Time, the issued and outstanding Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the terms “Existing Shares,” “New Shares” and “Subject Shares” shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

Section 4.05 Waiver of Appraisal Rights. Each Holder hereby irrevocably and unconditionally waives, and shall cause to be waived, any and all rights of appraisal or rights to dissent from the Merger or the other transactions contemplated by the Merger Agreement that such Holder may have under applicable Law. In addition, each Holder agrees not to demand or commence any appraisal proceeding under Section 262 of the DGCL with respect to such Holder’s Subject Shares.

Section 4.06 Disclosure. Each Holder hereby authorizes the Company, Parent and Merger Sub to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and the filings required under applicable Law in connection with the Merger and any transactions contemplated by the Merger Agreement, each Holder’s identity and ownership of the Subject Shares and the nature of each Holder’s obligations under this Agreement after providing each Holder with a reasonable opportunity to review and approve (such approval not to be unreasonably withheld, conditioned or delayed) such publication or disclosure prior to any such publication or disclosure. Parent hereby authorizes each Holder to disclose in any disclosure required by any Governmental Authority Parent’s identity and the nature of Parent’s obligations under this Agreement. Parent will not make any other disclosures regarding any Holder in any press release or otherwise without the prior written consent of such Holder (such approval not to be unreasonably withheld, conditioned or delayed).

Section 4.07 Fiduciary Responsibilities. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Holder solely in its capacity as a holder of Shares and not in any other capacity, and nothing in this Agreement shall limit, restrict or affect the rights, obligations and actions of (a) such Holder in such Holder’s capacity as an officer, director or employee of the Company and (b) any officer or director or designee of the Holders or their Affiliates serving on the Board of Directors of the Company from taking any action in his or her capacity as a director or officer of the Company or voting or providing written consent as a director of the Company in his or her sole discretion on any matter, whether in connection with the Merger Agreement or otherwise, and no action or omissions by any such Persons in his or her capacity as a director or officer of the Company shall be deemed to constitute a breach of any provision of this Agreement. However, for the avoidance of doubt, except as expressly provided otherwise in this Agreement, an Adverse Recommendation Change shall not relieve any such Holder of any obligation hereunder with respect to the Shares beneficially owned by such Holder or any New Shares.

Section 4.08 Additional Existing Shares. Each Holder shall provide as promptly as reasonably practicable written notice to Parent of any additional Shares of which such Holder becomes the “beneficial owner” after the date hereof and during the term of this Agreement. Each Holder agrees that New Shares shall be subject to the terms and conditions of this Agreement to the same extent as if such New Shares constituted Existing Shares on the date hereof.

Section 4.09 No Participation in Litigation. Each Holder hereby agrees not to commence or participate in, and agrees to use reasonable best efforts to, if requested by Parent, take all actions necessary to opt out of any class in any class action with respect to, any claim, action, litigation or proceeding, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates or any of the Affiliated Professional Entities relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim, action, litigation or proceeding (a) challenging the validity, or seeking to enjoin the operation, of any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any members of the Board of Directors of the Company in connection with the Merger Agreement or the transactions contemplated thereby; provided, however, that the foregoing shall not restrict such Holder from enforcing any of his, her or its rights under the Merger Agreement or this Agreement.

ARTICLE V

General Provisions

Section 5.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (unless an automated message indicating non-delivery is received with respect thereto) or sent by nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent, to:

c/o Universal Health Services, Inc.

367 South Gulph Road

King of Prussia, PA 19406

Attention: Matthew D. Klein, Senior Vice President and General Counsel

Email: [*]

with a copy (which will not constitute notice) to:

McDermott Will & Schulte LLP

444 West Lake Street, Suite 4000

Chicago, IL 60606

Attention: Eric Orsic

Email: eorsic@mcdermottlaw.com

If to any Holder, to:

The address set forth next to such Holder on Schedule A

with a copy (which will not constitute notice) to:

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, NY 10001

Attention: Minh Van Ngo

Andrew M. Wark

Email: mngo@cravath.com

  awark@cravath.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be in writing and shall be deemed to have been received on the earliest of (i) the date when personally delivered, (ii) the date when transmitted via electronic e-mail address (unless an automated message indicating non-delivery is received with respect thereto) or (iii) the next succeeding Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service.

Section 5.02 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy (as determined by a final judgement), all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 5.03 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part, by operation of law or otherwise, except (a) by any Holder (i) with the prior written consent of Parent or (ii) to a transferee of such Holder’s Shares in accordance with Section 4.03, or (b) by Parent (i) to any of Parent’s Affiliates or (ii) with the prior written consent of a majority (in terms of aggregate voting power) of the Subject Shares of the Holders; provided, that, in the case of clauses (a) and (b), any such assignment will not relieve the assigning party of its obligations under this Agreement. Any assignment in contravention of the preceding sentence shall be null and void ab initio.

Section 5.04 Entire Agreement; No Third Party Beneficiaries. This Agreement (including Schedule A and the other documents delivered pursuant hereto) constitutes the entire agreement and supersedes all prior representations, conditions, agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, that, the Company shall be a third-party beneficiary of, and entitled to enforce the provisions of, Section 4.09.

Section 5.05 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the Laws that might otherwise govern under any applicable conflict of Laws principles.

Section 5.06 Counterparts. This Agreement may be executed in one or more counterparts (including by electronic signature, PDF or electronic mail with .pdf attachments), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 5.07 Jurisdiction; Service of Process. The parties hereto agree that any action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought exclusively in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any action or proceeding, any state or federal court within the State of Delaware). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of each such court in respect of any legal or equitable action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby irrevocably waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process upon such party in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 5.01 or in any other manner permitted by law.

Section 5.08 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.08.

Section 5.09 Specific Performance.

(a) The parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) each party hereto shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any action without the posting of a bond or undertaking, and (ii) the parties hereto shall, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement, including any requirement for the securing or posting of any bond in connection with such remedy.

(b) Notwithstanding the parties’ rights to specific performance pursuant to Section 5.09(a), each party may pursue any other remedy available to it at law or in equity, including monetary damages. Any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

Section 5.10 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto prior to the Effective Time. The failure of any party to assert any rights or remedies under this Agreement will not constitute a waiver of such rights or remedies. Any extension or waiver with respect to this Agreement will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 5.11 Expenses. Except as set forth herein or the Merger Agreement, each of the parties shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers and accountants) in connection with the entering into and performance under this Agreement and the consummation of the transactions contemplated hereby.

Section 5.12 Further Assurances. Each Holder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement and the Merger Agreement.

Section 5.13 Termination. This Agreement and all obligations of the parties hereto hereunder shall automatically terminate, without further action by any party hereto, upon the earliest of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms, (c) with respect to any Holder, the mutual written agreement of such Holder and Parent and (d) the entry, without the prior written consent of the Holders, into any material modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Holders pursuant to the Merger Agreement as in effect on the date hereof (the date on which termination would occur pursuant to any of the foregoing clauses (a) through (d), the “Termination Date”). In the event of any such termination of this Agreement, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of Parent or the applicable Holders, other than liability for any knowing intentional and material breach of this Agreement prior to such Termination Date; provided, that the provisions set forth in Article V shall survive the termination of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:

UNIVERSAL HEALTH SERVICES, INC .

By:	/s/ Steve Filton
Name: Steve Filton
Title: Chief Financial Officer

[Signature Page to Voting Agreement]

HOLDERS:

QUMRA CAPITAL II, L.P.

BY: QUMRA CAPITAL GP II, L.P., ITS GENERAL PARTNER,

BY: QUMRA CAPITAL ISRAEL I LTD., ITS GENERAL PARTNER

BY: EREZ SHACHAR, ITS MANAGING PARTNER

/s/ Erez Shachar
Signature

Erez Shachar
Name

EREZ SHACHAR

/s/ Erez Shachar
Signature

Erez Shachar
Name

[Signature Page to Voting Agreement]

SCHEDULE A

Holders	Address	Company Common Stock	Company Warrants	Company Stock Options	Company RSUs

Annex D

Wells Fargo Securities, LLC
30 Hudson Yards
New York, NY 10001

March 6, 2026

Talkspace, Inc.

622 Third Avenue

New York, NY 10017

Attention: Board of Directors

Members of the Board of Directors:

You have requested, in your capacity as the Board of Directors (the “Board”) of Talkspace, Inc. (the “Company”), our opinion with respect to the fairness, from a financial point of view, to the holders of common stock, par value $0.0001 per share (“Company Common Stock”), of the Company, of the Merger Consideration (as defined below) to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Universal Health Services, Inc. (the “Parent”). We understand that, among other things, pursuant to an Agreement and Plan of Merger (the “Agreement”) to be entered into among the Parent, UHS Merger Subsidiary, Inc., a wholly-owned subsidiary of the Parent (“Merger Sub”), and the Company, Merger Sub will merge with and into the Company, the Company will become a wholly owned subsidiary of the Parent and each outstanding share of Company Common Stock, other than (x) shares of Company Common Stock (i) owned by the Company, (ii) held by Parent or Merger Sub or (iii) bearing a legend that such shares are subject to forfeiture that are, or have been, forfeited pursuant to Section 1.9(c) of the Sponsor Support Agreement (as defined in the Agreement) (the shares set forth in the foregoing clauses (i), (ii) and (iii), “Cancelled Shares”) and (y) Appraisal Shares (as defined in the Agreement), will be converted into the right to receive $5.25 in cash (the “Merger Consideration”).

In preparing our opinion, we have:

•	reviewed a draft, dated March 6, 2026, of the Agreement;

•	reviewed certain publicly available business and financial information relating to the Company and the industries in which it operates;

•

compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant, and compared current and historic market prices of the Company Common Stock with similar data for such other companies;

•	compared the proposed financial terms of the Transaction with the publicly available financial terms of certain other business combinations that we deemed relevant;

•

reviewed certain internal financial analyses and forecasts for the Company, including perpetuity growth rates for the Company applicable beyond the projected period (the “Company Projections”), prepared by and approved for our use by the management of the Company;

•

reviewed certain estimates prepared by and approved for our use by the management of the Company as to the Company’s net operating loss tax carryforwards (the “ Estimated Tax Assets”) and the Company’s ability to utilize those Estimated Tax Assets to achieve future tax savings on a standalone basis (the “Estimated Tax Savings”);

•

discussed with the management of the Company regarding certain aspects of the Transaction, the business, financial condition and prospects of the Company, the effect of the Transaction on the business, financial condition and prospects of the Company, and certain other matters that we deemed relevant; and

March 6, 2026

•	considered such other financial analyses and investigations and such other information that we deemed relevant.

In giving our opinion, we have assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by us. We have not independently verified any such information, and pursuant to the terms of our engagement by the Company, we did not assume any obligation to undertake any such independent verification. In relying on the Company Projections, the Estimated Tax Assets and the Estimated Tax Savings, we have assumed that the Company Projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future performance and financial condition of the Company and that the Estimated Tax Assets and Estimated Tax Savings have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the Company’s net operating loss tax carryforwards and the Company’s ability to utilize those Estimated Tax Assets to achieve future tax savings on a standalone basis. We express no view or opinion with respect to the Company Projections, the Estimated Tax Assets or the Estimated Tax Savings or the assumptions upon which they are based. We have assumed that any representations and warranties made by the Company and the Parent in the Agreement or in other agreements relating to the Transaction will be true and accurate in all respects that are material to our analysis.

We have also assumed that the Transaction will have the tax consequences described in discussions with, and materials provided to us by, the Company and its representatives. We also have assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Transaction. We have also assumed that the Transaction will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to our analyses or this opinion and that the final form of the Agreement will not differ from the draft reviewed by us in any respect material to our analyses or opinion. In addition, we have not made any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. We have not evaluated the solvency of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters.

Our opinion only addresses the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of Company Common Stock (other than Cancelled Shares and Appraisal Shares) in the proposed Transaction, and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company, including holders of the Company Warrants (as defined in the Agreement). Furthermore, we express no opinion as to any other aspect or implication (financial or otherwise) of the Transaction, or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Merger Consideration or otherwise. Furthermore, we are not expressing any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and have relied upon the assessments of the Company and its advisors with respect to such advice.

March 6, 2026

Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof, notwithstanding that any such subsequent developments may affect this opinion. Our opinion does not address the relative merits of the Transaction as compared to any alternative transactions or strategies that might be available to the Company, nor does it address the underlying business decision of the Board or the Company to proceed with or effect the Transaction. We are not expressing any opinion as to the price at which Company Common Stock may be traded at any time.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for such services, a substantial portion of which is contingent upon the consummation of the Transaction. We also became entitled to receive a fee upon the rendering of our opinion. In addition, the Company has agreed to reimburse us for certain expenses and to indemnify us and certain related parties for certain liabilities and other items arising out of our engagement.

During the two years preceding the date of this opinion, neither we nor our affiliates have had any other material investment, commercial banking or financial advisory relationships with the Company or Hudson Executive Capital LP (“HEP”), a significant shareholder of the Company, and/or its affiliates or portfolio companies. During the two years preceding the date of this opinion, we and our affiliates have had investment or commercial banking relationships with the Parent, for which we and such affiliates have received customary compensation. Such relationships have included acting as joint bookrunner on an offering of debt securities by the Parent in September 2024. We and our affiliates hold, on a proprietary basis, approximately 5% of the outstanding Company Common Stock and less than 1% of the outstanding common stock of the Parent. In the ordinary course of business, we and our affiliates will trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of the Company, the Parent, HEP and certain of their respective affiliates and, as applicable, portfolio companies for our own account and for the accounts of our customers and, accordingly, will at any time hold a long or short position in such securities or financial instruments. In addition, Douglas L. Braunstein, a Vice Chairman of Wells Fargo & Company (an affiliate of Wells Fargo Securities, LLC), is Chairman of the Board, the former interim Chief Executive Officer of the Company and the Founder and Managing Partner of HEP. Mr. Braunstein beneficially owns approximately 15% of the outstanding Company Common Stock. HEP beneficially owns approximately 11% of the outstanding Company Common Stock.

This letter is for the information and use of the Board (in its capacity as such) in connection with its evaluation of the Transaction. This opinion does not constitute advice or a recommendation to any stockholder of the Company or any other person as to how to vote or act on any matter relating to the proposed Transaction or any other matter. This opinion may not be used or relied upon for any other purpose without our prior written consent, nor shall this opinion be disclosed to any person or quoted or referred to, in whole or in part, without our prior written consent. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written consent. The issuance of this opinion has been approved by a fairness committee of Wells Fargo Securities, LLC.

March 6, 2026

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid to the holders of Company Common Stock (other than Cancelled Shares and Appraisal Shares) in the proposed Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

WELLS FARGO SECURITIES, LLC

/s/ WELLS FARGO SECURITIES, LLC

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Talkspace, Inc. Internet: www.proxypush.com/TALK • Cast your vote online Special Meeting of Stockholders • Have your Proxy Card ready • Follow the simple instructions to record your vote For Stockholders of record as of April 13, 2026 Phone: Friday, May 29, 2026 9:00 AM, Eastern Daylight Time 1-866-896-0910 Special meeting to be held virtually via the internet—please visit • • Use any touch-tone telephone Have your Proxy Card ready www.proxydocs.com/TALK for more details. • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 9:00 AM, Eastern Daylight Time, May 29, 2026. Virtual: You must register to attend the meeting online This proxy is being solicited on behalf of the Board of Directors and/or participate at www.proxydocs.com/TALK of Talkspace, Inc. The undersigned hereby appoints Jon R. Cohen, Ian Harris and John Reilly (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Talkspace, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Talkspace, Inc. Special Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. To adopt the Agreement and Plan of Merger, dated as of March 9, 2026, by and among FOR Talkspace, Inc., a Delaware corporation (the “Company”), Universal Health Services, Inc., a #P1# #P1# #P1# Delaware corporation (“UHS”), UHS Merger Subsidiary, Inc., a Delaware corporation and an indirect wholly owned subsidiary of UHS (“Merger Sub”), pursuant to which and subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (the “merger”), with the Company continuing as the surviving corporation in the merger as an indirect wholly owned subsidiary of UHS. 2. To approve, by advisory (non-binding) vote, the compensation that may be paid or become FOR payable to the Company’s named executive officers of the Company in connection with the #P2# #P2# #P2# consummation of the merger. 3. To approve any adjournment of the special meeting for the purpose of soliciting additional proxies FOR if there are insufficient votes at the special meeting to approve Proposal 1. #P3# #P3# #P3# You must register to attend the meeting online and/or participate at www.proxydocs.com/TALK Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date